EXHIBIT 4.2b

SCHEDULES AND EXHIBITS OF TERM LOAN AGREEMENT, DATED AS OF NOVEMBER 2, 2007, AMONG LSB INDUSTRIES, INC., THERMACLIME, INC. AND CERTAIN SUBSIDIARIES OF THERMACLIME, INC., CHEROKEE NITROGEN HOLDINGS, INC., THE LENDERS, THE ADMINISTRATIVE AND COLLATERAL AGENT AND THE PAYMENT AGENT, WHICH TERM LOAN AGREEMENT THE COMPANY  FILED AS EXHIBIT 4.1 TO THE COMPANY’S FORM 10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2007.

SCHEDULES

1.01(a)	Cherokee Site
1.01(b)	El Dorado Site
1.01(c)	Facility Assets
1.01(d)	Lenders and Lending Offices
2.01	Commitments and Applicable Percentages
4.01(a)(iii)	Financing Statements
4.01(a)(iv)	Leased Property
5.03	Government Authorizations and Other Consents
5.05	Indebtedness
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries
5.18	IP Rights
5.21	Pipelines
5.22	Material Contracts
5.23	Permits
5.27	Labor Matters
7.01(b)	Existing Liens
7.02	Existing Indebtedness and Guarantees
7.03	Existing Investments
7.05	Facility Leases/Uses
7.08	Affiliate Transactions
7.09	Burdensome Agreements
11.02	Addresses for Notices; Payment Information

EXHIBITS

A	Term Note
B	Compliance Certificate
C	Borrowing Notice
D	Assignment and Assumption
E	Security Agreement
F-1	Cherokee Mortgage
F-2	El Dorado Mortgage
G	Assignment and Consent Agreement
H-1	Intercompany Lease Subordination Agreement
H-2	Intercompany Loan Subordination Agreement
I	Management Agreement Subordination
J-1	Opinion Matters – Counsel to Loan Parties
J-2	Opinion Matters – Local Counsel (Alabama)
J-3	Opinion Matters – Local Counsel (Arkansas)
K	Inter-Lender Agreement
L	Assignment and Subordination Agreement
M	Trademark Security Agreement

SCHEDULE 1.01(a)

LEGAL DESCRIPTION OF CHEROKEE SITE

The tract or lot of land lying in the County of Colbert, State of Alabama, known and described as follows, to wit:

PARCEL I:
Begin at the Northwest corner of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, and run thence South 0 degrees 36 minutes 44 seconds West 2621.36 feet with the westerly boundary line of said Section 7 to a point on said boundary line; thence run North 88 degrees 55 minutes 46 seconds West 990.00 feet to a point; thence run South 0 degrees 35 minutes 43 seconds West 2623.55 feet parallel with the westerly boundary line of said Section 7, to a point on the northerly boundary line of Section 13, Township 3 South, Range 14 West; thence run South 0 degrees 46 minutes 39 seconds West a distance of 5329.16 feet to a point on the southerly boundary of Section 13, Township 3 South, Range 14 West; thence run South 87 degrees 49 minutes 42 seconds East 1000.47 feet to the Southwest corner of Section 18, Township 3 South, Range 13 West; thence run South 89 degrees 14 minutes 26 seconds East 1397.26 feet to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 18, which section is a fractional section; thence run North 0 degrees 21 minutes 39 seconds East a distance of 46.5 feet to a concrete monument on the north right-of-way margin of Lile Academy Road; thence south 89 degrees 08 minutes 27 seconds east along said north right-of-way margin a distance of 1,281.76 feet to a concrete monument; thence south 88 degrees 50 minutes 29 seconds east a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 474.74 feet; thence north 12 degrees 06 minutes 31 seconds east a distance of 784.37 feet; thence north 12 degrees 02 minutes 41 seconds east a distance of 51.11 feet; thence south 89 degrees 59 minutes 07 seconds west a distance of 726.65 feet; thence north 00 degrees 00 minutes 42 seconds east a distance of 414.62 feet; thence north 84 degrees 05 minutes 23 seconds east a distance of 780.35 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 816.26 feet to the south right-of-way margin of a 200 foot railroad right-of-way; thence north 88 degrees 03 minutes 37 seconds west along said south right-of-way margin a distance of 1,193.19 feet; thence westerly along the curving south right-of-way margin a distance of 347.85 feet (said curve concave south, having a radius of 1,046.00 feet, a chord bearing of south 82 degrees 24 minutes 48 seconds west, a chord length of 346.25 feet); thence north 02 degrees 12 minutes 51 seconds west a distance of 205.80 feet to the north right-of-way margin of a 200 foot railroad right-of-way; thence easterly along the curving north right-of-way margin a distance of 361.43 feet (said curve concave south, having a radius of 1,246.00 feet, a chord bearing north 83 degrees 37 minutes 48 seconds east, a chord distance of 360.16 feet); thence south 88 degrees 03 minutes 37 seconds east a distance of 1,188.82 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 310.14 feet; thence south 89 degrees 24 minutes 33 seconds east a distance of 240.77 feet to U.S.-T.V.A. Monument No. 50 (being a concrete monument capped by a bronz tablet showing said monument number and also "T.3S.R.13W.", and all other references to U.S.-T.V.A. monuments herein shall refer to monuments of like character); thence north 00 degrees 24 minutes 16 seconds east a distance of

420.42 feet to U.S.-T.V.A. Monument No. 51; thence run north 33 degrees 37 minutes west 2,733.00 feet to U.S.-T.V.A. Monument No. 52 in the north line of Section 17, which is in the south line of Section 8; thence north 37 degrees 38 minutes west 416.00 feet to U.S.-T.V.A. Monument No. 53 at the northwest corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 01 degree 35 minutes east 977.00 feet to U.S.-T.V.A. Monument No. 54 at the northwest corner of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 35 degrees 59 minutes west 1,633.00 feet to U.S.-T.V.A. Monument No. 55 at the southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of the Northwest Quarter of Section 8; thence north 88 degrees 50 minutes west 332.00 feet to U.S.-T.V.A. Monument No. 56 at the southwest corner of the Northwest Quarter of Section 8; thence with the south line of the Northeast Quarter of Section 7 north 88 degrees 50 minutes west 330.00 feet to U.S.-T.V.A. Monument No. 57; thence leaving the said south line north 01 degree 23 minutes 15 seconds east 1,966.31 feet to U.S.-T.V.A. Monument No. 58; thence run north 88 degrees 35 minutes west 336.33 feet to U.S.-T.V.A. Monument No. 59; thence run south 68 degrees 55 minutes 24 seconds west 1,751.46 feet, more or less, to a point on the south line of the north half of the north half of Section 7, Township 3 South, Range 13 West, which point is to be found by finding the intersection of said south line of said north half of the north half of said Section 7 with a line run south 00 degrees 39 minutes 12 seconds west a distance of 45 feet from U.S.-T.V.A. Monument No. 60; thence run north 00 degrees 39 minutes 12 seconds east 659.42 feet; thence run north 56 degrees 58 minutes 57 seconds east 1,150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62 which is located in the north boundary of said Section 7 at a point 1,399.63 feet easterly from the northwest corner thereof; thence run north 88 degrees 39 minutes 30 seconds west with said section line 1,399.63 feet to the POINT OF BEGINNING.

LESS AND EXCEPT FROM THE FOLLOWING PARCELS:  III, IV, V, VI, AND VII:

Parcel III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.00 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning of the tract herein described.

Parcel IV
Commence at the Southwest corner of the said Section 7, Township 3 South, Range 13 West, Colbert County, Alabama; thence North 0 degrees 36 minutes 44 seconds east along the west line of the said Section 7 a distance of 2621.68 feet to the northwest corner of the Southwest 1/4 of the said Section 7 and the point of beginning of the tract herein described; thence continuing north 0 degrees 36 minutes 44 seconds east a distance of 200.00 feet to a point; thence south 89 degrees 23 minutes 16 seconds east a distance of 1500.00 feet to a point; thence south 0 degrees 36 minutes 44 seconds west a distance of 600.0 feet to a point; thence north 89 degrees 23 minutes 16 seconds west a distance of 1500.0 feet to a point on the west line of said Section 7; thence north 0 degrees 36 minutes 44 seconds east a distance of 400.0 feet to the point of beginning of the tract herein described.

Parcel V
A parcel of land located in Section 18, Township 3-South, Range 13-West in Colbert County, State of Alabama, said parcel lying east of a right of way for a proposed road approximately 3 miles north of Cherokee, and being more particularly described as follows:  Commencing at a point in the east line of Section 18, said point being 1276.0 feet south of the northeast corner of said section; thence due west, 620.9 feet to the POINT OF BEGINNING at the northeast corner of the parcel of land herein described; thence due south 600.0 feet to a point; thence due west, 500.0 feet to a point; thence with a line 132.0 feet east of and parallel to the east line of the right of way of a proposed road due north, 600.0 feet to a point; thence due east, 500.0 feet to the point of beginning.

Parcel VI
Also for the point of beginning, commence at the intersection of the South line of North half of North half of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, with a line run South 0 degrees 39 minutes 12 seconds West from U.S.-T.V.A. Monument No. 60; thence run North 0 degrees 39 minutes 12 seconds East 659.42 feet to the point of beginning; from said point of beginning run thence North 56 degrees 58 minutes 57 seconds E 1150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62, which is located in the North boundary of Section 7 at a point of 1399.63 feet easterly from the Northwest corner thereof; from said Monument No. 62 run thence South 58 degrees 53 minutes 18 seconds West 1126.17 feet to U.S.-T.V.A. Monument No. 61; thence run South 0 degrees 39 minutes 12 seconds West to the point of beginning.

Parcel VII:
Commence at the southwest corner of Section 18, Township 3 South, Range 13 West, Colbert County, Alabama; thence south 89 degrees 14 minutes 26 seconds east along the South boundary of said Section 18 a distance of 1,397.26 feet; thence run North 00 degrees 21 minutes 39 seconds

East a distance of 825.71 feet to the POINT OF BEGINNING; continue thence North 00 degrees 21 minutes 39 seconds East a distance of 505.52 feet; thence South 89 degrees 22 minutes 51 seconds East a distance of 1,116.70 feet; thence South 66 degrees 13 minutes 10 seconds West along said southeasterly right of way margin a distance of 1,223.71 feet to the POINT OF BEGINNING, containing 6.48 acres, more or less, and then being that same parcel of land described in Deed Book 264, Page 560 as recorded in the Probate Office of Colbert County, Alabama.

PARCEL II:
A tract of land lying in Colbert County, State of Alabama, in the East half of East half of Northeast quarter, Section 7, the West half of Northwest quarter and Southwest quarter of Section 8, and the Northeast quarter and East half of Northwest quarter of Section 17, Township 3 South, Range 13 West on the southwest shore of Pickwick Landing Lake opposite Kogor's Island and approximately 4 miles northeast of Cherokee, Alabama, and being more particularly described as follows:

Beginning at U.S.-T.V.A. Monument 51 in the Southwest quarter of Southwest quarter of Northeast quarter of Section 17 and in the boundary of true United States of America's land at a corner of the land of Mrs. F.W. Benson and S.W. Frierson & C.W. Watts' thence with the United States of America's boundary North 33 degrees 37' West 2733.00 feet to the U.S.-T.V.A. Monument 52 in the north line of Section 17, which is the south line of Section 8; thence North 37 degrees 38' West, 416.00 feet to U.S.-T.V.A. Monument 53 at the northwest corner of the Southwest quarter of the Southwest quarter of the Southeast quarter of Southwest quarter, Section 8; thence North 1 degree 35' East, 977.00 feet to U.S.-T.V.A. Monument 54 at the northwest corner of the Southeast quarter of the SW 1/4 Section 8, thence North 35 degrees 59' West, 1633.00 feet to U.S.-T.V.A. Monument 55 at the southeast corner of the Southwest quarter of the Southwest quarter of Southwest quarter of Northwest quarter, Section 8; thence North 88 degrees 50' West, 332.00 feet to U.S.-T.V.A. Monument 56 at the southwest corner of the Northwest quarter of Section 8; thence with the south line of the Northeast quarter, Section 7 North 88 degrees 50' West, 330.00 feet to U.S.-T.V.A. Monument 57; thence leaving the said South line, North 1 degree 23 minutes 15 seconds East, 1966.31 feet to U.S.-T.V.A. Monument 58; thence, leaving the United States of America's boundary South 89 degrees 59 minutes 29 seconds East, 410 feet, passing a metal marker at 385.00 feet, to a point in the 423-foot contour on the shore of Pickwick Landing Lake; thence with the 423-foot contour as it meanders in a southeasterly direction to a point; thence, leaving the contour, South 61 degrees 19 minutes 05 seconds West, 534.50 feet, passing a metal marker at 17 feet, to U.S.-T.V.A. Monument 49 in the south line of the Northeast quarter of Section 17 and in the boundary of the United States of America's land; thence with the United States of America's boundary and the south line of the Northeast quarter of Section 17, North 89 degrees 19 minutes West, 260.20 feet to U.S.-T.V.A. Monument 50; thence leaving the said south line, North 0 degrees 24 minutes 16 seconds East, 420.42 feet to the point of beginning.

PARCEL III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.0 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning at the tract herein described.

PARCEL VIII:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County road and the POINT OF BEGINNING; thence north 12 degrees 05 minutes 42 seconds east a distance of 761.78 feet; thence south 70 degrees 57 minutes 14 seconds east a distance of 233.95 feet to a Point of Curve; thence southeasterly along a curve concave north a distance of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord bearing of south 79 degrees 59 minutes 24 seconds east, a chord distance of 635.97 feet) to the Point of Tangency; thence south 89 degrees 01 minute 08 seconds east a distance of 517.34 feet to a Point of Curve; thence southeasterly along said curve concave southwesterly a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of south 71 degrees 56 minutes 27 seconds east, a chord distance of 557.98 feet) to a Point of Reverse Curve; thence southwesterly along a curve a distance of 108.67 feet (said curve concave northeasterly having a chord bearing of south 25 degrees 43 minutes 19 seconds east, a chord distance of 88.51 feet) to a point; thence south 00 degrees 41 minutes 33' west a distance of 360.35 feet; thence north 89 degrees 04 minutes 24 seconds west a distance of 1,995.46 feet; thence north 00 degrees 46 minutes 28 seconds east a distance of 30.00 feet; thence north 88 degrees 59 minutes 48 seconds west a distance of 94.09 feet to the  POINT OF BEGINNING.

PARCEL IX:
A parcel of land lying in Section 17, Township 3 South, Range 13 West and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County Road; thence north 12 degrees 05 minutes 42 seconds east along said east right-of-way a distance of 812.15 feet to the POINT OF BEGINNING; thence north 12 degrees 05 minutes 22 seconds east along said right-of-way a distance of 204.63 feet; thence north 01 degree 53 minutes 39 seconds east along said right-of-way a distance of 310.69 feet; thence south 89 degrees 07 minutes 03 seconds east a distance of 1,802.58 feet to T.V.A. Monument #48; thence south 42 degrees 56 minutes 26 seconds east a distance of 310.99 feet; thence south 56 degrees 00 minutes 16 seconds west a distance of 808.14 feet to a point of curve; thence northwesterly along a curve concave southwesterly a distance of 43.45 feet (said curve having a radius of 1,000.00 feet, a chord bearing of N 87 deg 46 min 18 sec West a arc length of 43.45 feet) to the point of tangency; thence north 89 degrees 01 minutes 16 seconds West a distance 516.26 feet to the Point of a Curve; thence northwesterly along a curve concave north a distance of 622.86 feet (said curve having a radius of 1,975 feet, a chord bearing of North 79 degrees 59 minutes 24 seconds West, a chord distance of 620.28 feet) to the Point of Tangency; thence North 70 degrees 57 minutes 14 seconds West a distance of 240.04 feet to the POINT OF BEGINNING.

All the foregoing being the same property conveyed by LaRoche Industries, Inc. to Cherokee Nitrogen Company, by deed dated October 31, 2000, filed for record in the Office of the Judge of Probate of Colbert County, Alabama, on November 7, 2000, at 1:37 p.m., and recorded on Microfiche 2000 25, Frames 133-141.

Less and except therefrom property conveyed by Cherokee Nitrogen, Inc., to National Telephone Company of Alabama, by corrective warranty deed dated April 2, 2001 and recorded on Fiche 2001 09 Frame 748, being more particularly described as follows, to-wit:

Commence at a cotton spindle on the SW corner of Section 18, T-3-S, R-12-W, Colbert County, Alabama; then run S 89 degrees 14’ 26” E for 1397.26’ to a spike found; then run N 0 degrees 21’ 39” E for 46.4’ to a 6” concrete monument, the point of beginning; then run N 0 degrees 21’ 39” E for 50.0’ to an iron pin; then run S 89 degrees 14’ 26” E for 50.0’ to an iron pin; then run S 0 degrees 21’ 39” W for 50.0’ to an iron pin; then run N 89 degrees 14’ 26” W for 50.0’ to the point of beginning.

Non-Exclusive Easement for Private Road

A fifty (50) foot wide private road lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the southwest corner of Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, thence North 00 degrees 44 minutes 27 seconds West a distance of 44.05 feet to a concrete monument on the northern right-of-way margin of Lile Academy road; thence South 88 degrees 50 minutes 29 seconds East along the northern right-of-way margin of a gravel road a distance of 2,191.21 feet; thence South 89 degrees 04 minutes 39 seconds East a distance of 535.74 feet to the east right-of-way margin of a County Road; thence North 12 degrees 05 minutes 42 seconds East a distance of 761.78 feet to the POINT OF BEGINNING; thence continue North 12 degrees 05 minutes 42 seconds East a distance of 50.37 feet; thence South 70 degrees 57 minutes 14 seconds East a distance of 240.04 feet to the P.C. of a curve; thence southeasterly a curve concave northerly a distance of 622.86 feet (said curve having a radius of 1,975.00 feet, a chord distance of 620.28 feet, a chord bearing of South 79 degrees 59 minutes 24 seconds East) to the P.T. of said curve; thence South 89 degrees 01 minute 16 seconds East a distance of 516.26 feet to the P.C. of a curve; thence southeasterly along a curve concave southwesterly a distance of

648.77 feet (said curve having a radius of 1,000.00 feet, a chord distance of 637.45 feet, a chord bearing of South 70 degrees 26 minutes 42 seconds East) to the P.T. of said curve and the P.C. of a cul-de-sac; thence easterly, southerly, northwesterly along a curve (having a radius of 50.00 feet; a chord bearing of South 82 degrees 09 minutes 16 seconds West, a chord distance of 70.63 feet) a distance of 234.31 feet to the P.T. of said curve; thence northwesterly along a curve concave southwest a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of North 71 degrees 56 minutes 27 seconds West, a chord distance of 557.98 feet) to the P.T. of said curve; thence North 89 degrees 01 minute 08 seconds West a distance of 517.34 feet to the P.C. of a curve; thence northwesterly along a curve concave northerly of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord distance of 635.97 feet, a chord bearing of 79 degrees 59 minute 24 seconds west) to the P.T. of said curve, thence North 70 degrees 57 minutes 14 seconds West) to the P.T. of said curve; thence North 70 degrees 57 minutes 14 seconds West a distance of 233.95 feet to the POINT OF BEGINNING.

SCHEDULE 1.01(b)

LEGAL DESCRIPTION OF EL DORADO SITE

The land referred to herein below is all situated in Union County, Arkansas

Tract 1:
The South Half of Section 6, and the North Half of Section 7, and the Northwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, and the following described tract:

Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;
thence South along the West line of said Northeast Quarter of the Northwest Quarter of Section 8 to the intersection with the South right-of-way line of the access road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said access road;
thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;
thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;
thence East along a line which is parallel to the North line of said Section 8, and750 feet distant therefrom to the intersection with the South right-of-way line for the railroad spur herein above described;
thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING TRACTS:

1. Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, and
thence run North 88 degrees 53 minutes 44 seconds West 1772.43 feet;
thence North 01 degree 03 minutes 47 seconds East 576.89 feet for a POINT OF BEGINNING;
thence North 88 degrees 56 minutes 13 seconds West 134.0 feet;
thence North 01 degree 03 minutes 47 seconds East 40.00 feet;
thence North 88 degrees 56 minutes 13 seconds West 16.00 feet;
thence North 01 degree 03 minutes 47 seconds East 40.0 feet;
thence South 88 degrees 56 minutes 13 seconds East 150.00 feet;
thence South 01 degree 03 minutes 47 seconds West 80.00 feet to the POINT OF BEGINNING.

AND

2.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, run thence North 88 degrees 53 minutes 44 seconds West 2341.68 feet;
thence North 01 degree 05 minutes 46 seconds East 545.52 feet for a POINT OF BEGINNING;
thence North 88 degrees 54 minutes 14 seconds West 240.00 feet;
thence North 01 degree 05 minutes 46 seconds East 30.00 feet;
thence North 88 degrees 54 minutes 14 seconds West 96.71 feet;
thence North 01 degree 05 minutes 46 seconds East 118.10 feet;
thence South 88 degrees 54 minutes 14 seconds East 336.71 feet;
thence South 01 degree 05 minutes 46 seconds West 85.72 feet;
thence South 88 degrees 54 minutes 14 seconds East 59.31 feet;
thence South 01 degree 05 minutes 46 seconds West 40.58 feet;
thence North 88 degrees 54 minutes 14 seconds West 59.31 feet;
thence South 01 degree 05 minutes 46 seconds West 21.80 feet to the POINT OF BEGINNING.

Tract 2:
Commencing at the North Quarter Corner of Section 1, Township 17 South, Range 16  West, thence South 88 degrees 46 minutes East, 282.7 feet;
thence South 01 degree 14 minutes West, 269.2 feet to the POINT OF BEGINNING;
thence South 88 degrees 46 minutes East, 150.0 feet;
thence South 01 degree 14 minutes West, 150.0 feet;
thence North 88 degrees 46 minutes West, 150.0 feet;
thence North 01 degree 14 minutes East, 150.0 feet to the POINT OF BEGINNING.

Tract 3:
Beginning at the Southwest Corner of the Northeast Quarter of Section 31, Township 16South, Range 15 West;
thence North 00 degrees 07 minutes East 150 feet to a stake;
thence South 88 degrees 37 minutes East 150 feet to a stake;
thence South 00 degrees 07 minutes West 150 feet to a stake on South line of the Northeast Quarter;
thence North 88 degrees 37 minutes West 150 feet to POINT OF BEGINNING.

Tract 4:
Beginning at the Southeast Corner of the Southwest Quarter of Section 30, Township 16 South, Range 15 West, at a iron pipe Corner;
thence North 88 degrees 38 minutes West 150 feet along the South line of said Section 30 to a stake;
thence North 00 degrees 07 minutes East 150 feet to a stake;
thence South 88 degrees 38 minutes East to a stake on the East line of said Southwest Quarter;
thence South 00 degrees 07 minutes West 150 feet to POINT OF BEGINNING.

Tract 5:
Commencing at the Northwest Corner of the South Half of the Northeast Quarter of Section 12, Township 17 South, Range 16 West;
thence South 00 degrees 04 minutes East, 469.0 feet;
thence North 53 degrees 09 minutes East, 126.45 feet;
thence North 61 degrees 26 minutes East, 239.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 118.7 feet;
thence North 89 degrees 56 minutes East, 150.0 feet;
thence South 00 degrees 04 minutes East, 150.0 feet;
thence South 89 degrees 56 minutes West, 150.0 feet;
thence North 00 degrees 04 minutes West, 31.3 feet to the POINT OF BEGINNING.

Tract 6:
Beginning at a point which is South 00 degrees 18 minutes East 223.2 feet and North 89 degrees 42 minutes East 273.1 feet distance from the Northwest Corner of the Southwest Quarter of Section 9, Township 17 South, Range 15 West;
thence North 00 degrees 18 minutes West 150 feet;
thence North 89 degrees 42 minutes East 150 feet;
thence South 00 degrees 18 minutes East 150 feet;
thence South 89 degrees 42 minutes West 150 feet to the POINT OF BEGINNING.

Tract 7:
Beginning at the Southwest Corner of the Southeast Quarter of Section 2, Township 17 South, Range 16 West;
thence North 150 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake on South line of said Section 2;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 8:
Beginning at the Southwest Corner, Section 2, Township 17 South, Range 16 West;
thence North along Section line 150 feet to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 9:
Commencing at the Southwest Corner of the Southeast Quarter of Section 12, Township 17 South, Range 16 West;
thence North 00 degrees 04 minutes West, 276.7 feet;
thence North 89 degrees 56 minutes East, 271.8 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 150 feet;
thence North 89 degrees 56 minutes East, 150 feet;
thence South 00 degrees 04 minutes East, 150 feet;
thence South 89 degrees 56 minutes West, 150 feet to the POINT OF BEGINNING.

Tract 10:
Commencing at the Southwest Corner of Southeast Quarter of Section 7, Township 17 South, Range 15 West;
thence South 88 degrees 25 minutes East 155.4 feet;
thence North 01 degree 35 minutes East 308.5 feet to the POINT OF BEGINNING;
thence continuing North 01 degree 35 minutes East 150 feet;
thence South 88 degrees 25 minutes East 150 feet;
thence South 01 degree 35 minutes West 150 feet;
thence North 88 degrees 25 minutes West 150 feet to the POINT OF BEGINNING.

Tract 11:
Beginning at the Northwest Corner of the Southeast Quarter, Section 18, Township 17 South, Range 15 West;
thence South 88 degrees 21 minutes East 150 feet along the North line of the said Southeast Quarter to a stake;
thence South 00 degrees 11 minutes East 150 feet to a stake;
thence North 88 degrees 21 minutes West 150 feet to a stake on the West line of the said Southeast Quarter;
thence North 00 degrees 11 minutes West 150 feet to the POINT OF BEGINNING.

Tract 12:
Beginning at a point on the West line of the Southeast Quarter of Section 18, Township 17 South, Range 15 West, located North 00 degrees 11 minutes West 150 feet from the Southwest Corner of said Southeast Quarter;
thence North 00 degrees 11 minutes West 100 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 17 minutes East 150 feet to a stake;
thence South 00 degrees 11 minutes East 100 feet to a stake;
thence North 88 degrees 17 minutes West 150 feet to the POINT OF BEGINNING.

Tract 15:
Beginning at the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 89 degrees 25 minutes West along the South line of said Section 1, 4830.14 feet to POINT OF BEGINNING;
thence North 00 degrees 04 minutes East 150 feet;
thence North 89 degrees 25 minutes West 150 feet;
thence South 00 degrees 04 minutes West 150 feet to the intersection of South line of Section 1;
thence South 89 degrees 25 minutes East along Section line 150 feet to POINT OF BEGINNING.

Tract 16:
Beginning at a point 10.4 feet North of the Southwest Corner of Section 5, Township 17South, Range 15 West;
thence East 29.5 feet;
thence North 150.0 feet;
thence West 29.5 feet;
thence South 150.0 feet to the POINT OF BEGINNING.

Tract 17:
Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence West 25.00 feet;
thence South approximately 134.83 feet;
thence East 25.00 feet;
thence North to the PLACE OF BEGINNING.

The exclusive right to produce water from any horizon lying under the following described Tract 18 in Union County, Arkansas, at and below a depth of 350 feet below the surface:

Tract 18:
The East Half of Section 1 and the East Half of Section 12, all in Township 17 South, Range 16 West,

And

The South Half of Section 7 and all of Section 8, all in Township 17 South, Range 15 West,

And

All that part of the West Half of the West Half of Section 9, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all that part of the Southwest Quarter of the Southwest Quarter of Section 4, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all of Section 5 and the North Half of Section 6, all in Township 17 South, Range 15 West, EXCEPT the following described tracts, lettered (a) through (k), both inclusive, to-wit:

(a) The Northwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West.

(b) Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;
thence South along the West line of said Northeast Quarter of the Northwest Quarter of said Section 8 to the intersection with the South right-of-way line of the Access Road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said Access Road;

thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;
thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;
thence East along a line which is parallel to the North line of said Section 8, and 750 feet distant therefrom, to the intersection with the South right-of-way line for the railroad spur hereinabove described;
thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15 West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

(c)  Commencing at the Northwest Corner of Section 5, Township 17 South, Range 15 West;
thence South 88 degrees 24 minutes East 4060.30 feet to the POINT OF BEGINNING of this excepted tract;
thence South 00 degrees 40 minutes West 1213.20 feet;
thence South 88 degrees 10 minutes East 1200.33 feet to the El Dorado-Smackover Highway;
thence in a Northwesterly direction along said Highway to the North line of said Section 5;
thence in a Westerly direction to the POINT OF BEGINNING.

(d)  Commencing at the Northeast Corner of Section 6, Township 17 South, Range 15 West;
thence North 88 degrees 23 minutes West 1327 feet to the POINT OF BEGINNING of this excepted tract;
thence South 01 degree 37 minutes West 90 feet;
thence North 88 degrees 23 minutes West 990 feet;
thence North 01 degree 37 minutes East 90 feet;
thence South 88 degrees 23 minutes East 990 feet to the POINT OF BEGINNING.

(e)  Tract 2 described above.

(f)   Tract 5 described above.

(g)  Tract 6 described above.

(h)  Tract 9 described above.

(i)  Tract 10 described above.

(j)  Tract 16 described above.

(k)  Tract 17 described above.

TOGETHER WITH all of the rights of the United States of America as granted to Lion Oil Company in an instrument entitled “Quitclaim Deed, Assignment and Bill of Sale” which was filed March 5, 1948 in Record Book 511, Page 405 to maintain, repair, replace and operate each electrical transmission line, telephone line, water line gas line, sanitary sewer, drainage sewer, drainage ditch, road, trail or railroad upon any of the land which constitutes a part of Tract 18 described above or which leads from Tract 18 described above to Tracts 3, 4, 7, 8, 11, 12 and 15 described above, and the right-of-way in connection therewith, all as is more fully set forth in said Quitclaim Deed, Assignment and Bill of Sale.

TOGETHER WITH such water rights as were reserved by Monsanto Company in a Quitclaim Deed in favor of J. L. Lee which was filed February 23, 1981 in Record Book 1459, Page 601, of the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West;
thence North 417.4 feet;
thence East 417.4 feet;
thence South 417.4 feet;
thence West 417.4 feet to the POINT OF BEGINNING.

ALSO

Commencing at the Southeast Corner of the Southeast Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West;
thence North 01 degree 06 minutes East 274.0 feet to the POINT OF BEGINNING;
thence North 88 degrees 54 minutes West 69.8 feet;
thence North 01 degree 06 minutes East 150.0 feet;
thence South 88 degrees 54 minutes East 69.8 feet;
thence South 01 degree 06 minutes West 150.0 feet to the POINT OF BEGINNING.

TOGETHER WITH such water rights as were reserved in a Quitclaim Deed in favor of Louis Knox White et al which was filed September 10, 1982 in Record Book 1521, Page 257, in the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 9, Township 17 South, Range 15 West;

and run North 00 degrees 38 minutes East 1729.4 feet to the South right-of-way line of the Missouri-Pacific Railroad;

thence in a Southeasterly direction along said right-of-way for 547.8 feet to the West line of Highway No. 7B;
thence South 08 degrees 29 minutes East along said line 21.8 feet;
thence South 05 degrees 24 minutes East along said line 1444.0 feet;
thence South 02 degrees 50 minutes East along said line 96.57 feet;
thence North 88 degrees 14 minutes West 675.4 feet to the POINT OF BEGINNING.

Tract 41-1 (25):
The West Half of the Southeast Quarter of the Southeast Quarter and the Northeast Quarter of the Southeast Quarter of Section 7, and the Southwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, Union County, Arkansas, EXCEPTING THE FOLLOWING DESCRIBED TRACT:

Beginning at a point 600.0 feet North of the Northwest Corner of the Southwest Quarter of said Section 8;
thence North 435.6 feet;
thence East 100.0 feet;
thence South 435.6 feet;
thence West 100.0 feet to the POINT OF BEGINNING.

Tract 41-2 (20):
The North Three-Quarters of the North Half of the Northwest Quarter of the Southeast Quarter (N 3/4 N/2 NW/4 SE/4) of Section 7, Township 17 South, Range 15 West, LESS three (3) acres in the form of a square in the Northeast Corner thereof.

Tract 41-4 (22):
Three acres in the form of a square out of the Northeast Corner of the Northwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

(Same Property as the exception in 41-2 (20) above)

Tract 41-4 (23):
Beginning at a point 600 feet North of the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian;
thence East 100.0 feet;
thence North 435.6 feet;
thence West 100.0 feet;
thence South 435.6 feet to the PLACE OF BEGINNING.

(Same Property as the exception in 41-1 (25) above)

Tract 41-4 (24):
A part of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian, described as follows:

Beginning at a point 417.4 feet North of the Southwest Corner of the said Southwest Quarter of the Southeast Quarter of Section 8 and running thence North 208.71 feet;
thence East 208.71 feet;
thence South 208.71 feet;
thence West 208.71 feet to the PLACE OF BEGINNING,

EXCEPT that part of the Southwest Quarter of the Southeast Quarter of Section 8 contained within the following parcel of land, described as:

Commencing at the Southwest Corner of said Southwest Quarter of the Southeast Quarter of said Section 8;
thence South 88 degrees 54 minutes East, 80.2 feet;
thence North 01 degree 06 minutes East, 274.0 feet to the POINT OF BEGINNING of said parcel;
thence North 88 degrees 54 minutes West, 150.0 feet;
thence North 01 degree 06 minutes East, 150.0 feet;
thence South 88 degrees 54 minutes East, 150.0 feet;
thence South 01 degree 06 minutes West, 150.0 feet to the POINT OF BEGINNING.

Tract 41-5 (19):
The South Five-Eighths of the Northwest Quarter of the Southeast Quarter and the North Three-Eighths of the Southwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

Tract 41-7:
The Southwest Quarter of the Northeast Quarter and the Southeast Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-9:
The Northwest Quarter of the Southwest Quarter of Section 5, Township 17 South, Range 15 West,

AND

The East Half of the Northeast Quarter of Section 6, Township 17 South, Range 15 West.

Tract 41-10:
The Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, LESS AND EXCEPT the following tract:

Commencing at the Northeast Corner of the Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, and run thence South 90 feet;
thence West 990 feet;
thence North 90 feet;
thence East 990 feet to the POINT OF BEGINNING.

Tract 41-11:
The Southeast Quarter of the Northeast Quarter of Section 1, Township 17 South, Range 16 West,

ALSO

The Southwest Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West,

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.  All that part of the Southeast Quarter of the Northeast Quarter (SE/4 NE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335,
2.  All that part of the Southwest Quarter of the Northwest Quarter (SW/4 NW/4) of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335.

Tract 41-12:
The East Quarter of the Southwest Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West

AND

the Southeast Quarter of the Southeast Quarter of Section 1 Township 17 South, Range 16 West of the Fifth Principal Meridian, LESS THE FOLLOWING TRACTS:

1.  A tract described as:

Commencing 70 yards North of the Southeast Corner of the Southeast Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West, as a BEGINNING POINT;
thence South 70 yards;
thence West 330 yards;
thence North 61.5 yards;
thence in a straight line to a POINT OF BEGINNING.

2.  A tract described as:

Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 15.17 feet;
thence West 25.00 feet;
thence South 15.17 feet;
thence East to the POINT OF BEGINNING.

3.  A tract described as:

Commencing at the Southeast Corner (SECor) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 24 minutes 22 seconds West along the South line of said Section 1 a distance of 1172.08 feet, more or less, to the center line of a county road for the point of beginning;
thence run North 33 degrees 28 minutes 58 seconds East 432.00 feet;
thence North 89 degrees 21 minutes 48 seconds West 715.87 feet;
thence South 00 degrees 16 minutes 35 seconds West 363.30 feet to the South line of Section 1;
thence South 89 degrees 24 minutes 22 seconds East 479.28 feet to the point of beginning.

4.  (Monsanto to Gardner)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 199.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 15 minutes East 150.9 feet;
thence North 89 degrees 25 minutes West 543.7 feet to the center of State Highway No. 335;
thence South 33 degrees 55 minutes West along said Highway for 422.4 feet;
thence South 89 degrees 25 minutes East 184.0 feet;
thence North 00 degrees 15 minutes East 184.5 feet;
thence North 89 degrees 00 minutes East 593.5 feet to the POINT OF BEGINNING.

5.  (Monsanto to Haney)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence run North 00 degrees 15 minutes East 350.6 feet to the POINT OF BEGINNING;
thence run North 00 degrees 15 minutes East 819.7 feet to the center of State Highway  No. 335;
thence run South 33 degrees 55 minutes West along said Highway for 979.8 feet;
thence run South 89 degrees 25 minutes East 543.7 feet to the POINT OF BEGINNING.

6.  (NWF to Cole Timber)

The East Quarter of the Southwest Quarter of the Southeast Quarter (E/4 SW/4 SE/4) and all that part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying West of Arkansas State Highway #335.

Tract 41-12A:
1.  (Gardner to Monsanto)

Beginning at the Northeast Corner (NECor) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run South 00 degrees 15 minutes West 330.0 feet;
thence North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 529.7 feet;
thence North 89 degrees 00 minutes East 375.0 feet;
thence South 00 degrees 15 minutes West 134.85 feet;
thence South 89 degrees 25 minutes East 25.0 feet;
thence South 00 degrees 15 minutes West 75.05 feet to the POINT OF BEGINNING, and being part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, and part of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of Section 12, all in Township 17 South, Range 16 West.

2.  (Haney to Monsanto)

Beginning at the Southeast Corner of the Northeast Quarter of the Northeast Quarter (SECor NE/4 NE/4) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 990.0 feet;
thence South 89 degrees 25 minutes East 400.0 feet;
thence South 00 degrees 15 minutes West 990.0 feet to the POINT OF BEGINNING.

Tract 41-16:
The North Half of the Southwest Quarter of Section 7, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-17:
The Northwest Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-18:
The Southwest Quarter of the Southwest Quarter (SW1/4 SW 1/4) and the West Half of the Southeast Quarter of the Southwest Quarter (W1/2 SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas

AND

Beginning at the Northeast Corner of the Southeast Quarter of the Southwest Quarter (SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas, and run North 88 degrees 53 minutes West 695.0 feet;
thence South 00 degrees 11 minutes West 1326.0 feet to the South line of said forty;
thence South 88 degrees 53 minutes East along said South line 347.5 feet;
thence North 00 degrees 11 minutes East 1290.4 feet;
thence South 88 degrees 53 minutes East 347.5 feet;
thence North 00 degrees 11 minutes East 26.0 feet to the POINT OF BEGINNING.

Railroad Right-of-Way:

Railroad right-of-way extending 50 feet on each side of the centerline of the railroad track as the same is now located, on, over and across the North Half of Section 8, the North Half of Section 9, and the North Half of Section 10, all in Township 17 South, Range 15 West.

SCHEDULE 1.01(c)

FACILITY ASSETS

Part A – Cherokee Facility

The major personal property assets identified at this facility include a concrete dome prill storage facility with a storage capacity of 14,000 tons; a Kellogg Company ammonia processing plant, 500 tons per day (“TPD”) rated capacity; a Chemical Industrial Engineers Company nitric acid plant #1, 300 TPD rated capacity; a D.M. Weatherly Company nitric acid plant #2, 500 TPD rated capacity; ammonium nitrate solution neutralizers; UAN production equipment; a Technip Company urea plant, 600 TPD rated capacity; a pollution control and irrigation system; cooling towers; a de-mineralizer; barge unloading equipment and storage tanks; forklift trucks; an auxiliary boiler; a de-aerator system; product storage tanks; air compressors; an electrical substation and transformers; and process plant piping, pumps and wiring.

Part B – El Dorado Facility

The major personal property assets identified at this facility include 2 Chemico weak nitric acid plants, 785 TPD combined rated capacity; a Chemico sulfuric acid plant, 360 TPD rated capacity; an E2 high-density ammonium nitrate prill plant, 1,100 TPD rated capacity; a K-T lo-density ammonium nitrate prill plant, 700 TPD rated capacity; a 100 TPD mixed acids plant, a D.M. Weatherly nitric acid plant, 350 TPD rated capacity; a CB&I tank farm, including ten ammonia storage spheres, a refrigerated ammonia tank, and six ammonia storage tanks; a plant steam generation system, including two Babcock & Wilcox processing boilers; a plant electrical generation system, including substations and transformers; maintenance and machine shop equipment; a wastewater pH neutralization system; a pollution control and irrigation system; cooling towers; forklift trucks; air compressors; and process plant piping, pumps and wiring.

Schedule 1.01(d)
Lenders and Lending Offices

Banc of America Leasing & Capital LLC
Mail Code:  GA3-003-04-01
NORTHEAST CENTER BUILDING
2059 NORTHLAKE PKWY
TUCKER GA 30084-5399
Attn:  Shelley B. LaCagnin, Vice President - Operations Manager
Tel:  770-270-8590
Fax:  770-270-8638

With a copy to:
Banc of American Leasing & Capital LLC
One Financial Plaza, 2nd Floor
Mail Code:  R11-537-02-01
http://corpdir.bankofamerica.com/staffresults.asp?txtField1Name=mailunit&txtField1Type=is&txtField1V
Providence, RI 02903
Attn:  Lee Bonaldi
Vice President - Credit Underwriting
Tel: 401-278-7655
Fax: 401-719-8344

And a copy to:
Banc of America Leasing & Capital LLC
Annemarie L. Warren
Vice President - Group Operations Manager
Banc of America Leasing
Mail Code:  MA5-100-32-01
100 FEDERAL ST
BOSTON MA 02110
Tel:  617-434-3611
Fax:  617-434-0532

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street, 16th Floor
Chicago, IL  60601
Attention:  Gary Modesto, Vice President, Group Credit Manager
Tel:  312-750-6204
Fax:  312-316-3422
Email:  Gary_Modesto@ml.com

Arvest Bank
3900 N. Lincoln Boulevard
Oklahoma City, OK 73105
Attn:  Cindy Batt, Sr. Vice President & Corporate Division Manager
Tel:  405-523-4169
Fax:  405-523-4126
Email:  cbatt@arvest.com

Bank of Utah, as Payment Agent
ATTN:  Corporate Trust Services
200 E. South Temple, Suite 210
Salt Lake City, UT 84111
Phone:  (801) 924-3690
Fax:  (801) 746-3519

Schedule 2.01
Commitments and Applicable Percentages

              As a % of Total
                Commitment
Allocation:                                                                                      Commitment Amounts                                    Amounts

Banc of America Leasing & Capital, LLC                                                                                  $10,000,000.00                                              20.00%

Banc of America Leasing & Capital, LLC                                                                                  $  5,000,000.00                                              10.00%

Banc of America Leasing & Capital, LLC                                                                                  $  5,000,000.00                                              10.00%

Arvest Bank                                                                                           $15,000,000.00                                              30.00%

Merrill Lynch Capital, a Division of Merrill
Lynch Business Financial Services Inc.                                                                                    $15,000,000.00                                              30.00%
                               ______________________________________________________

Total Commitment Amount:                                                                                 $50,000,000.00                                            100.00%

SCHEDULE 4.01(a)(iii)

FINANCING STATEMENTS

1.	Cherokee Mortgage filed in the real property records of the Probate Office (County Clerk) of Colbert County, Alabama.

2.
Financing Statement filed in the Probate Office (County Clerk) of Colbert County, Alabama naming Collateral Agent, as secured party, and Cherokee Nitrogen Company (“CNC”) and Cherokee Nitrogen Holdings, Inc. (“CNH”), as debtors, covering the Collateral with respect to CNC and CNH.

3.
Financing Statement filed in the Office of the County Clerk of Oklahoma County, Oklahoma naming Collateral Agent, as secured party, and CNH, Northwest Financial Corporation (“NWF”), CNC, DSN Corporation (“DSN”) and El Dorado Chemical Company (“EDC”), as debtors, covering the Collateral with respect to CNH, NWF, CNC, DSN and EDC.

4.	El Dorado Mortgage filed in the real property records of the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas.

5.
Financing Statement filed in the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas, naming Collateral Agent, as secured party, and NWF, EDC, and DSN, as debtors, covering the Collateral with respect to NWF, EDC and DSN.

6.	Trademark Security Agreement filed in the United States Patent and Trademark Office made by EDC in favor of Collateral Agent covering the trademarks owned by EDC.

SCHEDULE 4.01(a)(iv)

LEASED PROPERTY

None

SCHEDULE 5.03

GOVERNMENT AUTHORIZATIONS AND OTHER CONSENTS

1.	Filing of UCC-1 Financing Statements, Mortgages, and Trademark Security Agreement referenced on Schedule 4.01(a)(iii).

2.	Consent of Wells Fargo Foothill, Inc. and Persons party to the Assigned Agreements.

3.	Filing of UCC-3 Continuation Statements.

SCHEDULE 5.05

INDEBTEDNESS
(as of September 30, 2007)

Long Term Debt

1.	El Dorado Chemical Company (“EDC”) is indebted to the following:
a.	ThermaClime, Inc. (“TCI”) in the principal amount of $35,593,138.
b.	LSB Chemical Corp. (“LSB Chemical”) in the principal amount of $2,098,787.
2.	Trison Construction, Inc. (“Trison”) is indebted to TCI in the principal amount of $6,364,700 less $2,500,0001.
3.	International Environmental Corporation (“IEC”) is indebted to the following:
a.	Amada Capital Corporation in the amount of $57,714.
b.	ThermaClime Technologies, Inc. (“TTI”) in the principal amount of $779,221.
4.	ClimateCraft, Inc. (“CLC”) is indebted to the following:
a.	The City of Oklahoma City in the amount of $2,450,000.
b.	TCI in the principal amount of $6,947,768 less $5,200,0001.
c.	Summit Machine Tool Manufacturing Corp. in the principal amount of $715,719.
5.	TCI is indebted to the following:
a.	IEC in the principal amount of $76,297,857.
b.	The Climate Control Group, Inc. (“CCG”) in the principal amount of $3,104,268.
c.	Climate Master, Inc. (“CLM”) in the principal amount of $40,537,986.
d.	Koax Corp. (“Koax”) in the principal amount of $22,811,075.
e.	Chemex I Corp. (“Chemex I”) in the principal amount of $276,944.
f.	Chemex II Corp. (“Chemex II”) in the principal amount of $1,484,718.
g.	Northwest Financial Corporation in the principal amount of $13,328,828.
h.	CEPOLK Holdings, Inc. in the principal amount of $3,898,523.
i.	El Dorado Nitrogen, L.P. in the principal amount of $25,734,720.
j.	LSB Industries, Inc. (“LSB”) in the principal amount of $36,287,224 and $962,398 in interest.
k.	Holders (LSB) of 10-3/4% Senior Unsecured Notes due 2007 in the principal amount of $6,950,000.
6.	Cherokee Nitrogen Company (“CNC”) is indebted to the following companies:
a.	TCI in the principal amount of $10,604,163.
b.	EDC in the principal amount of $2,438,209.

1 Adjustment as of October 31, 2007.

7.	LSB Chemical is indebted to the following companies:
a.	TCI in the principal amount of $24,187,624 plus $4,500,0001 .
b.	DSN Corporation (“DSN”) in the principal amount of $275,773.
8.	DSN is indebted to TCI in the principal amount of $18,784,414 less $4,500,0001.
9.	XpediAir, Inc. (“XPA”) is indebted to TCI in the principal amount of $1,768,968 less $1,900,0001.
10.	CCG is indebted to LSB in the principal amount of $228,321.
11.	TTI is indebted to TCI in the principal amount of $3,548,796 less $2,700,0001.
12.	ClimaCool Corp. (“CCC”) is indebted to TCI in the principal amount of $3,450,175 less $2,300,0001.
13.	Chemex I is indebted to the following companies:
(a)	LSB Chemical in the principal amount of $385,282 less $150,0001.
(b)	Chemex II in the principal amount of $348.
14.	Cherokee Nitrogen Holdings, Inc. is indebted to LSB in the principal amount of $61,899,327.

Accrued Liabilities

15.	TCI has accrued $1,940,175 for payroll, taxes, insurance other expenses.
16.	IEC has accrued $4,247,406 for payroll, taxes and other expenses.
17.	TTI has accrued $245,358 for payroll, taxes and other expenses.
18.	Koax has accrued $125,735 for payroll, taxes and other expenses.
19.	CLM has accrued $ 10,231,111 for payroll, taxes and other expenses.
20.	CLC has accrued $ 1,143,698 for payroll, taxes and other expenses.
21.	XPA has accrued $66,966 for payroll, taxes and other expenses.
22.	Trison has accrued $105,893 for payroll, taxes and other expenses.
23.	CCC has accrued $408,394 for payroll, taxes and other expenses.

1 Adjustment as of October 31, 2007.

24.	LSB Chemical has accrued $33,737 for payroll, taxes and other expenses.
25.	EDC has accrued $3,284,122 for payroll, taxes and other expenses.
26.	Chemex I $492,052 for payroll, taxes and other expenses.
27.	CNC has $466,714 for payroll, taxes and other expenses.

Accounts Payable

28.	TCI has accounts payable in the amount of $457,490.
29.	CLM has accounts payable in the amount of $10,393,220.
30.	IEC has accounts payable in the amount of $5,951,735.
31.	TTI has accounts payable in the amount of $1,686,575.
32.	CLC has accounts payable in the amount of $947,479.
33.	Trison has accounts payable in the amount of $495,550.
34.	Koax has accounts payable in the amount of $254,471.
35.	LSB Chemical has accounts payable in the amount of $31,429.
34.	EDC has accounts payable in the amount of $8,929,336.
35.	CNC has accounts payable in the amount of $3,821,811.

2 Adjustment as of October 31, 2007.

SCHEDULE 5.06

LITIGATION

Donna Wetheral v. Climate Master.  On September 14, 2007 Climate Master, Inc. (“Climate Master”) was served with the complaint filed in this litigation with the Circuit Court of Johnson County, Illinois.  Plaintiff sues in its individual capacity and as a class action representative stating that Climate Master now offers a coated coil option for its evaporator coils to protect its evaporator coils from corrosion from airborne chemicals resulting from modern building material out gassing and most airborne environmental chemicals.  Plaintiff asserts that it was well known in the industry that a coating was necessary to prevent failure of evaporator coils, that Climate Master was aware of the need to coat its coils since the mid-1990s, and that Climate Master sold untreated coils to thousands of consumers, including the Plaintiff, despite knowledge that they were defective and failing without the coating.  Plaintiff asserts itself as a representative of a class consisting of, “all consumers who purchased heating and cooling systems sold or installed in Illinois, with evaporator coils manufactured by Climate Master, Inc. prior to Climate Master’s utilization of their new E-coated technology”.  Plaintiff asserts claims against Climate Master based upon negligence and strict liability.  As these claims arise in tort, Climate Master intends to place its applicable insurance carriers on notice of this claim.  Insurance coverage on this matter is unknown at this time.

Climate Master advises that there has been an industry wide issue related to coil failures.  The research of others appears to link coil failures to formicary corrosion that is suspected of being the result of environmental airborne materials.  Although the occurrence of such failures is low nationwide, such research indicates that unexplainable failures seem to occur more frequently in some geographical areas and that the failure appear to occur after one to four years of installation and use.  Climate Master, like other manufacturers, began to experience certain coil failures (many times concentrated in a particular geographic area) which began to appear to be the result of formicary corrosion.  In an effort to minimize any formicary corrosion issues, Climate Master began offering its E-coating as a standard part of its offering of residential products in June, 2003.  In April, 2004, the coating was made standard on Climate Masters vertical stack commercial products and as an option on all its other commercial products, except Climate Master’s commercial roof top series of products.  In March, 2006, Climate Master then began offering a non-coated option for its vertical stack commercial products.  Not all HVAC manufacturer’s have decided even to offer coated coils.  While Climate Master has continued to experience some coil failures of coated coils, the incidences appear to have declined in number for the coated coils.

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

A.	ITEMS DISCUSSED IN PARENT’S FORM 10Q FOR THE PERIOD ENDING JUNE 30, 2007

El Dorado Chemical Company - Discharge Water Matters.  The El Dorado Facility within our Chemical Business generates process wastewater. The process water discharge and storm-water run off are governed by a state National Pollutant Discharge Elimination System (“NPDES”) water discharge permit issued by the Arkansas Department of Environmental Quality (“ADEQ”), which permit is to be renewed every five years. The ADEQ issued to the El Dorado Facility a NPDES water discharge permit in 2004, and the El Dorado Facility had until June 1, 2007 to meet the compliance deadline for the more restrictive limits under the 2004 NPDES permit. In order to meet the El Dorado Facility’s June 2007 limits, the El Dorado Facility has significantly reduced the effluent levels of its wastewater.

In order to directly discharge its wastewater from the El Dorado Facility into the creek and to meet the June 2007 permit limits, the El Dorado Facility has conducted a study of the adjacent stream to determine whether a permit modification is appropriate. On September 22, 2006, the Arkansas Pollution Control and Ecology Commission (“Commission”) approved the results of the study that showed that the proposed permit modification is appropriate. A public hearing was held on the matter on November 13, 2006 with minimal opposition.

The El Dorado Facility has demonstrated its ability to comply with the more restrictive permit limits, and the rules which support the more restrictive dissolved minerals rules have been revised to authorize a permit modification to adopt achievable dissolved minerals permit limits. The ADEQ has orally agreed to issue a consent administrative order to authorize the El Dorado Facility to continue operations without incurring permit violations pending the modification of the permit to implement the revised rule and to allow the El Dorado Facility to continue to discharge its wastewater into the creek from and after June 1, 2007.

In addition, the El Dorado Facility has entered into a consent administrative order (“CAO”) that recognizes the presence of nitrate contamination in the shallow groundwater at the El Dorado Facility. A new CAO to address the shallow groundwater contamination became effective on November 16, 2006 and requires the evaluation of the current conditions and remediation based upon a risk assessment. The final remedy for shallow groundwater contamination, should any remediation be required, will be selected pursuant to the new CAO and based upon the risk assessment. Based on area well surveys performed, there are no known users of this shallow groundwater in the area, and preliminary risk assessments have not identified any public health risk that would require remediation. As an interim measure, the El Dorado Facility has installed two recovery wells to recycle groundwater and to recover nitrates. The cost of any additional remediation that may be required will be determined based on the results of the investigation and risk assessment and cannot currently be reasonably estimated. Therefore, no liability has been established at June 30, 2007.

El Dorado Chemical Company - Air Matters.  Under the terms of a consent administrative order relating to air matters (“AirCAO”), which became effective in February 2004, resolving certain air regulatory alleged violations associated with the El Dorado Facility’s sulfuric acid plant and certain other alleged air emission violations, the El Dorado Facility is required to implement additional air emission controls at the El Dorado Facility no later than February 2010.  We have decided to accelerate this capital expenditure and currently estimate the environmental compliance related expenditures to be between $6.0 and $6.5 million, to be expended through the third quarter of 2008.

Slurry Explosive Corporation (n/k/a Chemex I Corp.).  In April 2002, Slurry Explosive Corporation (“Slurry”), later renamed Chemex I Corp., a subsidiary within our Chemical Business, entered into a Consent Administrative Order (“Slurry Consent Order”) with the Kansas Department of Health and Environment (“KDHE”), regarding Slurry’s Hallowell, Kansas manufacturing facility (“Hallowell Facility”). The Slurry Consent Order addressed the release of contaminants from the facility into the soils and groundwater and surface water at the Hallowell Facility. There are no known users of the groundwater in the area. Under the terms of the Slurry Consent Order, Slurry is required to, among other things, submit an environmental assessment work plan to the KDHE for review and approval, and agree with the KDHE as to any required corrective actions to be performed at the Hallowell Facility.

In connection with the sale of substantially all of the operating assets of Slurry and Universal Tech Corporation (“UTeC”) in December 2002, which was accounted for as discontinued operations, both subsidiaries within our Chemical Business, UTeC leased the Hallowell Facility to the buyer under a triple net long-term lease agreement. However, Slurry retained the obligation to be responsible for, and perform the activities under, the Slurry Consent Order. In addition, certain of our subsidiaries agreed to indemnify the buyer of such assets for these environmental matters. The successor (“Chevron”) of the prior owner of the Hallowell Facility has agreed, within certain limitations, to pay and has been paying one-half of the costs of certain interim remediation measures at the site approved by the KDHE, subject to reallocation.

At June 30, 2007, the total estimated liability (which is included in current and noncurrent accrued and other liabilities) in connection with this remediation matter is approximately $1.4 million and Chevron’s share for one-half of these costs (which is included in accounts receivable and other assets) is approximately $.7 million.  Slurry and Chevron expect to pursue a course with the KDHE of long-term surface and ground water monitoring to track the natural decline in contamination, instead of the soil excavation.  We estimate the costs relating to this course of action to be substantially less than the cost of soil excavation but we are unable to determine if the KDHE will ultimately accept the proposal.

B.	OTHER DISCLOSURES

El Dorado Chemical Company - Landfill.  In 1995, the EDC entered into a Consent Administrative Agreement (“Agreement”) with the State of Arkansas.  The Agreement provided for the Company to remediate (by removal of hazardous material) and close a landfill located on the EDC site.  The Agreement also provided for the Company to monitor groundwater for certain contaminants and, depending on the results of the monitoring program, to submit a remediation plan, upgrade certain equipment to reduce wastewater effluent.  EDC timely completed the landfill remediation and closure and performed the ground water monitoring activities.

El Dorado Chemical Company – Caustic.  On May 8, 1998, approximately 2,300 gallons of caustic spilled when a valve in a storage vessel failed, which was released to a stormwater drain and resulted in a minor fish kill in a drainage ditch near the plant.  EDC entered into a CAO with ADEQ to resolve this event.

SCHEDULE 5.13

SUBSIDIARIES

Part (a) – Subsidiaries of Parent

1.	ThermaClime, Inc., a Borrower
2.	Northwest Financial Corporation, a Borrower
3.	LSB Chemical Corp., a Borrower
4.	El Dorado Chemical Company, a Borrower
5.	Chemex I Corp., a Borrower
6.	DSN Corporation, a Borrower
7.	Chemex II Corp., a Borrower
8.	El Dorado Nitric Company
9.	El Dorado Acid, L.L.C.
10.	El Dorado Acid II, L.L.C.
11.	El Dorado Nitrogen, L.P.
12.	XpediAir, Inc., a Borrower
13.	International Environmental Corporation, a Borrower
14.	Climate Master, Inc., a Borrower
15.	The Climate Control Group, Inc., a Borrower
16.	ClimateCraft, Inc., a Borrower
17.	ThermaClime Technologies, Inc., a Borrower
18.	CEPOLK Holdings, Inc.
19.	ClimaCool Corp., a Borrower
20.	Trison Construction, Inc., a Borrower
21.	Koax Corp., a Borrower
22.	Cherokee Nitrogen Company, a Borrower
23.	Prime Financial Corporation
24.	Prime Holdings Corporation
25.	Northwest Capital Corporation
26.	LSB Holdings, Inc.
27.	LSB-Europa Limited
28.	Summit Machine Tool Inc. Corp.
29.	Cherokee Nitrogen Holdings, Inc., a Borrower
30.	ClimateCraft Technologies, Inc.
31.	Summit Machine Tool Manufacturing Corp.
32.	Summit Machinery Company
33.	Pryor Plant Chemical Company
34.	Hercules Energy Mfg. Corporation

Part (b) - Equity Investments of Parent

1.	CEPOLK Holdings, Inc., a subsidiary of ThermaClime, Inc., is the sole limited partner of, and owns a fifty percent (50%) interest in, CEPOLK Limited Partnership.
2.	Summit Machinery Company, a subsidiary of Parent, owns a 50% of the value of KAC Acquisition Company, an Oklahoma corporation, the value of which is de minimis.

Part (c) – Parent’s Outstanding Equity Interest in Each of the Borrowers

1.
ThermaClime, Inc. (“TCI”).  The total authorized capital stock of TCI is 500,000 shares of common stock.  The total outstanding shares of capital stock is 10,000, of which LSB owns 9,500 shares (95% ownership) and Prime Financial Corporation (“PFC”) owns 500 shares (5% ownership).

2.	Northwest Financial Corporation (“NWF”). The total authorized capital stock of NWF is 100 shares of common stock. The total outstanding shares of capital stock is 54 which is owned 100% by TCI.
3.	LSB Chemical Corp. (“LSBCC”). The total authorized capital stock of LSBCC is 50 shares of common stock. The total outstanding shares of capital stock is 50 which is owned 100% by TCI.
4.	El Dorado Chemical Company (“EDC”). The total authorized capital stock of EDC is 25,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by LSBCC.
5.	Chemex I Corp. (“Chemex I). The total authorized capital stock of Chemex I is 10,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by EDC.
6.	DSN Corporation (“DSN”). The total authorized capital stock of DSN is 50,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by LSBCC.
7.	Chemex II Corp. (“Chemex II). The total authorized capital stock of Chemex II is 10,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by LSBCC.
8.	XpediAir, Inc. (“XPA”). The total authorized capital stock of XPA is 500,000 shares of common stock. The total outstanding shares of capital stock is 10,000 which is owned 100% by TCI.
9.
International Environmental Corporation (“IEC”).  The total authorized capital stock of IEC is 300 shares of common stock.  The total outstanding shares of capital stock is 300 which is owned 100% by TCI.

10.	Climate Master, Inc. (“CLM”). The total authorized capital stock of CLM is 1,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by TCI.
11.
The Climate Control Group, Inc. (“CGG”).  The total authorized capital stock of CCG is 100,000 shares of common stock.  The total outstanding shares of capital stock is 10,000 which is owned 100% by TCI.

12.
ClimateCraft, Inc. (“CLC”).  The total authorized capital stock of CLC is 1,000, of which 900 shares are Class A voting common stock and 100 shares are Class B non-voting common stock.  The total outstanding shares of both classes of common stock combined is 1,000 which is owned 100% by TCI.

13.	ThermaClime Technologies, Inc. (“TTI”). The total authorized capital stock of TTI is 500,000 shares of common stock. The total outstanding shares of capital stock is 10,000 which is owned 100% by TCI.
14.	ClimaCool Corp. (“CCC”). The total authorized capital stock of CCC is 50,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by TCI.
15.
Trison Construction, Inc. (“Trison”).  The total authorized capital stock of Trison is 500,000 shares of common stock.  The total outstanding shares of capital stock is 10,000 which is owned 100% by TCI.

16.	Koax Corp. (“Koax”). The total authorized capital stock of Koax is 50 shares of common stock. The total outstanding shares of capital stock is 50 which is owned 100% by TCI.
17.	Cherokee Nitrogen Company (“CNC”). The total authorized capital stock of CNC is 500,000 shares of common stock. The total outstanding shares of capital stock is 10,000 which is owned 100% by TCI.
18.
Cherokee Nitrogen Holdings, Inc. (“CNH”).  The total authorized capital stock of CNH is 500,000 shares of common stock.  The total outstanding shares of capital stock is 10,000 which is owned 100% by LSB Holdings, Inc.

SCHEDULE 5.18

INTELLECTUAL PROPERTY RIGHTS

Chemex I Corp.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Chemex II Corp.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Cherokee Nitrogen Company

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Cherokee Nitrogen Holdings, Inc.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ClimaCool Corp.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Climate Master, Inc.

PATENTS

Patent	App./Reg. No.	Place of Registration	Issue Date
“Water-Cooled Air Conditioning System Using Condenser Water Regeneration for Precise Air Reheat in Dehumidifying Mode”	11/161,808	United States	Pending

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“Climate Master (& Design)”	2,139,570	United States	02/24/98
“Climate Master (& Design)”	#TMA 471,487	Canada	02/21/97
“Climate Master”	808,500	United States	05/17/66
“Climate Master”	409,647	Chile	07/22/93
“Climate Master”	84930	Israel	10/08/92
“Climate Master”	292/82	Saudi Arabia	12/30/92
“Climate Master”	1,514,734	United Kingdom	11/13/98
“Climate Master”	11,215	Greece	07/07/98
“Climate Master”	280854	Korea	12/07/93
“Climate Master”	641,594	Taiwan	04/16/94
“Climate Master”	614,556	Taiwan	10/01/93
“Climate Master”	516424	Mexico	12/10/92
“Climate Master”	25162	Kuwait	08/16/93
“Climate Master”	0-999746	Czech Republic	03/20/00
“Climate Master”	583,151	Benelux	06/22/95
“Climate Master”	95575091	France	06/09/95
“Climate Master”	147,007	Hungary	04/25/95
“Climate Master”	172643	Norway	04/25/96
“Climate Master”	309 649	Portugal	05/06/96
“Climate Master”	O-POZ-1170-95	Slovak Republic	05/02/95
“Climate Master”	16121	Turkey	05/01/95
“Climate Master”	729,783	Italy	10/16/97
“Climate Master”	402,883	Europe	02/24/98
“Climate Master”	3480166	China	03/10/03
“Climate Master”	860,657	Australia	12/14/00
“Climate Mate”	TMA 371,539	Canada	08/03/90

Climate Master, Inc. (cont’d.)

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“Roommate”	1,906,435	United States	07/18/95
“Paradigm”	2,112,244	United States	11/11/97
“Geodesigner”	2,184,992	United States	08/25/98
“Earthpure”	2,994,853	United States	09/13/05
“Climadry”	3,253,779	United States	06/19/07

COPYRIGHTS

NONE

TRADENAMES1

Climate Master

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ClimateCraft, Inc.

PATENTS

NONE

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“Climatecraft”	#2,369,333	United States	07/18/00

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

DSN Corporation

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

El Dorado Chemical Company

PATENTS

NONE

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“El Dorado (& Design)”	1,427,064	United States	02/03/87
“E-2”	833,891	United States	08/22/67

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

International Environmental Corporation

PATENTS

Patent	Serial./Reg. No.	Place of Registration	Issue Date
“Conditioned Air Fan Coil Unit”	6,109,044	United States	08/29/00

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“International Environmental Corporation (& IE Design)”	1,569,505 439970	United States Mexico	12/05/89 08/18/93
292/85	Saudi Arabia	08/31/93
“International Environmental”	B1,514,822	United Kingdom	07/01/94
92/165,999	Hong Kong	11/21/94
IEC International Environmental (& Design)”	77110687	United States	Pending
“Sureflow”	2,449,571	United States	05/08/01
“IE (Stylized)”	2,556,892	United States	04/02/02
“Air Coil Technologies”	1,755,144	United States	03/02/93
“UV Ultrashield”	2,660,647	United States	12/10/02

COPYRIGHTS

NONE

TRADE NAMES1

Air Coil Technologies
International Climate Systems

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Koax Corp.

PATENTS

NONE

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“Koax”	1,776,407	United States	06/15/93
“Koax and design”	1,905,551	United States	07/18/95

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

LSB Chemical Corp.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Northwest Financial Corporation

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

The Climate Control Group, Inc.

PATENTS

NONE

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“APR Corporation and Design”	1,624,527	United States	11/27/90

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ThermaClime, Inc.

PATENTS

NONE

TRADEMARKS

  NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ThermaClime, Inc. (continued)

DOMAIN NAMES

The following domain names are registered by ThermaClime, Inc. with Catalog.com:

1.	climatecontrolgroup.com
2.	koax.com
3.	koax.biz
4.	climacoolcorp.com
5.	edc-ark.com
6.	bryantgeo.com
7.	carriergeo.com
8.	climatemast.com
9.	climatemaster.com
10.	climatemaster.eu
11.	climatemaster.hk
12.	climatematergenesis.com
13.	climasize.com
14.	climatemate.com
15.	climadry.com
16.	watersourceparts.com
17.	trison.us
18.	trisonconstruction.biz
19.	trisonconstruction.com
20.	trisonconstruction.info
21.	trisonconstruction.org
22.	trisonconstruction.net
23.	sureflow.net
24.	iec-okc.com
25.	iecokc.com
26.	sureflowcomfort.com
27.	sureflow-comfort.com
28.	iecreps.com
29.	carriersolutioncenter.com
30.	ineedhvac.com
31.	hvacbids.com
32.	fancoil.com
33.	uvcdirect.com

ThermaClime Technologies, Inc.

PATENTS

NONE

TRADEMARKS

  NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Trison Construction, Inc.

PATENTS

NONE

TRADEMARKS

  NONE

COPYRIGHTS

NONE

TRADE NAMES1

Trison Geothermal Construction Inc.

SERVICE MARKS

NONE

1 Other than the formal corporate name.

XpediAir, Inc.

PATENTS

NONE

TRADEMARKS

Mark	Serial./Reg. No.	Place of Registration	Issue Date
“Climacool”	2,564,496	United States	04/23/02
“CHP”	1,707,991	United States	08/18/92
“XpediAir” (Design Only)*	2,986,893	United States	08/23/05

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

* Trademark is the subject of a Settlement Agreement with Expedia, Inc. regarding XpediAir, Inc’s right to use the name, throughout the world, in connection with the sale and manufacture of HVAC equipment and related goods and services, and to register the name with the USPTO or any foreign patent and trademark office in design form only.

1 Other than the formal corporate name.

LICENSES

1.	License Agreement between Koax Corp. and The City of Oklahoma City Pursuant to ONG Franchise Ordinance to Authorize Receipt of Transport Gas, dated July 3, 2006.
2.	License Agreement between Climate Master, Inc. and The City of Oklahoma City Pursuant to ONG Franchise Ordinance to Authorize Receipt of Transport Gas, dated December 8, 2005.
3.	License Agreement between International Environmental Corporation and The City of Oklahoma City Pursuant to ONG Franchise Ordinance to Authorize Receipt of Transport Gas, dated December 8, 2006.
4.	System License Agreement between Cherokee Nitrogen Company and Tennessee Gas Pipeline Company and Midwestern Gas Transmission Company, dated November 30, 2000.
5.	Software License between PTC Global and International Environmental Corporation.
6.	Software License between SigmaTEK and International Environmental Corporation.
7.
Software License and Services Agreement between ThermaClime, Inc. (formerly known as ClimaChem, Inc.) and Cognos Corporation (successor in interest to Adaytum, Inc.), effective June 29, 2000, as amended.

8.	Software License Agreement between ThermaClime, Inc. (formerly known as ClimaChem, Inc.) and Electronic Storage Corporation, executed April 4, 2003.
9.	Software and Services License Agreement between Cherokee Nitrogen Company and Mainsaver Software, effective December 4, 2002.
10.	Master License Agreement for Software Program Processes between El Dorado Chemical Company and Marcam Solutions, Inc.
11.	Engineering and License Agreement between El Dorado Chemical Company and Kaltenbach-Thuring S.A., dated October 27, 1994, regarding LDAN plant capacity increase.
12.	Order Form, dated June 26, 1997, between SSA Global Technologies, Inc., successor in interest to Computer Associates International, Inc., and LSB Industries, Inc., as amended.

SCHEDULE 5.21

PIPELINES

Cherokee Site

1.	North Alabama natural gas pipeline.
2.	Enbridge natural gas pipeline.
3.	Cherokee Water Company water line.

El Dorado Site

1.	Valero ammonia pipeline.
2.	Centerpoint Energy natural gas pipeline.
3.	Water pipeline supplies treated river water to the facility as industrial water make up.

SCHEDULE 5.22

MATERIAL CONTRACTS

1.	Anhydrous Ammonia Sales Agreement between El Dorado Chemical Company (“EDC”) and Koch Nitrogen International SARL and Koch Nitrogen Company(“Koch”), effective January 3, 2005.
2.	AN Supply Agreement between EDC and Orica USA, Inc., dated November 1, 2001, as amended.
3.	On-Site Product Supply Agreement between EDC and Air Liquide America Corporation, dated as of May 31, 1994.
4.	Sales Agreement between CNC and Nelson Brothers LLC for Ammonium Nitrate, dated October 1, 2001.
5.	NAESB Base Contract between CNC and Interconn Resources, Inc., dated April 1, 2003.

See also Schedules 5.23 and 7.05.

SCHEDULE 5.23

PERMITS

Cherokee Nitrogen Company, Cherokee, Alabama
•	NPDES Wastewater Discharge Permit #AL 0000418; effective date 2-1-06; expiration date 1-31-11
•	Title V Air Permit #701-0013; effective date 12-14-06; expiration date 11-28-11

El Dorado Chemical Company, El Dorado, Arkansas
•	NPDES Wastewater Discharge Permit #AR0000752; effective date 7-1-02; expiration date
6-30-07
•	Title V Air Permit #0573-AOP-R7; effective date 4-12-05; expiration date 4-11-10

SCHEDULE 5.27

LABOR MATTERS

1.	El Dorado Chemical Company (“EDC”) is party to collective bargaining agreement, effective October 17, 2004, with the International Association of Machinists and Aerospace Workers, AFL-CIO, Local 224.
2.	EDC is party to a collective bargaining agreement, effective August 1, 2004, with the Paper, Allied-Industrial, Chemical & Energy (PACE) Workers International Union AFL-CIO and Its Local 5-434.
3.	Cherokee Nitrogen Company is party to a collective bargaining agreement, dated November 12, 2004, with the United Steelworkers of America's International Union, AFL-CIO, CLC, Cherokee Local 417-G.

SCHEDULE 7.01(b)

EXISTING LIENS

Name of Obligor	Description of Secured Indebtedness
Chemex I Corp.	None

Name of Obligor	Description of Secured Indebtedness
Chemex II Corp.	None

Name of Obligor	Description of Secured Indebtedness
Cherokee Nitrogen Company	None

Name of Obligor	Description of Secured Indebtedness
Cherokee Nitrogen Holdings, Inc.	None

Name of Obligor	Description of Secured Indebtedness
ClimaCool Corp.	None

Name of Obligor	Description of Secured Indebtedness
Climate Master, Inc. (“CLM,”) as bailee (operating lease)
Secured Party:  Marquette Equipment Finance, LLC, as Bailor, assigned to Park National Bank
Collateral:  One (1) Chiyoda SP-25ST 3 Axis Tube Bender with RH rotation, including all standard equipment and 5/8”, 3/4” and 7/8” OD and mandrels

CLM (operating lease)	Secured Party: Prime Financial Corporation Collateral: Trumpf L3040 Laser Cutting Machine System purchased from Icon Machine Tool, Inc., S/N A0235A0061, and all accessories and attachments thereto.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Trumpf TruLaser 3530 Laser Cutting Machine, Serial #AX035A0061
CLM (operating lease)
Secured Party:  National Machine Tool Financial Corporation and TCF Equipment Finance, Inc.
Collateral:  One (1) new Trumpf L3530 4000 Watt Laser with 60”x120”, S/N A0235A0061, and all accessories and attachments thereto.

Name of Obligor	Description of Secured Indebtedness
CLM, as lessee (operating lease)
Secured Party:  IOS Capital, as lessor
Collateral:  All equipment now or hereafter leased (PCP 1050, booklet maker and accessories) in an equipment leasing transaction in connection with that certain Master Agreement No. -------------, Product Schedule No./Agreement No. 2068765, as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom.  Customer:  1095557 IKCPP500 C11029146

CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: 1 each five stage Power Spray Stainless Washer (installed) in accordance with quote 3703-0107R3 from Industrial Finishing Systems.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Ingersoll-Rand oil-free Nirvana compressor system consisting of various components; S/N IRN75H-OF.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Gamma G333PC Wire Processing System per quote 06-0150-2743-0135C; S/N 1-528324-1 and all accessories and attachments thereto.
CLM, as lessee (operating lease)
Secured Party:  IOS Capital, as lessor
Collateral:  All equipment now [5 Ricoh copiers] or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. -------------, Product Schedule No./Agreement No. 2929907, as amended from time to time, between Lessor and Lessee, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom.  CUSTOMER:  1095557 RIAF2035 S/P J5837002733 RIAF2035 S/P J5837002727 RIAF2035 S/P J5837102886 RIAF2035 S/P J5837102735 RIAF2035 S/P J5837102721 RIAF1060 J4235501227 RIAF1060 J422500470 RIAF2090 J7031100205 RIAF2090 J7031100244

Name of Obligor	Description of Secured Indebtedness
CLM, as lessee (operating lease)
Secured Party:  Prime Financial Corporation, as lessor
Collateral:  One (1) Amada Vipros 368 King, Turret Punch Press, S/N 36840024, with New London Slug Conveyor, One (1) Amada LUL510 loading device, S/N 00510090, Amada SR510 .30 unloading device, S/N 2218, Sun Classic Workstation with Line Control Software, S/N FW900085, AP100 Punch Upgrade, AP100 Punch Add. Seat Upgrade, complete with all attachments now or hereafter acquired.

CLM (operating lease)	Secured Party: Prime Financial Corporation Collateral: Amada press brake, model HFB 1003/8, S/N HFB010030 R981151, w/ ISB light curtain
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Raidzone GangSTOTR Systems RC8-2-R2000 (2x8 disk rack mount systems and all accessories and attachments thereto.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Nine (9) OptiGun-2AX Automatic Guns, Nine (9) OptiTronicPlus Control Units and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Six (6) sets of ECI line equipment (Procix) and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Amada 386 King, Vipros 30 ton CNC Turret Punch, S/N 36820017 and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Amada CNC Blanking Shear, S/N 101000056 and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One(1) Trumpf Laser 3040 Plus and associated accessories
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One(1) Trumpf Laser 3040 Plus and associated accessories
CLM (operating lease)	Secured Party: RCA Capital Corp. Collateral: One (1) new Chiyoda SP-25ST 3 Axis CNC Pipe Bender and associated accessories
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) single Tube Cutoff Line (STCOS) and all accessories and attachments thereto (Burr Oak Copper Cut).
CLM, as lessee (operating lease)
Secured Party:  Prime Financial Corporation, as lessor, as assigned to Marquette Equipment Finance, LLC, as assigned to Park National Bank
Collateral:  One (1) Chiyoda SP-25 ST 3-Axis Tube Bender and associated accessories.

Name of Obligor	Description of Secured Indebtedness
CLM (operating lease)	Secured Party: Prime Financial Corporation Collateral: One 1996 Amada FCXB-III-8025 CNC Press Brake
CLM (operating lease)	Secured Party: Prime Financial Corporation Collateral: IPCS Equipment and accessories
CLM (operating lease)	Secured Party: Prime Financial Corporation Collateral: Used 1995 FBD-125 Amada Press Brake, S/N 12530058
CLM (operating lease)	Secured Party: Prime Financial Corporation Collateral: 88 ton Amada HFB, S/N R091-18; 88 ton Amada HFB, S/N R970432; 138 ton Amada FBD, S/N 12530263

Name of Obligor	Description of Secured Indebtedness
ClimateCraft, Inc. (“CLC”) (operating lease)	Secured Party: Prime Financial Corporation Collateral: Trumpf NC Punching Machine
CLC (operating lease)	Secured Party: Prime Financial Corporation Collateral: 1999 Amada HFB1254 Promecam CNC Press Brake w/ Controls
CLC	Secured Party: City of Oklahoma City Collateral: Real estate owned by Summit Machine Tool Manufacturing Corp.
CLC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Two (2) model 625014 Accushears w/ 48” extended travel and CNC front gauging 12’x6’x6’; S/N 5110 and 5111
CLC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Trumpf model TC2020 Punch Machine, S/N A0030A0239 with tooling
CLC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Amada CNC Hydraulic Press Brake model HFB220/440, SN H980519

Name of Obligor	Description of Secured Indebtedness
DSN Corporation	None

Name of Obligor	Description of Secured Indebtedness
El Dorado Chemical Company (“EDC”) as bailee	Secured Party: Orica USA Inc., as bailor Collateral: All of bailor’s inventory located at bailee’s El Dorado, AR facility
EDC, as lessee (operating lease)	Secured Party: LSB Industries, Inc. Collateral: Catalysts associated with EDC’s El Dorado, AR facility

Name of Obligor	Description of Secured Indebtedness
EDC, as bailee (operating lease)
Secured Party:  Republic Bank, Inc., as bailor
Collateral:  Personal property (rail cars) located at bailee’s El Dorado, AR facility and described in Lease Schedule No. 001 to Master Lease Agreement No. AF10506 by and between Prime Financial Corporation, as lessee, and Applied Financial, LLC, as lessor

EDC	Secured Party: Air Liquide Industrial US LP Collateral: Gas generating plant, located at debtor’s El Dorado, AR facility
EDC (operating lease)	Secured Party: General Electric Capital Corporation Collateral: PerkinElmer Aanalyst 700 AA Spectrometer and accessories

Name of Obligor	Description of Secured Indebtedness
International Environmental Corporation (“IEC”) (operating lease)	Secured Party: Prime Financial Corporation Collateral: Bolina Cut-to-Length; 2 Optiflex 110/08 Pullmax CNC Press Brakes; vertical bender; Trumpf laser cutting machine
IEC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Amada Turret Press Dies & accessories
IEC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Two Trumpf Laser Cutting Machines
IEC	Secured Party: Amada Capital Corporation Collateral: Amada Turret Press Model VIPROS358K w/ scrap conveyor and attachments
IEC	Secured Party: Amada Capital Corporation Collateral: Software package consisting of two seats of Anmest punch software and one seat AP100 US punch complete w/ all attachments
IEC (operating lease)	Secured Party: Prime Financial Corporation Collateral: One (1) T-Drill SP-55 tube end spinner, 440V, S/N 97032
IEC (operating lease)	Secured Party: Prime Financial Corporation Collateral: High Takt assembly line (spur line south bldg)

Name of Obligor	Description of Secured Indebtedness
IEC (operating lease)
Secured Party:  IOS Capital
Collateral:  All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. -------------, Product Schedule No./Agreement No. 1842990, as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom.  Customer:  357586 RIAF 2075 S/P C11020120, RIAF2075 S/P C11020023, RIAF 2075 S/P C11020123, RIAF2060 S/P C11020019, RIAF3030 S/P C11020011, RIAF3030 S/P C11020010, RIAF3030 W/P C11020009, RIAF3030 SP C11020008, RIAF3425C C11020124, ZZrightfax software

IEC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Trumpf Laser 3040 Plus, 4000 watt resonator
IEC (operating lease)	Secured Party: Prime Financial Corporation Collateral: Security system

Name of Obligor	Description of Secured Indebtedness
Koax Corp (operating lease)	Secured Party: Intrust Bank Collateral: LSE 1751964 S/N MPH04374

Name of Obligor	Description of Secured Indebtedness
LSB Chemical Corp.	None

Name of Obligor	Description of Secured Indebtedness
Northwest Financial Corporation	None

Name of Obligor	Description of Secured Indebtedness
The Climate Control Group, Inc.	None

Name of Obligor	Description of Secured Indebtedness
ThermaClime, Inc. (f/k/a ClimaChem, Inc.)	Secured Party: Toshiba America Information Systems Collateral: Six (6) Toshiba copiers

Name of Obligor	Description of Secured Indebtedness
ThermaClime Technologies, Inc. (f/k/a ACP International Limited (“TTI”) (operating lease)
Secured Party:  Park National Bank, assigned to Marquette Equipment Finance, LLC
Collateral:  All equipment, software and other property leased under that Equipment Lease dated March 1, 2007 between Prime Financial Corporation and TTI (Continental washer and dryer)

TTI, as bailee (operating lease)	Secured Party: Park National Bank, as bailor Collateral: Radiator coil washer and dryer
TTI (operating lease)	Secured Party: Prime Financial Corporation Collateral: One (1) Continental Equipment 2-stage belt washer, natural gas heated dryer and drain tank
TTI (operating lease)	Secured Party: Prime Financial Corporation Collateral: Burr oak fin die, S/N FDM-1532-1

Name of Obligor	Description of Secured Indebtedness
Trison Construction, Inc. (“Trison”)	None

Name of Obligor	Description of Secured Indebtedness
XpediAir, Inc.	None

SCHEDULE 7.02

EXISTING INDEBTEDNESS AND GUARANTEES
(as of September 30, 2007)

Part A - Indebtedness

1.	International Environmental Corporation is indebted to Amada Capital Corporation in the amount of $57,714.
2.	ClimateCraft, Inc. is indebted to the following:
a.	The City of Oklahoma City in the amount of $2,450,000.
b.	Summit Machine Tool Manufacturing Corp. in the principal amount of $715,719.
3.	ThermaClime, Inc. is indebted to the following:
a.	CEPOLK Holdings, Inc. in the principal amount of $3,898,523.
b.	El Dorado Nitrogen, L.P. in the principal amount of $25,734,720.
4.

Part B - Guarantees

N/A

SCHEDULE 7.03

EXISTING INVESTMENTS
(as of September 30, 2007)

1.	See Schedule 5.13 for Equity Interests.
2.	El Dorado Chemical Company (“EDC”) is indebted to the following:
a.	ThermaClime, Inc. (“TCI”) in the principal amount of $35,593,138.
b.	LSB Chemical Corp. (“LSB Chemical”) in the principal amount of $2,098,787.
3.	Trison Construction, Inc. is indebted to TCI in the principal amount of $6,364,700 less $2,500,0001.
4.	ClimateCraft, Inc. is indebted to TCI in the principal amount of $6,947,768 less $5,200,0001.
5.	TCI is indebted to the following:
a.	International Environmental Corporation in the principal amount of $76,297,857.
b.	The Climate Control Group, Inc. in the principal amount of $3,104,268.
c.	Climate Master, Inc. in the principal amount of $40,537,986.
d.	Koax Corp. in the principal amount of $22,811,075.
e.	Chemex I Corp. (“Chemex I”) in the principal amount of $276,944.
f.	Chemex II Corp. (“Chemex II”) in the principal amount of $1,484,718.
g.	Northwest Financial Corporation in the principal amount of $13,328,828.
6.	Cherokee Nitrogen Company is indebted to the following companies:
a.	TCI in the principal amount of $10,604,163.
b.	EDC in the principal amount of $2,438,209.
7.	LSB Chemical is indebted to the following companies:
a.	TCI in the principal amount of $24,187,624 plus $4,500,0001.
b.	DSN Corporation (“DSN”) in the principal amount of $275,773.
8.	DSN is indebted to TCI in the principal amount of $18,784,414 less $4,500,0001.
9.	XpediAir, Inc. is indebted to TCI in the principal amount of $1,768,968 less $1,900,0001.
10.	ThermaClime Technologies, Inc. is indebted to TCI in the principal amount of $3,548,796 less $2,700,0001.
11.	ClimaCool Corp. (“CCC”) is indebted to TCI in the principal amount of $3,450,175 less $2,300,0001.

 1 Adjustment as of October 31, 2007.

12.	Chemex I is indebted to the following companies:
a.	LSB Chemical in the principal amount of $385,282 less $150,0001.
b.	Chemex II in the principal amount of $348.
13.	LSB Holdings, Inc., a subsidiary of LSB Industries, Inc., is indebted to CCC in the principal amount of $2,705,594.

SCHEDULE 7.05

FACILITY USE/LEASES

Part I – Cherokee Site

1.	Cherokee Nitrogen Company leases from Cherokee Nitrogen Holdings, Inc. (“CNH”) the Cherokee Site and Facility Assets therein pursuant to a Lease Agreement effective January 1, 2004.
2.	Nelson Brothers LLC leases from CNH a certain portion of the Cherokee Site pursuant to a Ground Lease dated November 4, 1998, as amended.
3.	Farm Lease between CNH and Isbell Farms, effective as of January 1, 2007.
4.
Ground Lease between United States Steel Corporation and The Industrial Development Board of the Town of Cherokee (“Board”) dated as of April 1, 1980, Lease Agreement between the Board and Airco, Inc. dated as of April 1, 1980, as amended between the Board and The BOC Group, Inc. (formerly known as Airco, Inc.) on August 1, 1993, Trust Indenture between the Board and Trust Company Bank dated as of April 1, 1980 and Indenture of Trust between the Board and First-Citizens Bank and Trust Company dated as of August 1, 1993.

5.	Airgas Specialty Products, Inc. leases from CNH a certain portion of the Cherokee Site pursuant to a Lease Agreement dated June 1, 2005.
6.	Austin Powder Company leases from CNH a certain portion of the Cherokee Site pursuant to a Real Property Lease and Easement dated effective November 1, 2007.

Part II – El Dorado Site

1.	El Dorado Chemical Company (“EDC”) leases from Northwest Financial Corporation (“NWF”) a certain portion of the El Dorado Site pursuant to a Lease Agreement dated March 7, 1988, as amended.
2.	DSN Corporation (“DSN”) leases from NWF a certain portion of the El Dorado Site pursuant to a Lease Agreement dated April 15, 2003.
3.	EDC subleases from DSN a certain portion of the El Dorado Site and the Facility Assets therein pursuant to a Sublease Agreement dated April 15, 2003.
4.	On-Site Product Supply Agreement between EDC and Air Liquide America Corporation dated May 31, 1994.

SCHEDULE 7.08

AFFILIATE TRANSACTIONS

1.	Agreement for Raw Material Sourcing between LSB Industries, Inc. (“LSB”) and its subsidiaries.
2.	Tax Sharing Agreement between LSB and ThermaClime, Inc. (f/k/a ClimaChem, Inc. (“TCI”)).
3.	Tax Sharing Agreement between LSB and ClimateCraft, Inc. (“CLC”).
4.	Management Agreement between LSB and TCI.
5.	Lease Agreement between Prime Holdings Corporation (“PHC”) and International Environmental Corporation (“IEC”) for property at 5000 West I-40, OKC.
6.	Lease Agreement between Prime Holdings Corporation (“PHC”) and ThermaClime Technologies, Inc. (“TTI”) for property at 5000 West I-40, OKC.
7.	Railcar Services Agreement between Prime Financial Corporation (“PFC”) and El Dorado Chemical Company (“EDC”).
8.	Industrial Plant Lease between PFC and Climate Master, Inc. (“CLM”) for property at 4700 West Point Boulevard, OKC.
9.	Equipment Lease between IEC and PFC Re: Laser Center, 2 Pullmax Press Brakes and accessories
10.	Equipment Lease between IEC and PFC Re: Cabinet & Steel Rack w/ Amada Turret Press Dies and shop carts with Amada Turret Punch Press tooling.
11.	Equipment Lease between IEC and PFC Re: Bolina Cut-to-Length, 2 Optiflex 110/08 Pullmax CNC Press Brakes, and 1 Vertical Bender Hairpin Bender.
12.	Equipment Lease between IEC and PFC Re: Trumpf Laser 3040 Plus.
13.	Equipment Lease between IEC and PFC Re: T-Drill SP-55 Tube End Spinner.
14.	Equipment Lease between IEC and PFC Re: Security System.
15.	Equipment Lease between IEC and PFC Re: High Takt Assembly Line.
16.	Equipment Lease between CLM and PFC Re: IPCS Equipment

17.	Equipment Lease between CLM and PFC Re: Optima Press Brake and accessories.
18.	Equipment Lease between CLM and PFC Re: Amada Vipros 868 King, Turret Punch Press and accessories.
19.	Equipment Lease between CLM and PFC Re: ECI equipment.
20.	Equipment Lease between CLM and PFC Re: 1996 Amada FCXBIII-8025 CNC Press Brake.
21.	Equipment Lease between CLM and PFC Re: Model HFB/1003/8 Amada Press Brake.
22.	Equipment Lease between CLM and PFC Re: Model HFB/1003/8 Amada Press Brake.
23.	Equipment Lease between CLM and PFC Re: Procix equipment.
24.	Equipment Lease between CLM and PFC Re: Trumpf 3040 Laser System.
25.	Equipment Lease between CLM and PFC Re: Trumpf 3040 Laser System.
26.	Equipment Lease between CLM and PFC Re: RAIDZone GangStor System.
27.	Equipment Lease between CLM and PFC Re: Blanking Shear.
28.	Equipment Lease between CLM and PFC Re: Amada 386 King, Vipros 30 CNC Turret Punch
29.	Equipment Lease between CLM and PFC Re: Optigun equipment.
30.	Equipment Lease between CLM and PFC Re: Burr Oak Copper Cut.
31.	Equipment Lease between CLM and PFC Re: Chiyoda SP-25ST Tube bender
32.	Equipment Lease between CLM and PFC Re: Amada FBD-125 Press Brake.
33.	Equipment Lease between CLM and PFC Re: Trumpf Laser L3040 Laser Cutting Machine.
34.	Equipment Lease between CLM and PFC Re: Trumpf Trulaser 3530.
35.	Equipment Lease between CLM and PFC Re: Ingersoll Rand Nirvana Compressor System.
36.	Equipment Lease between CLM and PFC Re: Gamma Wire Processing System.

37.	Equipment Lease between CLM and PFC Re: Power Spray Stainless Washer.
38.	Equipment Lease between CLM and PFC Re: Three (3) Amada Press Brakes.
39.	Equipment Lease between CLM and IEC Re: Trumpf Laser 3040 Plus.
40.	Equipment Sublease between LSB and CLM Re: Blanking Shear (leased by LSB from PFC).
41.	Equipment Sublease between CLC and PFC for Trumpf Punching Machine.
42.	Equipment Lease between CLC and PFC Re: 1999 Amada HFB 1254 Promecam CNC Press Brake.
43.	Equipment Lease between CLC and PFC Re: Trumpf Tooling Set.
44.	Equipment Lease between CLC and PFC Re: 2 Accushears.
45.	Equipment Lease between CLC and PFC Re: Trumpf TC2020 Punch Machine.
46.	Equipment Lease between CLC and PFC Re: Amada CNC Hydraulic Press Brake.
47.	Equipment Lease between TTI and PFC Re: Continental Belt Washer.
48.	Equipment Lease between TTI and PFC Re: Burr Oak Fin Die.
49.	Equipment Lease between EDC and PFC Re: 2004 Chevy Impala.
50.	Equipment Lease between EDC and PFC Re: 2002 International Spreader Truck.
51.	Plant Equipment Lease between EDC and DSN Corporation
52.	Equipment Lease between Trison Construction, Inc. (“Trison”) and PFC Re: 2 John Deer Gators and 3 trailers with dove tail.
53.	Services Agreements between LSB and the following subsidiaries:
a.	Chemex II Corp.
b.	Koax Corp.
c.	Climate Master, Inc.
d.	International Environmental Corporation
e.	The Climate Control Group, Inc.
f.	LSB Chemical Corp.
g.	ClimateCraft, Inc.
h.	El Dorado Chemical Company

i.	Chemex I Corp.
j.	ThermaClime, Inc.
k.	DSN Corporation
l.	ThermaClime Technologies, Inc.
m.	XpediAir, Inc.
n.	Trison Construction, Inc.

54.	Precious Metals Lease between LSB and EDC.
55.	Exclusive License Agreement Between CLC and ClimateCraft Technologies, Inc.
56.	Assignment of Option to Purchase between CLM and PFC Re: CLM Facility Located at 7300 S.W. 44th Street, Oklahoma City from Raptor Master LLC.
57.	Consulting Agreements between LSB Chemical Corp. (“LSB Chemical”) and various affiliates.
58.	Lease between Summit Machinery Company (“SMC”) and Trison for office space at 4000 N.W. 39th Street, OKC.
59.	Lease between XpediAir, Inc. and SMC at 4000 NW 39th Street, OKC.
60.	Warehouse Lease between CLM and SMC at 4000 NW 39th Street, OKC.
61.	Warehouse Lease between Summit Machine Tool Manufacturing Corp. (“Summit”) and ClimaCool Corp. at 518 North Indiana, OKC.
62.	Warehouse Lease between Summit and CLC at 1601 NW 4th Street, OKC.
63.	Capital Lease Agreement with Right of Transfer of Title between Summit and CLC for CLC facility in OKC.
64.	Lease of drilling equipment from LSB Holdings, Inc. to Trison.
65.	Lease of office space from SMC to TCI at 4000 NW 39th Street, OKC.
66.	Lease of office space from PFC to TCI at 16 South Pennsylvania Avenue, OKC.
67.	Lease of office space from TCI to LSB at 16 South Pennsylvania Avenue, OKC.
68.	Lease of building from LSB to Koax Corp. (“Koax”) at 510 North Indiana, OKC.
69.	Lease of warehouse space from Summit to Koax at 518 North Indiana, OKC.

70.	Lease of office space from PFC to LSB Chemical at 16 South Pennsylvania Avenue, OKC.
71.	Lease of office space from SMC to The Climate Control Group, Inc. (“CCG”) at 4000 NW 39th Street, OKC.
72.	Lease of office space from SMC to IEC at 4000 NW 39th Street, OKC.
73.	Computer rental from LSB to TCI.
74.	Auto rental from LSB to TCI.
75.	Auto rental from LSB to CCG.
76.	Auto rental from PFC to CCG.
77.	See Schedules 5.05, 7.03 and 7.05.

SCHEDULE 7.09

RESTRICTIVE AGREEMENTS

1.
Amended and Restated Loan and Security Agreement dated as of November ____, 2007, by and among ThermaClime, Inc. and each of the Subsidiaries of ThermaClime identified on the signature pages thereof, LSB Industries, Inc., the lenders identified on the signature pages thereof and Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Lenders, as amended.

2.	Equipment Purchase and Security Agreement between International Environmental Corporation and Amada America, Inc., dated June 27, 2003.*
3.	Capital Lease Agreement with Right of Transfer of Title by and between Summit Machine Tool Manufacturing Corp. and ClimateCraft, Inc., effective December 31, 1999, as amended.*
4.	Loan Agreement between The City of Oklahoma City and ClimateCraft, Inc., dated December 23, 1999.*

*These agreements relate to equipment and property not part of Collateral.  The restrictions (including lien restrictions) are limited to the equipment and property that are the subject of such agreements.

Schedule 11.02
Addresses for Notices; Payment Information

BORROWERS:                                    PARENT:

ThermaClime, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  Tony M. Shelby, Ex. V.P.
Tel:  405-235-4546
Fax:  405-235-5067

with copy to:

ThermaClime, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  David Shear, General Counsel
Tel:  405-235-4546
Fax:  405-236-1209

LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  Tony M. Shelby, Ex. V.P.
Tel:  405-235-4546
Fax:  405-235-5067

with copy to:

LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  David Shear, General Counsel
Tel:  405-235-4546
Fax:  405-236-1209

AGENTS:

Addresses for Notices	Payment Information

Banc of America Leasing & Capital LLC, as Collateral Agent
Mail Code: GA3-003-04-01
Northeast Center Building
2059 Northlake Pkwy
Tucker GA 30084-5399
Attn:  Shelley B. LaCagnin
Vice President - Operations Manager
Tel: 770-270-8590
Fax: 770-270-8638
Bank: Bank of America Address: Concord, CA ABA: 026 009 593 Account No: 1233401992 Account Name: Banc of America Leasing & Capital, LLC Attention: Benny Sumardi Reference: ThermaClime

Banc of America Leasing & Capital LLC, as Administrative Agent
Mail Code: MA5-100-32-01
100 Federal St
Boston MA 02110
Attn:  Annemarie L. Warren
Vice President - Group Operations Manager
Tel: 617-434-3611
Fax: 617-434-0532
Bank: Bank of America Address: Concord, CA ABA: 026 009 593 Account No: 1233401992 Account Name: Banc of America Leasing & Capital, LLC Attention: Benny Sumardi Reference: ThermaClime

Addresses for Notices	Payment Information

Bank of Utah, as Payment Agent ATTN: Corporate Trust Services 200 E. South Temple, Suite 210 Salt Lake City, UT 84111 Phone: (801) 924-3690 Fax: (801) 746-3519	Bank: Bank of Utah ABA No. 124-300-107 Acct. No. 01020296 Re: ThermaClime Acct. No. 8000099
LENDERS:

Addresses for Notices

Banc of America Leasing & Capital LLC,
Northeast Center Building
Mail Code: GA3-003-04-01
2059 Northlake Pkwy
Tucker GA 30084-5399
Attn:  Shelley B. LaCagnin
Vice President - Operations Manager
Tel: 770-270-8590
Fax: 770-270-8638

With Copy to:
Banc of America Leasing & Capital LLC
One Financial Plaza, 2nd Floor
Mail Code:  R11-537-02-01
http://corpdir.bankofamerica.com/staffresults.asp?txtField1Name=mailunit&txtField1Type=is&txtField1V
Providence, RI 02903
Attn:  Lee Bonaldi
Vice President - Credit Underwriting
Tel: 401-278-7655
Fax: 401-719-8344

Addresses for Notices

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.
222 N. LaSalle Street, 16th Floor
Chicago, IL  60601
Attention:  Gary Modesto
Vice President, Group Credit Manager
Tel:  312-750-6204
Fax:  312-316-3422
Email:  Gary_Modesto@ml.com

Arvest Bank 3900 N. Lincoln Boulevard Oklahoma City, OK 73105 Attn: Cindy Batt Sr. Vice President & Corporate Division Manager Tel: 405-523-4169 Fax: 405-523-4126 Email: cbatt@arvest.com

EXHIBIT A

FORM OF TERM NOTE

$_____________                                               _____________, 2007

FOR VALUE RECEIVED, each of THERMACLIME, INC. (“ThermaClime”) and each of the undersigned Affiliates of ThermaClime (each a “Borrower” and collectively the “Borrowers”) hereby jointly and severally promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of ___________, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent, and Bank of Utah, as Payment Agent.

Each Borrower, jointly and severally, promises to pay interest on the unpaid principal amount of such Lender’s Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Collateral Agent for the account of the Lender at the Collateral Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral Documents.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term Note and endorse thereon the date, amount, currency and maturity of its Term Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

Exhibit A-1

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THERMACLIME, INC.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEMEX II CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
DSN CORPORATION,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:
Name:
Title:

Exhibit A-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________

Exhibit A of 3

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

                                                    Financial Statement Date: ______, ____

To:           Bank of Utah, as Payment Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of ____________, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among THERMACLIME, INC. (“ThermaClime”) and certain Affiliates of ThermaClime, as borrowers (with ThermaClime, collectively, the “Borrowers” and each a “Borrower”), LSB Industries, Inc., as guarantor (“Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent, and Bank of Utah, as Payment Agent.

The undersigned hereby certifies as of the date hereof that he/she is the [chief executive officer/chief financial officer/treasurer/controller] of each of Parent and ThermaClime, and that, as such, he/she is authorized to execute and deliver this Certificate to the Collateral Agent on the behalf of each of Parent and ThermaClime, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           Each of Parent and ThermaClime has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Parent or ThermaClime, as applicable, ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           Each of Parent and ThermaClime has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Parent or ThermaClime, as applicable, ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Parent or ThermaClime, as applicable, and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Parent and the Borrowers during the accounting period covered by such financial statements.

3.           A review of the activities of Parent and the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period a Default has occurred under the Loan Documents, and

Exhibit B-1

[select one:]

[to the knowledge of the undersigned, during such fiscal period each of Parent and the Borrowers was in compliance with each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the knowledge of the undersigned, during such fiscal period the following is a list of each Default that occurred and its nature and status:]

4.           The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________, 200[_].

THERMACLIME, INC.

By:
Name:
Title:

LSB INDUSTRIES, INC.

By:
Name:
Title:

Exhibit B-2

SCHEDULE 1
to the Compliance Certificate

1.           Consolidated Leverage Ratio.  [If applicable.]

(a)           The Consolidated Leverage Ratio of ThermaClime and its Subsidiaries (the “ThermaClime Entities”) for such period is calculated as follows:

(i)	Consolidated Total Indebtedness as of the financial statement date:	$______________
(ii)	Borrowers’ Consolidated EBITDA for such period:	$______________

The ratio of item (i) to (ii)  = Consolidated Leverage Ratio  =                                                                                                                ___ : ___

(b)           The Consolidated Leverage Ratio set forth above [is/is not] greater than or equal to the amount set forth in Section 7.11(a) of the Loan Agreement for such period, which is 4.50 to 1.00.

2.           Consolidated Fixed Charge Coverage Ratio.

(a)           The Consolidated Fixed Charge Coverage Ratio of the ThermaClime Entities for such period is calculated as follows:

(i)	Consolidated EBITDA of the ThermaClime Entities for the most recently completed four fiscal quarters (the “Measurement Period”):	$_________________
(ii)
Aggregate amount of all Capital Expenditures made during the Measurement Period by the ThermaClime Entities on a consolidated basis ($_________________), but excluding any such payments to the extent financed through the incurrence of additional Indebtedness ($_________________):$________________

(iii)	Aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case of or by the TheramClime Entities for the most recently completed Measurement Period:	$________________
(iv)	Consolidated Interest Charges:	$________________
(v)
Aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money for ThermaClime on a consolidated basis during such Measurement Period1:
$________________

1 Excluding (a) prepayments of principal under the Revolving Credit Agreement which are not accompanied by or give rise to a reduction in the aggregate outstanding commitments under the Revolving Credit Agreement and not

Exhibit B-3

(vi)	All amounts paid or payable by the ThermaClime Entities on Capitalized Lease Obligations having a scheduled due date during such Measurement Period:	$_____________
(vii)	Dividends paid by ThermaClime to Parent during such Measurement Period:	$_____________

The ratio of items (i) minus (ii) minus (iii) divided by the sum of items (iv) plus (v) plus (vi) = Consolidated Fixed Charge Coverage Ratio      ___ : ___

(b)           The Consolidated Fixed Charge Coverage Ratio set forth above [is/is not] greater than or equal to the amount set forth in Section 7.11(b) of the Loan Agreement for the Measurement Period, which is 1.10 to 1.00.

including the final scheduled payment of amounts due under the Revolving Credit Agreement at maturity and (b) payment at maturity of the Indebtedness of ThermaClime to Parent under the $6,950,000 10 3/4 % bonds maturing in November 2007, provided that Parent is the sole holder of such Indebtedness and such Indebtedness is at all times subject to the terms of the Intercompany Loan Subordination Agreement.

Exhibit B-4

EXHIBIT C

FORM OF BORROWING NOTICE

Date:  ___________, 2007

To:           Bank of Utah, as Payment Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of __________, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among THERMACLIME, INC. (“ThermaClime”) and certain Affiliates of ThermaClime, as borrowers (collectively, the “Borrowers” and each a “Borrower”), LSB Industries, Inc., as guarantor, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent, and Bank of Utah, as Payment Agent.

The undersigned Borrowers hereby request the borrowing of the Term Loans:

1.           On ______________________ (a Business Day at least one (1) Business Day following the date of this notice).

2.           In the amount of $________________.

3.           The proceeds of which shall be disbursed as follows:

[INCLUDE WIRE TRANSFER INSTRUCTIONS]

THERMACLIME, INC.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEMEX II CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
DSN CORPORATION,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:
Name:
Title:

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 2  Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 3  Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 4 hereunder are several and not joint.] 5  Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Collateral Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

________________________________________

2  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

3  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

4  Select as appropriate.

5  Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D-1

1.	Assignor[s]:
2.	Assignee[s]:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.	Borrower(s):	ThermaClime, Inc. and certain of its Affiliates
4.	Collateral Agent: Banc of America Leasing & Capital, LLC, as the collateral agent under the Loan Agreement
5.
Loan Agreement:  Term Loan Agreement, dated as of ___________, 2007, among THERMACLIME, INC. and certain Affiliates of ThermaClime, as borrowers (collectively, the “Borrowers” and each a “Borrower”), LSB Industries, Inc., as guarantor, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent, and Bank of Utah, as Payment Agent.

6.	Assigned Interest[s]:

Assignor[s] 6	Assignee[s] 7	Facility Assigned	Aggregate Amount of Term Loans for all Lenders 8	Amount of Term Loans Assigned	Percentage Assigned of Term Loans 9
		Term Loans	$___________	$___________	_________%
		Term Loans	$___________	$___________	_________%
		Term Loans	$___________	$___________	_________%

7.	[Trade Date:	__________________]10

Effective Date: __________________, 20__ [TO BE INSERTED BY COLLATERAL AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

6  List each Assignor, as appropriate.

7  List each Assignee, as appropriate.

8  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9  Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.

10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]11 Accepted:

BANC OF AMERICA LEASING & CAPITAL, LLC,
as Collateral Agent

By:
Title:

[Consented to:]12

THERMACLIME, INC.

By:
Title:

10           To be added only if the consent of the Collateral Agent is required by the terms of the Loan Agreement.
11           To be added only if the consent of the Company is required by the terms of the Loan Agreement.

Exhibit D-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee” and Sections 11.06(b)(iii), (v) and (vi) of the Loan Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement and other Loan Documents to which it is bound as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon any Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit D-4

2.           Payments.  From and after the Effective Date, the Collateral Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D-5

EXHIBIT E

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of November 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation, NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation, CHEROKEE NITROGEN COMPANY, an Oklahoma corporation, DSN CORPORATION, an Oklahoma corporation, and EL DORADO CHEMICAL COMPANY, an Oklahoma corporation, (each individually a “Grantor” and collectively, the “Grantors”), in favor of BANC OF AMERICA LEASING & CAPITAL LLC, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

W I T N E S S E T H :

WHEREAS, pursuant to a Term Loan Agreement, dated as of November 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”), among ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), and certain subsidiaries and an affiliate of ThermaClime including each of the Grantors, as borrowers (collectively, together with ThermaClime, the “Borrowers”), LSB Industries, Inc., as guarantor, the various financial institutions and other Persons from time to time party thereto, Banc of America Leasing & Capital, LLC, as administrative agent, and the Collateral Agent, the Lenders have agreed, subject to the terms and conditions set forth in the Loan Agreement, to make Term Loans to the Borrowers; and

WHEREAS, as a condition precedent to the making of the Term Loans under the Loan Agreement, each Grantor is required to execute and deliver this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Term Loans to the Grantors and the other Borrowers, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Accounts” means all of Borrowers’ now owned or hereafter acquired right, title and interest with respect to “accounts” (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

“Books” means all of each Borrower’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing its assets (including the UCC Collateral) or liabilities, all of its records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Cherokee Collateral” means (a) the Cherokee Plant, (b) all Material Contracts, Assigned Agreements, Support Rights and Interests, Intellectual Property Collateral, and Permits, (c) all data bases, skill, experience, processes, models, drawings, manuals, materials, records and all other Cherokee General Intangibles, (d) all insurance proceeds arising in connection with the Cherokee Plant or used in or necessary to conduct the Facility Business or the operation or maintenance of the Facility Assets, and (e) all Proceeds of the Cherokee Collateral described in clauses (a) through (d) above; provided, however, the Cherokee Collateral shall not include any of the Excluded Assets.

“Cherokee General Intangibles” means the General Intangibles which, in whole or in part, relate to the Cherokee Plant or are used in or necessary to conduct the Facility Business or the operation or maintenance of the Facility Assets.

“Cherokee Plant” means (a) the Cherokee Site and (b) the land, land improvements, buildings, Fixtures, Equipment (including, without limitation, chemical processing equipment, office equipment, barge unloading equipment and laboratory equipment), the Kellogg Company ammonia processing plant, the Chemical Industrial Engineers Company nitric acid plant, the D.M. Weatherly Company nitric acid plant, the Technip Company UREA plant, the ammonium nitrate prill plant, a pollution control and irrigation system, cooling towers, a demineralizer, transformers, substations, storage tanks, office furniture, computers and software, vehicles and forklift trucks (other than rolling stock or titled vehicles), an auxiliary boiler, a deaerator system, product storage tanks, air compressors, an electrical substation and transformers,  process plant piping, pumps and wiring, and other tangible assets located on the Cherokee Site or used in or necessary to the conduct of the Facility Business or the operation or maintenance of the Facility Assets at the Cherokee Site from time to time, including, without limitation, as described on Part A of Schedule 1.1(a).

“Cherokee Site” means the real property described on Schedule 1.1(b).

“Collateral” is defined in Section 2.1.

“Collateral Agent” is defined in the preamble.

“El Dorado Collateral” means (a) the El Dorado Plant, (b) all Material Contracts, Assigned Agreements, Support Rights and Interests, Intellectual Property Collateral, and Permits, (c) all data bases, data, skill, experience, processes, models, drawings, manuals, materials, records and all other El Dorado General Intangibles, (d) all insurance proceeds arising in connection with the El Dorado Plant or used in or necessary to conduct the Facility Business or the operation or maintenance of the Facility Assets, and (e) all Proceeds of the El Dorado Collateral described in clauses (a) through (d) above; provided, however, the El Dorado Collateral shall not include any of the Excluded Assets.1

______________________________________________

1           Final Collateral descriptions are subject to final update and modification by the Appraiser.

“El Dorado General Intangibles” means General Intangibles which, in whole or in part, relate to the El Dorado Plant or are used in or necessary to conduct the Facility Business or the operation or maintenance of the Facility Assets.

“El Dorado Plant” means (a) the El Dorado Site and (b) the land, land improvements, buildings, Fixtures, Equipment (including, without limitation, chemical processing equipment, office equipment, maintenance and machine shop equipment and laboratory equipment), the Chemico east/west weak nitric plant, the Chemico sulfuric acid plant, the Chemico E2 high-density ammonium nitrate prill plant, the K-T lo-density ammonium nitrate prill plant, a 100 TPD mixed acids plant, the D.M. Weatherly nitric acid plant, the UHDE 285 TPD direct strong nitric acid processing plant, the CB&I tank farm including ammonia storage spheres, a refrigerated ammonia tank and ammonia storage tanks, a plant steam generation system including Babcock & Wilcox processing boilers, a plant electrical generation system including substations and transformers, a wastewater ph neutralization system,  a pollution control and irrigation system, cooling towers, air compressors, transformers, substations, storage tanks, office furniture, computers and software, vehicles, forklift trucks (other than rolling stock or titled vehicles), process plant piping, pumps and wiring, and other tangible assets located on the El Dorado Site or used in or necessary to the conduct of the Facility Business or the operation or maintenance of the Facility Assets at the El Dorado Site from time to time, including, without limitation, as described on Part B of Schedule 1.1(a).

“El Dorado Site” means the real property described on Schedule 1.1(c).

“Equipment” means all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor and located on the Cherokee Site or the El Dorado Site or used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets at either of the Sites, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials, handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles (other than rolling stock or titled vehicles), other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Excluded Assets” means (i) all titled vehicles, railcars, rolling stock, Accounts, Non Facility General Intangibles and Books, Inventory, Investment Property, and Negotiable Collateral, (ii) all insurance proceeds relating to the assets described in clause (i) above, and (iii) all Proceeds of the assets described in clauses (i) and (ii) above.

“Facility Business” means the business conducted by the Borrowers at the Cherokee Site and the El Dorado Site.

“Fixtures” means all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Grantor.

“General Intangibles” means all of Grantor’s now owned or hereafter acquired right, title, and interest with respect to “general intangibles” as that term is defined in the UCC (including contract rights, proprietary rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, and catalogs) and any and all supporting obligations in respect thereof.

“Grantor” and “Grantors” are defined in the preamble.

“Intellectual Property Collateral” means patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications and service mark applications, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge and know-how used in or necessary to the conduct of the Facility Business or the operation and maintenance of the Facility Assets from time to time, and any licenses and rights related to any of the foregoing, including without limitation, with respect to the Grantors, those patents, trademarks, service marks, trade names, and copyright registrations set forth on Schedule 3.4 to this Security Agreement and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Inventory” means all Borrowers’ now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower’s business.

“Investment Property” means all of Borrowers’ now owned or hereafter acquired right, title and interest with respect to “investment property” as that term is defined in the UCC, and any and all supporting obligations in respect thereof.

“Loan Agreement” is defined in the first recital.

“Negotiable Collateral” means all of Borrowers’ now owned or hereafter acquired right, title and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Non Facility General Intangibles and Books” means General Intangibles and Books of Borrowers, but excluding all (i) Cherokee General Intangibles, (ii) El Dorado General Intangibles and (iii) Intellectual Property Collateral.2

“Proceeds” has the meaning set forth in Article 9 of the UCC.

“Security Agreement” is defined in the preamble.

SECTION 1.2. Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

ARTICLE II
SECURITY INTEREST

SECTION 2.1. Grant of Security Interest.  Each Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a) the Cherokee Collateral;

(b) the El Dorado Collateral;

(c) all books, records, writings, databases, information and other property relating to or used in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section or the Facility Business; and

(d) all Proceeds of the foregoing and, to the extent not otherwise included,

(i) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (ii) all tort claims relating to the foregoing.

Notwithstanding anything hereto the contrary, the Collateral shall not include any of the Excluded Assets.

SECTION 2.2. Security for Obligations.  This Security Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations.

SECTION 2.3. Grantors Remain Liable.  Anything herein to the contrary notwithstanding:

__________________________________

2 Note to Foothill:  As we discussed, to the extent that any books, records or intellectual property items are carved out of your collateral by clauses (i), (ii) and (iii), Foothill is given access and a license to use these items in the Inter-Lender Agreement.

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4. Security Interest Absolute, etc.  This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Obligations have been indefeasibly paid in full.  All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a grantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

SECTION 2.5. Postponement of Subrogation.  Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until the Indefeasible Payment and Performance of All Obligations has occurred.  No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document, until after the Indefeasible Payment and Performance of All Obligations has occurred.  Any amount paid to such Grantor on account of any such subrogation rights prior to the indefeasible payment in full of the Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1.  In furtherance of the foregoing, at all times prior to the Indefeasible Payment and Performance of All Obligations, such Grantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.  The foregoing provisions of this Section 2.5 are in addition to and not by way of limitation of the provisions set forth in Article XI of the Loan Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Loan Agreement and make the Term Loans, the Grantors represent and warrant to each Secured Party as of the date hereof, the date of the Borrowing Notice and the Borrowing Date, as set forth below.

SECTION 3.1. Grantor Name, Location, etc.

(a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Part A of Schedule 3.1.

(b) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in Equipment and General Intangibles owned by such Grantor is set forth in Part B of Schedule 3.1.

(c) The Grantors do not have any trade names (other than the respective corporate names of the Grantors except to the extent such names or portions thereof are used in any other trade names) other than those set forth in Part C of Schedule 3.1.

(d) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Part D of Schedule 3.1 hereto.

(e) Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Part E of Schedule 3.1 hereto.

(f) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

SECTION 3.2. Ownership, No Liens, etc.  Each Grantor has rights in or the power to transfer the Collateral, and owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement or (b) that is a Permitted Encumbrance.  No effective UCC financing statement or other filing similar in effect (other than Permitted Encumbrances solely with respect to a filing similar in effect) covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Collateral Agent relating to this Security Agreement or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Collateral Agent on the Closing Date.  There are no parties to the Intercompany Leases other than the Grantors.

SECTION 3.3. Possession of Equipment.  Each Grantor has, and agrees that it will maintain, exclusive possession of its Equipment constituting Collateral, other than (i) Equipment in transit in the ordinary course of business and (ii) Equipment that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the applicable Grantor) which other Person holds such Equipment in the ordinary course of its business for purposes of repairing or maintaining such Equipment.  In the case of Equipment described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment, (ii) issued any document for any such Equipment, (iii) received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or (iv) any Lien on any such Equipment.

SECTION 3.4. Intellectual Property Collateral.

(a) In respect of the Intellectual Property Collateral:

(i) set forth in Part A of Schedule 3.4 hereto is a complete and accurate list of all issued and applied-for patents and all patent licenses owned by each Grantor and used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets, including those that have been issued by or are on file with the United States Patent and Trademark Office;

(ii) set forth in Part B of Schedule 3.4 hereto is a complete and accurate list all registered and applied-for trademarks and all trademark licenses owned by each Grantor and used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets, including those that are registered, or for which an application for registration has been made, with the United States Patent and Trademark Office;

(iii) set forth in Part C of Schedule 3.4 hereto is a complete and accurate list of all registered and applied-for copyrights and all copyright licenses owned by each Grantor and used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets, including those that are registered, or for which an application for registration has been made, with the United States Copyright Office;

(iv) the Grantors are the sole and exclusive owners of the entire and unencumbered rights, title and interest in and to the Intellectual Property Collateral (except for the Permitted Encumbrances), and no claim has been made that any such Grantor is or may be, in conflict with, infringing, misappropriating, diluting, misusing or otherwise violating any of the rights of any third party or that challenges the ownership, use, protectability, registerability, validity, enforceability of any Intellectual Property Collateral and, to such Grantor’s knowledge, there is no valid basis for any such claims, and the Grantors have not licensed the Intellectual Property Collateral to any Affiliates or any third parties.

(b) In respect of each Grantor:

(i) the Intellectual Property Collateral owned by it is valid, subsisting, and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, and no consents from third parties are required in connection with the collateral assignment to the Collateral Agent of any licenses constituting Intellectual Property Collateral;

(ii) such Grantor has made all necessary filings and recordings, including recordings in the United States Patent and Trademark Office and the United States Copyright Office, as appropriate, to protect its interest in (x) the Intellectual Property Collateral that is set forth in Part B of Schedule 3.4 and (y) all other Intellectual Property used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets, which in the case of clause (y) would have a Material Adverse Effect if Grantor failed to make such filings or recordings;

(iii) no action by such Grantor is currently pending or threatened in writing which asserts that any third party is infringing, misappropriating, diluting, misusing or voiding any Intellectual Property Collateral and, to such Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting, misusing or voiding any Intellectual Property Collateral owned or used by such Grantor in any material respect, or any of its respective licensees;

(iv) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral;

(v) such Grantor has executed and delivered to the Collateral Agent, Intellectual Property Collateral security agreements for all Intellectual Property Collateral owned by such Grantor;

(vi) the consummation of the transactions contemplated by the Loan Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral;

(vii) such Grantor owns directly or is entitled to use by license or otherwise, all Intellectual Property used in, or necessary for or of importance to the business conducted at the Cherokee Plant and the El Dorado Plant.

SECTION 3.5. Validity, etc.

(a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

(b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Part A of Schedule 3.1 (collectively, the “Financing Statements”) (or has authenticated and delivered to the Collateral Agent the Financing Statements suitable for filing in such offices) and has taken all other:

(i) actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC in accordance with Article IV; and

(ii) actions necessary to perfect the Collateral Agent’s security interest with respect to any Collateral evidenced by a certificate of ownership.

(c) Upon the filing of the Financing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected first priority security interest in the Collateral described on such Financing Statements in favor of the Collateral Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, subject only to Permitted Encumbrances.

SECTION 3.6. Authorization, Approval, etc.  Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, except for the Assignments and Consents to be delivered pursuant to Section 4.01(a)(iii)(D) of the Loan Agreement, or any other third party is required either

(a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b) for the perfection or maintenance of the security interests hereunder including the first priority nature of such security interest (except with respect to the Financing Statements or UCC-3 Continuation Statements required to be filed in the future with respect thereof or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office) or the exercise by the Collateral Agent of its rights and remedies hereunder; or

(c) for the exercise by the Collateral Agent of the rights provided for in this Security Agreement.

ARTICLE IV
COVENANTS

Each Grantor covenants and agrees that, until the indefeasible payment in full of the Obligations, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. Change of Name, etc.  No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Collateral Agent.

SECTION 4.2. Equipment.

(a) Each Grantor shall promptly inform the Collateral Agent of any material additions to or deletions from its Equipment constituting Collateral.  No Grantor shall permit any of its Equipment constituting Collateral to become a Fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien except as provided for in the final paragraph of Section 7.01 of the Loan Agreement.  No Grantor will, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(b) Except as set forth in the Loan Agreement, no Grantor shall, without the Collateral Agent’s prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of the Grantor’s Equipment.

SECTION 4.3. As to Intellectual Property Collateral.  Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets:

(a) such Grantor shall not (i) do or fail to perform any act whereby any of the patents or patent licenses may lapse or become abandoned or dedicated to the public or unenforceable, (ii) itself or permit any of its licensees to (A) fail to continue to use any of the trademarks, trade names or trademark licenses in order to maintain the Intellectual Property Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under the trademarks, trade names or trademark licenses, or (C) do or permit any act or knowingly omit to do any act whereby any of the trademarks, trade names or trademark licenses may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the copyrights or copyright licenses or any of the trade secrets may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor or is no longer used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets, and the loss of such Intellectual Property Collateral would not have a Material Adverse Effect on the business;

(b) such Grantor shall promptly notify the Collateral Agent if it knows, or reasonably suspects, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same except with respect to such Intellectual Property which such Grantor reasonably determines is of negligible economic value to such Guarantor or is no longer used in or necessary to the conduct of the Facility Business or the operation of the Facility Assets;

(c) such Grantor shall notify Collateral Agent within a reasonable period (i) of such Grantor or any of its agents, employees, designees or licensees filing an application for the registration of any patent or trademark constituting Intellectual Property Collateral with the United States Patent and Trademark Office or (ii) of such Grantor receiving, as owner or exclusive licensee, a copyright registration constituting Intellectual Property Collateral with the United States Copyright Office, and upon request of the Collateral Agent, promptly execute and deliver the Trademark Security Agreement and other documents as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property Collateral;

(d) except as permitted under clause (a) and (b) above, such Grantor shall take all reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes; and

(e) such Grantor shall promptly, but within sixty (60) days, after it obtains an ownership interest in any patent or trademark constituting Intellectual Property Collateral, execute and deliver to the Collateral Agent an IP Security Agreement, and Grantor shall promptly, but within thirty (30) days, after it obtains an ownership interest or an exclusive license in any copyright constituting Intellectual Property Collateral, execute and deliver to the Collateral Agent an IP Security Agreement, and in each case such Grantor shall execute and deliver to the Collateral Agent any other document required to acknowledge or register, record or perfect the Collateral Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith using its commercially reasonable business judgment that any such Intellectual Property Collateral is not material and is of negligible economic value to such Grantor.

SECTION 4.4. Further Assurances, etc.  Each Grantor agrees that, (i) from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, such Grantor will

(a) file (and hereby authorize the Collateral Agent to file) such Financing Statements or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or that the Collateral Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby; and

(b) furnish to the Collateral Agent, from time to time at the Collateral Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; and to make all relevant filings with the United States Patent and Trademark Office and the United States Copyright Office in respect of the Intellectual Property Collateral.  Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law.

ARTICLE V
THE COLLATERAL AGENT

SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the

Collateral Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(d) to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2. Grant of License to Use Intellectual Property Collateral.  For the purpose of enabling Collateral Agent to exercise rights and remedies under Article VI hereof (including, without limiting the terms of Article VI hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of Collateral Agent and Lenders, which shall be effective upon the occurrence of an Event of Default and during the continuance thereof, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

SECTION 5.3. Collateral Agent Has No Duty.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

ARTICLE VI
REMEDIES

SECTION 6.1. Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) take possession of any Collateral not already in its possession without demand and without legal process;

(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties,

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent against, all or any part of the Obligations as set forth in Section 8.03 of the Loan Agreement.

(c) The Collateral Agent may

(i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,

(v) take control of any Proceeds of the Collateral, and

(vi) execute (in the name, place and stead of any Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d) Without limiting the foregoing, in respect of the Intellectual Property Collateral:

(i) upon the request of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments of the Intellectual Property Collateral, subject (in the case of any licenses thereunder) to any valid and enforceable requirements to obtain consents from any third parties, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof;

(ii) each Grantor agrees that the Collateral Agent may file applications and maintain registrations for the protection of the Intellectual Property Collateral and/or bring suit in the name of such Grantor, the Collateral Agent or any Secured Party to enforce the Intellectual Property Collateral and any licenses thereunder and, upon the request of the Collateral Agent, each Grantor shall use all commercially reasonable efforts to assist with such filing or enforcement (including the execution of relevant documents); and

(iii) in the event that the Collateral Agent elects not to make any filing or bring any suit as set forth in clause (ii), each Grantor shall, upon the request of Collateral Agent, use all commercially reasonable efforts, whether through making appropriate filings or bringing suit or otherwise, to protect, enforce and prevent the infringement, misappropriation, dilution, unauthorized use or other violation of the Intellectual Property Collateral.

Notwithstanding the foregoing provisions of this Section 6.1, for the purposes of this Section 6.1, “Collateral” and “Intellectual Property Collateral” shall include any “intent to use” trademark application only to the extent (i) that the business of such Grantor, or portion thereof, to which that mark pertains is also included in the Collateral and (ii) that such business is ongoing and existing.

SECTION 6.2. Compliance with Restrictions.  Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.3. Protection of Collateral.  The Collateral Agent may from time to time, at its option (a) perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and (b) take any other action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 11.04 of the Loan Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Loan Document.  This Security Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment.  This Security Agreement shall remain in full force and effect until the indefeasible payment in full of the Obligations has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Loan Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION 7.3. Amendments, etc.  No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 11.01 of the Loan Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Loan Agreement in accordance with the notice provisions set forth in the Loan Agreement.

SECTION 7.5. Release of Liens and Termination of Rights.  Upon (a) the Disposition of Collateral in accordance with the Loan Agreement or (b) the Indefeasible Payment and Performance of All Obligations, the security interests granted herein and the power of attorney and license granted pursuant to Sections 5.1, 5.2 and 5.3 shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party.  Upon any such Disposition or termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.  This Section 7.5 is in addition to and without limitation of Grantors rights as set forth in the final paragraph of Section 7.01 of the Loan Agreement.

SECTION 7.6. No Waiver; Remedies.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7. Headings.  The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.8. Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.9. Governing Law, Entire Agreement, etc.  THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.10. Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY GRANTOR IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT,

AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED FOR THE BORROWER IN SECTION 10.2 OF THE LOAN AGREEMENT.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 7.11. Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.12. Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance has not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Remainder of page intentionally left blank.
Signatures on following page.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its authorized officer as of the date first above written.

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By:           _________________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By:           _________________________________
Name:
Title:

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By:           _________________________________
Name:
Title:

DSN CORPORATION, an Oklahoma corporation

By:           _________________________________
Name:
Title:

SIGNATURE PAGES TO SECURITY AGRE

EL DORADO CHEMICAL COMPANY, an Oklahoma corporation

By:           _________________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL LLC, as Collateral Agent

By:           _________________________________
Name:
Title:

SIGNATURE PAGES TO SECURITY AGREEMENT

SCHEDULE 1.1(a)
to Security Agreement

Part A – Cherokee Facility

The major personal property assets identified at this facility include a concrete dome prill storage facility with a storage capacity of 14,000 tons; a Kellogg 500 ton per day (“TPD”) rated capacity ammonia processing plant including six (6) compressors and sixteen (16) heat exchangers; Chemical Industrial Engineers 300 TPD nitric acid plant #1 which include two (2) air compressors and two (2) 38 ft high absorption towers; a D.M. Weatherly Company 500 TPD nitric acid plant #2 w/ 60 ft high absorption tower and steam turbine; two (2) Mississippi Chemical designed 830 TPD ammonium nitrate neutralizers including four (4) storage tanks and a truck load-out; a 430 TPD high density ammonium nitrate prilling operation consisting of a prill tower, a prill fattening operation, elevators, conveyors, sizing equipment, an environmental scrubber, bagging equipment, and climate control storage; a Technip designed 275 TPD UREA plant with an 83% ammonium nitrate mixing operation for urea ammonium nitrate (UAN) production and including a high pressure reactor, four (4) storage tanks, a barge, truck and rail load-out; other plant infrastructure and support equipment including a pollution control and irrigation system, cooling towers, a de-alkalizer; barge unloading equipment, storage tanks, forklift trucks, an auxiliary boiler, a de-aerator system, product storage tanks, air compressors, electrical power and distribution equipment including substations, transformers, and motor control centers, steam water facilities, process plant piping, various pumps, office furniture and equipment, and general plant equipment.

Part B – El Dorado Facility

The major personal property assets identified at this facility include a 285 ton per day (“TPD”) rated capacity UHDE direct strong nitric acid processing plant; a Chemical & Industrial Corporation (C&I Girdler/Chemico) East/West 750 TPD weak nitric acid plant with two  (2) parallel trains (375 TPD each); a D.M. Weatherly 350 TPD nitric acid plant; a KT 600 TPD low density ammonium nitrate prill plant (capacity increased to 860 TPD); a Chemical & Industrial Corporation (C&I Girdler/Chemico) 1,100 TPD E2 high density ammonium nitrate prill plant with neutralizer; a Chemico 360 TPD sulfuric acid plant; a 100 TPD mixed acid plant; other plant infrastructure and support equipment includes a CB&I tank farm with ten (10) ammonia storage spheres, a refrigerated ammonia tank, and six (6) other ammonia nitrate solution storage tanks; a plant steam production system with two (2) Babcock & Wilcox processing boilers; a plant electrical power and distribution system including substations, transformers and motor control centers; maintenance machinery and equipment; a wastewater pH neutralization system; a pollution control and irrigation system; cooling towers; forklift trucks; air compressors; process plant piping, various pumps, office furniture and equipment, and general plant equipment.

SCHEDULE 1.1(b)
to Security Agreement

Cherokee Site

The tract or lot of land lying in the County of Colbert, State of Alabama, known and described as follows, to wit:

PARCEL I:
Begin at the Northwest corner of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, and run thence South 0 degrees 36 minutes 44 seconds West 2621.36 feet with the westerly boundary line of said Section 7 to a point on said boundary line; thence run North 88 degrees 55 minutes 46 seconds West 990.00 feet to a point; thence run South 0 degrees 35 minutes 43 seconds West 2623.55 feet parallel with the westerly boundary line of said Section 7, to a point on the northerly boundary line of Section 13, Township 3 South, Range 14 West; thence run South 0 degrees 46 minutes 39 seconds West a distance of 5329.16 feet to a point on the southerly boundary of Section 13, Township 3 South, Range 14 West; thence run South 87 degrees 49 minutes 42 seconds East 1000.47 feet to the Southwest corner of Section 18, Township 3 South, Range 13 West; thence run South 89 degrees 14 minutes 26 seconds East 1397.26 feet to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 18, which section is a fractional section; thence run North 0 degrees 21 minutes 39 seconds East a distance of 46.5 feet to a concrete monument on the north right-of-way margin of Lile Academy Road; thence south 89 degrees 08 minutes 27 seconds east along said north right-of-way margin a distance of 1,281.76 feet to a concrete monument; thence south 88 degrees 50 minutes 29 seconds east a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 474.74 feet; thence north 12 degrees 06 minutes 31 seconds east a distance of 784.37 feet; thence north 12 degrees 02 minutes 41 seconds east a distance of 51.11 feet; thence south 89 degrees 59 minutes 07 seconds west a distance of 726.65 feet; thence north 00 degrees 00 minutes 42 seconds east a distance of 414.62 feet; thence north 84 degrees 05 minutes 23 seconds east a distance of 780.35 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 816.26 feet to the south right-of-way margin of a 200 foot railroad right-of-way; thence north 88 degrees 03 minutes 37 seconds west along said south right-of-way margin a distance of 1,193.19 feet; thence westerly along the curving south right-of-way margin a distance of 347.85 feet (said curve concave south, having a radius of 1,046.00 feet, a chord bearing of south 82 degrees 24 minutes 48 seconds west, a chord length of 346.25 feet); thence north 02 degrees 12 minutes 51 seconds west a distance of 205.80 feet to the north right-of-way margin of a 200 foot railroad right-of-way; thence easterly along the curving north right-of-way margin a distance of 361.43 feet (said curve concave south, having a radius of 1,246.00 feet, a chord bearing north 83 degrees 37 minutes 48 seconds east, a chord distance of 360.16 feet); thence south 88 degrees 03 minutes 37 seconds east a distance of 1,188.82 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 310.14 feet; thence south 89 degrees 24 minutes 33 seconds east a distance of 240.77 feet to U.S.-T.V.A. Monument No. 50 (being a concrete monument capped by a bronz tablet showing said monument number and also "T.3S.R.13W.", and all other references to U.S.-T.V.A. monuments herein shall refer to monuments of like character); thence north 00 degrees 24 minutes 16 seconds east a distance of 420.42 feet to U.S.-T.V.A. Monument No. 51; thence run north 33 degrees 37 minutes west 2,733.00 feet to U.S.-T.V.A. Monument No. 52 in the north line of Section 17, which is in the south line of Section 8; thence north 37 degrees 38 minutes west 416.00 feet to U.S.-T.V.A. Monument No. 53 at the northwest corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 01 degree 35 minutes east 977.00 feet to U.S.-T.V.A. Monument No. 54 at the northwest corner of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 35 degrees 59 minutes west 1,633.00 feet to U.S.-T.V.A. Monument No. 55 at the southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of the Northwest Quarter of Section 8; thence north 88 degrees 50 minutes west 332.00 feet to U.S.-T.V.A. Monument No. 56 at the southwest corner of the Northwest Quarter of Section 8; thence with the south line of the Northeast Quarter of Section 7 north 88 degrees 50 minutes west 330.00 feet to U.S.-T.V.A. Monument No. 57; thence leaving the said south line north 01 degree 23 minutes 15 seconds east 1,966.31 feet to U.S.-T.V.A. Monument No. 58; thence run north 88 degrees 35 minutes west 336.33 feet to U.S.-T.V.A. Monument No. 59; thence run south 68 degrees 55 minutes 24 seconds west 1,751.46 feet, more or less, to a point on the south line of the north half of the north half of Section 7, Township 3 South, Range 13 West, which point is to be found by finding the intersection of said south line of said north half of the north half of said Section 7 with a line run south 00 degrees 39 minutes 12 seconds west a distance of 45 feet from U.S.-T.V.A. Monument No. 60; thence run north 00 degrees 39 minutes 12 seconds east 659.42 feet; thence run north 56 degrees 58 minutes 57 seconds east 1,150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62 which is located in the north boundary of said Section 7 at a point 1,399.63 feet easterly from the northwest corner thereof; thence run north 88 degrees 39 minutes 30 seconds west with said section line 1,399.63 feet to the POINT OF BEGINNING.

LESS AND EXCEPT FROM THE FOLLOWING PARCELS:  III, IV, V, VI, AND VII:

Parcel III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.00 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning of the tract herein described.

Parcel IV
Commence at the Southwest corner of the said Section 7, Township 3 South, Range 13 West, Colbert County, Alabama; thence North 0 degrees 36 minutes 44 seconds east along the west line of the said Section 7 a distance of 2621.68 feet to the northwest corner of the Southwest 1/4 of the said Section 7 and the point of beginning of the tract herein described; thence continuing north 0 degrees 36 minutes 44 seconds east a distance of 200.00 feet to a point; thence south 89 degrees 23 minutes 16 seconds east a distance of 1500.00 feet to a point; thence south 0 degrees 36 minutes 44 seconds west a distance of 600.0 feet to a point; thence north 89 degrees 23 minutes 16 seconds west a distance of 1500.0 feet to a point on the west line of said Section 7; thence north 0 degrees 36 minutes 44 seconds east a distance of 400.0 feet to the point of beginning of the tract herein described.

Parcel V
A parcel of land located in Section 18, Township 3-South, Range 13-West in Colbert County, State of Alabama, said parcel lying east of a right of way for a proposed road approximately 3 miles north of Cherokee, and being more particularly described as follows:  Commencing at a point in the east line of Section 18, said point being 1276.0 feet south of the northeast corner of said section; thence due west, 620.9 feet to the POINT OF BEGINNING at the northeast corner of the parcel of land herein described; thence due south 600.0 feet to a point; thence due west, 500.0 feet to a point; thence with a line 132.0 feet east of and parallel to the east line of the right of way of a proposed road due north, 600.0 feet to a point; thence due east, 500.0 feet to the point of beginning.

Parcel VI
Also for the point of beginning, commence at the intersection of the South line of North half of North half of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, with a line run South 0 degrees 39 minutes 12 seconds West from U.S.-T.V.A. Monument No. 60; thence run North 0 degrees 39 minutes 12 seconds East 659.42 feet to the point of beginning; from said point of beginning run thence North 56 degrees 58 minutes 57 seconds E 1150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62, which is located in the North boundary of Section 7 at a point of 1399.63 feet easterly from the Northwest corner thereof; from said Monument No. 62 run thence South 58 degrees 53 minutes 18 seconds West 1126.17 feet to U.S.-T.V.A. Monument No. 61; thence run South 0 degrees 39 minutes 12 seconds West to the point of beginning.

Parcel VII:
Commence at the southwest corner of Section 18, Township 3 South, Range 13 West, Colbert County, Alabama; thence south 89 degrees 14 minutes 26 seconds east along the South boundary of said Section 18 a distance of 1,397.26 feet; thence run North 00 degrees 21 minutes 39 seconds East a distance of 825.71 feet to the POINT OF BEGINNING; continue thence North 00 degrees 21 minutes 39 seconds East a distance of 505.52 feet; thence South 89 degrees 22 minutes 51 seconds East a distance of 1,116.70 feet; thence South 66 degrees 13 minutes 10 seconds West along said southeasterly right of way margin a distance of 1,223.71 feet to the POINT OF BEGINNING, containing 6.48 acres, more or less, and then being that same parcel of land described in Deed Book 264, Page 560 as recorded in the Probate Office of Colbert County, Alabama.

PARCEL II:
A tract of land lying in Colbert County, State of Alabama, in the East half of East half of Northeast quarter, Section 7, the West half of Northwest quarter and Southwest quarter of Section 8, and the Northeast quarter and East half of Northwest quarter of Section 17, Township 3 South, Range 13 West on the southwest shore of Pickwick Landing Lake opposite Kogor's Island and approximately 4 miles northeast of Cherokee, Alabama, and being more particularly described as follows:

Beginning at U.S.-T.V.A. Monument 51 in the Southwest quarter of Southwest quarter of Northeast quarter of Section 17 and in the boundary of true United States of America's land at a corner of the land of Mrs. F.W. Benson and S.W. Frierson & C.W. Watts' thence with the United States of America's boundary North 33 degrees 37' West 2733.00 feet to the U.S.-T.V.A. Monument 52 in the north line of Section 17, which is the south line of Section 8; thence North 37 degrees 38' West, 416.00 feet to U.S.-T.V.A. Monument 53 at the northwest corner of the Southwest quarter of the Southwest quarter of the Southeast quarter of Southwest quarter, Section 8; thence North 1 degree 35' East, 977.00 feet to U.S.-T.V.A. Monument 54 at the northwest corner of the Southeast quarter of the SW 1/4 Section 8, thence North 35 degrees 59' West, 1633.00 feet to U.S.-T.V.A. Monument 55 at the southeast corner of the Southwest quarter of the Southwest quarter of Southwest quarter of Northwest quarter, Section 8; thence North 88 degrees 50' West, 332.00 feet to U.S.-T.V.A. Monument 56 at the southwest corner of the Northwest quarter of Section 8; thence with the south line of the Northeast quarter, Section 7 North 88 degrees 50' West, 330.00 feet to U.S.-T.V.A. Monument 57; thence leaving the said South line, North 1 degree 23 minutes 15 seconds East, 1966.31 feet to U.S.-T.V.A. Monument 58; thence, leaving the United States of America's boundary South 89 degrees 59 minutes 29 seconds East, 410 feet, passing a metal marker at 385.00 feet, to a point in the 423-foot contour on the shore of Pickwick Landing Lake; thence with the 423-foot contour as it meanders in a southeasterly direction to a point; thence, leaving the contour, South 61 degrees 19 minutes 05 seconds West, 534.50 feet, passing a metal marker at 17 feet, to U.S.-T.V.A. Monument 49 in the south line of the Northeast quarter of Section 17 and in the boundary of the United States of America's land; thence with the United States of America's boundary and the south line of the Northeast quarter of Section 17, North 89 degrees 19 minutes West, 260.20 feet to U.S.-T.V.A. Monument 50; thence leaving the said south line, North 0 degrees 24 minutes 16 seconds East, 420.42 feet to the point of beginning.

PARCEL III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North

89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.0 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning at the tract herein described.

PARCEL VIII:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County road and the POINT OF BEGINNING; thence north 12 degrees 05 minutes 42 seconds east a distance of 761.78 feet; thence south 70 degrees 57 minutes 14 seconds east a distance of 233.95 feet to a Point of Curve; thence southeasterly along a curve concave north a distance of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord bearing of south 79 degrees 59 minutes 24 seconds east, a chord distance of 635.97 feet) to the Point of Tangency; thence south 89 degrees 01 minute 08 seconds east a distance of 517.34 feet to a Point of Curve; thence southeasterly along said curve concave southwesterly a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of south 71 degrees 56 minutes 27 seconds east, a chord distance of 557.98 feet) to a Point of Reverse Curve; thence southwesterly along a curve a distance of 108.67 feet (said curve concave northeasterly having a chord bearing of south 25 degrees 43 minutes 19 seconds east, a chord distance of 88.51 feet) to a point; thence south 00 degrees 41 minutes 33' west a distance of 360.35 feet; thence north 89 degrees 04 minutes 24 seconds west a distance of 1,995.46 feet; thence north 00 degrees 46 minutes 28 seconds east a distance of 30.00 feet; thence north 88 degrees 59 minutes 48 seconds west a distance of 94.09 feet to the  POINT OF BEGINNING.

PARCEL IX:
A parcel of land lying in Section 17, Township 3 South, Range 13 West and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County Road; thence north 12 degrees 05 minutes 42 seconds east along said east right-of-way a distance of 812.15 feet to the POINT OF BEGINNING; thence north 12 degrees 05 minutes 22 seconds east along said right-of-way a distance of 204.63 feet; thence north 01 degree 53 minutes 39 seconds east along said right-of-way a distance of 310.69 feet; thence south 89 degrees 07 minutes 03 seconds east a distance of 1,802.58 feet to T.V.A. Monument #48; thence south 42 degrees 56 minutes 26 seconds east a distance of 310.99 feet; thence south 56 degrees 00 minutes 16 seconds west a distance of 808.14 feet to a point of curve; thence northwesterly along a curve concave southwesterly a distance of 43.45 feet (said curve having a radius of 1,000.00 feet, a chord bearing of N 87 deg 46 min 18 sec West a arc length of 43.45 feet) to the point of tangency; thence north 89 degrees 01 minutes 16 seconds West a distance 516.26 feet to the Point of a Curve; thence northwesterly along a curve concave north a distance of 622.86 feet (said curve having a radius of 1,975 feet, a chord bearing of North 79 degrees 59 minutes 24 seconds West, a chord distance of 620.28 feet) to the Point of Tangency; thence North 70 degrees 57 minutes 14 seconds West a distance of 240.04 feet to the POINT OF BEGINNING.

All the foregoing being the same property conveyed by LaRoche Industries, Inc. to Cherokee Nitrogen Company, by deed dated October 31, 2000, filed for record in the Office of the Judge of Probate of Colbert County, Alabama, on November 7, 2000, at 1:37 p.m., and recorded on Microfiche 2000 25, Frames 133-141.

Less and except therefrom property conveyed by Cherokee Nitrogen, Inc., to National Telephone Company of Alabama, by corrective warranty deed dated April 2, 2001 and recorded on Fiche 2001 09 Frame 748, being more particularly described as follows, to-wit:

Commence at a cotton spindle on the SW corner of Section 18, T-3-S, R-12-W, Colbert County, Alabama; then run S 89 degrees 14’ 26” E for 1397.26’ to a spike found; then run N 0 degrees 21’ 39” E for 46.4’ to a 6” concrete monument, the point of beginning; then run N 0 degrees 21’ 39” E for 50.0’ to an iron pin; then run S 89 degrees 14’ 26” E for 50.0’ to an iron pin; then run S 0 degrees 21’ 39” W for 50.0’ to an iron pin; then run N 89 degrees 14’ 26” W for 50.0’ to the point of beginning.

NON-EXCLUSIVE EASEMENT FOR PRIVATE ROAD

A fifty (50) foot wide private road lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the southwest corner of Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, thence North 00 degrees 44 minutes 27 seconds West a distance of 44.05 feet to a concrete monument on the northern right-of-way margin of Lile Academy road; thence South 88 degrees 50 minutes 29 seconds East along the northern right-of-way margin of a gravel road a distance of 2,191.21 feet; thence South 89 degrees 04 minutes 39 seconds East a distance of 535.74 feet to the east right-of-way margin of a County Road; thence North 12 degrees 05 minutes 42 seconds East a distance of 761.78 feet to the POINT OF BEGINNING; thence continue North 12 degrees 05 minutes 42 seconds East a distance of 50.37 feet; thence South 70 degrees 57 minutes 14 seconds East a distance of 240.04 feet to the P.C. of a curve; thence southeasterly a curve concave northerly a distance of 622.86 feet (said curve having a radius of 1,975.00 feet, a chord distance of 620.28 feet, a chord bearing of South 79 degrees 59 minutes 24 seconds East) to the P.T. of said curve; thence South 89 degrees 01 minute 16 seconds East a distance of 516.26 feet to the P.C. of a curve; thence southeasterly along a curve concave southwesterly a distance of 648.77 feet (said curve having a radius of 1,000.00 feet, a chord distance of 637.45 feet, a chord bearing of South 70 degrees 26 minutes 42 seconds East) to the P.T. of said curve and the P.C. of a cul-de-sac; thence easterly, southerly, northwesterly along a curve (having a radius of 50.00 feet; a chord bearing of South 82 degrees 09 minutes 16 seconds West, a chord distance of 70.63 feet) a distance of 234.31 feet to the P.T. of said curve; thence northwesterly along a curve concave southwest a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of North 71 degrees 56 minutes 27 seconds West, a chord distance of 557.98 feet) to the P.T. of said curve; thence North 89 degrees 01 minute 08 seconds West a distance of 517.34 feet to the P.C. of a curve; thence northwesterly along a curve concave northerly of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord distance of 635.97 feet, a chord bearing of 79 degrees 59 minute 24 seconds west) to the P.T. of said curve, thence North 70 degrees 57 minutes 14 seconds West) to the P.T. of said curve; thence North 70 degrees 57 minutes 14 seconds West a distance of 233.95 feet to the POINT OF BEGINNING.

SCHEDULE 1.1(c)
to Security Agreement

El Dorado Site

The land referred to herein below is all situated in Union County, Arkansas

Tract 1:
The South Half of Section 6, and the North Half of Section 7, and the Northwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, and the following described tract:

Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;
thence South along the West line of said Northeast Quarter of the Northwest Quarter of Section 8 to the intersection with the South right-of-way line of the access road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said access road;
thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;
thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;
thence East along a line which is parallel to the North line of said Section 8, and 750 feet distant therefrom to the intersection with the South right-of-way line for the railroad spur herein above described;
thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, and
thence run North 88 degrees 53 minutes 44 seconds West 1772.43 feet;
thence North 01 degree 03 minutes 47 seconds East 576.89 feet for a POINT OF BEGINNING;
thence North 88 degrees 56 minutes 13 seconds West 134.0 feet;
thence North 01 degree 03 minutes 47 seconds East 40.00 feet;
thence North 88 degrees 56 minutes 13 seconds West 16.00 feet;
thence North 01 degree 03 minutes 47 seconds East 40.0 feet;
thence South 88 degrees 56 minutes 13 seconds East 150.00 feet;

thence South 01 degree 03 minutes 47 seconds West 80.00 feet to the POINT OF BEGINNING.

AND

2.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, run
thence North 88 degrees 53 minutes 44 seconds West 2341.68 feet;
thence North 01 degree 05 minutes 46 seconds East 545.52 feet for a POINT OF BEGINNING;
thence North 88 degrees 54 minutes 14 seconds West 240.00 feet;
thence North 01 degree 05 minutes 46 seconds East 30.00 feet;
thence North 88 degrees 54 minutes 14 seconds West 96.71 feet;
thence North 01 degree 05 minutes 46 seconds East 118.10 feet;
thence South 88 degrees 54 minutes 14 seconds East 336.71 feet;
thence South 01 degree 05 minutes 46 seconds West 85.72 feet;
thence South 88 degrees 54 minutes 14 seconds East 59.31 feet;
thence South 01 degree 05 minutes 46 seconds West 40.58 feet;
thence North 88 degrees 54 minutes 14 seconds West 59.31 feet;
thence South 01 degree 05 minutes 46 seconds West 21.80 feet to the POINT OF BEGINNING.

Tract 2:
Commencing at the North Quarter Corner of Section 1, Township 17 South, Range 16  West,
thence South 88 degrees 46 minutes East, 282.7 feet;
thence South 01 degree 14 minutes West, 269.2 feet to the POINT OF BEGINNING;
thence South 88 degrees 46 minutes East, 150.0 feet;
thence South 01 degree 14 minutes West, 150.0 feet;
thence North 88 degrees 46 minutes West, 150.0 feet;
thence North 01 degree 14 minutes East, 150.0 feet to the POINT OF BEGINNING.

Tract 3:
Beginning at the Southwest Corner of the Northeast Quarter of Section 31, Township 16South, Range 15 West;
thence North 00 degrees 07 minutes East 150 feet to a stake;
thence South 88 degrees 37 minutes East 150 feet to a stake;
thence South 00 degrees 07 minutes West 150 feet to a stake on South line of the Northeast Quarter;
thence North 88 degrees 37 minutes West 150 feet to POINT OF BEGINNING.

Tract 4:
Beginning at the Southeast Corner of the Southwest Quarter of Section 30, Township 16 South, Range 15 West, at a iron pipe Corner;
thence North 88 degrees 38 minutes West 150 feet along the South line of said Section 30 to a stake;
thenceNorth 00 degrees 07 minutes East 150 feet to a stake;
thence  South 88 degrees 38 minutes East to a stake on the East line of said Southwest Quarter;
thence South 00 degrees 07 minutes West 150 feet to POINT OF BEGINNING.

Tract 5:
Commencing at the Northwest Corner of the South Half of the Northeast Quarter of Section 12, Township 17 South, Range 16 West;
thence South 00 degrees 04 minutes East, 469.0 feet;
thenceNorth 53 degrees 09 minutes East, 126.45 feet;
thenceNorth 61 degrees 26 minutes East, 239.7 feet to the POINT OF BEGINNING;
thenceNorth 00 degrees 04 minutes West, 118.7 feet;
thenceNorth 89 degrees 56 minutes East, 150.0 feet;
thenceSouth 00 degrees 04 minutes East, 150.0 feet;
thenceSouth 89 degrees 56 minutes West, 150.0 feet;
thenceNorth 00 degrees 04 minutes West, 31.3 feet to the POINT OF BEGINNING.

Tract 6:
Beginning at a point which is South 00 degrees 18 minutes East 223.2 feet and North 89 degrees 42 minutes East 273.1 feet distance from the Northwest Corner of the Southwest Quarter of Section 9, Township 17 South, Range 15 West;
thence North 00 degrees 18 minutes West 150 feet;
thence North 89 degrees 42 minutes East 150 feet;
thence South 00 degrees 18 minutes East 150 feet;
thence South 89 degrees 42 minutes West 150 feet to the POINT OF BEGINNING.

Tract 7:
Beginning at the Southwest Corner of the Southeast Quarter of Section 2, Township 17 South, Range 16 West;
thence North 150 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake on South line of said Section 2;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 8:
Beginning at the Southwest Corner, Section 2, Township 17 South, Range 16 West;
thence North along Section line 150 feet to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 9:
Commencing at the Southwest Corner of the Southeast Quarter of Section 12, Township 17 South, Range 16 West;
thence North 00 degrees 04 minutes West, 276.7 feet;
thence North 89 degrees 56 minutes East, 271.8 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 150 feet;
thence North 89 degrees 56 minutes East, 150 feet;
thence South 00 degrees 04 minutes East, 150 feet;
thence South 89 degrees 56 minutes West, 150 feet to the POINT OF BEGINNING.

Tract 10:
Commencing at the Southwest Corner of Southeast Quarter of Section 7, Township 17 South, Range 15 West;
thence South 88 degrees 25 minutes East 155.4 feet;
thence North 01 degree 35 minutes East 308.5 feet to the POINT OF BEGINNING;
thence continuing North 01 degree 35 minutes East 150 feet;
thence South 88 degrees 25 minutes East 150 feet;
thence South 01 degree 35 minutes West 150 feet;
thence North 88 degrees 25 minutes West 150 feet to the POINT OF BEGINNING.

Tract 11:
Beginning at the Northwest Corner of the Southeast Quarter, Section 18, Township 17 South, Range 15 West;
thence South 88 degrees 21 minutes East 150 feet along the North line of the said Southeast Quarter to a stake;
thence South 00 degrees 11 minutes East 150 feet to a stake;
thence North 88 degrees 21 minutes West 150 feet to a stake on the West line of the said Southeast Quarter;
thence North 00 degrees 11 minutes West 150 feet to the POINT OF BEGINNING.

Tract 12:
Beginning at a point on the West line of the Southeast Quarter of Section 18, Township 17 South, Range 15 West, located North 00 degrees 11 minutes West 150 feet from the Southwest Corner of said Southeast Quarter;
thence North 00 degrees 11 minutes West 100 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 17 minutes East 150 feet to a stake;
thence South 00 degrees 11 minutes East 100 feet to a stake;
thence North 88 degrees 17 minutes West 150 feet to the POINT OF BEGINNING.

Tract 15:
Beginning at the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 89 degrees 25 minutes West along the South line of said Section 1, 4830.14 feet to POINT OF BEGINNING;
thence North 00 degrees 04 minutes East 150 feet;
thence North 89 degrees 25 minutes West 150 feet;
thence South 00 degrees 04 minutes West 150 feet to the intersection of South line of Section 1;
thence South 89 degrees 25 minutes East along Section line 150 feet to POINT OF BEGINNING.

Tract 16:
Beginning at a point 10.4 feet North of the Southwest Corner of Section 5, Township 17South, Range 15 West;
thence East 29.5 feet;
thence North 150.0 feet;
thence West 29.5 feet;
thence South 150.0 feet to the POINT OF BEGINNING.

Tract 17:
Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence West 25.00 feet;
thence South approximately 134.83 feet;
thence East 25.00 feet;
thence North to the PLACE OF BEGINNING.

The exclusive right to produce water from any horizon lying under the following described Tract 18 in Union County, Arkansas, at and below a depth of 350 feet below the surface:

Tract 18:
The East Half of Section 1 and the East Half of Section 12, all in Township 17 South, Range 16 West,

ARTICLE VIII AND

The South Half of Section 7 and all of Section 8, all in Township 17 South, Range 15 West,

ARTICLE IX AND

All that part of the West Half of the West Half of Section 9, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all that part of the Southwest Quarter of the Southwest Quarter of Section 4, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all of Section 5 and the North Half of Section 6, all in Township 17 South, Range 15 West, EXCEPT the following described tracts, lettered (a) through (k), both inclusive, to-wit:

(a) The Northwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West.

(b) Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;

thence South along the West line of said Northeast Quarter of the Northwest Quarter of said Section 8 to the intersection with the South right-of-way line of the Access Road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said Access Road;

thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;

thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;

thence East along a line which is parallel to the North line of said Section 8, and 750 feet distant therefrom, to the intersection with the South right-of-way line for the railroad spur hereinabove described;

thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15 West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

(c) Commencing at the Northwest Corner of Section 5, Township 17 South, Range 15 West;
thence South 88 degrees 24 minutes East 4060.30 feet to the POINT OF BEGINNING of this excepted tract;
thence South 00 degrees 40 minutes West 1213.20 feet;
thence South 88 degrees 10 minutes East 1200.33 feet to the El Dorado-Smackover Highway;
thence in a Northwesterly direction along said Highway to the North line of said Section 5;
thence in a Westerly direction to the POINT OF BEGINNING.

(d) Commencing at the Northeast Corner of Section 6, Township 17 South, Range 15 West;
thence North 88 degrees 23 minutes West 1327 feet to the POINT OF BEGINNING of this excepted tract;
thence South 01 degree 37 minutes West 90 feet;
thence North 88 degrees 23 minutes West 990 feet;
thence North 01 degree 37 minutes East 90 feet;
thence South 88 degrees 23 minutes East 990 feet to the POINT OF BEGINNING.

(e) Tract 2 described above.
(f) Tract 5 described above.
(g) Tract 6 described above.
(h) Tract 9 described above.
(i) Tract 10 described above.
(j) Tract 16 described above.
(k) Tract 17 described above.

TOGETHER WITH all of the rights of the United States of America as granted to Lion Oil Company in an instrument entitled “Quitclaim Deed, Assignment and Bill of Sale” which was filed March 5, 1948 in Record Book 511, Page 405 to maintain, repair, replace and operate each electrical transmission line, telephone line, water line gas line, sanitary sewer, drainage sewer, drainage ditch, road, trail or railroad upon any of the land which constitutes a part of Tract 18 described above or which leads from Tract 18 described above to Tracts 3, 4, 7, 8, 11, 12 and 15 described above, and the right-of-way in connection therewith, all as is more fully set forth in said Quitclaim Deed, Assignment and Bill of Sale.

TOGETHER WITH such water rights as were reserved by Monsanto Company in a Quitclaim Deed in favor of J. L. Lee which was filed February 23, 1981 in Record Book 1459, Page 601, of the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West;
thence North 417.4 feet;
thence East 417.4 feet;
thence South 417.4 feet;
thence West 417.4 feet to the POINT OF BEGINNING.

ALSO

Commencing at the Southeast Corner of the Southeast Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West;
thence North 01 degree 06 minutes East 274.0 feet to the POINT OF BEGINNING;
thence North 88 degrees 54 minutes West 69.8 feet;
thence North 01 degree 06 minutes East 150.0 feet;
thence South 88 degrees 54 minutes East 69.8 feet;
thence South 01 degree 06 minutes West 150.0 feet to the POINT OF BEGINNING.

TOGETHER WITH such water rights as were reserved in a Quitclaim Deed in favor of Louis Knox White et al which was filed September 10, 1982 in Record Book 1521, Page 257, in the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 9, Township 17 South, Range 15 West;

and run North 00 degrees 38 minutes East 1729.4 feet to the South right-of-way line of the Missouri-Pacific Railroad;

thence in a Southeasterly direction along said right-of-way for 547.8 feet to the West line of Highway No. 7B;
thence South 08 degrees 29 minutes East along said line 21.8 feet;
thence South 05 degrees 24 minutes East along said line 1444.0 feet;
thence South 02 degrees 50 minutes East along said line 96.57 feet;
thence North 88 degrees 14 minutes West 675.4 feet to the POINT OF BEGINNING.

Tract 41-1 (25):
The West Half of the Southeast Quarter of the Southeast Quarter and the Northeast Quarter of the Southeast Quarter of Section 7, and the Southwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, Union County, Arkansas, EXCEPTING THE FOLLOWING DESCRIBED TRACT:

Beginning at a point 600.0 feet North of the Northwest Corner of the Southwest Quarter of said Section 8;
thence North 435.6 feet;

thence East 100.0 feet;
thence South 435.6 feet;
thence West 100.0 feet to the POINT OF BEGINNING.

Tract 41-2 (20):
The North Three-Quarters of the North Half of the Northwest Quarter of the Southeast Quarter (N 3/4 N/2 NW/4 SE/4) of Section 7, Township 17 South, Range 15 West, LESS three (3) acres in the form of a square in the Northeast Corner thereof.

Tract 41-4 (22):
Three acres in the form of a square out of the Northeast Corner of the Northwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

(Same Property as the exception in 41-2 (20) above)

Tract 41-4 (23):
Beginning at a point 600 feet North of the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian;
thence East 100.0 feet;
thence North 435.6 feet;
thence West 100.0 feet;
thence South 435.6 feet to the PLACE OF BEGINNING.

(Same Property as the exception in 41-1 (25) above)

Tract 41-4 (24):
A part of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian, described as follows:

Beginning at a point 417.4 feet North of the Southwest Corner of the said Southwest Quarter of the Southeast Quarter of Section 8 and running thence North 208.71 feet;
thence East 208.71 feet;
thence South 208.71 feet;
thence West 208.71 feet to the PLACE OF BEGINNING,

EXCEPT that part of the Southwest Quarter of the Southeast Quarter of Section 8 contained within the following parcel of land, described as:

Commencing at the Southwest Corner of said Southwest Quarter of the Southeast Quarter of said Section 8;
thence South 88 degrees 54 minutes East, 80.2 feet;
thence North 01 degree 06 minutes East, 274.0 feet to the POINT OF BEGINNING of said parcel;
thence North 88 degrees 54 minutes West, 150.0 feet;
thence North 01 degree 06 minutes East, 150.0 feet;
thence South 88 degrees 54 minutes East, 150.0 feet;
thence South 01 degree 06 minutes West, 150.0 feet to the POINT OF BEGINNING.

Tract 41-5 (19):

The South Five-Eighths of the Northwest Quarter of the Southeast Quarter and the North Three-Eighths of the Southwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

Tract 41-7:
The Southwest Quarter of the Northeast Quarter and the Southeast Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-9:
The Northwest Quarter of the Southwest Quarter of Section 5, Township 17 South, Range 15 West,

AND

The East Half of the Northeast Quarter of Section 6, Township 17 South, Range 15 West.

Tract 41-10:
The Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, LESS AND EXCEPT the following tract:

Commencing at the Northeast Corner of the Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, and run thence South 90 feet;
thence West 990 feet;
thence North 90 feet;
thence East 990 feet to the POINT OF BEGINNING.

Tract 41-11:
The Southeast Quarter of the Northeast Quarter of Section 1, Township 17 South, Range 16 West,

ALSO

The Southwest Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West,

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.	All that part of the Southeast Quarter of the Northeast Quarter (SE/4 NE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335,
2.	All that part of the Southwest Quarter of the Northwest Quarter (SW/4 NW/4) of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335.

Tract 41-12:
The East Quarter of the Southwest Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West

AND

the Southeast Quarter of the Southeast Quarter of Section 1 Township 17 South, Range 16 West of the Fifth Principal Meridian, LESS THE FOLLOWING TRACTS:

1.  A tract described as:

Commencing 70 yards North of the Southeast Corner of the Southeast Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West, as a BEGINNING POINT;
thence South 70 yards;
thence West 330 yards;
thence North 61.5 yards;
thence in a straight line to a POINT OF BEGINNING.

2.  A tract described as:

Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 15.17 feet;
thence West 25.00 feet;
thence South 15.17 feet;
thence East to the POINT OF BEGINNING.

3.  A tract described as:

Commencing at the Southeast Corner (SECor) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 24 minutes 22 seconds West along the South line of said Section 1 a distance of 1172.08 feet, more or less, to the center line of a county road for the point of beginning;
thence run North 33 degrees 28 minutes 58 seconds East 432.00 feet;
thence North 89 degrees 21 minutes 48 seconds West 715.87 feet;
thence South 00 degrees 16 minutes 35 seconds West 363.30 feet to the South line of Section 1;
thence South 89 degrees 24 minutes 22 seconds East 479.28 feet to the point of beginning.

4.  (Monsanto to Gardner)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 199.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 15 minutes East 150.9 feet;
thence North 89 degrees 25 minutes West 543.7 feet to the center of State Highway No. 335;
thence South 33 degrees 55 minutes West along said Highway for 422.4 feet;
thence South 89 degrees 25 minutes East 184.0 feet;
thence North 00 degrees 15 minutes East 184.5 feet;
thence North 89 degrees 00 minutes East 593.5 feet to the POINT OF BEGINNING.

5.  (Monsanto to Haney)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence run North 00 degrees 15 minutes East 350.6 feet to the POINT OF BEGINNING;
thence run North 00 degrees 15 minutes East 819.7 feet to the center of State Highway No. 335;
thence run South 33 degrees 55 minutes West along said Highway for 979.8 feet;
thence run South 89 degrees 25 minutes East 543.7 feet to the POINT OF BEGINNING.

6.  (NWF to Cole Timber)

The East Quarter of the Southwest Quarter of the Southeast Quarter (E/4 SW/4 SE/4) and all that part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying West of Arkansas State Highway #335.

Tract 41-12A:
1.  (Gardner to Monsanto)

Beginning at the Northeast Corner (NECor) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run South 00 degrees 15 minutes West 330.0 feet;
thence North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 529.7 feet;
thence North 89 degrees 00 minutes East 375.0 feet;
thence South 00 degrees 15 minutes West 134.85 feet;
thence South 89 degrees 25 minutes East 25.0 feet;
thence South 00 degrees 15 minutes West 75.05 feet to the POINT OF BEGINNING, and being part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, and part of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of Section 12, all in Township 17 South, Range 16 West.

2.  (Haney to Monsanto)

Beginning at the Southeast Corner of the Northeast Quarter of the Northeast Quarter (SECor NE/4 NE/4) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 990.0 feet;
thence South 89 degrees 25 minutes East 400.0 feet;
thence South 00 degrees 15 minutes West 990.0 feet to the POINT OF BEGINNING.

Tract 41-16:
The North Half of the Southwest Quarter of Section 7, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-17:
The Northwest Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-18:
The Southwest Quarter of the Southwest Quarter (SW1/4 SW 1/4) and the West Half of the Southeast Quarter of the Southwest Quarter (W1/2 SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas

ARTICLE X AND

Beginning at the Northeast Corner of the Southeast Quarter of the Southwest Quarter (SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas, and run North 88 degrees 53 minutes West 695.0 feet;
thence South 00 degrees 11 minutes West 1326.0 feet to the South line of said forty;
thence South 88 degrees 53 minutes East along said South line 347.5 feet;
thence North 00 degrees 11 minutes East 1290.4 feet;
thence South 88 degrees 53 minutes East 347.5 feet;
thence North 00 degrees 11 minutes East 26.0 feet to the POINT OF BEGINNING.

Railroad Right-of-Way:
Railroad right-of-way extending 50 feet on each side of the centerline of the railroad track as the same is now located, on, over and across the North Half of Section 8, the North Half of Section 9, and the North Half of Section 10, all in Township 17 South, Range 15 West.

SCHEDULE 3.1
to Security Agreement

Part A.                                Location of Each Grantor.

Name of Grantor	Location for purposes of UCC
Cherokee Nitrogen Holdings, Inc.	Oklahoma
Northwest Financial Corporation	Oklahoma
Cherokee Nitrogen Company	Oklahoma
DSN Corporation	Oklahoma
El Dorado Chemical Company	Oklahoma

Part B.                                Filing Locations Last Five Years.

Name of Grantor	Filing locations last five years
Cherokee Nitrogen Holdings, Inc.	Oklahoma County (Central Filing), OK; Colbert County, AL
Northwest Financial Corporation	Oklahoma County (Central Filing), OK; Union County, AR
Cherokee Nitrogen Company	Oklahoma County (Central Filing), OK; Colbert County, AL
DSN Corporation	Oklahoma County (Central Filing), OK, Union County, AR
El Dorado Chemical Company	Oklahoma County (Central Filing), OK; Union County, AR

Part C.                                Trade Names.

Name of Grantor	Trade Names
Cherokee Nitrogen Holdings, Inc.	None
Northwest Financial Corporation	None
Cherokee Nitrogen Company	None
DSN Corporation	None
El Dorado Chemical Company	None

Part D.                                Merger or Other Corporate Reorganization.

Name of Grantor	Merger or other corporate reorganization
Cherokee Nitrogen Holdings, Inc.	None
Northwest Financial Corporation	None
Cherokee Nitrogen Company	None
DSN Corporation	None
El Dorado Chemical Company	None

Part E.                                Taxpayer ID Numbers.

Name of Grantor	Taxpayer ID Numbers
Cherokee Nitrogen Holdings, Inc.	73-1597454
Northwest Financial Corporation	73-1131584
Cherokee Nitrogen Company	41-2115998
DSN Corporation	73-1456545
El Dorado Chemical Company	73-1183488

SCHEDULE 3.4
to Security Agreement

Part A.  Patents and Patent Licenses

NONE

Part B.  Trademarks

Registered Trademarks
Country	Trademark	Registration No.	Registration Date
United States	El Dorado (& Design)	1,427,064	02/03/87
United States	E-2	833,891	08/22/67

Pending Trademark Applications

NONE

Trademark Applications In Preparation

NONE

Trademark Licenses

NONE

EXHIBIT F-1

STATE OF ALABAMA )
COUNTY OF COLBERT )

This instrument was prepared by and
after recording return to:
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020-1089
Attention:  Rachel Abarbanel

MORTGAGE, ASSIGNMENT OF RENTS AND
SECURITY AGREEMENT, AND FIXTURE FILING
[ALABAMA]

THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, AND FIXTURE FILING (this “Mortgage”), made as of October __, 2007, between CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation (hereinafter called the “Mortgagor”), Mortgagor, whose address is 16 S. Pennsylvania, Oklahoma City, Oklahoma  73107, and Banc of America Leasing & Capital LLC, as collateral agent for the Lenders (hereinafter called the “Mortgagee” or the “Collateral Agent”), Mortgagee, whose address is c/o Annemarie L. Warren, VP; Group Operations Manager, Bank of America, MA5-100-32-01, 100 Federal St., Boston, MA 02110.

W I T N E S S E T H:

WHEREAS, upon the terms and conditions of a certain Term Loan Agreement, dated as of the date hereof (collectively, such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Loan Agreement”), by and among ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), Northwest Financial Corporation, an Oklahoma corporation, Mortgagor, Chemex I Corp., an Oklahoma corporation, Chemex II Corp, an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, DSN Corporation, an Oklahoma corporation, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, The Climate Control Group, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers (individually and collectively, jointly and severally, “Borrower” or “Borrowers”), LSB Industries, Inc., as guarantor, Banc of America Leasing & Capital, LLC, as administrative agent (the “Administrative Agent”), the Collateral Agent and the Lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent and the Collateral Agent, the “Secured Parties”), Secured Parties have agreed to provide certain financial accommodations to

Borrowers, upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.  Capitalized terms used but not defined herein shall have the same meanings as such terms have in the Loan Agreement or, in the case of capitalized terms used in the definition of “Mortgaged Property” below and not defined in this Mortgage, the meanings ascribed to them in the Uniform Commercial Code in effect in the State of Alabama (the “UCC”).  The terms “Cherokee Collateral” and/or “Cherokee Facility Collateral” as defined in the Loan Agreement shall mean and refer to all Mortgaged Property and Collateral (as defined in Section 3.05 below) described in this Mortgage;

WHEREAS, Mortgagor is an affiliate of ThermaClime and the other Borrowers and will receive substantial direct and indirect benefits from the making of the Term Loans under the Loan Agreement; and

WHEREAS, it is a condition precedent to Lenders’ making the Term Loans that Mortgagor shall have executed and delivered to Mortgagee this Mortgage and, as an accommodation to the Borrowers and in consideration for, and in recognition of, the substantial direct and indirect benefits Mortgagor will receive from the making of the Term Loans under the Loan Agreement, Mortgagor has agreed to grant this Mortgage to secure the full and punctual payment or performance when due (after applicable grace periods), whether at stated maturity or earlier, including by reason of acceleration, mandatory prepayment or otherwise in accordance with the Loan Agreement or any other Loan Document, of the Term Loans and all of the Obligations under the Loan Documents, and any amendments or modifications to the same (collectively, the “Secured Obligations”), whether or not from time to time reduced or extinguished or hereafter increased or incurred and whether enforceable or unenforceable as against the Borrowers, or any one or more of them, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection.

NOW, THEREFORE, the undersigned, in consideration of all matters as set forth above and as more particularly described in the Loan Agreement and the other Loan Documents, and to secure the prompt payment and performance of all Secured Obligations, and any extensions or renewals of same, and further to secure all other indebtedness, fees, premiums (if any), charges, and expenses from time to time owing to Mortgagee pursuant to this Mortgage, the Loan Agreement and the other Loan Documents, and further to secure the performance of the covenants, conditions, and agreements as set forth in any other documents executed in connection herewith and as hereinafter set forth, has bargained and sold and does hereby mortgage, grant, bargain, sell, assign, and convey unto the Mortgagee, WITH POWER OF SALE,  for the ratable benefit of the Secured Parties, their successors and assigns, and hereby grants to the Mortgagee for the ratable benefit of the Secured Parties, their successors and assigns, subject to the Permitted Encumbrances defined in Section 1.02 herein below, a security interest in all of Mortgagor’s present and future right, title and interest in, to and under the following described Land and Improvements and any and all right, title or interest in any other real property interests or improvements comprised in such real property, whether such right, title or interest is acquired by Mortgagor after the date of this Mortgage, the Equipment, and all right, title and interest of Mortgagor, if any, in and to all personal property, and intangible personal

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property described below owned by Mortgagor and used in connection with the operation of the business of Mortgagor conducted on the Land (as defined below)  (which together with any additional such property hereafter acquired by the Mortgagor and subject to the lien of this Mortgage, as the same may be from time to time constituted is hereinafter sometimes referred to as the “Mortgaged Property”) to-wit:

(a) All the tract(s) or parcel(s) of land particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

(b) All buildings, structures, and improvements of every nature whatsoever now or hereafter situated on the Land (the “Improvements”), and all fixtures, machinery, equipment and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and attached to, located in or on, or used in connection with the operation of said Improvements (but excluding rolling stock and titled vehicles), including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing.

(c) All tangible personal property of every kind or character now owned or hereafter acquired by the Mortgagor used in connection with the leasing, development, use or operation of the Land and Improvements, whether or not subsequently removed from the Land and the Improvements but excluding rolling stock and titled vehicles (collectively, the “Equipment”).

(d) All building materials, equipment, fixtures, fittings, timber to be cut, minerals as extracted (as such terms are used in the Alabama Uniform Commercial Code), and any other personal property of every kind or character now owned or hereafter acquired by the Mortgagor and used in connection with the operation of the Improvements located or to be located on the Land, whether such materials, equipment, fixtures, fittings, and personal property are actually located on or adjacent to said property or not, and whether in storage or otherwise, wheresoever the same may be located, including, but without limitation, all lumber and lumber products, bricks, building stones, and building blocks, sand and cement, roofing material, paint, doors, windows, hardware, nails, wires and wiring, plumbing and plumbing fixtures, heating and air conditioning equipment and appliances, electrical and gas equipment and appliances, pipes and piping and in general all building materials and equipment of every kind and character used in connection with the operation of said Improvements.

(e) All goodwill, trademarks, trade names, option rights, purchase contracts, books and records, insurance return premiums and General Intangibles now owned or hereafter acquired by Mortgagor relating to the Land, the Improvements or the Equipment.

(f) All agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting the Land (the “Property Documents”);

(g) all proceeds of and all unearned premiums on an insurance policies relating to the Mortgaged Property (the “Insurance Proceeds”);

3

(h) all rights under all agreements with any provider of goods or services of or in connection with any construction undertaken or to be undertaken on, or services performed or to be performed in connection with, and all licenses, certificates of occupancy, permits, warranty agreements and other agreements (including supply, processing, terminalling or warehousing agreements and any environmental remediation agreements) used in or necessary to the use or operation of, the Land or the Improvements and conduct of the Facility Business (as defined in the Loan Agreement) thereon, therein and therefrom, including without limitation all Material Contracts (all of the foregoing are collectively referred to herein as the “Operating Contracts”);

(i) all books, records and other information, wherever located, which are in Mortgagor’s possession, custody or control or to which Mortgagor is entitled at law or in equity and which are related to the Mortgaged Property, including all Software and all computer hardware or other equipment used to record, store, manage, manipulate or access the information; and

(j) all after-acquired title to or remainder or reversion in any of the property described in this Section; all proceeds, replacements, substitutions, products, accessions and increases of or for the Mortgaged Property, all additions, accessions and extensions to, improvements of or for the Mortgaged Property; and all additional lands, estates, interests, rights or other property described above acquired by Mortgagor after the date of this Mortgage for use in connection with the operation of the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Mortgagee but Mortgagor will execute and deliver to Mortgagee, upon Mortgagee’s request, any documents reasonably requested by Mortgagee to further evidence the foregoing.

(k) Proceeds and products of all of the foregoing real and personal property, tangible and intangible.

To the fullest extent permitted by applicable law, all of the foregoing shall be deemed a part of the real property and, at the option of Mortgagee, may be foreclosed upon and sold upon an Event of Default in accordance with the laws relating to mortgages of real estate.

TOGETHER with all easements, rights of way, including any rights of ingress and egress, gores of land, streets, sidewalks, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, air rights and development rights, oil and mineral rights (excepting only those rights previously conveyed or excluded as shown in the Permitted Encumbrances) and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the estate, right, title, interest, property, possession, claim, and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same, including but not limited to:

(a) All rents, profits, issues, and revenues of the Mortgaged Property (collectively, the “Rents”) from time to time accruing, whether under leases or tenancies now

4

existing or hereafter created, reserving to Mortgagor, however, so long as Mortgagor is not in default hereunder, the right to receive and retain the rents, issues, and profits thereof; and

(b) All judgments, awards of damages, and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking) to the Mortgaged Property or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets.  Mortgagee hereby is authorized on behalf and in the name of Mortgagor to execute and deliver valid acquittances for, and appeal from, any such judgments or awards.  Such sums or any part thereof so received shall be applied in accordance with the provisions of Section 1.06 hereof.

The Mortgaged Property does not include the Excluded Assets (as defined in the Loan Agreement), notwithstanding any provision set forth above seemingly to the contrary.

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto the Mortgagee, its successors and assigns forever, subject however to the terms and conditions herein:

TO SECURE unto Mortgagee: (a) the payment and performance of all Secured Obligations, payable according to the terms stated therein; (b) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage; (c) the faithful payment and performance of the covenants and agreements of Mortgagor contained herein and the faithful payment and performance of the covenants and agreements of the Borrowers in the Loan Agreement and the other Loan Documents;

PROVIDED, HOWEVER, that these presents are upon the condition that, if full payment and performance of all Secured Obligations, including the Term Notes and the full payment and performance of the Loan Agreement and the other Loan Documents is achieved, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Mortgagor, and the Borrowers shall keep, perform, and observe all and singular the covenants and promises in the Loan Agreement and the other Loan Documents and Mortgagor shall keep, perform, and observe all and singular the covenants and promises in this Mortgage expressed to be kept, performed, and observed by and on the part of the Mortgagor, all without fraud or delay (but within any applicable cure period), and there shall be no other uncured Event of Default under any of the Loan Agreement and the other Loan Documents, then this Mortgage, and all the properties, interest, and rights hereby granted, bargained, and sold shall cease, determine, and be void.

AND the Mortgagor covenants and agrees with the Mortgagee as follows:

ARTICLE I

1.01 Performance of Mortgage, Loan Agreement and other Loan Documents.  The Mortgagor will perform, observe and comply with all provisions hereof, and the Borrowers will perform, observe and comply with all provisions of the Loan Agreement and the other Loan Documents and duly and punctually will pay and perform all Secured Obligations with interest thereon and all other sums required to be paid by them pursuant to the Loan Agreement and the

5

other Loan Documents executed in connection herewith, all without any deductions or credit for taxes or other similar charges paid by the Mortgagor or the Borrowers.

1.02 Warranty of Title.  The Mortgagor is lawfully seized of an indefeasible estate in fee simple in the Land, Improvements and other real property hereby mortgaged and has good and marketable title to all existing personal property hereby mortgaged and has good right, full power and lawful authority to sell, convey and mortgage the same in the manner and form aforesaid, and that, except for the permitted liens described in Exhibit B attached hereto and as described in Section 7.01 of the Loan Agreement (the “Permitted Encumbrances”), the same is free and clear of all liens, charges, and encumbrances whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Mortgagor shall and will warrant and forever defend the title thereto unto the Mortgagee, its successors and assigns, against the lawful claims of all persons whomsoever.

1.03 Other Taxes, Utilities and.  Liens.

(a) The Mortgagor will pay promptly, before the same becomes delinquent and after giving effect to any extensions validly existing under applicable law, and promptly after request therefor by Mortgagee, will exhibit promptly to the Mortgagee receipts for the payment of, all taxes, assessments, water rates, dues, charges, fines and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon the interest of the Mortgagee in the Mortgaged Property, this Mortgage, the Loan Agreement or the other Loan Documents, as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon the Mortgagor or in respect of the Mortgaged Property or any part thereof, or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property; provided, however, that Mortgagor will not be required to pay any tax fee, assessment, governmental charge or any other obligations that is being contested in good faith by appropriate actions or proceedings diligently pursued and for which adequate reserves with respect thereto have been established in conformity with the provisions of the Loan Agreement.

(b) The Mortgagor will pay promptly all charges by utility companies, whether public or private, for electricity, gas, water, sewer, or other utilities.

(c) The Mortgagor shall pay promptly all charges for labor and materials and will not suffer any mechanic’s, laborer’s, statutory, or other lien to be filed against any of the Mortgaged Property, unless arrangements satisfactory to Mortgagee are made with respect thereto or unless contested in good faith by appropriate actions or proceedings diligently pursued and for which adequate reserves with respect thereto have been established in accordance with the provisions of the Loan Agreement.

1.04 Insurance Requirements.

(a) To keep the Mortgaged Property and all other property, now or hereafter owned by Mortgagor and located on the Mortgaged Property, constantly insured the amounts,

6

with the coverages and under such policies and other terms and conditions as are set forth in the Loan Agreement.  All such insurance shall be carried by companies authorized to insure in Alabama which are reasonably acceptable to Mortgagee, and all such policies shall include a standard mortgagee’s endorsement and loss payable clause in favor of and in form reasonably acceptable to Mortgagee as required by the Loan Agreement.  In the event of loss in the amount of $500,000 or more, Mortgagor shall give prompt notice thereof to the Mortgagee, who is hereby authorized and empowered to make proof of loss, if not made promptly by Mortgagor.  Each insurance company is hereby authorized and directed to make payments for such loss directly to the Mortgagee instead of to the Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, shall be advanced and applied in a manner consistent with the Loan Agreement.  Until the sums hereby secured are fully paid and satisfied, Mortgagor shall not permit any insurance to expire, lapse or be canceled unless in each instance Mortgagor acquires and delivers to the Mortgagee new or replacement policies in accordance with the terms of the Loan Agreement.  In the event of a sale or foreclosure by the Mortgagee, all title and interest of Mortgagor in and to such policies shall pass to the purchaser at such sale.

(b) To maintain general liability insurance against liability for injuries to or death of any person or damage to or loss of property arising out of or in any way relating to the condition of the Mortgaged Property or any part thereof, in accordance with the terms of the Loan Agreement, for death or personal injury to any one person, for all personal injuries and deaths resulting from any one accident, and for property damage in any one accident, provided that the requirements of this paragraph with respect to the amount of insurance may be satisfied by an excess coverage policy.

(c) To maintain insurance against such other casualties and contingencies as Mortgagee required pursuant to Section 6.07 of the Loan Agreement.

1.05 Insurance Policies.  All insurance required hereunder shall be effective under a valid and enforceable policy or policies issued by an insurer of recognized responsibility approved by Mortgagee.  All policies of insurance required in Section 1.04 shall be written or endorsed in accordance with the provisions of the Loan Agreement.  These policies shall provide that all proceeds of such insurance (except as provided in the following sentence) shall be payable to Mortgagee pursuant to a standard mortgagee clause to be attached to each such policy, but subject to the provisions of Section 1.04 above.  So long as no uncured Event of Default then shall exist, the proceeds of insurance covering the interruption of Mortgagor’s business, and the revenues from operation of the business conducted from  the Mortgaged Property damaged by an insured casualty, may be paid directly to Mortgagor.  Mortgagor shall deposit with Mortgagee copies of policies evidencing all such insurance if so requested by Mortgagee, or a certificate or certificates of the respective insurers stating that such insurance is in force and effect.  Mortgagor shall keep all policies of insurance constantly assigned, pledged and delivered to the Mortgagee.  Mortgagor shall pay or cause to be paid all premiums due with respect to the same and, if so requested by Mortgagee, furnish to Mortgagee satisfactory proof of the timely making of such payments in accordance with the provisions of the Loan Agreement.  Each policy of insurance herein required shall contain a provision that the insurer shall not cancel, refuse to renew or materially modify it without giving written notice to Mortgagee at least thirty (30) days (or, in the case of cancellation due to non-payment, such shorter period as mandated by state law, but in no event less than ten (10) days) before the cancellation, non-renewal or modification becomes

7

effective.  At least ten (10) Business Days before the expiration date of each expiring policy promptly, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee that the policy has been renewed or replaced by another policy conforming to the provisions of this Section or that there is no necessity therefor under the terms hereof.  In lieu of separate policies, Mortgagor may maintain blanket policies having the coverage required herein, in which event it shall deposit with Mortgagee a certificate or certificates of the respective insurance as to the amount of coverage.

Notwithstanding Mortgagee’s rights under Sections 1.04 and 1.05, Mortgagee will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

If an insured casualty occurs where (i) the loss is in an aggregate amount less than the 20% of the outstanding principal balance of the Term Loan; (ii) in the reasonable judgment of Mortgagee the Mortgaged Property can be restored within one year, and prior to one year before the Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Mortgaged Property’s pre-existing condition and utility as existed immediately prior to such insured casualty and to an economic unit not less valuable and not less useful than the same was immediately prior to the insured casualty; and (iii) no Default or Event of Default shall have occurred and be then continuing, then the insurance proceeds (after reimbursement to Mortgagee of any expenses incurred by Mortgagee in collecting such proceeds), shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property (the “Restoration”), in the manner set forth herein.  Mortgagor shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Mortgagee be obligated to apply the proceeds to reimburse Mortgagor for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, Mortgagor shall pay (and if required by Mortgagee, Mortgagor shall deposit with Mortgagee in advance) all costs of such Restoration in excess of the net amount of the proceeds made available pursuant to the terms hereof.

Except as provided in the immediately preceding paragraph, after deducting the costs incurred by Mortgagee in collecting the proceeds of any insurance, Mortgagee may, in its sole discretion, (i) apply such proceeds as a credit against any portion of the Secured Obligations selected by Mortgagee in its sole discretion; (ii) apply the proceeds to restore the Improvements, provided that Mortgagee will not be obligated to see to the proper application of the proceeds and provided, further, that any amounts released for restoration will not be deemed a payment on the Secured Obligations; or (iii) deliver the proceeds to Mortgagor.

If Mortgagor is entitled to insurance proceeds held by Mortgagee, such proceeds shall be disbursed upon Mortgagee being furnished with (i) evidence satisfactory to Mortgagee of the estimated cost of completion of the Restoration, (ii) evidence reasonably satisfactory to Mortgagee of the availability of all funds in addition to the proceeds that in Mortgagee’s judgment are required to complete the proposed Restoration (which availability may be evidenced by the deposit of such additional funds with Mortgagee, a letter of credit in the amount of such additional required funds, or other evidence reasonably satisfactory to Mortgagee as agreed with mortgagor at the time of such event);  and (iii) if appropriate in connection with the nature of the casualty, plans and specifications or other reasonably detailed description of

8

Mortgagor’s plans to accomplish such Restoration (the “Plans”), such Plans to be approved by Mortgagee for casualties where the loss is in an aggregate amount of $2,000,000.00 or more, prior to disbursement of any proceeds, which approval shall not unreasonably be withheld or delayed.  In the event that the Restoration is for a loss in an aggregate amount less than $2,000,000, Mortgagor may proceed with such Restoration without prior approval of Plans therefor so long as Mortgagor shall certify to Mortgagee prior to disbursement of any proceeds that such Restoration complies with the other requirements of this Section 1.05 concerning Restoration, and if requested by Mortgagee provides to Mortgagee the Plans for such Restoration.  Mortgagee shall review Plans for a Restoration as promptly as commercially practicable after receipt of such Plans from Mortgagor.  At all times, the insurance proceeds (or, after application of a portion of such proceeds, the undisbursed balance of such proceeds remaining in the hands of Mortgagee), together with funds to be made available by Mortgagor for that purpose to the satisfaction of Mortgagee, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Mortgagee after payment of such costs of Restoration shall be paid to Mortgagor.  Any surplus that remains out of the Award received by Mortgagee after payment of such costs of Restoration shall, in the discretion of Mortgagee, be retained by Mortgagee and applied to payment of the Debt or returned to Mortgagor.  Notwithstanding anything set forth in this Section 1.05 to the contrary, the conditions set forth in this Section 1.05 relate solely to the application of proceeds of insurance covering an insured casualty, and shall not prevent, and Mortgagor may, proceed with Restoration immediately after any casualty without prior consent or approval by Mortgagee. subject to compliance with the requirements for restoration and maintenance of the Mortgaged Property set forth in Section 1.07 (“Care of the Property”) of this Mortgage and Section 6.06 (“Maintenance of Properties; Collateral”) of the Loan Agreement.

1.06 Condemnation.  If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, the Secured Obligations shall continue until satisfied in full or earlier terminated in accordance with the Loan Agreement.  The Mortgagee shall be entitled to all compensation, awards, and other payments or relief therefor and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Mortgagor’s name, any action or proceedings relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation., awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Mortgagor to the Mortgagee, and Mortgagor shall, upon request of Mortgagee, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Mortgagee to collect and receipt for any such sums.  Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.  Any sums so collected shall be applied by Mortgagee, first, to the expenses, if any, of collection, and then in accordance with Section 2.06 hereof.  Notwithstanding the foregoing, if, after such condemnation or private sale in lieu thereof, the taking will not have a Material Adverse Effect upon the continued operation of the Mortgaged Property and no Event of Default has occurred and is continuing, upon request of Mortgagor, said sums so held by Mortgagee shall be made available for such restoration and disbursed by Mortgagee during the course of such restoration under

9

safeguards reasonably satisfactory to Mortgagee.  Any sums remaining after completion of restoration shall be applied in accordance with Section 2.06.

1.07 Care of the Property.

(a) The Mortgagor will preserve and maintain the Mortgaged Property in such condition and repair as is provided in the Loan Agreement, and will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof and which is materially inconsistent with the manner Mortgagor currently operates the Mortgaged Property.

(b) Except as otherwise provided herein or in the Loan Agreement or other Loan Documents, no buildings, fixtures, personal property, or other part of the Mortgaged Property shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee (which consent shall not be unreasonably withheld), except for improvements to, replacements of, additions to, substitutions of, and removal or demolition of obsolete or unused facilities (“Permitted Alterations”) provided such Permitted Alterations do not interfere with the normal operation of the Mortgaged Property and do not cause any diminution in its value.

(c) If the Mortgaged Property or any material part thereof is substantially damaged by fire or any other cause, the Mortgagor will give prompt written notice of the same to the Mortgagee.

(d) The Mortgagee is hereby authorized to reasonable access to enter upon and inspect the Mortgaged Property at any time during normal business hours upon reasonable written notice.

(e) The Mortgagor will comply with all present and future laws, ordinances, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority, and all rules, regulations, orders, interpretations, directives, licenses and permits, applicable to the Mortgaged Property, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where failure to do so could not reasonably be expected to have a Material Adverse Effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, (ii) the current use of the Mortgaged Property, or (iii) the value of the Mortgaged Property (assuming its current use); provided, however, that Mortgagor may contest or dispute any of the same by appropriate action or proceedings diligently pursued, if adequate reserves with respect thereto have been established in accordance with the provisions of the Loan Agreement.

(f) If all or any part of the Mortgaged Property shall be damaged by fire or other casualty, the Mortgagor will restore promptly the Mortgaged Property to the equivalent of its original condition, regardless of whether or not there shall be any insurance proceeds therefor; provided, however, if insurance proceeds are paid in connection with such fire or other casualty, such obligation to restore the Mortgaged Property is conditioned on Mortgagor’s receipt of

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insurance proceeds and making such available to the Mortgagor in accordance with this Mortgage or the Loan Agreement.  If a part of the Mortgaged Property shall be physically damaged through condemnation, the Mortgagor will restore promptly, repair or alter the remaining property in a manner reasonably satisfactory to the Mortgagee; provided, however such obligation to restore, repair or alter the remaining properties is conditioned on Mortgagor’s receipt of any related proceeds and making such available to the Mortgagor as set forth in Section 1.06 above.

(g) Except as expressly permitted in the Loan Agreement or other Loan Documents, the Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property, except for easements and other similar grants or interests which do not materially adversely affect the value, use or operation of the Land and the Improvements for the purposes then currently used or contemplated, except as otherwise allowed by the Loan Agreement.

1.08 Further Assurances, After Acquired Property.  At any time, and from time to time, upon request by the Mortgagee, the Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to the Mortgagee and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed reasonably desirable by the Mortgagee any and all such other and further mortgages, instruments of further assurance, certificates, financing statements and other documents as may, in the opinion of the Mortgagee, be reasonably necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligation of the Mortgagor under this Mortgage, and the lien and security interest of this Mortgage as a first and prior lien and security interest upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Mortgagor.  Upon any failure by the Mortgagor so to do, the Mortgagee may make, execute, and record any and all such mortgages, instruments, certificates, financing statements and documents for and in the name of the Mortgagor and, the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do.  The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Mortgaged Property or any part thereof.

1.09 Leases Affecting Mortgaged Property.  The Mortgagor will comply with and observe its material obligations as landlord under all leases affecting the Mortgaged Property or any part thereof.  If requested by Mortgagee, Mortgagor will furnish Mortgagee with executed copies of all leases now or hereafter created with respect to all or any part of the Mortgaged Property; and all leases now or hereafter entered into must be approved by Mortgagee in advance of Mortgagor becoming obligated upon any such leases.  Mortgagee hereby acknowledges that  Mortgagee has approved those leases in effect with respect to the Mortgaged Property as of the date of execution of this Mortgage which have been previously provided or made available by Mortgagor to Mortgagee for review.  If requested by the Mortgagee, the Mortgagor will execute one or more separate assignments to the Mortgagee of any and all such leases, whether now existing or hereafter created, and all rents, royalties, issues, and profits of the Mortgaged Property from time to time accruing.  Except as provided in the Loan Agreement, Mortgagor will not cancel, surrender, or modify any lease without the written consent of the Mortgagee.

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1.10 Appraisals.  At the Mortgagee’s request, Mortgagor will permit the Mortgagee, or its agents, employees or independent contractors, to reasonably enter upon and appraise the Mortgaged Property at any time and from time to time, upon written notice to Mortgagee, and Mortgagor will cooperate with and provide any information requested in connection with such appraisals.

1.11 Expenses.  In accordance with the provisions of the Loan Agreement, the Mortgagor will pay or reimburse the Mortgagee for all reasonable attorney’s fees, costs, and expenses incurred by the Mortgagee in any proceeding involving the estate of a decedent or an insolvent, or in any action, proceeding, or dispute of any kind in which the Mortgagee is made a party, or appears as party plaintiff or defendant, affecting the Loan Agreement, the other Loan Documents, this Mortgage, Mortgagor, or the Mortgaged Property, including but not limited to the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, or any action to protect the security hereof; and any such amounts paid by the Mortgagee shall bear interest at the rate provided for in the Loan Agreement, shall be payable upon demand, and shall be secured by the lien of this Mortgage.

1.12 Performance by Mortgagee of Defaults by Mortgagor.  If the Mortgagor shall default in the payment of any tax, lien, assessment, or charge levied or assessed against the Mortgaged Property (other than if such is subject to a Permitted Protest); in the payment of any utility charge, whether public or private; in the payment of insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder, or in the performance or observance of any covenant, condition, or term of this Mortgage, then the Mortgagee, at its option, may reasonably perform or observe the same, and all payments made for costs or incurred by the Mortgagee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with thereon at the rate provided for in the Loan Agreement.  The Mortgagee shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium; of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof.  The Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor.

1.13 Books and Records.  The Mortgagor shall keep and maintain at all times full, true and accurate books of accounts and records, adequate to reflect correctly the results of the operation of the Mortgaged Property.  The Mortgagor will furnish to the Mortgagee with such financial information and reports as and when provided in the Loan Agreement.

ARTICLE II

2.01 Event of Default.  The term “Event of Default,” wherever used in the Mortgage, shall mean any one or more of the following events:

(a) The occurrence of an uncured Event of Default under the Loan Agreement.

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(b) If Mortgagor shall be in default under any other deed of trust, mortgage or security agreement covering any material part of the Mortgaged Property, whether it be superior or junior in lien to this Mortgage, following expiration of any grace periods therein; provided, however, that Mortgagor may contest: or dispute any of the same by appropriate action or proceeding diligently pursued, if permitted in the Loan Agreement and adequate reserves with respect thereto have been established in accordance with the provisions of the Loan Agreement.

(c) Except as permitted in this Mortgage or the Loan Agreement, the material alteration, improvement, demolition or removal of any of the Improvements located on the Mortgaged Property without the prior consent of Mortgagee.

(d) Except as permitted in this Mortgage or the Loan Agreement, the Mortgaged Property or any material part thereof shall be taken on execution or other process of law in any action against Mortgagor and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(e) Except as permitted in this Mortgage or the Loan Agreement, the Mortgagor abandons all or a portion of the Mortgaged Property.

(f) Except as permitted in this Mortgage or the Loan Agreement, the Mortgaged Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

(g) Notwithstanding anything herein, any requirement of notice specified above shall be deemed deleted if Mortgagee is prevented from giving notice by bankruptcy or other applicable law, and the cure period shall be measured from the date of the event or failure rather than from the date of notice.  Nothing herein shall require notice except where expressly set forth in this Mortgage or the Loan Agreement.

2.02 Acceleration of Maturity.  If an Event of Default shall have occurred and is continuing, then the Secured Obligations and performance hereunder secured hereby with interest accrued thereon shall, at the option of the Mortgagee, become immediately due and payable without notice or demand, time being of the essence; and any omission on the part of the Mortgagee to exercise such option when entitled to do so shall not be considered as a waiver of such right.

2.03 Right of Mortgagee to Enter and Take Possession.

(a) If an Event of Default shall have occurred and be continuing, the Mortgagor, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession, and if and to the extent permitted by law, the Mortgagee may enter and take possession, of all the Mortgaged Property, and may exclude the Mortgagor and its agents and employees wholly therefrom.

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(b) Upon every such entering upon or taking of possession, the Mortgagee may hold, store, use, operate, manage, and control the Mortgaged Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments, and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty, and other property; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of the Mortgagor in Mortgagor’s name or otherwise, with respect to the same; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Mortgagee, all as the Mortgagee from time to time may determine to be to its best advantage; and the Mortgagee may collect and receive all the income, revenues, rents, issues and profits of the same including those past due as well as those accruing thereafter, and, after deducting (A) all expenses of taking, holding, managing, and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases, and acquisitions; (C) the cost of such insurance; (D) such taxes, assessments, and other charges prior to the lien of this Mortgage as the Mortgagee may determine to pay; (E) other proper charges upon the Mortgaged Property or any part thereof; and (F) the reasonable compensation, expenses, and disbursements of the attorneys and agents of the Mortgagee; shall apply the remainder of the moneys so received by the Mortgagee to the payment of accrued interest, to the payment of tax and insurance deposits required to pay for the taxes and insurance policies described in Sections 1.03 and 1.04 hereof, and to the sums hereby secured, or otherwise in payment of a portion of the Secured Obligations, all in such order and priority as expressly set forth in the Loan Agreement or, if not so provided in the Loan Agreement, as the Mortgagee may determine.

(c) Whenever all such Events of Default have been cured and satisfied, the Mortgagee shall surrender possession of the Mortgaged Property to the Mortgagor, its successors or assigns.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Receiver.

(a) If an Event of Default shall have occurred and is continuing, the Mortgagee, upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the adequacy of any security for the Secured Obligations hereby secured or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect the rents, profits, issues, and revenues thereof.

(b) The Mortgagor will pay to the Mortgagee upon demand all expenses, including receiver’s fees, attorney’s fees and costs, and agent’s compensation, incurred pursuant to the provisions contained in this Section; and all such expenses shall be secured by this Mortgage.

2.05 Mortgagee’s Power of Enforcement.  If an Event of Default shall have occurred and is continuing, the Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other

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appropriate proceeding or remedy (a) to enforce payment and performance of all Secured Obligations (b) to foreclose this Mortgage and to sell, as an entirety or, at the option of the Mortgagee, in separate lots or parcels, the Mortgaged Property, and (c) to pursue any other remedy available to it, all as the Mortgagee shall deem most effectual for such purposes.  The Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as the Mortgagee may determine.

2.06 Power of Sale.  If an Event of Default shall have occurred and is continuing, Mortgagee may ,under the power of sale herein granted to Mortgagee, sell the Mortgaged Property to the highest bidder for cash at public auction in front of the courthouse door in the county or counties, as may be required, where the Mortgaged Property is located, either in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the Mortgaged Property to be sold, by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in said county or counties, as may be required, and, upon payment of the purchase money, Mortgagee or any person conducting the sale for Mortgagee is authorized to execute to the purchaser at said sale a deed to the Mortgaged Property so purchased, and all statements of fact in such deed relating to the nonpayment of the indebtedness hereby secured, the existence of the indebtedness, notices of advertisement, sale, receipt of money and appointment of substituted Mortgagee shall be prima facie evidence of the truth of such statements.  Mortgagee may bid at said sale and purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor.  At the foreclosure sale, the Mortgaged Property may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner as Mortgagee may elect.  The foregoing power of sale shall in no way impair or limit any remedies otherwise available to Mortgagee.

2.07 Waiver.  Mortgagor hereby waives any and all rights of dower, courtesy, appraisement, sale, redemption and homestead under the laws of the State of Alabama.

2.08 Application of Foreclosure Proceeds.  The proceeds of any foreclosure sale pursuant to Section 2.06 shall be applied as follows:

(a) First, to the expenses of making the sale, including a reasonable attorney’s fee for such services as may be necessary in the enforcement of the Loan Agreement and the other Loan Documents or the foreclosure of this Mortgage;

(b) Second, to the repayment of any money, with interest thereon at the rate provided for in the Loan Agreement, which Mortgagee may have paid, or become liable to pay, or which it may then be necessary to pay for taxes, insurance, assessments or other charges, liens, or debts as hereinabove provided;

(c) Third, to the payment and satisfaction of the Secured Obligations, including interest to date of sale; and

(d) Fourth, the balance, if any, shall be paid to the persons or entities entitled to such balance under applicable law after deducting any expense of ascertaining who is so entitled to such balance.

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2.09 Mortgagee’s Option on Foreclosure.  If any Event of Default shall have occurred and is continuing, at the option of the Mortgagee, this Mortgage may be foreclosed as provided by law or in equity, in which event a reasonable attorney’s fee shall, among other costs and expenses, be allowed and paid out of the proceeds of the sale.  In the event Mortgagee exercises its option to foreclose this Mortgage in equity, Mortgagee may, at its option, and subject to any Permitted Encumbrances, foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendants to any such foreclosure proceeding and to foreclose its rights will not be, nor be asserted to be by the Mortgagor, a defense to any proceedings instituted by the Mortgagee to collect the sum secured hereby, or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

2.10 Waiver of Exemption.  Mortgagor waives all rights of exemption pertaining to real or personal property as to any indebtedness secured by or that may be secured by this Mortgage, and Mortgagor waives the benefit of any statute regulating the obtaining of a deficiency judgment or requiring that the value of the Mortgaged Property be set off against any part of the sums secured hereby.

2.11 Suits to Protect the Mortgaged Property.  If an Event of Default shall have occurred and is continuing, the Mortgagee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the income, revenues, rents, and profits arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Mortgagee.

2.12 Mortgagor to Pay and Perform all Secured Obligations on Any Event of Default; Application of Moneys by Mortgagee.  If an Event of Default occurs and is continuing then, upon demand of the Mortgagee, the Mortgagor will pay to the Mortgagee the whole amount of the Secured Obligations; and in case the Mortgagor shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs, which shall include the reasonable compensation, expenses, and disbursements of the Mortgagee’s agents and attorneys.

2.13 Delay or Omission No Waiver.  No delay or omission of the Mortgagee or of any holder of the Term Notes to exercise any right, power, or remedy accruing upon any default or Event of Default shall exhaust or impair any such right, power, or remedy or shall be construed to be a waiver of any such default or Event of Default, or acquiescence therein; and every right, power, and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

2.14 No Waiver of One Default to Affect Another, etc.  No waiver of any default or Event of Default hereunder shall extend to or shall affect any subsequent or any other then existing default or Event of Default of shall impair any rights, powers, or remedies consequent thereon.

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If the Mortgagee (a) grants forbearance or an extension of time for the payment of or performance of the Secured Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein or in the Loan Documents; (d) releases any part of the Mortgaged Property from the lien of this Mortgage or otherwise changes any of the terms of the Loan Agreement or the other Loan Documents or this Mortgage; (e) consents to the filing of any map, plat, or replat thereof; (f) consents to the granting of any easement thereon; or (g) makes or consents to any agreement subordinating the lien or charge hereof, any such act or omission shall not release, discharge, modify, change, or affect the original liability of the Borrowers under the Loan Agreement or the other Loan Documents, or of the Mortgagor under this Mortgage or otherwise or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety, or guarantor; nor shall any such act or omission preclude the Mortgagee from exercising any right, power, or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by the Mortgagee, shall the lien of this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Mortgagee, at its option, without notice to any person or corporation hereby is authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Secured Obligations secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

2.15 Discontinuance of Proceedings—Position of Parties, Restored.  In case the Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers, and remedies of the Mortgagee shall continue as if no such proceeding has been taken.

2.16 Remedies Cumulative.  No right, power, or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.17 Rights of a Secured Party.  Upon the occurrence of an Event of Default that is continuing, the Mortgagee, in addition to any and all remedies it may have or exercise under this Mortgage, the Loan Agreement, the other Loan Documents or under applicable law, may immediately and without demand, exercise any and all of the rights of a secured party upon default under the UCC, all of which shall be cumulative.  Such rights shall include, without limitation:

(a) The right to take possession of the Collateral (as hereinafter defined in Section 3.05 hereof) without judicial process and to enter upon any premises where the Collateral may be located for the purposes of taking possession of, securing, removing, and/or

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disposing of the Collateral without interference from Mortgagor or any Borrower and without any liability for rent, storage, utilities or other sums;

(b) The right to sell, lease, or otherwise dispose of any or all of the Collateral, whether in its then condition or after further processing or preparation, at public or private sale, and unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give to Mortgagor at least ten (10) days’ prior notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made, all of which Mortgagor agrees shall be reasonable notice of any sale or disposition of the Collateral;

(c) The right to require Mortgagor, upon request of Mortgagee, to assemble and make the Collateral available to Mortgagee at a place reasonably convenient to Mortgagor and Mortgagee; and

(d) The right to notify account debtors for obligations in which Mortgagee has an interest as set forth in this Mortgage, and demand and receive payment therefrom.

To effectuate the rights and remedies of Mortgagee upon and during the continuance of an Event of Default, Mortgagor does hereby irrevocably appoint Mortgagee attorney-in-fact for Mortgagor, with full power of substitution following the occurrence and during the continuance of an Event of Default to sign, execute, and deliver any and all instruments and documents and do all acts and things to the same extent as Mortgagor could do, and to sell, assign, and transfer any Collateral to Mortgagee or any other party.

ARTICLE III

3.01 Successors and Assigns Included in Parties.  Whenever in this Mortgage one of the parties hereto is named or referred to, the heirs, administrators, executors, successors, and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of the Mortgagor or by or on behalf of Mortgagee shall bind and inure to the benefit of its respective heirs, administrators, executors, successors, and assigns, whether so expressed or not.

3.02 Sale of Mortgaged Property/Termination of Mortgage.  If the Mortgagor is permitted to sell the Mortgaged Property pursuant to the Loan Agreement, then, upon such sale in accordance with the terms and conditions of the Loan Agreement and upon Mortgagee’s satisfaction that all of the conditions for the sale of the Mortgaged Property under the Loan Agreement have been satisfied, Mortgagee shall release this Mortgage of record, and this Mortgage shall be terminated.

3.03 Headings, etc.  The headings of the articles, sections, paragraphs, and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

3.04 Invalid Provisions to Affect No Others.  In case any one or more of the covenants, agreements, terms, or provisions contained in this Mortgage or in the Loan Agreement or the other Loan Documents shall be invalid, illegal, or unenforceable in any respect, the validity of the

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remaining covenants, agreements, terms, and provisions contained herein and in the Loan Agreement or the other Loan Documents shall in no way be affected, prejudiced, or disturbed thereby.

3.05 Security Agreement; Collateral; Fixture Filing.  In addition to the foregoing grant of mortgage, by executing and delivering this Mortgage the Mortgagor hereby grants a continuing security interest to the Mortgagee for the benefit of the Lenders in that portion of the Mortgaged Property in which a security interest can be created and perfected under the UCC  (said personal property, tangible and intangible, being collectively referred to in this Mortgage as the “Collateral”). This instrument shall constitute a “security agreement”, “fixture filing” and “financing statement” under the UCC or other law applicable to the creation of liens upon and security interests in personal property.  Mortgagor authorizes and consents to the Mortgagee filing financing statements covering the Collateral with the Office of the Secretary of State for Alabama and the real estate records of the Office of the Judge of Probate of Colbert County, Alabama and covenants and agrees to execute, file, and refile such financing statements, continuation statements or other documents as Mortgagee shall require from time to time with respect to such Collateral.  If an Event of Default occurs and is continuing, the Mortgagee shall have all rights and remedies of a secured party under the UCC or other law applicable to liens upon and security interests in personal property.  In addition, the Mortgagee may file a financing statement in any office or jurisdiction where filing is deemed necessary or desirable by Mortgagee without the consent of Mortgagor, and if requested to do so, Mortgagor will join in the execution of same as requested by Mortgagee and will pay all costs of any filing.

To the extent permitted by law, certain of the Mortgaged Property is or will become “fixtures” (as that term is defined in the UCC) on the Land, and this instrument, upon recording or registration in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such of the Mortgaged Property that is or may become fixtures. To that end, for such purpose, Mortgagor acknowledges that: (i) this Mortgage covers goods which are or are to become fixtures on the Land, (ii) this financing statement is to be recorded in the real estate records of the Office of the Judge of Probate of Colbert County, Alabama, (iii) Mortgagor is the record owner of the fee interest in the Land, and (iv) products of such goods are also covered by this financing statement.  Mortgagor, as “debtor”, for purposes of the UCC, also represents to Mortgagee, as of the date hereof, that the following information set forth in clauses (i), (v) and (vi) below, is true and correct:

(i) The “Debtor” is the Mortgagor and the “Secured Party” is the Collateral Agent for the benefit of the Secure Parties.  The exact legal name and address of the Debtor are:

Cherokee Nitrogen Holdings, Inc.
16 South Pennsylvania
Oklahoma City, Oklahoma  73107

(ii) Name and address of Secured Party :

Banc of America Leasing & Capital LLC
c/o Annemarie L. Warren, VP; Group Operations Manager

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Bank of America
MA5-100-32-01
100 Federal St.
Boston, MA  02110

(iii) Description of the types (or items) of property covered by this financing statement:  all of the property comprising the Mortgaged Property other than the Land.

(iv) Description of real estate to which collateral is attached or upon which it is located:  Described in Exhibit A.

(v) Debtor’s Organizational and Tax Identification Numbers:

Org No.                 N/A
Tax ID                   73-1597254

(vi) The debtor’s chief executive office is located in the State of Oklahoma, and the debtor’s state of formation is the State of Oklahoma.

Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

3.06 Covenant Regarding Compliance.  Mortgagor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause, permit or suffer the Mortgaged Property to be in violation of any Environmental Law (as defined below), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect.

3.07 Notice.  Mortgagor represents and warrants to Mortgagee as of the date of the Loan Agreement, the date of the Borrowing Notice and the date of the Borrowing Date (as each such term is defined in the Loan Agreement) that Mortgagor has not received any notice of a violation of any Environmental Law, nor incurred any previous liability therefor, except as disclosed in writing to Mortgagee in connection with the Loan Agreement.  To the extent that such could reasonably be expected to (i) have a Material Adverse Effect (as defined in the Loan Agreement) or (ii) cause the Mortgaged Property to be subject to any restrictions on ownership, occupancy, liability, use or transferability under any Environmental Law,  Mortgagor shall give prompt written notice to Mortgagee of:

(a) becoming aware of any violation of Environmental Law on the Mortgaged Property, or any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Materials on, under, from or about the Mortgaged Property or the migration thereof to or from the Mortgaged Property in each case in violation of any Environmental Law;

(b) the commencement or institution of any proceeding, inquiry or action by or notice from any governmental authority with respect to the use or presence of any Hazardous Materials on the Mortgaged Property or the migration thereof from or to other property;

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(c) all claims made by any third party against Mortgagor or the Mortgaged Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials;

(d) Mortgagor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law.

3.08 Indemnity.  Mortgagor shall protect, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, successors and assigns (each, an “Indemnitee”) from and against any and all claims, loss, damage, cost, expense, liability, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, attorneys’ fees and costs), or any other Environmental Liability, directly or indirectly arising out of or attributable to, in whole or in part, the breach of any Environmental Laws, the covenants, representations and warranties of this Section or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Materials on, under, from or about the Mortgaged Property, whenever the same shall have occurred, whether before or after the date of this Mortgage, or any other activity carried on or undertaken on or off the Mortgaged Property, whenever the same shall have occurred, whether before or after the date of this Mortgage, whether by Mortgagor or any employees, agents, contractors or subcontractors of Mortgagor, or any third persons occupying or present on the Mortgaged Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials located or present on, under, from or about the Mortgaged Property, including, without limitation: (i) all consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plans including, without limitation: (A) the costs of removal or remedial action incurred by the United States Government or the State, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction or loss, incurred pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.  § 9601 et seq.  as amended; and (B) the costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal; or any other Environmental Laws; and (iii) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of the public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity or any other Environmental Liability, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Mortgagor or any other Loan Party against an Indemnitee for breach in bad faith of such

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Indemnitee's obligations hereunder or under any other Loan Document, if such Mortgagor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Mortgaged Property.  or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such Hazardous Materials whenever the same shall have occurred, whether before or after the date of this Mortgage, and irrespective of whether any of such activities were or will be undertaken in accordance with Environmental Law or other applicable laws, regulations, codes and ordinances.  This indemnity is intended to be operable under 42 U.S.C.  Section 9607(e)(1), and any successor Section thereof and shall survive the reconveyance of the lien of this Mortgage, the extinguishment of the lien by foreclosure or action in lieu thereof, and any transfer of the Mortgaged Property by Mortgagor.

The foregoing indemnity shall in no manner be construed to limit or adversely affect Mortgagee’s rights under this Section, including, without limitation, Mortgagee’s rights to approve any remedial work or the contractors and consulting engineers retained in connection therewith.

3.09 Inspection.  In the event that (i) an Event of Default has occurred or (ii) Mortgagee reasonably believes that there may be a violation or threatened violation by Mortgagor of any Environmental Law or a violation or threatened violation by Mortgagor of any covenant under this Section, Mortgagee is authorized, upon reasonable advance notice to Mortgagor, but not obligated, by itself, its agents, employees or workmen to enter at any reasonable time upon any part of the Mortgaged Property for the purposes of inspecting the same for Hazardous Materials and Mortgagor’s compliance with this Section, and such inspections may include, without limitation, soil borings.  Mortgagor agrees to pay to Mortgagee, upon Mortgagee’s demand, all reasonable third party expenses, costs or other amounts incurred by Mortgagee in performing any inspection for the purposes set forth in this Subparagraph 3.09.

3.10 Costs and Expenses of Mortgagee.  All reasonable third party costs and expenses incurred by Mortgagee under Section 3 and all subparagraphs thereof shall be immediately due and payable upon demand and shall become part of the indebtedness secured hereby and shall bear interest at the rate set forth in the Loan Agreement from the date of payment by Mortgagee until repaid.

3.11 Definitions.  The following terms shall have the following meanings for purposes of this Section 3 and all subparagraphs thereof:

(a) “Environmental Laws” means any and all present and future Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, directives, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, industrial hygiene, environmental conditions, the protection of human health or the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions, soil and ground water contamination, discharges to waste or public systems, or the assessment, monitoring or

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remediation of the same, as may be amended from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C.  Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C.  Sections 6901 et seq.

(b) “Environmental Liability” means any claim, demand, order, suit, obligation, cost, liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring, fines, penalties or indemnity obligations), loss or expense (including attorneys’ and consultants’ fees and expenses), whenever the same shall have occurred, whether before or after the date of the Loan, of Mortgagor, any other Loan Party (other than Parent) or any of their respective Subsidiaries (other than the Excluded Subsidiaries) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, processing, labeling, recycling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) alleged personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity, or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

(i) “Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(c) “Requirement of Law” shall mean the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding to the person or property in question.

3.12 Representations and Warranties.  Mortgagor represents and warrants to Mortgagee and the Lenders as of the date of the Loan Agreement, the date of the Borrowing Notice and the date of the Borrowing Date (as each such term is defined in Section 3.07 above), knowing that the Lenders will rely on such representations and warranties as incentive to make the Term Loans to the Borrowers, that, except as otherwise provided in, or disclosed as a schedule to, the Loan Agreement.

(a) Mortgagor is a duly organized and existing corporation having full corporate power and authority to consummate the transactions contemplated by this Mortgage, and the execution, delivery and performance of this Mortgage, and the documents executed in connection herewith have been duly authorized by all necessary corporate action.

(b) All utility and sanitary sewage services necessary for the current use of the Mortgaged Property and all roads necessary for the current use of the Mortgaged Property are

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available pursuant to permanent private or public easements which are not subject to the exclusive rights of any other persons which could interfere with Mortgagor’s use thereof.

(c) There are no proceedings pending, or, to the best of Mortgagor’s knowledge, threatened, to acquire any power of condemnation or eminent domain with respect to the Mortgaged Property, or any interest therein, or to enjoin or similarly prevent the use of any of the Mortgaged Property as presently used.

(d) The Mortgaged Property complies with all applicable laws, ordinances, rules and regulations, and all laws, ordinances, rules and regulations relating to zoning, building codes, set back requirements and environmental matters except where as such violation in the aggregate will not result in a Material Adverse Effect, or such violation is subject to a Permitted Protest or is disclosed in Section 5.09 of the Loan Agreement.

(e) Except as set forth on Exhibit B hereto, there are no leases affecting the Mortgaged Property.  Each lease, if any, is in full force and effect, and no rents have been discounted, released, waived, compromised or otherwise discharged except for prepayment of rent of not more than one month prior to the accrual thereof.  There are no material defaults now existing under any of the leases by the landlord or tenant, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the leases by the landlord or tenant.  Each lease is subject and subordinate to the Mortgage.  Each lease is subject to no lien, charge or encumbrance other than this Mortgage, except Permitted Encumbrances.  No tenant under a lease or any other person has an option or right of first refusal to purchase any portion of the Mortgaged Property.  No tenant under any lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such leases have not been waived, released, or otherwise discharged or compromised.

(f) All easement agreements, covenants or restrictive agreements, supplemental agreements and any other instruments mortgaged hereby are and will remain valid, subsisting and in full force and effect in accordance with their terms, unless the failure to remain valid, subsisting and in full force and effect, could not, individually or in the aggregate, have or result in a Material Adverse Effect, and Mortgagor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event which after notice or the passage of time or both will constitute a default thereunder which, in each such instance, could, individually or in the aggregate, have or result in a Material Adverse Effect.

(g) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable first priority lien upon and security interest in all the Mortgaged Property free and clear of all Liens other than the Permitted Encumbrances and there are no defenses or offsets to this Mortgage or to any of the Secured Obligations secured hereby.

(h) The Mortgaged Property is not part of a larger tract of land owned by Mortgagor or its Affiliates, nor is it otherwise included under any unity of title or similar covenant with other real property not encumbered by this Mortgage.

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(i) The Mortgaged Property is covered by a title insurance policy (the “Title Insurance Policy”), insuring Mortgagor, its successors and assigns, as to its fee simple title to the Mortgaged Property free of all Liens except Permitted Encumbrances.  No claims have been made under such Title Insurance Policy and Mortgagor has not, by act or omission, done anything which would impair the coverage of such title insurance policy.

(j) The Mortgaged Property, including without limitation the location, existence, use, occupancy and operation of the Mortgaged Property, is in compliance in all material respects with all applicable Laws including without limitation the building and zoning laws of the jurisdiction in which the Mortgaged Property is situated and all easements, declarations, covenants and restrictions affecting the Mortgaged Property, except where such violation is subject to a Permitted Protest or would not have a Material Adverse Effect.  All material licenses and permits which may be required with respect to the use, occupancy, operation and maintenance of the Mortgaged Property have been obtained and are in full force and effect and each improvement located on the Mortgaged Property complies therewith.  Except as disclosed in Section 5.09 of the Loan Agreement, no notice of any violation of any Requirement of Law has been entered or received by Mortgagor and to Mortgagor’s knowledge there is no basis for the entering of any such notice.

(k) All streets, roads., highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Mortgaged Property have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Mortgaged Property without further condition or cost to Mortgagor.

(l) The Mortgaged Property is free and clear of any mechanics’ or materialmen’s liens or liens in the nature thereof, and no rights are outstanding that under law would give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Mortgage, except those which are insured against by the Mortgagee’s title insurance policy.

(m) No lease or contract or easement, right of way, permit or declaration relating to the Mortgaged Property (collectively, “Property Agreements”) provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage.

(n) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Property Agreements that provides to any party the right to obtain a lien or encumbrance upon the Mortgaged Property and no default exists or which the passing of time or the giving of notice or both would exist under any Property Agreement which would, in the aggregate, have a Material Adverse Effect.

(o) The Mortgaged Property forms no part of any property owned, used or claimed by Mortgagor as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Mortgaged Property is located.  Mortgagor hereby disclaims and renounces each and every claim to all or any portion of the Mortgaged Property as a homestead and the Term Notes evidenced by the Loan Agreement and the other Loan Documents are issued solely for business, investment, commercial or other similar purposes.

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(p) There are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Mortgaged Property or Mortgagor’s interest therein or ownership thereof

3.13 Notices.  Any and all notices, elections or demands permitted or required to be made under this Mortgage, the Loan Agreement and the other Loan Documents, or any other agreement executed in connection with or relating to the Loan Agreement and the other Loan Documents or this Mortgage, or by applicable law, shall be given and be deemed effective (a) on the date delivered in person, (b) three (3) days following the date deposited with the U.S.  Mail, certified or registered, postage prepaid, return receipt requested, or (c) one (1) business day following the date sent by Federal Express or overnight U.S.  Mail or other national overnight carrier, and addressed in each such case to the parties at their respective addresses set forth in the heading of this instrument or such other single address as either party may designate in a written notice given as herein provided (except that a change of address notice shall not be effective until actual receipt).

3.14 Controlling Law.  THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA.

3.15 Waiver of Jury Trial.  MORTGAGOR HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE, THE LOAN AGREEMENT OR THE OTHER AGREEMENTS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF MORTGAGEE AND/OR MORTGAGOR WITH RESPECT TO THE LOAN AGREEMENT OR THE OTHER AGREEMENTS OR IN CONNECTION WITH THIS MORTGAGE OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES UNDER THIS MORTGAGE, THE LOAN AGREEMENT OR THE OTHER AGREEMENTS OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  MORTGAGOR AGREES THAT MORTGAGEE MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF MORTGAGOR IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDERS TO PURCHASE THE NOTES FROM BORROWERS, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MORTGAGOR AND MORTGAGEE SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.16 Date of Mortgage.  The date of this Mortgage is intended as a date for the convenient identification of this Mortgage and is not intended to indicate that this Mortgage was executed and delivered on that date.

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3.17 Assignment of Leases and Rents; Collection of Rents, Issues and Profits; Approval of Leases.

(a) Assignment of Leases and Rents.  Mortgagor assigns all leases, licenses and other occupancy agreements (“Leases”) and all rents, issues and profits to Mortgagee absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Secured Obligations, but subject to a license back to Mortgagor as set forth below.  Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to execute unilaterally and record, at Mortgagee’s election, a document subordinating this Mortgage to the Leases, provided that the subordination will not affect (i) the priority of Mortgagee’s entitlement to any insurance or condemnation proceeds or (ii) the priority of this Mortgage over intervening liens or liens arising under or with respect to the Leases.

(b) Mortgagor’s Authority to Collect and Retain Rents.  Mortgagee confers upon Mortgagor a license to collect and retain the rents, issues and profits of the Mortgaged Property as they become due and payable, subject, however, to the right of Mortgagee to revoke such license at any time following the occurrence of an Event of Default in its sole discretion and without notice to Mortgagor.  If an Event of Default shall have occurred and is continuing, Mortgagee shall have the absolute right to revoke such authority and collect and retain the rents, issues and profits assigned herein, without taking possession of all or any part of the Mortgaged Property.  The right to collect rents, issues and profits herein provided shall not grant to Mortgagee the right to possession, except as expressly herein provided; nor shall such right impose upon Mortgagee the duty to produce rents, issues or profits or maintain the Property in whole or in part.  Possession of the Mortgaged Property by a receiver appointed by a court of competent jurisdiction shall not be considered possession of the Mortgaged Property by Mortgagee for purposes hereof.  Following the occurrence of an Event of Default that is continuing, Mortgagee may in its sole discretion determine the order of priority for application of any rents, issues and profits collected against the costs of collection and any indebtedness secured by or obligations of Mortgagor arising under the Loan Agreement and the other Loan Documents in accordance with the terms of the Loan Agreement.  Collection of any rents, issues and profits by Mortgagee shall not cure or waive any Event of Default or notice of Event of Default, or invalidate any acts done pursuant to such notice.

(c) Mortgagor’s Authority to Enter into Leases.  Mortgagor shall not enter into any lease of the Mortgaged Property, or any portion thereof, or modify or amend or supplement any such lease, or extend any existing lease, without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld), except as otherwise permitted in the Loan Agreement.  Mortgagor shall, on demand, execute such further assignments to Mortgagee of any or all leases, agreements, rents, issues or profits of the Mortgaged Property as Mortgagee may require in accordance with the terms of the Loan Agreement.  Upon request of Mortgagee, Mortgagor shall promptly deliver to Mortgagee a copy of the fully executed original of any or all leases or agreements entered into hereunder.  All leases of the Mortgaged Property shall be subordinate to this Mortgage unless Mortgagee elects in writing, at its sole option, to subordinate this Mortgage to a particular lease or leases.

3.18 Impound Account.  Upon the happening of an Event of Default, and so long as the Event of Default shall continue, at the request of Mortgagee, Mortgagor shall pay to Mortgagee

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each month on the first day thereof an amount reasonably estimated by Mortgagee to be equal to (a) the taxes and assessments payable under Section 1.03 and (b) premiums next due for all insurance carried under Section 1.04, each such estimate divided by the number of months to lapse preceding the month in which it will become due and Mortgagor irrevocably grants and assigns to Mortgagee a security interest in and to the amounts, if any, so paid by Mortgagor.  Such funds shall not be claimed to be held in trust and no sums so paid shall bear interest, except to the extent of the minimum amount of interest, if any, required by law; and Mortgagee shall, at its option, either apply such funds to, or release such funds to Mortgagor for, payment of such taxes and assessments and premiums.  If the total amount retained in the impound account exceeds the amount of payments actually applied by Mortgagee as set forth above, such excess may be credited by Mortgagee on subsequent payments to be made by Mortgagor hereunder or, at the option of Mortgagee, refunded to Mortgagor; but if the security account shall not be sufficient to pay the sums required at least thirty (30) days before the same are due and payable, Mortgagor shall, within three (3) business days of receipt of written demand therefore from Mortgagee, deposit with Mortgagee the full amount of any such deficiency.  Upon repayment of the amounts evidenced by the Term Notes and the satisfaction of all other Secured Obligations of Mortgagor secured hereby, any remaining funds held under this paragraph shall be released to Mortgagor.

3.19 Conflicts.  If any provision hereof conflicts with the terms of the Loan Agreement, the terms of the Loan Agreement shall be controlling.

3.20 Accommodation Provisions.  To the extent this Mortgage secures Obligations of a party other than Mortgagor (an “Obligor”), Mortgagor has executed and delivered this Mortgage as an accommodation instrument with the intent of subjecting its interests in the Mortgaged Property to the lien of this Mortgage as security for the Secured Obligations.  Mortgagor hereby agrees, to the fullest extent permitted by law, not to assert or take advantage of:

(a) Any right to require Mortgagee to proceed against any other Obligor, including as maker of the Term Notes, or any other person or to proceed against or exhaust any other security held by Mortgagee at any time or to pursue any other remedy in Mortgagee’s power before exercising any right or remedy under this Mortgage.

(b) Any defense that may arise by reason of:

(i) Mortgagee’s failure to proceed against any other Obligor’s property, or any other party against whom Mortgagee might assert a claim, before proceeding against Mortgagor under this Mortgage; or

(ii) The release, suspension, discharge or impairment of any of Mortgagee’s rights against any other Obligor or any other party against whom Mortgagee might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

(iii) Mortgagee’s failure to pursue any other remedies available to Mortgagee that would reduce the burden of the indebtedness secured hereby on Mortgagor’s interests in the Mortgaged Property; or

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(iv) Any extension of the time for the payment or performance of any of any other Obligor’s obligations under the Term Notes, or any of the other Loan Documents; or

(v) Any amendment of this Mortgage, the Term Notes or any of the other Loan Documents, whether or not such amendment materially affects the risk that Mortgagor has assumed by executing this Mortgage; or

(vi) The incapacity or lack of authority of any other Obligor or any person or persons; or

(vii) The failure of Mortgagee to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of any partner of any other Obligor or any other person or persons.

(c) Demand, protest and notice of any kind, including, without limitation, the following notices:

(i) Notice of the evidence, creation or incurring of any new or additional indebtedness or obligation (provided that such indebtedness or obligation is not secured by this Mortgage); or

(ii) Notice of any action or non-action on the part of any other Obligor or Mortgagee in connection with any obligation or evidence of indebtedness held by Mortgagee as collateral; or

(iii) Notice of payment or non-payment by any other Obligor of the indebtedness secured by this Mortgage.

(d) Any right to assert against Mortgagee any defense arising by reason of any claim or defense based upon an election of remedies by Mortgagee to foreclose, either by judicial foreclosure or by exercise of the power of sale, this Mortgage, which in any manner impairs, reduces, releases, destroys or extinguishes Mortgagor’s subrogation rights, rights to proceed against any other Obligor for reimbursement, or any other rights of Mortgagor to proceed against any other person or security.  Mortgagor waives all rights and defenses to enforcement of all or any part of the indebtedness secured hereby which defenses are based on an election of remedies by Mortgagee, even though the election of remedies, such as nonjudicial foreclosure with respect to this Mortgage, may destroy Mortgagor’s rights of subrogation and reimbursement against any other Obligor.  Mortgagor makes this waiver with full knowledge that if Mortgagee (i) waives a deficiency judgment in a judicial foreclosure, or (ii) exercises the power of sale under this Mortgage, any action by Mortgagor against any other Obligor to obtain reimbursement of any amount paid by Mortgagor hereunder may be barred by reason of (x) Mortgagee’s waiver of such deficiency in a judicial foreclosure or (y) Mortgagee’s exercise of such power of sale.  Mortgagor understands that absent the waiver set forth herein, Mortgagor may have a defense to its obligations hereunder with respect to a deficiency following a nonjudicial foreclosure or a judicial foreclosure in which the Mortgagee waived its right to a deficiency judgment against any other Obligor and that by granting this waiver, Mortgagor is waiving this defense which Mortgagor would have against Mortgagee.

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(e) Any rights arising because of Mortgagor’s payment or satisfaction of the indebtedness secured hereby (i) against any other Obligor, by way of subrogation to the rights of Mortgagee or otherwise, or (ii) against any other guarantor or any other party obligated to pay any of the indebtedness secured hereby, by way of contribution or reimbursement or otherwise, but only until the indebtedness secured hereby is paid in full.

(f) Any duty on the part of Mortgagee to disclose to Mortgagor any default under the Term Notes or any other Loan Document.

(g) Any duty on the part of Mortgagee to disclose to Mortgagor any facts Mortgagee may now know or may hereafter know about any other Obligor or any successors in interest (if any) regardless of whether Mortgagee (i) has reason to believe that any such facts materially increase the risk beyond the risk which Mortgagor intends to assume by executing this Mortgage, (ii) has reason to believe that these facts are unknown to Mortgagor, or (iii) has a reasonable opportunity to communicate such facts to Mortgagor, it being understood and agreed that Mortgagor is fully responsible for being and keeping informed of the financial condition of any other Obligor or any successor in interest of any other Obligor and of all circumstances bearing on the risk of non-payment of any indebtedness of any other Obligor to Mortgagee that is secured hereby.

(h) Any right to object to the release of any portions of the Mortgaged Property from the lien of this Mortgage notwithstanding the fact that such releases may be made without Mortgagee having received any or adequate consideration therefor.

Mortgagor further agrees that with respect to any obligation secured hereby Mortgagee may, in such manner and upon such terms and at such times as Mortgagee deems best and without demand or notice to or consent of Mortgagor (i) release any party now or hereafter liable for the performance of any such obligation, (ii) extend the time for the performance of any such obligation, (iii) accept additional security therefor, and (iv) alter, substitute or release any property securing such performance.

Before executing this Mortgage, Mortgagor has made such independent legal and factual inquiries and investigations as Mortgagor deemed necessary or desirable with respect to the ability of any other Obligor to honor all of any other Obligor’s covenants and agreements with Mortgagee, and Mortgagor has relied solely on said independent inquiries and investigations preparatory to entering into this Mortgage.

Mortgagor agrees that Mortgagee may enforce this Mortgage without the necessity of resorting to or exhausting any security or collateral securing the Secured Obligations, without the necessity of proceeding against any guarantor, and without the necessity of proceeding against any other Obligor.  Mortgagor hereby waives the right to require Mortgagee to proceed against any other Obligor, to foreclose any lien on any real or personal property securing the Secured Obligations, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.

Notwithstanding any modification, discharge or extension of the Secured Obligations or any amendment, modification, stay or cure of Mortgagee’s rights which may occur in any

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bankruptcy or reorganization case or proceeding concerning any other Obligor, whether permanent or temporary, and whether assented to by Mortgagee, Mortgagor hereby agrees that it shall be obligated hereunder to pay and perform its obligations in accordance with the terms of this Mortgage and the other Loan Documents in effect on the date hereof.  Mortgagor understands and acknowledges that by virtue of this Mortgage, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to any other Obligor.  Without in any way limiting the generality of the foregoing, any subsequent modification of the Secured Obligations in any reorganization case concerning any other Obligor shall not affect the obligation of Mortgagor to perform its obligations hereunder and under the other Loan Documents.

[No Further Text on this Page; Signature Page Follows]

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IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed by its duly authorized ___________________________ on the date of the acknowledgement of the Mortgagor’s signature below.

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By: _______________________
Name: _____________________
Title: _____________________

STATE OF  ______________)
COUNTY OF  ____________)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that __________________, whose name as ______________ of CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Notary Public _______________________

My Commission Expires

__________________________

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EXHIBIT A

LEGAL DESCRIPTION

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EXHIBIT B

PERMITTED ENCUMBRANCES

As defined in the Loan Agreement including without limitation the following:

[attach pages showing permitted encumbrances under Alabama Title Policy]

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EXHIBIT F-2

This instrument was prepared by:
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020-1089
After recording please return to the above address, marked
to the attention of:  Rachel Abarbanel

MORTGAGE, ASSIGNMENT
OF RENTS AND SECURITY AGREEMENT AND FIXTURE FILING STATEMENT
[ARKANSAS]

THIS MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”), made as of October __, 2007, between NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation (hereinafter called the “Mortgagor”), whose address is 16 S. Pennsylvania, Oklahoma City, Oklahoma  73107, and Banc of America Leasing & Capital LLC, as collateral agent for the Lenders (hereinafter called the “Mortgagee” or the “Collateral Agent”), whose address is c/o Annemarie L. Warren, VP; Group Operations Manager, Bank of America, MA5-100-32-01, 100 Federal St., Boston, MA 02110.

W I T N E S S E T H:

WHEREAS, upon the terms and conditions of a certain Term Loan Agreement, dated as of the date hereof (collectively, such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Loan Agreement”), by and among ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, Mortgagor, Chemex I Corp., an Oklahoma corporation, Chemex II Corp, an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, DSN Corporation, an Oklahoma corporation, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, The Climate Control Group, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers (individually and collectively, jointly and severally, “Borrower” or “Borrowers”), LSB Industries, Inc., as guarantor, Banc of America Leasing & Capital, LLC, as administrative agent (the “Administrative Agent”), the Collateral Agent and the Lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent and the Collateral Agent, the “Secured Parties”), Secured Parties have agreed to provide certain financial accommodations to Borrowers, upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.  Capitalized terms used but not defined herein shall have the same meanings as such terms have in the Loan Agreement or, in the case of capitalized terms used in the definition of “Mortgaged Property” below and not defined in this Mortgage, the meanings ascribed to them in the Uniform Commercial Code in effect in the State of Arkansas (the “UCC”).  The terms “El Dorado Collateral” and/or “El Dorado Facility Collateral” as defined in the Loan Agreement shall mean and refer to all Mortgaged Property and Collateral (as defined in Section 3.05 below) described in this Mortgage.

WHEREAS, Mortgagor is an affiliate of ThermaClime and the other Borrowers and will receive substantial direct and indirect benefits from the making of the Term Loans under the Loan Agreement; and

WHEREAS, it is a condition precedent to Lenders’ making the Term Loans that Mortgagor shall have executed and delivered to Mortgagee this Mortgage and, as an accommodation to the Borrowers and in consideration for, and in recognition of, the substantial direct and indirect benefits Mortgagor will receive from the making of the Term Loans under the Loan Agreement, Mortgagor has agreed to grant this Mortgage to secure the full and punctual payment or performance when due (after applicable grace periods), whether at stated maturity or earlier, including by reason of acceleration, mandatory prepayment or otherwise in accordance with the Loan Agreement or any other Loan Document, of the Term Loans and all the Obligations under the Loan Documents, and any amendments or modifications to the same (collectively, the “Secured Obligations”), whether or not from time to time reduced or extinguished or hereafter increased or incurred and whether enforceable or unenforceable as against the Borrowers, or any one or more of them, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection.

NOW, THEREFORE, the undersigned, in consideration of all matters as set forth above and as more particularly described in the Loan Agreement and the other Loan Documents, and to secure the prompt payment and performance of all Secured Obligations, and any extensions or renewals of same, and further to secure all other indebtedness, fees, premiums (if any), charges, and expenses from time to time owing to Mortgagee pursuant to this Mortgage, the Loan Agreement and the other Loan Documents, and further to secure the performance of the covenants, conditions, and agreements as set forth in any other documents executed in connection herewith and as hereinafter set forth, has bargained and sold and does hereby mortgage, grant, bargain, sell, assign, and convey unto the Mortgagee for the ratable benefit of the Secured Parties, their successors and assigns, and hereby grants to the Mortgagee for the ratable benefit of the Secured Parties, their successors and assigns, subject to the Permitted Encumbrances defined in Section 1.02 herein below, a security interest in all of Mortgagor’s present and future right, title and interest in, to and under the following described Land and Improvements and any and all right, title or interest in any other real property interests or improvements comprised in such real property, whether such right, title or interest is acquired by Mortgagor after the date of this Mortgage, the Equipment, and all right, title and interest of Mortgagor, if any, in and to all personal property, and intangible personal property described below owned by Mortgagor and used in connection with the operation of the business of Mortgagor conducted on the Land (as defined below) (which together with any additional such property hereafter acquired by the Mortgagor and subject to the lien of this Mortgage, as the same may be from time to time constituted (and subject to the limitations set forth in clause (c) below) is hereinafter sometimes referred to as the “Mortgaged Property”) to-wit:

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(a)           All the tract(s) or parcel(s) of land particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

(b)           All buildings, structures, and improvements of every nature whatsoever now or hereafter situated on the Land (the “Improvements”), and all fixtures, machinery, equipment and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and attached to, located in or on, or used in connection with the operation of said Improvements, the Chemico east/west weak nitric plant, the Chemico sulfuric acid plant, the Chemico E2 high-density ammonium nitrate prill plant, the K-T lo-density ammonium nitrate prill plant, a 100 TPD mixed acids plant, the D.M. Weatherly nitric acid plant, the UHDE 285 TPD direct strong nitric acid processing plant, the CB&I tank farm including ammonia storage spheres, a refrigerated ammonia tank and ammonia storage tanks, a plant steam generation system including Babcock & Wilcox processing boilers, a plant electrical generation system including substations and transformers, a wastewater ph neutralization system,  a pollution control and irrigation system, cooling towers, air compressors, transformers, substations, storage tanks, office furniture, computers and software, vehicles and forklift trucks (other than rolling stock or titled vehicles), process plant piping, pumps and wiring, and including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing.

(c)           All tangible personal property of every kind or character now owned or hereafter acquired by the Mortgagor used in connection with the leasing, development, use or operation of the Land and Improvements, whether or not subsequently removed from the Land and the Improvements (collectively, the “Equipment”), including, without limitation, chemical processing equipment, office equipment, maintenance and machine shop equipment and laboratory equipment, but excluding rolling stock and titled vehicles.

(d)           All building materials, equipment, fixtures, fittings, timber to be cut, minerals as extracted (as such term is used in the Arkansas Uniform Commercial Code) and personal property of every kind or character now owned or hereafter acquired by the Mortgagor used in connection with the operation of the Improvements located or to be located on the Land, whether such materials, equipment, fixtures, fittings, and personal property are actually located on or adjacent to said property or not, and whether in storage or otherwise, wheresoever the same may be located, including, but without limitation, all lumber and lumber products, bricks, building stones, and building blocks, sand and cement, roofing material, paint, doors, windows, hardware, nails, wires and wiring, plumbing and plumbing fixtures, heating and air conditioning equipment and appliances, electrical and gas equipment and appliances, pipes and piping and in general all building materials and equipment of every kind and character used in connection with the operation of said Improvements.

(e)           All goodwill, trademarks, trade names, option rights, purchase contracts, books and records, insurance return premiums and General Intangibles now owned or hereafter acquired by Mortgagor relating to the Land, the Improvements or the Equipment.

(f)           All agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar

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ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting the Land (the “Property Documents”);

(g)           all proceeds of and all unearned premiums on an insurance policies relating to the Mortgaged Property (the “Insurance Proceeds”);

(h)           all rights under all agreements with any provider of goods or services of or in connection with any construction undertaken or to be undertaken on, or services performed or to be performed in connection with, and all licenses, certificates of occupancy, permits, warranty agreements and other agreements (including supply, processing, terminalling or warehousing agreements and any environmental remediation agreements) used in or necessary to the use or operation of, the Land or the Improvements and conduct of the Facility Business (as defined in the Loan Agreement) thereon, therein and therefrom, including without limitation all Material Contracts (all of the foregoing are collectively referred to herein as the “Operating Contracts”);

(i)           all books, records and other information, wherever located, which are in Mortgagor’s possession, custody or control or to which Mortgagor is entitled at law or in equity and which are related to the Mortgaged Property, including all Software and all computer hardware or other equipment used to record, store, manage, manipulate or access the information; and

(j)           all after-acquired title to or remainder or reversion in any of the property described in this Section; all proceeds, replacements, substitutions, products, accessions and increases of or for the Mortgaged Property, all additions, accessions and extensions to, improvements of or for the Mortgaged Property; and all additional lands, estates, interests, rights or other property described above acquired by Mortgagor after the date of this Mortgage for use in connection with the operation of the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Mortgagee but Mortgagor will execute and deliver to Mortgagee, upon Mortgagee’s request, any documents reasonably requested by Mortgagee to further evidence the foregoing.

(k)           Proceeds and products of all of the foregoing real and personal property, tangible and intangible.

To the fullest extent permitted by applicable law, all of the foregoing shall be deemed a part of the real property and at the option of Mortgagee, may be foreclosed upon and sold upon an Event of Default in accordance with the laws relating to mortgages of real estate.

TOGETHER with all easements, rights of way, including any rights of ingress and egress, gores of land, streets, sidewalks, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, air rights and development rights, oil and mineral rights (excepting only those rights previously conveyed or excluded as shown in the Permitted Encumbrances) and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the

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estate, right, title, interest, property, possession, claim, and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same, including but not limited to:

(a)           All rents, profits, issues, and revenues of the Mortgaged Property (collectively, the “Rents”) from time to time accruing, whether under leases or tenancies now existing or hereafter created, reserving to Mortgagor, however, so long as Mortgagor is not in default hereunder, the right to receive and retain the rents, issues, and profits thereof; and

(b)           All judgments, awards of damages, and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking) to the Mortgaged Property or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets.  Mortgagee hereby is authorized on behalf and in the name of Mortgagor to execute and deliver valid acquittances for, and appeal from, any such judgments or awards.  Such sums or any part thereof so received shall be applied in accordance with the provisions of Section 1.06 hereof.

The Mortgaged Property does not include the Excluded Assets (as defined in the Loan Agreement), notwithstanding any provision set forth above seemingly to the contrary.

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto the Mortgagee, its successors and assigns forever, subject however to the terms and conditions herein:

TO SECURE unto Mortgagee: (a) the payment and performance of all Secured Obligations, payable according to the terms stated therein; (b) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage; (c) the faithful payment and performance of the covenants and agreements of Mortgagor contained herein and the faithful payment and performance of the covenants and agreements of the Borrowers in the Loan Agreement and the other Loan Documents;

PROVIDED, HOWEVER, that these presents are upon the condition that, if full payment and performance of all Secured Obligations, including the Term Notes and the full payment and performance of the Loan Agreement and the other Loan Documents is achieved, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Mortgagor, and the Borrowers shall keep, perform, and observe all and singular the covenants and promises in the Loan Agreement and the other Loan Documents and Mortgagor shall keep, perform, and observe all and singular the covenants and promises in this Mortgage expressed to be kept, performed, and observed by and on the part of the Mortgagor, all without fraud or delay (but within any applicable cure period), and there shall be no other uncured Event of Default under any of the Loan Agreement and the other Loan Documents, then this Mortgage, and all the properties, interest, and rights hereby granted, bargained, and sold shall cease, determine, and be void.

AND the Mortgagor covenants and agrees with the Mortgagee as follows:

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ARTICLE I

1.01 Performance of Mortgage, Loan Agreement and other Loan Documents.  The Mortgagor will perform, observe and comply with all provisions hereof, and the Borrowers will perform, observe and comply with all provisions of the Loan Agreement and the other Loan Documents and duly and punctually will pay and perform all Secured Obligations with interest thereon and all other sums required to be paid by them pursuant to the Loan Agreement and the other Loan Documents executed in connection herewith, all without any deductions or credit for taxes or other similar charges paid by the Mortgagor or the Borrowers.

1.02 Warranty of Title.  The Mortgagor is lawfully seized of an indefeasible estate in fee simple in the Land, Improvements and other real property hereby mortgaged and has good and marketable title to all existing personal property hereby mortgaged and has good right, full power and lawful authority to sell, convey and mortgage the same in the manner and form aforesaid, and that, except for the permitted liens described in Exhibit B attached hereto and as described in Section 7.01 of the Loan Agreement (the “Permitted Encumbrances”), the same is free and clear of all liens, charges, and encumbrances whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Mortgagor shall and will warrant and forever defend the title thereto unto the Mortgagee, its successors and assigns, against the lawful claims of all persons whomsoever.

1.03 Other Taxes, Utilities and Liens.

(a) The Mortgagor will pay promptly, before the same becomes delinquent and after giving effect to any extensions validly existing under applicable law, and. promptly after request therefor by Mortgagee, will exhibit promptly to the Mortgagee receipts for the payment of, all taxes, assessments, water rates, dues, charges, fines and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon the interest of the Mortgagee in the Mortgaged Property, this Mortgage, the Loan Agreement or the other Loan Documents, as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon the Mortgagor or in respect of the Mortgaged Property or any part thereof, or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property; provided, however, that Mortgagor will not be required to pay any tax fee, assessment, governmental charge or any other obligations that is being contested in good faith by appropriate actions or proceedings diligently pursued and for which adequate reserves with respect thereto have been established in conformity with the provisions of the Loan Agreement.

(b) The Mortgagor will pay promptly all charges by utility companies, whether public or private, for electricity, gas, water, sewer, or other utilities.

(c) The Mortgagor shall pay promptly all charges for labor and materials and will not suffer any mechanic’s, laborer’s, statutory, or other lien to be filed against any of the Mortgaged Property, unless arrangements satisfactory to Mortgagee are made with respect thereto or unless contested in good faith by appropriate actions or proceedings diligently pursued

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and for which adequate reserves with respect thereto have been established in accordance with the provisions of the Loan Agreement.

1.04 Insurance Requirements.

(a) To keep the Mortgaged Property and all other property, now or hereafter owned by Mortgagor and located on the Mortgaged Property, constantly insured in the amounts, with the coverages and under such policies and other terms and conditions as are set forth in the Loan Agreement.  All such insurance shall be carried by companies authorized to insure in Arkansas which are reasonably acceptable to Mortgagee, and all such policies shall include a standard mortgagee’s endorsement and loss payable clause in favor of and in form reasonably acceptable to Mortgagee as required by the Loan Agreement.  In the event of loss in the amount of $500,000 or more, Mortgagor shall give prompt notice thereof to the Mortgagee, who is hereby authorized and empowered to make proof of loss, if not made promptly by Mortgagor.  Each insurance company is hereby authorized and directed to make payments for such loss directly to the Mortgagee instead of to the Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, shall be advanced and applied in a manner consistent with the Loan Agreement.  Until the sums hereby secured are fully paid and satisfied, Mortgagor shall not permit any insurance to expire, lapse or be canceled unless in each instance Mortgagor acquires and delivers to the Mortgagee new or replacement policies in accordance with the terms of the Loan Agreement.  In the event of a sale or foreclosure by the Mortgagee, all title and interest of Mortgagor in and to such policies shall pass to the purchaser at such sale.

(b) To maintain general liability insurance against liability for injuries to or death of any person or damage to or loss of property arising out of or in any way relating to the condition of the Mortgaged Property or any part thereof, in accordance with the terms of the Loan Agreement, for death or personal injury to any one person, for all personal injuries and deaths resulting from any one accident, and for property damage in any one accident, provided that the requirements of this paragraph with respect to the amount of insurance may be satisfied by an excess coverage policy.

(c) To maintain insurance against such other casualties and contingencies as Mortgagee required pursuant to Section 6.07 of the Loan Agreement.

1.05 Insurance Policies.  All insurance required hereunder shall be effective under a valid and enforceable policy or policies issued by an insurer of recognized responsibility approved by Mortgagee.  All policies of insurance required in Section 1.04 shall be written or endorsed in accordance with the provisions of the Loan Agreement.  These policies shall provide that all proceeds of such insurance (except as provided in the following sentence) shall be payable to Mortgagee pursuant to a standard mortgagee clause to be attached to each such policy, but subject to the provisions of Section 1.04 above.  So long as no uncured Event of Default then shall exist, the proceeds of insurance covering the interruption of Mortgagor’s business, and the revenues from operation of the business conducted from the Mortgaged Property damaged by an insured casualty, may be paid directly to Mortgagor.  Mortgagor shall deposit with Mortgagee copies of policies evidencing all such insurance, if so requested by Mortgagee, or a certificate or certificates of the respective insurers stating that such insurance is in force and effect.  Mortgagor shall keep all policies of insurance constantly assigned, pledged and delivered to the Mortgagee.

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Mortgagor shall pay or cause to be paid all premiums due with respect to the same and, if so requested by Mortgagee, shall furnish to Mortgagee satisfactory proof of the timely making of such payments in accordance with the provisions of the Loan Agreement.  Each policy of insurance herein required shall contain a provision that the insurer shall not cancel, refuse to renew or materially modify it without giving written notice to Mortgagee at least thirty (30) days (or, in the case of cancellation due to non-payment, such shorter period as mandated by state law, but in no event less than ten (10) days) before the cancellation, non-renewal or modification becomes effective.  At least ten (10) Business Days before the expiration date of each expiring policy promptly, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee that the policy has been renewed or replaced by another policy conforming to the provisions of this Section or that there is no necessity therefor under the terms hereof.  In lieu of separate policies, Mortgagor may maintain blanket policies having the coverage required herein, in which event it shall deposit with Mortgagee a certificate or certificates of the respective insurance as to the amount of coverage.

Notwithstanding Mortgagee’s rights under Sections 1.04 and 1.05, Mortgagee will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

If an insured casualty occurs where (i) the loss is in an aggregate amount less than the 20% of the outstanding principal balance of the Term Loan; (ii) in the reasonable judgment of Mortgagee the Mortgaged Property can be restored within one year, and prior to one year before the Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Mortgaged Property’s pre-existing condition and utility as existed immediately prior to such insured casualty and to an economic unit not less valuable and not less useful than the same was immediately prior to the insured casualty; and (iii) no Default or Event of Default shall have occurred and be then continuing, then the insurance proceeds (after reimbursement to Mortgagee of any expenses incurred by Mortgagee in collecting such proceeds), shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property (the “Restoration”), in the manner set forth herein.  Mortgagor shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Mortgagee be obligated to apply the proceeds to reimburse Mortgagor for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, Mortgagor shall pay (and if required by Mortgagee, Mortgagor shall deposit with Mortgagee in advance) all costs of such Restoration in excess of the net amount of the proceeds made available pursuant to the terms hereof.

Except as provided in the immediately preceding paragraph, after deducting the costs incurred by Mortgagee in collecting the proceeds of any insurance, Mortgagee may, in its sole discretion, (i) apply such proceeds as a credit against any portion of the Secured Obligations selected by Mortgagee in its sole discretion; (ii) apply the proceeds to restore the Improvements, provided that Mortgagee will not be obligated to see to the proper application of the proceeds and provided, further, that any amounts released for restoration will not be deemed a payment on the Secured Obligations; or (iii) deliver the proceeds to Mortgagor.

If Mortgagor is entitled to insurance proceeds held by Mortgagee, such proceeds shall be disbursed upon Mortgagee being furnished with (i) evidence satisfactory to Mortgagee of the

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estimated cost of completion of the Restoration, (ii) evidence reasonably satisfactory to Mortgagee of the availability of all funds in addition to the proceeds that in Mortgagee’s judgment are required to complete the proposed Restoration (which availability may be evidenced by the deposit of such additional funds with Mortgagee, a letter of credit in the amount of such additional required funds, or other evidence reasonably satisfactory to Mortgagee as agreed with Mortgagor at the time of such event); and (iii) if appropriate in connection with the nature of the casualty, plans and specifications or other reasonably detailed description of Mortgagor’s plans to accomplish such Restoration (the “Plans”), such Plans to be approved by Mortgagee for casualties where the loss is in an aggregate amount of $2,000,000.00 or more, prior to disbursement of any proceeds, which approval shall not unreasonably be withheld or delayed.  In the event that the Restoration is for a loss in an aggregate amount less than $2,000,000, Mortgagor may proceed with such Restoration without prior approval of Plans therefor so long as Mortgagor shall certify to Mortgagee prior to disbursement of any proceeds that such Restoration complies with the other requirements of this Section 1.05 concerning Restoration, and if requested by Mortgagee provides to Mortgagee the Plans for such Restoration.  Mortgagee shall review Plans for a Restoration as promptly as commercially practicable after receipt of such Plans from Mortgagor.  At all times, the insurance proceeds (or, after application of a portion of such proceeds, the undisbursed balance of such proceeds remaining in the hands of Mortgagee), together with funds to be made available by Mortgagor for that purpose to the satisfaction of Mortgagee, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Mortgagee after payment of such costs of Restoration shall be paid to Mortgagor.  Any surplus that remains out of the Award received by Mortgagee after payment of such costs of Restoration shall, in the discretion of Mortgagee, be retained by Mortgagee and applied to payment of the Debt or returned to Mortgagor.  Notwithstanding anything set forth in this Section 1.05 to the contrary, the conditions set forth in this Section 1.05 relate solely to the application of proceeds of insurance covering an insured casualty, and shall not prevent, and Mortgagor may, proceed with Restoration immediately after any casualty without prior consent or approval by Mortgagee, subject to compliance with the requirements for restoration and maintenance of the Mortgaged Property set forth in Section 1.07 (“Care of the Property”) of this Mortgage and Section 6.06 (“Maintenance of Properties; Collateral”) of the Loan Agreement.

1.06 Condemnation.  If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, the Secured Obligations shall continue until satisfied in full or earlier terminated in accordance with the Loan Agreement.  The Mortgagee shall be entitled to all compensation, awards, and other payments or relief therefor and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Mortgagor’s name, any action or proceedings relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Mortgagor to the Mortgagee, and Mortgagor shall, upon request of Mortgagee, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Mortgagee to collect and receipt for any such sums.  Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

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Any sums so collected shall be applied by Mortgagee, first, to the expenses, if any, of collection, and then in accordance with Section 2.06 hereof.  Notwithstanding the foregoing, if, after such condemnation or private sale in lieu thereof, the taking will not have a Material Adverse Effect upon the continued operation of the Mortgaged Property and no Event of Default has occurred and is continuing, upon request of Mortgagor, said sums so held by Mortgagee shall be made available for such restoration and disbursed by Mortgagee during the course of such restoration under safeguards reasonably satisfactory to Mortgagee.  Any sums remaining after completion of restoration shall be applied in accordance with Section 2.06.

1.07 Care of the Property.

(a) The Mortgagor will preserve and maintain the Mortgaged Property in such condition and repair as is provided in the Loan Agreement, and will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof, and which is materially inconsistent with the manner Mortgagor currently operates the Mortgaged Property.

(b) Except as otherwise provided herein or in the Loan Agreement or other Loan Documents, no buildings, fixtures, personal property, or other part of the Mortgaged Property shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee, (which consent shall not be unreasonably withheld), except for improvements to, replacements of, additions to, substitutions of, and removal or demolition of obsolete or unused facilities (“Permitted Alterations”) provided such Permitted Alterations do not interfere with the normal operation of the Mortgaged Property and do not cause any diminution in its value.

(c) If the Mortgaged Property or any material part thereof is substantially damaged by fire or any other cause, the Mortgagor will give prompt written notice of the same to the Mortgagee.

(d) The Mortgagee is hereby authorized to reasonable access to enter upon and inspect the Mortgaged Property at any time during normal business hours upon reasonable written notice.

(e) The Mortgagor will comply with all present and future laws, ordinances, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority, and all rules, regulations, orders, interpretations, directives, licenses and permits, applicable to the Mortgaged Property, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where failure to do so could not reasonably be expected to have a Material Adverse Effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, (ii) the current use of the Mortgaged Property, or (iii) the value of the Mortgaged Property (assuming its current use); provided, however, that Mortgagor may contest or dispute any of the same by appropriate action or proceedings diligently pursued,

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if adequate reserves with respect thereto have been established in accordance with the provisions of the Loan Agreement.

(f) If all or any part of the Mortgaged Property shall be damaged by fire or other casualty, the Mortgagor will restore promptly the Mortgaged Property to the equivalent of its original condition, regardless of whether or not there shall be any insurance proceeds therefor; provided, however, if insurance proceeds are paid in connection with such fire or other casualty, such obligation to restore the Mortgaged Property is conditioned on Mortgagor’s receipt of insurance proceeds and making such available to the Mortgagor in accordance with this Mortgage or the Loan Agreement.  If a part of the Mortgaged Property shall be physically damaged through condemnation, the Mortgagor will restore promptly, repair or alter the remaining property in a manner reasonably satisfactory to the Mortgagee; provided, however such obligation to restore, repair or alter the remaining properties is conditioned on Mortgagor’s receipt of any related proceeds and making such available to the Mortgagor as set forth in Section 1.06, above.

(g) Except as expressly permitted in the Loan Agreement or other Loan Documents, the Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property, except for easements and other similar grants or interests which do not materially adversely affect the value, use or operation of the Land and the Improvements for the purposes then currently used or contemplated, except as otherwise allowed by the Loan Agreement.

1.08 Further Assurances; After Acquired Property.  At any time, and from time to time, upon request by the Mortgagee, the Mortgagor will make, execute and deliver or cause to be made, executed and delivered, to the Mortgagee and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed reasonably desirable by the Mortgagee any and all such other and further mortgages, instruments of further assurance, certificates, financing statements and other documents as may, in the opinion of the Mortgagee, be reasonably necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligation of the Mortgagor under this Mortgage, and the lien and security interest of this Mortgage as a first and prior lien and security interest upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Mortgagor.  Upon any failure by the Mortgagor so to do, the Mortgagee may make, execute, and record any and all such mortgages, instruments, certificates, financing statements and documents for and in the name of the Mortgagor and, the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do.  The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Mortgaged Property or any part thereof.

1.09 Leases Affecting Mortgaged Property.  The Mortgagor will comply with and observe its material obligations as landlord under all leases affecting the Mortgaged Property or any part thereof.  If requested by Mortgagee, Mortgagor will furnish Mortgagee with executed copies of all leases now or hereafter created with respect to all or any part of the Mortgaged Property; and all leases now or hereafter entered into must be approved by Mortgagee in advance of Mortgagor becoming obligated upon any such leases.  Mortgagee hereby acknowledges that

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Mortgagee has approved those leases in effect with respect to the Mortgaged Property as of the date of execution of this Mortgage which have been previously provided or made available by Mortgagor to Mortgagee for review.  If requested by the Mortgagee, the Mortgagor will execute one or more separate assignments to the Mortgagee of any and all such leases, whether now existing or hereafter created, and all rents, royalties, issues, and profits of the Mortgaged Property from time to time accruing.  Except as provided in the Loan Agreement, Mortgagor will not cancel, surrender, or modify any lease without the written consent of the Mortgagee.

1.10 Appraisals.  At the Mortgagee’s request, Mortgagor will permit the Mortgagee, or its agents, employees or independent contractors, to reasonably enter upon and appraise the Mortgaged Property at any time and from time to time, upon written notice to Mortgagee, and Mortgagor will cooperate with and provide any information requested in connection with such appraisals.

1.11 Expenses.  In accordance with the provisions of the Loan Agreement, the Mortgagor will pay or reimburse the Mortgagee for all reasonable attorney’s fees, costs, and expenses incurred by the Mortgagee in any proceeding involving the estate of a decedent or an insolvent, or in any action, proceeding, or dispute of any kind in which the Mortgagee is made a party, or appears as party plaintiff or defendant, affecting the Loan Agreement, the other Loan Documents, this Mortgage, Mortgagor, or the Mortgaged Property, including but not limited to the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, or any action to protect the security hereof; and any such amounts paid by the Mortgagee shall bear interest at the rate provided for in the Loan Agreement, shall be payable upon demand, and shall be secured by the lien of this Mortgage.

1.12 Performance by Mortgagee of Defaults by Mortgagor.  If the Mortgagor shall default in the payment of any tax, lien, assessment, or charge levied or assessed against the Mortgaged Property (other than if such is subject to a Permitted Protest); in the payment of any utility charge, whether public or private; in the payment of insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder, or in the performance or observance of any covenant, condition, or term of this Mortgage, then the Mortgagee, at its option, may reasonably perform or observe the same, and all payments made for costs or incurred by the Mortgagee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Mortgagee with thereon at the rate provided for in the Loan Agreement.  The Mortgagee shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium; of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof.  The Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor.

1.13 Books and Records.  The Mortgagor shall keep and maintain at all times full, true and accurate books of accounts and records, adequate to reflect correctly the results of the operation of the Mortgaged Property.  The Mortgagor will furnish to the Mortgagee with such financial information and reports as and when provided in the Loan Agreement.

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ARTICLE II

2.01 Event of Default.  The term “Event of Default,” wherever used in the Mortgage, shall mean any one or more of the following events:

(a) The occurrence of an uncured Event of Default under the Loan Agreement..

(b) If Mortgagor shall be in default under any other deed of trust, mortgage or security agreement covering any material part of the Mortgaged Property, whether it be superior or junior in lien to this Mortgage, following expiration of any grace periods therein; provided, however, that Mortgagor may contest or dispute any of the same by appropriate action or proceeding diligently pursued, if permitted in the Loan Agreement and adequate reserves with respect thereto have been established in accordance with the provisions of the Loan Agreement.

(c) Except as permitted in this Mortgage or the Loan Agreement, the material alteration, improvement, demolition or removal of any of the Improvements located on the Mortgaged Property without the prior consent of Mortgagee.

(d) Except as permitted in this Mortgage or the Loan Agreement, the Mortgaged Property or any material part thereof shall be taken on execution or other process of law in any action against Mortgagor and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(e) Except as permitted in this Mortgage or the Loan Agreement, the Mortgagor abandons all or a portion of the Mortgaged Property.

(f) Except as permitted in this Mortgage or the Loan Agreement, the Mortgaged Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

(g) Notwithstanding anything herein, any requirement of notice specified above shall be deemed deleted if Mortgagee is prevented from giving notice by bankruptcy or other applicable law, and the cure period shall be measured from the date of the event or failure rather than from the date of notice.  Nothing herein shall require notice except where expressly set forth in this Mortgage or the Loan Agreement.

2.02 Acceleration of Maturity.  If an Event of Default shall have occurred and is continuing, then the Secured Obligations and performance thereunder, secured hereby with interest accrued thereon shall, at the option of the Mortgagee, become immediately due and payable without notice or demand, time being of the essence; and any omission on the part of the Mortgagee to exercise such option when entitled to do so shall not be considered as a waiver of such right.

2.03 Right of Mortgagee to Enter and Take Possession.

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(a) If an Event of Default shall have occurred and be continuing, the Mortgagor, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession, and if and to the extent permitted by law, the Mortgagee may enter and take possession, of all the Mortgaged Property, and may exclude the Mortgagor and its agents and employees wholly therefrom.

(b) Upon every such entering upon or taking of possession, the Mortgagee may hold, store, use, operate, manage, and control the Mortgaged Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments, and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty, and other property; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of the Mortgagor in Mortgagor’s name or otherwise, with respect to the same; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Mortgagee, all as the Mortgagee from time to time may determine to be to its best advantage; and the Mortgagee may collect and receive all the income, revenues, rents, issues and profits of the same including those past due as well as those accruing thereafter, and, after deducting (A) all expenses of taking, holding, managing, and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases, and acquisitions; (C) the cost of such insurance; (D) such taxes, assessments, and other charges prior to the lien of this Mortgage as the Mortgagee may determine to pay; (E) other proper charges upon the Mortgaged Property or any part thereof; and (F) the reasonable compensation, expenses, and disbursements of the attorneys and agents of the Mortgagee; shall apply the remainder of the moneys so received by the Mortgagee to the payment of accrued interest, to the payment of tax and insurance deposits required to pay for the taxes and insurance policies described in Sections 1.03 and 1.04 hereof, and to the sums hereby secured, or otherwise in payment of a portion of the Secured Obligations, all in such order and priority as expressly set forth in the Loan Agreement or, if not so provided, as the Mortgagee may determine.

(c) Whenever all such Events of Default have been cured and satisfied, the Mortgagee shall surrender possession of the Mortgaged Property to the Mortgagor, its successors or assigns.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Receiver.

(a) If an Event of Default shall have occurred and is continuing, the Mortgagee, upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the adequacy of any security for the Secured Obligations hereby secured or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect the rents, profits, issues, and revenues thereof.

(b) The Mortgagor will pay to the Mortgagee upon demand all expenses, including receiver’s fees, attorney’s fees and costs, and agent’s compensation, incurred pursuant

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to the provisions contained in this Section; and all such expenses shall be secured by this Mortgage.

2.05 Mortgagee’s Power of Enforcement.  If an Event of Default shall have occurred and is continuing, the Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (a) to enforce payment and performance of all Secured Obligations (b) to foreclose this Mortgage and to sell, as an entirety or, at the option of Mortgagee, in separate lots or parcels, the Mortgaged Property, and (c) to pursue any other remedy available to it, all as the Mortgagee shall deem most effectual for such purposes.  The Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, as the Mortgagee may determine.

2.06 Power of Sale.  If an Event of Default shall have occurred and is continuing, Mortgagee may, under the power of sale herein granted to Mortgagee, take possession of the Mortgaged Property and sell all or part of the Mortgaged Property, at public auction, to the highest bidder for cash, free from equity of redemption, any statutory or common law right of redemption, homestead, dower, and all other rights and exemptions of every kind, all of which are hereby expressly waived, at the front door of any courthouse or other building in the county where any of the Mortgaged Property is situated, according to the laws of the State of Arkansas.  The owners of any part of the indebtedness hereby secured may become the purchaser at any sale under this conveyance.  The Mortgagee shall execute and deliver a deed of conveyance to the purchaser, and all statements of fact in such deed relating to the nonpayment of the indebtedness hereby secured, the existence of the indebtedness, notices of advertisement, sale, receipt of money and appointment of substituted Mortgagee shall be prima facie evidence of the truth of such statements.  Mortgagee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, to the payment of the expenses of making, maintaining and executing this Mortgage, protection of the Mortgaged Property, including the expense of any litigation and reasonable attorneys’ fees; (ii) second, to any advancements made by the Mortgagee pursuant hereto, with interest thereon; (iii) third, to the payment of the Secured Obligations herein secured or intended so to be, in such order as Mortgagee shall elect, and any balance of said Secured Obligations may be the subject of immediate suit; (iv) and, fourth, should there be any surplus, Mortgagee will pay it to the Mortgagor, or to such person as may be legally entitled thereto.

2.07 Waiver.  Mortgagor hereby waives any and all rights of dower, courtesy, appraisement, sale, redemption and homestead under the laws of the State of Arkansas and especially under Act 153 of May 8, 1899, and acts amendatory thereof.

2.08 Mortgagee’s Option on Foreclosure.  If an Event of Default shall have occurred and is continuing, at the option of the Mortgagee, this Mortgage may be foreclosed as provided by law or in equity, in which event a reasonable attorney’s fee shall, among other costs and expenses, be allowed and paid out of the proceeds of the sale.  In the event Mortgagee exercises its option to foreclose this Mortgage in equity, Mortgagee may, at its option, and subject to any Permitted Encumbrances, foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendants to any such foreclosure proceeding and to foreclose its rights will not be, nor be asserted to be by the

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Mortgagor, a defense to any proceedings instituted by the Mortgagee to collect the sum secured hereby, or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

2.09 Waiver of Exemption.  Mortgagor waives all rights of exemption pertaining to real or personal property as to any indebtedness secured by or that may be secured by this Mortgage, and Mortgagor waives the benefit of any statute regulating the obtaining of a deficiency judgment or requiring that the value of the Mortgaged Property be set off against any part of the sums secured hereby.

2.10 Suits to Protect the Mortgaged Property.  If an Event of Default shall have occurred and is continuing, the Mortgagee shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the income, revenues, rents, and profits arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Mortgagee.

2.11 Mortgagor to Pay and Perform all Secured Obligations on Any Event of Default; Application of Moneys by Mortgagee.  If an Event of Default occurs and is continuing, then, upon demand of the Mortgagee, the Mortgagor will pay to the Mortgagee the whole amount of the Secured Obligations; and in case the Mortgagor shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs, which shall include the reasonable compensation, expenses, and disbursements of the Mortgagee’s agents and attorneys.

2.12 Delay or Omission No Waiver.  No delay or omission of the Mortgagee or of any holder of the Term Notes to exercise any right, power, or remedy accruing upon any default or Event of Default shall exhaust or impair any such right, power, or remedy or shall be construed to be a waiver of any such default or Event of Default, or acquiescence therein; and every right, power, and remedy given by this Mortgage to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

2.13 No Waiver of One Default to Affect Another, etc.  No waiver of any default or Event of Default hereunder shall extend to or shall affect any subsequent or any other then existing default or Event of Default or shall impair any rights, powers, or remedies consequent thereon.

If the Mortgagee (a) grants forbearance or an extension of time for the payment of or performance of the Secured Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein or in the Loan Documents; (d) releases any part of the Mortgaged Property from the lien of this Mortgage or otherwise changes any of the terms, of the Loan Agreement or the other Loan Documents or this Mortgage; (e) consents to the filing of any map, plat, or replat thereof; (f) consents to the granting of any easement thereon; or (g) makes or consents to any agreement subordinating the lien or charge hereof, any such act or omission shall not release, discharge, modify, change, or

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affect the original liability of the Borrowers under the Loan Agreement or the other Loan Documents, or of the Mortgagor under this Mortgage or otherwise or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety, or guarantor; nor shall any such act or omission preclude the Mortgagee from exercising any right, power, or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by the Mortgagee, shall the lien of this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Mortgagee, at its option, without notice to any person or corporation hereby is authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Secured Obligations secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

2.14 Discontinuance of Proceedings—Position of Parties, Restored.  In case the Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers, and remedies of the Mortgagee shall continue as if no such proceeding has been taken.

2.15 Remedies Cumulative.  No right, power, or remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.16 Rights of a Secured Party.  Upon the occurrence of an Event of Default that is continuing, the Mortgagee, in addition to any and all remedies it may have or exercise under this Mortgage, the Loan Agreement, the other Loan Documents or under applicable law, may immediately and without demand, exercise any and all of the rights of a secured party upon default under the UCC, all of which shall be cumulative.  Such rights shall include, without limitation:

(a) The right to take possession of the Collateral (as hereinafter defined in Section 3.05 hereof) without judicial process and to enter upon any premises where the Collateral may be located for the purposes of taking possession of, securing, removing, and/or disposing of the Collateral without interference from Mortgagor or any Borrower and without any liability for rent, storage, utilities or other sums;

(b) The right to sell, lease, or otherwise dispose of any or all of the Collateral, whether in its then condition or after further processing or preparation, at public or private sale, and unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give to Mortgagor at least ten (10) days’ prior notice of the time and place of any public sale of the Collateral or of the time after

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which any private sale or other intended disposition of the Collateral is to be made, all of which Mortgagor agrees shall be reasonable notice of any sale or disposition of the Collateral;

(c) The right to require Mortgagor, upon request of Mortgagee, to assemble and make the Collateral available to Mortgagee at a place reasonably convenient to Mortgagor and Mortgagee; and

(d) The right to notify account debtors for obligations in which Mortgagee has an interest as set forth in this Mortgage, and demand and receive payment therefrom.

To effectuate the rights and remedies of Mortgagee upon and during the continuance of an Event of Default, Mortgagor does hereby irrevocably appoint Mortgagee attorney-in-fact for Mortgagor, with full power of substitution following the occurrence and during the continuance of an Event of Default to sign, execute, and deliver any and all instruments and documents and do all acts and things to the same extent as Mortgagor could do, and to sell, assign, and transfer any Collateral to Mortgagee or any other party.

ARTICLE III

3.01 Successors and Assigns Included in Parties.  Whenever in this Mortgage one of the parties hereto is named or referred to, the heirs, administrators, executors, successors, and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of the Mortgagor or by or on behalf of Mortgagee shall bind and inure to the benefit of its respective heirs, administrators, executors, successors, and assigns, whether so expressed or not.

3.02 Sale of Mortgaged Property/Termination of Mortgage.  If the Mortgagor is permitted to sell the Mortgaged Property pursuant to the Loan Agreement, then, upon such sale in accordance with the terms and conditions of the Loan Agreement and upon Mortgagee’s satisfaction that all of the conditions for the sale of the Mortgaged Property under the Loan Agreement have been satisfied, Mortgagee shall release this Mortgage of record, and this Mortgage shall be terminated.

3.03 Headings, etc.  The headings of the articles, sections, paragraphs, and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

3.04 Invalid Provisions to Affect No Others.  In case any one or more of the covenants, agreements, terms, or provisions contained in this Mortgage or in the Loan Agreement or the other Loan Documents shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terns, and provisions contained herein and in the Loan Agreement or the other Loan Documents shall in no way be affected, prejudiced, or disturbed thereby.

3.05 Collateral; Fixture Filing.  Mortgagor grants a security interest to Mortgagee in the Mortgaged Property to the extent any part thereof constitutes personal property of the Mortgagor under the UCC or other applicable law (said personal property, tangible and intangible, being collectively referred to in this Mortgage as the “Collateral”), and this Mortgage

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shall constitute a security agreement under the UCC or other law applicable to the creation of liens upon and security interests in personal property.  Mortgagor authorizes and consents to the Mortgagee filing financing statements with the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas, and covenants and agrees to execute, file, and refile such financing statements, continuation statements or other documents as Mortgagee shall require from time to time with respect to such Collateral.  If an Event of Default occurs and is continuing, the Mortgagee shall have all rights and remedies of a secured party under the UCC or other law applicable to liens upon and security interests in personal property.  In addition, the Mortgagee may file a financing statement in any office or jurisdiction where filing is deemed necessary or desirable by Mortgagee without the consent of Mortgagor, and if requested to do so, Mortgagor will join in the execution of same as requested by Mortgagee and will pay all costs of any filing.

This Mortgage constitutes a “fixture filing” (as defined in Section 9102(a)(40) of the UCC) and, to that end, Mortgagor acknowledges that (i) this Mortgage covers goods which are or are to become fixtures on the Land, (ii) this financing statement is to be recorded in the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas, (iii) Mortgagor is the record owner of the fee interest in the Land, and (iv) products of such goods are also covered by this financing statement.  Mortgagor, as “debtor”, for purposes of the UCC, also represents to Mortgagee, as of the date hereof, that the following information set forth in clauses (i), (v) and (vi) below, is true and correct:

(i) The “Debtor” is the Mortgagor and the “Secured Party” is the Collateral Agent for the benefit of the Secured Parties.  The exact legal name and address of the Debtor are:

Northwest Financial Corporation
16 South Pennsylvania
Oklahoma City, Oklahoma  73107

(ii) Name and address of Secured Party:

Banc of America Leasing & Capital LLC
c/o Annemarie L. Warren, VP; Group Operations Manager
Bank of America
MA5-100-32-01
100 Federal St.
Boston, MA 02110

(iii) Description of the types (or items) of property covered by this Financing Statement:  all of the property comprising the Mortgaged Property other than the Land.

(iv) Description of real estate to which collateral is attached or upon which it is located:  Described in Exhibit A.

(v) Debtor’s Organizational and Tax Identification Numbers:

Org No.                      None
Tax ID                        73-1131584

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(vi) The debtor’s chief executive office is located in the State of Oklahoma, and the debtor’s state of formation is the State of Oklahoma.

Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage.  Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

3.06 Covenant Regarding Compliance.  Mortgagor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause, permit or suffer the Mortgaged Property to be in violation of any Environmental Law (as defined below), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect.

3.07 Notice.  Mortgagor represents and warrants to Mortgagee as of the date of the Loan Agreement, the date of the Borrowing Notice and the date of the Borrowing Date (as each such term is defined in the Loan Agreement) that Mortgagor has not received any notice of a violation of any Environmental Law, nor incurred any previous liability therefor, except as disclosed in writing to Mortgagee in connection with the Loan Agreement.  To the extent that such could reasonably be expected to (i) have a Material Adverse Effect (as defined in the Loan Agreement) or (ii) cause the Mortgaged Property to be subject to any restrictions on ownership, occupancy, liability, use, transferability, or marketability under any Environmental Law.  Mortgagor shall give prompt written notice to Mortgagee of:

(a) becoming aware of any violation of Environmental Law on the Mortgaged Property, or any use, generation, manufacture, production, storage, release, discharge or disposal of any Hazardous Materials on, under, from or about the Mortgaged Property or the migration thereof to or from the Mortgaged Property in each case in violation of any Environmental Law;

(b) the commencement or institution of any proceeding, inquiry or action by or notice from any governmental authority with respect to the use or presence of any Hazardous Materials on the Mortgaged Property or the migration thereof from or to other property;

(c) all claims made by any third party against Mortgagor or the Mortgaged Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials;

(d) Mortgagor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law.

3.08 Indemnity.  Mortgagor shall protect, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, successors and assigns (each, an “Indemnitee”) from and against any and all claims, loss, damage, cost, expense, liability, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, attorneys’ fees and costs), or any

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other Environmental Liability, directly or indirectly arising out of or attributable to, in whole or in part, the breach of any Environmental Laws, the covenants, representations and warranties of this Section or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Materials on, under, from or about the Mortgaged Property, whenever the same shall have occurred, whether before or after the date of this Mortgage, or any other activity carried on or undertaken on or off the Mortgaged Property, whenever the same shall have occurred, whether before or after the date of this Mortgage, whether by Mortgagor or any employees, agents, contractors or subcontractors of Mortgagor, or any third persons occupying or present on the Mortgaged Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials located or present on, under, from or about the Mortgaged Property, including, without limitation: (i) all consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Mortgaged Property and the preparation and implementation of any closure, remedial or other required plans including, without limitation: (A) the costs of removal or remedial action incurred by the United States Government or the State, or response costs incurred by any other person, or damages from injury to, destruction of, or loss of natural resources, including the costs of assessing such injury, destruction or loss, incurred pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. as amended; and (B) the costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal, or any other Environmental Laws; and (iii) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of the public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity or any other Environmental Liability, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Mortgagor or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Mortgagor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Mortgaged Property, or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such Hazardous Materials whenever the same shall have occurred, whether before or after the date of this Mortgage, and irrespective of whether any of such activities were or will be undertaken in accordance with Environmental Law or other applicable laws, regulations, codes and ordinances.  This indemnity is intended to be operable under 42 U.S.C. Section 9607(e)(1), and any successor Section thereof and shall survive the reconveyance of the lien of this Mortgage, the extinguishment of the lien by foreclosure or action in lieu thereof, and any transfer of the Mortgaged Property by Mortgagor.

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The foregoing indemnity shall in no manner be construed to limit or adversely affect Mortgagee’s rights under this Section, including, without limitation, Mortgagee’s rights to approve any remedial work or the contractors and consulting engineers retained in connection therewith.

3.09 Inspection.  In the event that (i) an Event of Default has occurred or (ii) Mortgagee reasonably believes that there may be a violation or threatened violation by Mortgagor of any Environmental Law or a violation or threatened violation by Mortgagor of any covenant under this Section, Mortgagee is authorized, upon reasonable advance notice to Mortgagor, but not obligated, by itself, its agents, employees or workmen to enter at any reasonable time upon any part of the Mortgaged Property for the purposes of inspecting the same for Hazardous Materials and Mortgagor’s compliance with this Section, and such inspections may include, without limitation, soil borings.  Mortgagor agrees to pay to Mortgagee, upon Mortgagee’s demand, all reasonable third party expenses, costs or other amounts incurred by Mortgagee in performing any inspection for the purposes set forth in this Subparagraph 3.09.

3.10 Costs and Expenses of Mortgagee.  All reasonable third party costs and expenses incurred by Mortgagee under Section 3 and all subparagraphs thereof shall be immediately due and payable upon demand and shall become part of the indebtedness secured hereby and shall bear interest at the rate set forth in the Loan Agreement from the date of payment by Mortgagee until repaid.

3.11 Definitions.  The following terms shall have the following meanings for purposes of this Section 3 and all subparagraphs thereof:

(a) “Environmental Laws” means any and all present and future Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, directives, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, industrial hygiene, environmental conditions, the protection of human health or the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions, soil and ground water contamination, discharges to waste or public systems, or the assessment, monitoring or remediation of the same, as may be amended from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Sections 6901 et seq.

(b) “Environmental Liability” means any claim, demand, order, suit, obligation, cost, liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring, fines, penalties or indemnity obligations), loss or expense (including attorneys’ and consultants’ fees and expenses), whenever the same shall have occurred, whether before or after the date of the Loan, of any Mortgagor, any other Loan Party (other than Parent) or any of their respective Subsidiaries (other than the Excluded Subsidiaries) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, processing, labeling, recycling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) alleged personal

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injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity, or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

(c) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(d) “Requirement of Law” shall mean the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding to the person or property in question.

3.12 Representations and Warranties.  Mortgagor represents and warrants to Mortgagee and the Lenders as of the date of the Loan Agreement, the date of the Borrowing Notice and the date of the Borrowing Date (as each such term is defined in Section 3.07 above), knowing that the Lenders will rely on such representations and warranties as incentive to make the Term Loans to the Borrowers, that, except as otherwise provided in, or disclosed as a schedule to, the Loan Agreement.

(a) Mortgagor is a duly organized and existing corporation having full corporate power and authority to consummate the transactions contemplated by this Mortgage, and the execution, delivery and performance of this Mortgage, and the documents executed in connection herewith have been duly authorized by all necessary corporate action.

(b) All utility and sanitary sewage services necessary for the current use of the Mortgaged Property and all roads necessary for the current use of the Mortgaged Property are available pursuant to permanent private or public easements which are not subject to the exclusive rights of any other persons which could interfere with Mortgagor’s use thereof.

(c) There are no proceedings pending, or, to the best of Mortgagor’s knowledge, threatened, to acquire any Power of condemnation or eminent domain with respect to the Mortgaged Property, or any interest therein, or to enjoin or similarly prevent the use of any of the Mortgaged Property as presently used.

(d) The Mortgaged Property complies with all applicable laws, ordinances, rules and regulations, and all laws, ordinances, rules and regulations relating to zoning, building codes, set back requirements and environmental matters except where as such violation in the aggregate will not result in a Material Adverse Effect, or such violation is subject to a Permitted Protest or is disclosed in Section 5.09 of the Loan Agreement.

(e) Except as set forth on Exhibit B hereto, there are no leases affecting the Mortgaged Property.  Each lease, if any, is in full force and effect, and no rents have been discounted, released, waived, compromised or otherwise discharged except for prepayment of

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rent of not more than one month prior to the accrual thereof.  There are no material defaults now existing under any of the leases by the landlord or tenant, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the leases by the landlord or tenant.  Each lease is subject and subordinate to the Mortgage.  Each lease is subject to no lien, charge or encumbrance other than this Mortgage, except Permitted Encumbrances.  No tenant under a lease or any other person has an option or right of first refusal to purchase any portion of the Mortgaged Property.  No tenant under any lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such leases have not been waived, released, or otherwise discharged or compromised.

(f) All easement agreements, covenants or restrictive agreements, supplemental agreements and any other instruments mortgaged hereby are and will remain valid, subsisting and in full force and effect in accordance with their terms, unless the failure to remain valid, subsisting and in full force and effect, could not, individually or in the aggregate, have or result in a Material Adverse Effect, and Mortgagor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event which after notice or the passage of time or both will constitute a default thereunder which, in each such instance, could, individually or in the aggregate, have or result in a Material Adverse Effect.

(g) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable first priority lien upon and security interest in all the Mortgaged Property free and clear of all Liens other than the Permitted Encumbrances and there are no defenses or offsets to this Mortgage or to any of the Secured Obligations secured hereby.

(h) The Mortgaged Property is not part of a larger tract of land owned by Mortgagor or its Affiliates, nor is it otherwise included under any unity of title or similar covenant with other real property not encumbered by this Mortgage.

(i) The Mortgaged Property is covered by a title insurance policy (the “Title Insurance Policy”), insuring Mortgagor, its successors and assigns, as to its fee simple title to the Mortgaged Property free of all Liens except Permitted Encumbrances.  No claims have been made under such Title Insurance Policy and Mortgagor has not, by act or omission, done anything which would impair the coverage of such title insurance policy.

(j) The Mortgaged Property, including without limitation the location, existence, use, occupancy and operation of the Mortgaged Property, is in compliance in all material respects with all applicable Laws including without limitation the building and zoning laws of the jurisdiction in which the Mortgaged Property is situated and all easements, declarations, covenants and restrictions affecting the Mortgaged Property, except where such violation is subject to a Permitted Protest or would not have a Material Adverse Effect.  All material licenses and permits which may be required with respect to the use, occupancy, operation and maintenance of the Mortgaged Property have been obtained and are in full force and effect and each improvement located on the Mortgaged Property complies therewith.  Except as disclosed in Section 5.09 of the Loan Agreement, no notice of any violation of any

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Requirement of Law has been entered or received by Mortgagor and to Mortgagor’s knowledge there is no basis for the entering of any such notice.

(k) All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Mortgaged Property have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Mortgaged Property without further condition or cost to Mortgagor.

(l) The Mortgaged Property is free and clear of any mechanics’ or materialmen’s liens or liens in the nature thereof, and no rights are outstanding that under law would give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Mortgage, except those which are insured against by the Mortgagee’s title insurance policy.

(m) No lease or contract or easement, right of way, permit or declaration relating to the Mortgaged Property (collectively, “Property Agreements”) provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage.

(n) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Property Agreements that provides to any party the right to obtain a lien or encumbrance upon the Mortgaged Property and no default exists or which the passing of time or the giving of notice or both would exist under any Property Agreement which would, in the aggregate, have a Material Adverse Effect.

(o) The Mortgaged Property forms no part of any property owned, used or claimed by Mortgagor as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Mortgaged Property is located.  Mortgagor hereby disclaims and renounces each and every claim to all or any portion of the Mortgaged Property as a homestead and the Term Notes evidenced by the Loan Agreement and the other Loan Documents are issued solely for business, investment, commercial or other similar purposes.

(p) There are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Mortgaged Property or Mortgagor’s interest therein or ownership thereof.

3.13 Notices.  Any and all notices, elections or demands permitted or required to be made under this Mortgage, the Loan Agreement and the other Loan Documents, or any other agreement executed in connection with or relating to the Loan Agreement and the other Loan Documents or this Mortgage, or by applicable law, shall be given and be deemed effective (a) on the date delivered in person, (b) three (3) days following the date deposited with the U.S. Mail, certified or registered, postage prepaid, return receipt requested, or (c) one (1) business day following the date sent by Federal Express or overnight U.S. Mail or other national overnight carrier, and addressed in each such case to the parties at their respective addresses set forth in the heading of this instrument or such other single address as either party may designate in a written notice given as herein provided (except that a change of address notice shall not be effective until actual receipt).

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3.14 Controlling Law.  The Secured Obligations and all terms and provisions in this Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of New York, except for the creation, perfection and enforcement of certain lien rights and remedies provided herein which shall be governed by and construed in accordance with the laws of the State of Arkansas.  Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

3.15 Waiver of Jury Trial.  MORTGAGOR HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE, THE LOAN AGREEMENT OR THE OTHER AGREEMENTS, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF MORTGAGEE AND/OR MORTGAGOR WITH RESPECT TO THE LOAN AGREEMENT OR THE OTHER AGREEMENTS OR IN CONNECTION WITH THIS MORTGAGE OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES UNDER THIS MORTGAGE, THE LOAN AGREEMENT OR THE OTHER AGREEMENTS OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  MORTGAGOR AGREES THAT MORTGAGEE MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF MORTGAGOR IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDERS TO PURCHASE THE NOTES FROM BORROWERS, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MORTGAGOR AND MORTGAGEE SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.16 Assignment of Leases and Rents; Collection of Rents, Issues and Profits; Approval of Leases.

(a) Assignment of Leases and Rents.  Mortgagor assigns all leases, licenses and other occupancy agreements (“Leases”) and all rents, issues and profits to Mortgagee absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Secured Obligations, but subject to a license back to Mortgagor as set forth below.  Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to execute unilaterally and record, at Mortgagee’s election, a document subordinating this Deed of Trust to the Leases, provided that the subordination will not affect (i) the priority of Mortgagee’s entitlement to any insurance or condemnation proceeds or (ii) the priority of this Deed of Trust over intervening liens or liens arising under or with respect to the Leases.

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(b) Mortgagor’s Authority to Collect and Retain Rents.  Mortgagee confers upon Mortgagor a license to collect and retain the rents, issues and profits of the Mortgaged Property as they become due and payable, subject, however, to the right of Mortgagee to revoke such license at any time following the occurrence of an Event of Default in its sole discretion and without notice to Mortgagor.  If an Event of Default shall have occurred and is continuing, Mortgagee shall have the absolute right to revoke such authority and collect and retain the rents, issues and profits assigned herein, without taking possession of all or any part of the Mortgaged Property.  The right to collect rents, issues and profits herein provided shall not grant to Mortgagee the right to possession, except as expressly herein provided; nor shall such right impose upon Mortgagee the duty to produce rents, issues or profits or maintain the Property in whole or in part.  Possession of the Mortgaged Property by a receiver appointed by a court of competent jurisdiction shall not be considered possession of the Mortgaged Property by Mortgagee for purposes hereof.  Following the occurrence of an Event of Default that is continuing, Mortgagee may, in its sole discretion determine the order of priority for application of any rents, issues and profits collected against the costs of collection and any indebtedness secured by or obligations of Mortgagor arising under the Loan Agreement and the other Loan Documents in accordance with the terms of the Loan Agreement.  Collection of any rents, issues and profits by Mortgagee shall not cure or waive any Event of Default or notice of Event of Default, or invalidate any acts done pursuant to such notice.

(c) Mortgagor’s Authority to Enter into Leases.  Mortgagor shall not enter into any lease of the Mortgaged Property, or any portion thereof, or modify or amend or supplement any such lease, or extend any existing lease, without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld), except as otherwise permitted in the Loan Agreement.  Mortgagor shall, on demand, execute such further assignments to Mortgagee of any or all leases, agreements, rents, issues or profits of the Mortgaged Property as Mortgagee may require in accordance with the terms of the Loan Agreement.  Upon request of Mortgagee, Mortgagor shall promptly deliver to Mortgagee a copy of the fully executed original of any or all leases or agreements entered into hereunder.  All leases of the Mortgaged Property shall be subordinate to this Mortgage unless Mortgagee elects in writing, at its sole option, to subordinate this Mortgage to a particular lease or leases.

3.17 Impound Account.  Upon the happening of an Event of Default, and so long as the Event of Default shall continue, at the request of Mortgagee, Mortgagor shall pay to Mortgagee each month on the first day thereof an amount reasonably estimated by Mortgagee to be equal to (a) the taxes and assessments payable under Section 1.03 and (b) premiums next due for all insurance carried under Section 1.04, each such estimate divided by the number of months to lapse preceding the month in which it will become due and Mortgagor irrevocably grants and assigns to Mortgagee a security interest in and to the amounts, if any, so paid by Mortgagor.  Such funds shall not be claimed to be held in trust and no sums so paid shall bear interest, except to the extent of the minimum amount of interest, if any, required by law; and Mortgagee shall, at its option, either apply such funds to, or release such funds to Mortgagor for, payment of, such taxes and assessments and premiums.  If the total amount retained in the impound account exceeds the amount of payments actually applied by Mortgagee as set forth above, such excess may be credited by Mortgagee on subsequent payments to be made by Mortgagor hereunder or, at the option of Mortgagee, refunded to Mortgagor; but if the security account shall not be sufficient to pay the sums required at least thirty (30) days before the same are due and payable,

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Mortgagor shall, within three (3) business days of receipt of written demand therefore from Mortgagee, deposit with Mortgagee the full amount of any such deficiency.  Upon repayment of the amounts evidenced by the Term Notes and the satisfaction of all other Secured Obligations of Mortgagor secured hereby, any remaining funds held under this paragraph shall be released to Mortgagor.

3.18 Conflicts.  If any provision hereof conflicts with the terms of the Loan Agreement, the terms of the Loan Agreement shall be controlling.

3.19 Accommodation Provisions.  To the extent this Mortgage secures Obligations of a party other than Mortgagor (an “Obligor”), Mortgagor has executed and delivered this Mortgage as an accommodation instrument with the intent of subjecting its interests in the Mortgaged Property to the lien of this Mortgage as security for the Secured Obligations.  Mortgagor hereby agrees, to the fullest extent permitted by law, not to assert or take advantage of:

(a) Any right to require Mortgagee to proceed against any other Obligor, including as maker of the Term Notes, or any other person or to proceed against or exhaust any other security held by Mortgagee at any time or to pursue any other remedy in Mortgagee’s power before exercising any right or remedy under this Mortgage.

(b) Any defense that may arise by reason of:

(i) Mortgagee’s failure to proceed against any other Obligor’s property, or any other party against whom Mortgagee might assert a claim, before proceeding against Mortgagor under this Mortgage; or

(ii) The release, suspension, discharge or impairment of any of Mortgagee’s rights against any other Obligor or any other party against whom Mortgagee might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

(iii) Mortgagee’s failure to pursue any other remedies available to Mortgagee that would reduce the burden of the indebtedness secured hereby on Mortgagor’s interests in the Mortgaged Property; or

(iv) Any extension of the time for the payment or performance of any of any other Obligor’s obligations under the Term Notes, or any of the other Loan Documents; or

(v) Any amendment of this Mortgage, the Term Notes or any of the other Loan Documents, whether or not such amendment materially affects the risk that Mortgagor has assumed by executing this Mortgage; or

(vi) The incapacity or lack of authority of any other Obligor or any person or persons; or

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(vii) The failure of Mortgagee to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of any partner of any other Obligor or any other person or persons.

(c) Demand, protest and notice of any kind, including, without limitation, the following notices:

(i) Notice of the evidence, creation or incurring of any new or additional indebtedness or obligation (provided that such indebtedness or obligation is not secured by this Mortgage); or

(ii) Notice of any action or non-action on the part of any other Obligor or Mortgagee in connection with any obligation or evidence of indebtedness held by Mortgagee as collateral; or

(iii) Notice of payment or non-payment by any other Obligor of the indebtedness secured by this Mortgage.

(d) Any right to assert against Mortgagee any defense arising by reason of any claim or defense based upon an election of remedies by Mortgagee to foreclose, either by judicial foreclosure or by exercise of the power of sale, this Mortgage, which in any manner impairs, reduces, releases, destroys or extinguishes Mortgagor’s subrogation rights, rights to proceed against any other Obligor for reimbursement, or any other rights of Mortgagor to proceed against any other person or security.  Mortgagor waives all rights and defenses to enforcement of all or any part of the indebtedness secured hereby which defenses are based on an election of remedies by Mortgagee, even though the election of remedies, such as nonjudicial foreclosure with respect to this Mortgage, may destroy Mortgagor’s rights of subrogation and reimbursement against any other Obligor.  Mortgagor makes this waiver with full knowledge that if Mortgagee (i) waives a deficiency judgment in a judicial foreclosure, or (ii) exercises the power of sale under this Mortgage, any action by Mortgagor against any other Obligor to obtain reimbursement of any amount paid by Mortgagor hereunder may be barred by reason of (x) Mortgagee’s waiver of such deficiency in a judicial foreclosure or (y) Mortgagee’s exercise of such power of sale.  Mortgagor understands that absent the waiver set forth herein, Mortgagor may have a defense to its obligations hereunder with respect to a deficiency following a nonjudicial foreclosure or a judicial foreclosure in which the Mortgagee waived its right to a deficiency judgment against any other Obligor and that by granting this waiver, Mortgagor is waiving this defense which Mortgagor would have against Mortgagee.

(e) Any rights arising because of Mortgagor’s payment or satisfaction of the indebtedness secured hereby (i) against any other Obligor, by way of subrogation to the rights of Mortgagee or otherwise, or (ii) against any other guarantor or any other party obligated to pay any of the indebtedness secured hereby, by way of contribution or reimbursement or otherwise, but only until the indebtedness secured hereby is paid in full.

(f) Any duty on the part of Mortgagee to disclose to Mortgagor any default under the Term Notes or any other Loan Document.

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(g) Any duty on the part of Mortgagee to disclose to Mortgagor any facts Mortgagee may now know or may hereafter know about any other Obligor or any successors in interest (if any) regardless of whether Mortgagee (i) has reason to believe that any such facts materially increase the risk beyond the risk which Mortgagor intends to assume by executing this Mortgage, (ii) has reason to believe that these facts are unknown to Mortgagor, or (iii) has a reasonable opportunity to communicate such facts to Mortgagor, it being understood and agreed that Mortgagor is fully responsible for being and keeping informed of the financial condition of any other Obligor or any successor in interest of any other Obligor and of all circumstances bearing on the risk of non-payment of any indebtedness of any other Obligor to Mortgagee that is secured hereby.

(h) Any right to object to the release of any portions of the Mortgaged Property from the lien of this Mortgage notwithstanding the fact that such releases may be made without Mortgagee having received any or adequate consideration therefor.

Mortgagor further agrees that with respect to any obligation secured hereby Mortgagee may, in such manner and upon such terms and at such times as Mortgagee deems best and without demand or notice to or consent of Mortgagor (i) release any party now or hereafter liable for the performance of any such obligation, (ii) extend the time for the performance of any such obligation, (iii) accept additional security therefor, and (iv) alter, substitute or release any property securing such performance.

Before executing this Mortgage, Mortgagor has made such independent legal and factual inquiries and investigations as Mortgagor deemed necessary or desirable with respect to the ability of any other Obligor to honor all of any other Obligor’s covenants and agreements with Mortgagee, and Mortgagor has relied solely on said independent inquiries and investigations preparatory to entering into this Mortgage.

Mortgagor agrees that Mortgagee may enforce this Mortgage without the necessity of resorting to or exhausting any security or collateral securing the Secured Obligations, without the necessity of proceeding against any guarantor, and without the necessity of proceeding against any other Obligor.  Mortgagor hereby waives the right to require Mortgagee to proceed against any other Obligor, to foreclose any lien on any real or personal property securing the Secured Obligations, to exercise any right or remedy under the Loan Documents, to pursue any other remedy or to enforce any other right.

Notwithstanding any modification, discharge or extension of the Secured Obligations or any amendment, modification, stay or cure of Mortgagee’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning any other Obligor, whether permanent or temporary, and whether assented to by Mortgagee, Mortgagor hereby agrees that it shall be obligated hereunder to pay and perform its obligations in accordance with the terms of this Mortgage and the other Loan Documents in effect on the date hereof.  Mortgagor understands and acknowledges that by virtue of this Mortgage, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to any other Obligor.  Without in any way limiting the generality of the foregoing, any subsequent modification of the Secured Obligations in any reorganization case concerning any other Obligor

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shall not affect the obligation of Mortgagor to perform its obligations hereunder and under the other Loan Documents.

[No Further Text on this Page; Signature Page Follows]

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IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage, or has caused this Mortgage to be executed on the day and year first above written.

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By: __________________________
Name: ________________________
Title: _________________________

STATE OF  ARKANSAS      )
                                                   ) ss.
COUNTY OF  ___________)

On this the ____ day of _________________________, 20___, before me, _________________ the undersigned officer, personally appeared ___________________________, who acknowledged himself/herself to be the ________________________ of __________________________, a corporation, and that he/she, as such _______________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as ________________________.

In witness whereof I hereunto set my hand and official seal.

_______________________________
Notary Public

My Commission Expires:

____________________

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EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

PERMITTED ENCUMBRANCES

As defined in the Loan Agreement including without limitation the following:

[attach pages showing permitted encumbrances under Arkansas Title Policy]

EXHIBIT G

COLLATERAL ASSIGNMENT OF AGREEMENTS

FOR VALUE RECEIVED, and to secure the payment and performance by CHEROKEE NITROGEN COMPANY, an Oklahoma corporation (“Assignor”) of the Obligations, Assignor does hereby collaterally assign unto BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as collateral agent, as Secured Party (the “Secured Party”) and its successors and assigns, all of the Assignor’s right, title and interest in and to each of the agreements listed on Schedule 1 hereto, as each such agreement may hereafter be executed, supplemented, modified or amended from time to time (the “Assigned Agreements”); provided, however, that the Secured Party shall have no obligation or liability of any kind under or with respect to the Assigned Agreements, either before or after the Secured Party’s exercise of any rights hereby granted to it.

For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in that certain Term Loan Agreement dated as of November 2, 2007 (the “Loan Agreement”) among ThermaClime, Inc., Assignor and certain of their Affiliates, as borrowers, each lender from time to time party thereto (the “Lenders”), Banc of America Leasing & Capital, LLC, as administrative, Bank of Utah, as payment agent, and Secured Party.

This Assignment shall be effective as of November 2, 2007.

This Assignment shall inure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the Assignor and its successors and assigns, and shall continue in full force and effect until all Obligations have been fully and indefeasibly paid, performed and satisfied, at which time this Assignment will terminate.  The Secured Party will not exercise any of its rights hereunder until there shall have occurred and be continuing an Event of Default.

Subject to the terms and conditions of this Assignment, the Assignor assigns, conveys and transfers to the Secured Party, and creates in favor of the Secured Party a security interest, as security for the Obligations, in, all of the Assignor’s rights, titles, interests, privileges, benefits and remedies in, to and under the Assigned Agreements, including, without limitation, all of Assignor’s (i) rights to receive moneys due and to become due under or pursuant to any Assigned Agreement, (ii) rights to receive insurance proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to any Assigned Agreement, (iii) claims for damages arising out of or for breach of or default under any Assigned Agreement, (iv) rights to terminate any Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) to the extent not included in the foregoing, proceeds of any and all of the foregoing collateral.

Neither this Assignment nor any action or omission by the Secured Party, the Administrative Agent or any Lender shall constitute, or be deemed or construed to constitute, an assumption by the Secured Party or any Lender of any of the Assignor’s obligations under any of the Assigned Agreements, and the Assignor shall continue to be liable for all of the Assignor’s obligations under the Assigned Agreements.  The Secured Party shall not have any obligation or liability under any such Assigned Agreements by reason of this Assignment, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Notice of the acceptance of this Assignment by the Secured Party is waived by the Assignor.

The Assignor shall deliver to the Secured Party a duly executed Consent in the form of Exhibit A to this Assignment from the applicable Contract Party (as defined below) with respect to each Assigned Agreement; provided that no failure or delay by the Assignor in delivering any Consent shall limit, affect or invalidate the assignment to the Secured Party of all of the Assigned Agreements as set forth herein or the Secured Party’s or any Lender’s rights or remedies under this Assignment with respect to any of the Assigned Agreements.  For purposes of this Assignment, “Contract Party” means a party to any of the Assigned Agreements other than the Assignor.

The Assignor hereby represents to the Secured Party, the Administrative Agent and the Lenders that no authorizations, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Assignor or the assignment and security interest granted hereby or for the execution, delivery and performance of this Assignment by the Assignor, or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder.  The Assignor further represents to the Secured Party, the Administrative Agent and the Lenders that as of the date of this Assignment (i) no default or event which, with notice or lapse of time or both, if uncured, would constitute a default by Assignor or to Assignor’s knowledge by Contract Party has occurred under the Assigned Agreements and (ii) all amounts due and payable to Contract Party under the Assigned Agreements have been paid in full.

This Assignment is a present, perfected and absolute assignment; provided, however, that the Secured Party shall not have the right to enforce the provisions of any Assigned Agreement until an Event of Default shall have occurred and be continuing.  During the continuance of any such Event of Default, the Secured Party may, without affecting any other right or remedy available to it and without releasing the Assignor from any of its duties or obligations under the Assigned Agreements, exercise its rights under this Assignment as provided herein and in the Loan Documents in any manner permitted by law.  If any notice to the Assignor is required by law, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to the date of intended action.

All rights of the Secured Party and the security interests granted to the Secured Party hereunder, and all obligations of the Assignor hereunder, shall be absolute and unconditional, irrespective of (a) any failure of the Secured Party, the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any other Loan Party, any other Person or any other collateral under the provisions of the other Loan Documents or otherwise, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any of the Obligations, (c) any reduction, limitation, impairment or termination of any Obligations for any reason other than indefeasible payment in full of the Obligations, including any claim of waiver,

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release, surrender, alteration or compromise, and shall not be subject to (and the Assignor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or circumstance affecting, any Obligations, (d) any amendment to, recission, waiver or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document, (e) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or (f) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Assignor or any other Loan Party other than full and indefeasible payment of the Obligations.

This Assignment may be effectively waived, modified, amended or terminated only by a written instrument executed by the Secured Party and the Assignor.  Any waiver by the Secured Party shall be effective only with respect to the specific instance described therein.  Delay or course of conduct shall not constitute a waiver of any right or remedy of the Secured Party.

THIS ASSIGNMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  This Assignment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

The provisions of Articles V and VI of the Security Agreement dated of even date herewith among Assignor, the other Borrowers and the Secured Party are hereby incorporated by reference into this Assignment.

The Assignor acknowledged and agrees that this Assignment is a Collateral Document.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Assignment as of the date first written above, pursuant to proper authority duly granted.

[NAME OF BORROWER PARTY TO THE ASSIGNED AGREEMENTS], as Assignor

By: _____________________
Name: ___________________
Title: ____________________

SIGNATURE PAGE TO COLLATERAL ASSIGNMENT AND CONSENT

BANC OF AMERICA LEASING & CAPITAL, LLC,
not in its individual capacity but solely as Collateral Agent

By:  _______________________
Name: _____________________
Title: ______________________

SIGNATURE PAGE TO COLLATERAL ASSIGNMENT AND CONSENT

Schedule 1

Exhibit A

FORM OF ACKNOWLEDGMENT OF AND CONSENT TO ASSIGNMENT

The undersigned, [______________] (“Contract Party”) hereby acknowledges notice of, and consents to the terms and provisions of, the foregoing Collateral Assignment of Agreements, dated as of [____________, 2007] (the “Assignment”), made by [NAME OF BORROWER PARTY TO ASSIGNED AGREEMENTS], a _____________ corporation (“Assignor”) in favor of Banc of America Leasing & Capital LLC, not in its individual capacity but solely as Collateral Agent (“Secured Party”), pursuant to which Assignor assigned to Secured Party, as security  under that certain Term Loan Agreement dated as of _______________, 2007 among ThermaClime, Inc., Assignor and certain of their Affiliates, as borrowers, each lender from time to time party thereto (the “Lenders”), Banc of America Leasing & Capital, LLC, as administrative agent (the “Administrative Agent”), Bank of Utah as payment agent, and Secured Party (the “Loan Agreement”), all of its right, title and interest in, to and under the [____________] (the “Agreement”), which rights may not be enforced by Secured Party unless an Event of Default occurs and is continuing, and Contract Party hereby agrees with Secured Party that:

(a)
Secured Party shall be entitled to exercise any and all rights and remedies of Contract Party under the Assigned Agreement in accordance with the terms of the Agreement, and Contract Party shall comply in all respects with such exercise,

(b)	upon receipt of written notice from Secured Party, Contract Party will pay to Secured Party all amounts due under or in connection with the Assigned Agreement, and

(c)
the undersigned will not, without the prior written consent of Secured Party, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, or (ii) amend or otherwise modify the Assigned Agreement.

The Contract Party agrees to look solely to Assignor for the performance of all of the obligations of Assignor under the Agreement.  The undersigned parties agree that neither the Secured Party, the Administrative Agent, any Lender (as defined in the Assignment) nor any of their respective successors and assigns is personally liable for, or required to assume any claims or obligations incurred under the Agreement.  If any Person including any Lender purchases the rights of Secured Party under the Assignment with respect to the Agreement upon foreclosure or otherwise or accepts such rights in satisfaction of an attendant debt, such person or entity may be required upon or following such purchase to agree to be bound by the terms and conditions of the Agreement and to become subject to the obligations and liabilities of Assignor arising under the Agreement following such purchase or acceptance, and such person or entity shall have all rights and benefits of Assignor under the Agreement.

In the event Assignor becomes the subject of any bankruptcy or other insolvency proceeding and the Agreement is rejected or terminated as a result of such proceeding, the Contract Party agrees upon the request of the Administrative Agent to enter into a new agreement with Secured Party or its designated assignee on the same terms and conditions for the remaining term of the Agreement, provided that Secured Party or its designated assignee has complied with all of its obligations set forth in this Acknowledgement of and Consent to Assignment.

Subject to the terms and conditions hereof, Secured Party shall have the right upon the receipt by Contract Party of written notice from Secured Party that Secured Party is exercising, or has exercised, its remedies (a “Notice of Exercise”), to assign or sell Assignor’s rights under the Agreement to one or more purchaser(s) or assignee(s) (a “Successor”).  Contract Party agrees that it will not charge any fee or other amount in connection with such assignment or sale.

The foregoing is furnished for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Contract Party, and Contract Party understands that the foregoing may and shall be relied upon by Secured Party and by the Lenders, as a condition to the extension of credit to be evidenced thereby.

This Acknowledgement of and Consent to Assignment shall be binding upon Contract Party and its successors and assigns, and shall inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  THIS ACKNOWLEDGMENT OF AND CONSENT TO ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Contract Party has duly executed this Acknowledgement of and Consent to Assignment as of the date set opposite its name below.

Dated: _________________, 2007         [NAME OF CONTRACT PARTY],
a _________________________

By:  __________________________
Name:  ________________________
Title:  _________________________

EXHIBIT H-1

RECORDING REQUESTED BY                  )
AND WHEN RECORDED MAIL TO:       )
Banc of America Leasing & Capital LLC  )
Bank of America                                           )
MA5-100-32-01                                             )
100 Federal St.                                               )
Boston, MA 02110                                       )
Attn.: Annemarie L. Warren, VP                )
         Group Operations Manager               )
Loan No.: ______________________   )
                )
                )

Space above for Recorder's Use

ASSIGNMENT OF LEASES AND RENTS AND SUBORDINATION AGREEMENT

THIS ASSIGNMENT OF LEASES AND RENTS AND SUBORDINATION AGREEMENT (this "Assignment") is made as of ____________________, by and among CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation, as assignor ("Assignor"), with a mailing address at 16 S. Pennsylvania, Oklahoma City, Oklahoma 73107, Attention: ____________________,  and CHEROKEE NITROGEN COMPANY, an Oklahoma corporation (“Lessee”) with a mailing address at 16 S. Pennsylvania, Oklahoma City, Oklahoma 73107, Attention  ___________________________ in favor of BANC OF AMERICA LEASING & CAPITAL LLC, as collateral agent for the Lenders (hereinafter called the “Assignee” or the “Collateral Agent”), whose address is c/o Annemarie L. Warren, VP; Group Operations Manager, Bank of America, MA5-100-32-01, 100 Federal St., Boston, MA 02110.

RECITALS:

A.           WHEREAS, upon the terms and conditions of a certain Term Loan Agreement, dated as of the date hereof (collectively, such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Loan Agreement”), by and among ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), Assignor, Northwest Financial Corporation, an Oklahoma corporation, Chemex I Corp., an Oklahoma corporation, Chemex II Corp, an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, DSN Corporation, an Oklahoma corporation, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, The Climate Control Group, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers (individually and collectively, jointly and severally, “Borrower” or “Borrowers”), LSB Industries, Inc., as guarantor, Banc of America Leasing & Capital, LLC, as administrative agent (the “Administrative Agent”), the Collateral Agent and the Lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent and the Collateral Agent, the “Secured Parties”), Secured Parties have agreed to provide certain financial accommodations (the “Loan”) to Borrowers, upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.

B.           The Loan is secured by that certain Mortgage, Assignment of Rents and Security Agreement and Fixture Filing (the "Mortgage"), dated as of the date of this Assignment, from Assignor, as ‘mortgagor”, for the benefit of Assignee, as “mortgagee, encumbering real property located in the County of Colbert, State of Alabama, as described on Exhibit A attached hereto, and all buildings and other improvements now or hereafter located thereon (collectively, the "Improvements") (the real property and the Improvements are hereinafter sometimes collectively referred to as the "Property");

C.           The Loan Documents (as defined in the Loan Agreement) include the Mortgage, one or more promissory note(s) (each and collectively, the “Note”) and all other documents evidencing, securing or otherwise pertaining to the Loan.  This Assignment is one of the Loan Documents;

D.           Assignor  and Lessee are parties to the following lease agreement:

Industrial Plant Lease effective as of January 1, 2004 by and between Assignor as “Lessor” and Lessee as “Lessee”

(the “Lease”), pursuant to which Lessee leases from Assignor certain real property legally described on the attached Exhibit A and certain improvements located thereon (the “Premises”).  All rights of Assignee with respect to the Property set forth herein are understood and agreed to include and extend to the Premises and any portion thereof.  The Premises is or will be encumbered by the Mortgage securing the Loan in favor of Assignee.  Lessee has agreed to recognize the rights of Assignee in accordance with the terms and provisions of this Assignment; and

E.           As a condition to making the Loan to Borrowers, Assignee has required that Assignor and Lessee execute and deliver this Assignment to further secure payment and performance of Assignor's obligations under the Loan Documents.

NOW, THEREFORE, to induce Assignee to enter into the Loan Documents and to make the Loan, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Lessee hereby covenant and agree for the benefit of Assignee, as follows:

Covenants of Assignor with respect to Assignment:

1.           Absolute Assignment.  Assignor hereby absolutely and presently assigns to Assignee the following:

(a)           All of Assignor's right, title and interest in, to and under the Lease, including (i) all guaranties of and security for Lessee’s performance under the Lease, and (ii) all amendments, extensions, renewals or modifications to the lease; and

(b)           All deposits (whether for security or otherwise), rents, issues, profits, revenues, royalties, rights, benefits and income of and from the Property, including liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents, together with the continuing right to collect and receive the same, and together with all rights and claims that Assignor may have against any party under the Lease or against any other occupant of the Property (collectively, the "Rents").

THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

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2.           Grant of License.  Assignee hereby confers upon Assignor a license (the "License") to collect and retain the Rents as they become due and payable, so long as no Event of Default (as defined in the Mortgage) shall exist and be continuing.  If an Event of Default has occurred and is continuing, Assignee shall have the right, which it may choose to exercise in its sole discretion, to terminate the License without notice to or demand upon Assignor, and without regard to the adequacy of Assignee's security under the Loan Documents.

3.           Collection and Application of Rents.   Subject to the License granted to Assignor under Section 2 above, Assignee has the right, power and authority to collect any and all Rents after the occurrence and during the continuance of an Event of Default.  Assignor hereby appoints Assignee its attorney-in-fact, which power of attorney is with full power of substitution and coupled with an interest, after the occurrence and during the continuance of an Event of Default to perform any and all of the following acts as Assignee, in its sole discretion, may elect:

(a)           Demand, receive and enforce payment of any and all Rents;
(b)           Give receipts, releases and satisfactions for any and all Rents; or
(c)           Sue either in the name of Assignor or in the name of Assignee for any and all Rents.

Assignee may, in its sole discretion, choose to collect Rents either with or without taking possession of the Property.  Even if Assignee is collecting and applying Rents as permitted under this Assignment, Assignee shall still be entitled, upon an Event of Default, to exercise and invoke every right and remedy provided to it under this Assignment, the Mortgage, or under any of the other Loan Documents.

Covenants of Lessee, Assignee and Assignor with respect to Subordination:

4.           Subordination.  Notwithstanding anything to the contrary contained in the Lease, the Lease and the leasehold estate created thereby are hereby declared to be, and hereafter shall continue at all times to be, junior, subject and subordinate, in each and every respect, to the Mortgage, including, without limitation, (i) any and all increases, renewals, modifications, extensions, substitutions, replacements and or consolidations of the Note or the Mortgage and (ii) any future mortgage or encumbrance affecting the Premises held by or made for the benefit of Assignee and/or its successors and assigns.  The foregoing subordination is effective and self-operative without the necessity for execution of any further instruments.  Lessee hereby covenants with Assignee that Lessee will not cause the Lease to be subordinated to any interests other than those held by or made for the benefit of Assignee and/or its successors and assigns without prior written notice to and prior written consent of Assignee.  At any time at the election of Assignee, Assignee shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Mortgage.

5.           Attornment; Right of Termination.
 a) Notwithstanding the foregoing subordination, if the interest of Assignor under the Lease shall be transferred by reason of foreclosure or other proceedings (judicial or non judicial) for enforcement of the Mortgage or by reason of a deed in lieu of foreclosure (any of the foregoing being a “Transfer Event”) , Lessee, at the election of the transferee and its successors and assigns (the “Purchaser”) acquiring said interests, shall be bound to the Purchaser pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the original Assignor under the Lease,

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and Lessee does hereby attorn to and agree to attorn to the Purchaser, as its Assignor, said attornment to be effective and self-operative without the necessity for execution of any further instruments, upon Purchaser’s election after succeeding to the interest of the Assignor under the Lease.

b)  Purchaser shall have the right, at any time immediately upon and after the occurrence of a Transfer Event, to terminate the Lease upon written notice to Lessee and Assignor (“Notice of Termination”), which Notice of Termination shall set forth the date on which such termination shall be effective.

6.           Further Acts.  Notwithstanding any provisions contained in Sections 4 and 5 above which state that the attornment and subordination by Lessee to Assignee and Purchaser are effective and self-operative without the execution of any further instrument, Lessee agrees that, upon request of Assignee and/or Purchaser, it will execute such written agreement to evidence and affirm any and all of Lessee’s obligations under this Assignment, and further, Lessee agrees that it will execute from time to time such further assurances and estoppel certificates as may reasonably be requested by Assignee and Purchaser.  Without limiting the generality of the foregoing, if and to the extent that Assignor rejects the Lease in any federal or state proceeding, Lessee will, upon the request of Assignee or Purchaser after exercise by Assignee of its remedies in enforcement of the Mortgage, immediately enter into a new lease directly with the Assignee or Purchaser on the same terms as the Lease (for the then-unexpired term of the Lease), provided execution of such new lease does not violate any bankruptcy law or related court order.

7.           Limitation.  Neither Assignee nor any Purchaser shall be (a) liable for any act or omission of Assignor or any prior Assignor (including the loss or misappropriation of any rental payments or security deposits); (b) subject to any credits, claims, setoffs, offsets or defenses which Lessee may have against Assignor or any prior Assignor; (c) bound by (or responsible for) any advance payment of rent or any other monetary obligations under the Lease to Assignor in excess of one month’s prepayment thereof in the case of rent, or in excess of one periodic payment in advance in the case of any other monetary obligations under the Lease; (d) responsible for any security deposit not actually received by Assignee or any Purchaser; (e) bound by any amendment, assignment (in whole or in part), subletting, extension, renewal or modification of the Lease to which Assignee or Purchaser has not consented in writing (to the extent such consent by Assignee is required under the Loan Documents), and any attempted amendment, assignment (in whole or in part), subletting, extension, renewal or modification of the Lease without said consent (to the extent such consent by Assignee is required under the Loan Documents) shall be null and void and of no force and effect; provided, however, that the consent of the Assignee or Purchaser is not required for (i) an assignment or subletting entered into pursuant to such provision of the Lease as shall expressly provide that Lessee may effect such assignment or subletting without the consent of Assignor or (ii) an extension of the term of such Lease; (f) liable for latent and/or patent defects in the construction of the Premises; (g) liable for any breach of any warranty in the Lease by Assignor or a prior Assignor; (h) bound by any obligation to repair, replace, rebuild or restore the Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as may be required of the Assignor under the Lease and as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to Assignee (as successor in interest to Assignor) or Purchaser; (i) required to remove any person occupying the Premises or any part thereof; or (j) bound by any right of first refusal or right of first offer set forth in the Lease.  Neither Assignee nor any Purchaser shall be liable for any reason for amounts in excess of the value of its interest in the Premises, or for consequential or punitive damages of any kind

8.           Notice; Cure; Waivers.  Lessee agrees to give prompt written notice to Assignee (and to any successor in interest to Assignee of which Lessee has been notified) of any uncured default of the

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Assignor under the Lease if such default is of such a nature as to give Lessee a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents.  If, within thirty (30) days after receipt of written notice from Lessee, Assignee, at Assignee’s sole option, cures (or commences and is diligently pursuing the cure of) a default of Assignor under the Lease that is capable of being cured by Assignee, Lessee agrees not to terminate the Lease, reduce rent, credit or offset against future rents, consent or acquiesce in the termination of the Lease or surrender the Premises and agrees to continue to be bound by the terms of the Lease and this Assignment.  To the extent that Assignee is only able to effect cure of such default after taking possession of the Premises or exercising its right to foreclosure under the mortgage, Lessee agrees that the time for cure of such default by Assignee shall be extended for the time reasonably required to obtain such possession or effect such foreclosure.

9.           Payments of Rent to Assignee.  Assignor absolutely assigns to Assignee all payments of rent as the same are due under the Lease (the “Rent”) and Lessee agrees that within thirty (30) days after notice delivered to Lessee of an uncured Event of Default (as defined in the Mortgage) by the Assignee and until such time as all of Assignor’s monetary obligations to Assignee pursuant to the Note and the Loan Agreement between Assignee and Borrowers have been fully paid or such Event of Default has been cured (and Assignee and Lessee shall have notice of such cure), Lessee will pay the Rent directly to Assignee.  All such rental payments received by Assignee shall be credited against Assignor’s obligations to Assignee.  Assignor, by its execution hereof, agrees that this Assignment does not constitute a waiver by Assignee of any of Assignee’s rights under the Mortgage and any assignment of leases or rents contained therein, or in a separate instrument or in any way release the Assignor from any of the terms, conditions, obligations, covenants and agreements of the Mortgage.

10.           Notices.  All notices, consents, approvals or other instruments required or permitted to be given by any party pursuant to this Assignment shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) as set forth in the introductory paragraph hereto.

11.           Remedies of Assignee.  Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) Assignee may, at its option, without waiving such Event of Default and without regard to the adequacy of Assignee's security under the Loan Documents, either in person, by agent, or by a receiver appointed by a court, take possession of the Property and hold, manage, lease and operate the Property on such terms and for such period of time as provided in the Mortgage, (ii) Assignee may, with or without taking possession of the Property, in its own name, demand, sue for or otherwise collect and receive all Rents, including those past due and unpaid, (iii) Assignee shall have full power to make all alterations, renovations, repairs or replacements and to do any and all other things which it may in its sole discretion consider necessary or appropriate to protect the security of this Assignment and under the Mortgage, and (iv) Assignee may apply the Rents to pay any of the following amounts and in such order as provided in the Mortgage:  (a) the Secured Obligations (as defined in the Mortgage); (b) all expenses of the Property, including the salaries, fees, commissions and wages of a managing agent and such other employees, agents or independent contractors as Assignee deems necessary or desirable; (c) all taxes, charges, claims, assessments, or any other liens against the Property; (d) all premiums for all insurance Assignee deems necessary or desirable; (e) the cost of all alterations, renovations, repairs or replacements; and (f) all expenses incident to taking and retaining possession of the Property.  Neither the demand for nor collection of Rents by Assignee shall constitute any assumption by Assignee of any obligation under the lease.  Assignee is obligated to account only for such Rents as are actually collected or received by Assignee.  For purposes of this Section, Assignor

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grants to Assignee its irrevocable power of attorney, with full power of substitution and coupled with an interest, to take any and all of the aforementioned actions for the proper management and preservation of the Property.  Assignee shall, as a matter of absolute right, be entitled, upon application to a court of applicable jurisdiction, to the appointment of a receiver to obtain and secure the rights of Assignee hereunder and the benefits intended to be provided to Assignee under this Assignment.  The exercise by Assignee of the option granted it in this Section and the collection of the Rents and the application thereof as provided in this Assignment shall not be considered a waiver of any Event of Default by Assignor under the note(s), the Mortgage, this Assignment or the other Loan Documents.  This Assignment shall remain in full force and effect during any period of foreclosure and/or redemption with respect to the Property.

12.           No Liability of Assignee.  Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to lease any part of the Property or from any other act or omission of Assignee in managing the Property after an Event of Default, other than acts or omissions of Assignee constituting willful misconduct or gross negligence of Assignee.  Assignee shall not be responsible for performing any of Assignor's obligations under the lease by reason of this Assignment.  Assignor hereby agrees to indemnify, defend and hold Assignee harmless for, from and against any and all liability, loss or damage which may be incurred under the lease or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Assignee by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the lease.  Should Assignee incur any such liability, Assignor shall reimburse Assignee promptly upon demand.  This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Assignee, nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by any lessee or any other party, any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Loan Agreement), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, other than acts or omissions of Assignee constituting gross negligence or willful misconduct of Assignee.

13.           Other Security.  Assignee may take or release other security for the payment of the Secured Obligations, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Secured Obligations without prejudice to any of its rights under this Assignment.

14.           Other Remedies.  Assignor has executed the Mortgage which contains an Assignment of Rents and Leases assigning to Assignee all of Assignor's right, title and interest, as Assignor, in and to the lease.  All rights and remedies granted to Assignee under the Assignment of Rents and Leases contained in the Mortgage shall be in addition to all rights and remedies granted to Assignee under this Assignment.  The right of Assignee to collect the Secured Obligations and to enforce any other security held by Assignee may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it under this Assignment.

15.           No Mortgagee in Possession.  Nothing contained in this Assignment shall be construed as constituting Assignee a "mortgagee in possession" for any purpose.

16.           Conflict of Terms.  In case of any conflict between the terms of this Assignment and the terms of the Mortgage, the terms of the Mortgage shall prevail.

17.           Non-Waiver.  Each waiver by any Assignee must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from any delay or failure by Assignee to

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take action on account of any default of Assignor.  Consent by Assignee to any act or omission by Assignor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Assignee's consent to be obtained in any future or other instance.  No collection by Assignee of any Rents pursuant to this Assignment shall constitute or result in a waiver of any default then existing under this Assignment or under any of the other Loan Documents.

18.           Invalid Provisions.  A determination that any provision of this Assignment is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Assignment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

19.           Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state where the Property is located, except to the extent any of such laws may now or hereafter be preempted by Federal law.

20.           Termination of Assignment.  Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release, reconveyance or discharge of the Mortgage duly executed by Assignee, this Assignment shall become and be void and of no effect.

21.           Successors in Interest; Transfer of Loan.  The terms, covenants and conditions of this Assignment shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.  Assignee and any successor may, at any time, sell, transfer, or assign the Loan, this Assignment and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities").  Assignee may forward to each Assignee, transferee, assignee, servicer, participant, investor in such Securities or any rating agency (a "Rating Agency") rating such Securities (all of the foregoing entities collectively referred to as an "Investor") and each prospective Investor, all documents, financial and other information which Assignee now has or may hereafter acquire relating to (a) the Loan; (b) the Property and its operation (including, without limitation, copies of all leases, subleases or any other agreements concerning the use and occupancy of the Property); and/or (c) any party connected with the Loan (including, without limitation, Assignor, any partner or member of Assignor, any constituent partner or member of Assignor, and any guarantor).  In connection with such Securities, Assignor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Assignor to each Investor.   Assignor shall, within fifteen (15) days after request by Assignee, deliver an estoppel certificate verifying for the benefit of Assignee and any other party designated by Assignee the status and the terms and provisions of the Loan in form and substance acceptable to Assignee.  The representations, warranties, obligations, covenants, and indemnity obligations of Assignor under the Loan Documents shall also benefit and apply with respect to any Assignee, transferee, assignee, participant, servicer or investor.

22.           Attorneys' Fees.  If any lawsuit, suit or proceeding is commenced which arises out of or relates to the Loan Agreement, this Assignment, the other Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court may adjudge to be reasonable attorneys' fees in the action, in addition to costs and expenses otherwise allowed by law.  In all other situations, including any matter arising out of or relating to any proceeding under any Debtor Relief Law (as defined in the Mortgage), Assignor agrees to pay all of Assignee's costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Assignee's rights or interests.  From the time(s) incurred until paid in full to Assignee, all such sums shall bear interest at the Default Rate.  Whenever Assignor is obligated to pay or reimburse Assignee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

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23.           Execution in Counterparts
.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement

24.           WAIVER OF TRIAL BY JURY.  ASSIGNOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ASSIGNOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  ASSIGNEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY ASSIGNOR.

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IN WITNESS WHEREOF, Assignor, Lessee and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

LESSEE:
CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By: ________________________________
Name: ______________________________
Title: _______________________________

ASSIGNEE:

BANC OF AMERICA LEASING & CAPITAL, LLC,

By: ________________________________
Name: ______________________________
Title: _______________________________

EXHIBIT A

LEGAL DESCRIPTION

[ACKNOWLEDGEMENT]

STATE OF _________________)
                )
COUNTY OF _______________)

On ____________________, before me, _________________________, a Notary Public in and for the State of ____________________, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________               [SEAL]

EXHIBIT H-2

INTERCOMPANY LOAN SUBORDINATION AGREEMENT

THIS INTERCOMPANY LOAN SUBORDINATION AGREEMENT (this “Agreement”), dated as of _____________, 2007, is made among LSB INDUSTRIES, INC. (“Parent”), the Borrowers (as defined hereinafter) and BANC OF AMERICA LEASING & CAPITAL LLC, as collateral agent (in such capacity, together with its successors, if any, in such capacity, “Collateral Agent”) for the Secured Parties (as defined hereinafter).

WHEREAS, Parent, Cherokee  Nitrogen Holdings, Inc. (“Cherokee”), ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), and the subsidiaries of ThermaClime party to this Agreement (each of Cherokee, ThermaClime and each such subsidiary is herein referred to as a “Borrower” and Cherokee, ThermaClime and all such subsidiaries are herein referred to, collectively, as the “Borrowers”), Banc of America Leasing & Capital, LLC, as administrative agent (“Administrative Agent”) and as Collateral Agent, Bank of Utah, as payment agent (“Payment Agent”) and the lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent, the Collateral Agent and the Payment Agent, the “Secured Parties”) are parties to that certain Term Loan Agreement dated as of even date herewith (as amended, modified, renewed, extended, or replaced from time to time, the “Loan Agreement”), pursuant to which the Secured Parties have agreed to make certain financial accommodations to the Borrowers;

WHEREAS, Parent and each Borrower (collectively, the “Loan Parties” and each a “Loan Party”) has made or may make from time to time loans or advances (the “Intercompany Loans”) to one or more of Parent or the other Borrowers; and

WHEREAS, each Loan Party has agreed to the subordination of the Intercompany Loans, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.  Definitions; Interpretation.

(a) Certain Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

 “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Senior Debt” means the Obligations.

“Senior Loan Documents” means the “Loan Documents” (as that term is defined in the Loan Agreement).

“Subordinated Debt” means, with respect to each Loan Party, all indebtedness, liabilities, and other obligations for borrowed money of any other Loan Party owing to such Loan Party in respect of any and all Intercompany Loans made by or such Loan Party to such other Loan Party, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Loan Party to such Loan Party under or in connection with any documents or instruments entered into to evidence the Intercompany Loans.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any Loan Party, directly or indirectly, of assets of such Loan Party of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(b) Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.  References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2.  Subordination to Payment of Senior Debt.

As to each Loan Party, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash or cash equivalents of the Senior Debt.

SECTION 3.  Subordination Upon Any Distribution of Assets of Borrowers.

As to each Loan Party and until the prior payment, in full, in cash or cash equivalents of the Senior Debt, in the event of any payment or distribution of assets of any other Loan Party of any kind or character, whether in cash, property, or securities, upon an Insolvency Proceeding relating to such other Loan Party or its property:  (i) all amounts owing on account of the Senior Debt shall first be paid, in full, in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Loan Party would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Collateral Agent for application to the payment of the Senior Debt in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to Collateral Agent in respect of such Senior Debt.

SECTION 4.  Payments on Subordinated Debt.

(a) Permitted Payments.  So long as no Event of Default has occurred and is continuing, each Loan Party may make, and each other Loan Party shall be entitled to accept and receive, payments on account of the Subordinated Debt, to the extent such Indebtedness is permitted under the Loan Agreement and only if such Loan Party is a party to this Agreement.

(b) No Payment Upon Senior Debt Defaults.  Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, no Loan Party shall make, and no other Loan Party shall accept or receive, any Subordinated Debt Payment.

SECTION 5.  Subordination of Remedies.

As long as any Senior Debt shall remain outstanding and unpaid, no Loan Party shall, without the prior written consent of Collateral Agent:

(a) accelerate, or otherwise make due and payable, or make demand prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the Subordinated Debt of any other Loan Party owing to such Loan Party;

(b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c) exercise any rights to set-offs (it being understood that an intercompany netting of payments on the books of the Loan Parties in the ordinary course of business shall not be deemed a set-off for purposes of this clause (c) so long as no default has occurred and is continuing under the applicable Subordinated Debt and no Event of Default has occurred and is continuing) and counterclaims in respect of any indebtedness, liabilities, or obligations of such Loan Party to any other Loan Party against any of the Subordinated Debt; or

(d) commence, or cause to be commenced, or join with any creditor other than Collateral Agent on behalf thereof in commencing, any bankruptcy, insolvency, or receivership proceeding against the other Loan Party.

SECTION 6.  Payment Over to Collateral Agent.

In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of any such Sections 3, 4, or 5 by any Loan Party before all Senior Debt is paid in full, in cash or cash equivalents, such

Subordinated Debt Payments shall be held in trust for the benefit of Collateral Agent and shall be paid over or delivered to Collateral Agent for application to the payment, in full, in cash or cash equivalents, of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, the application thereof in accordance with the Senior Loan Documents and after giving effect to any concurrent payments or distributions to Collateral Agent in respect of the Senior Debt.

SECTION 7.  Authorization to Collateral Agent.

If, while any Subordinated Debt is outstanding and until the Indefeasible Payment and Performance of All Obligations has occurred, any Insolvency Proceeding shall occur and be continuing with respect to another Loan Party or its property:  (i) Collateral Agent is hereby irrevocably authorized and empowered (in the name of each Loan Party or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties; and (ii) each Loan Party shall promptly take such action as Collateral Agent may reasonably request (A) to collect the Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Collateral Agent such powers of attorney, assignments, and other instruments as it may reasonably request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8.  Certain Agreements of Each Loan Party.

(a) No Benefits.  Each Loan Party understands that there may be various agreements between Collateral Agent or other Secured Parties and any other Loan Party evidencing and governing the Senior Debt, and each Loan Party acknowledges and agrees that such agreements are not intended to confer any benefits on such Loan Party and that the Secured Parties and Collateral Agent (on behalf thereof) shall have no obligation to such Loan Party or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference.  Each Loan Party acknowledges that certain of the Borrower have granted to Collateral Agent, for itself and for the benefit of the Secured Parties, security interests in certain of such Borrower’s assets as set forth in the Loan Agreement and the other Senior Loan Documents, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Collateral Agent on behalf thereof in accordance with applicable law.

(c) Reliance by the Secured Parties.  Each Loan Party acknowledges and agrees that the Secured Parties will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Senior Loan Documents and making or issuing the Term Loans thereunder.

(d) Waivers.  Unless otherwise expressly provided herein or under the Loan Agreement, each Loan Party hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Loan Party Not Affected.  Each Loan Party hereby agrees that at any time and from time to time, without notice to or the consent of such Loan Party except as otherwise provided in the Senior Loan Documents, without incurring responsibility to such Loan Party, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Collateral Agent or other Secured Parties hereunder:  (i) the time for any other Loan Party’s performance of or compliance with any of its agreements contained in the Senior Loan Documents may be extended or such performance or compliance may be waived by the Secured Parties or Collateral Agent on behalf thereof; (ii) the agreements of any other Loan Party with respect to the Senior Loan Documents may from time to time be modified by such other Loan Party and the Secured Parties or Collateral Agent on behalf thereof; (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Loan Party and the Secured Parties or Collateral Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Collateral Agent for the benefit of the Secured Parties may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against any other Loan Party, any other Person, or with respect to any Collateral may be exercised (or the Secured Parties or Collateral Agent (on behalf thereof) may waive or refrain from exercising such rights).

(f) Rights of the Secured Parties Not to Be Impaired.  No right of the Secured Parties or Collateral Agent, on behalf thereof, to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Loan Party, the Secured Parties or Collateral Agent hereunder or under or in connection with the Senior Loan Documents or by any noncompliance by any other Loan Party with the terms and provisions and covenants herein or in the Senior Loan Documents, regardless of any knowledge thereof that the Secured Parties or Collateral Agent may have or otherwise be charged with.

(g) Financial Condition of Loan Parties.  Unless otherwise expressly permitted under the Loan Agreement, no Loan Party shall have a right to require the Secured Parties to obtain or disclose any information with respect to:  (i) the financial condition or character of any other Loan Party or the ability of the other Loan Party to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of the Secured Parties or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties.  Unless otherwise expressly permitted under the Loan Agreement, no Loan Party shall, without the prior written consent of Collateral

Agent, acquire any right or interest in or to any Collateral not owned by such Loan Party or accept any guaranties for the Subordinated Debt.

SECTION 9.  Subrogation.

                      Until the Indefeasible Payment and Performance of All Obligations has occurred, no Loan Party shall have, or shall directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Secured Parties hereunder or otherwise.  After the Indefeasible Payment and Performance of All Obligations has occurred, each Loan Party shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Secured Parties to receive payments or distributions applicable to the Senior Debt until the Subordinated Debt shall be paid in full.  For the purposes of the foregoing subrogation, no payments or distributions to the Secured Parties of any cash, property, or securities to which any Loan Party would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Loan Party, its creditors (other than the Secured Parties), and the other Loan Parties, be deemed to be a payment by the other Loan Parties to or on account of the Senior Debt.

SECTION 10.  Continuing Agreement; Reinstatement.

(a) Continuing Agreement.  This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Loan Party until the Senior Debt is paid and performed in full and the Loan Agreement is terminated in accordance with its terms.  The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Loan Parties.

(b) Reinstatement.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any Loan Party shall be rescinded or must otherwise be restored by Collateral Agent or the Secured Parties, whether as a result of an Insolvency Proceeding or otherwise.

SECTION 11.  Transfer of Subordinated Debt.

No Loan Party may assign or transfer its rights and obligations in respect of the Subordinated Debt, except to another Loan Party which is a party to this Agreement, without the prior written consent of Collateral Agent and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form and substance reasonably satisfactory to Collateral Agent.

SECTION 12.  Obligations of Loan Parties Not Affected.

The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Loan Party against the other Loan Parties, on the one hand, and of the Secured Parties and Collateral Agent on behalf thereof against the other Loan Parties, on the other hand.  Nothing contained in this Agreement shall (i) impair, as between each Loan Party and the other Loan Parties, the obligation of the other Loan Parties to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Loan Party against the other Loan Parties, on the one hand, and of the creditors (other than the Secured Parties) of the other Loan Parties against the other Loan Parties, on the other hand.

SECTION 13.  Endorsement of Loan Party Documents; Further Assurances and Additional Acts.

(a) Endorsement of Loan Party Documents.  At the request of Collateral Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Loan Party shall promptly confirm to Collateral Agent its satisfaction of the foregoing requirements and, if requested by Collateral Agent, deliver to Collateral Agent evidence of the same.

(b) Further Assurances and Additional Acts.  Each Loan Party shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Collateral Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Collateral Agent with evidence of the foregoing in form and substance reasonably satisfactory to Collateral Agent.

SECTION 14.  Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Loan Agreement.

SECTION 15.  No Waiver; Cumulative Remedies.

No failure on the part of the Secured Parties or Collateral Agent (on behalf of itself or the Secured Parties) to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Secured Parties or Collateral Agent.

SECTION 16.  Costs and Expenses.

Each Loan Party jointly and severally agrees to pay to Collateral Agent, for itself and for the benefit of the Secured Parties, upon demand by Collateral Agent or any other Secured Party, all costs and expenses of Collateral Agent and the other Secured Parties, and the fees and disbursements of counsel to Collateral Agent and the other Secured Parties, in connection with (i) the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof or any termination pursuant to Section 22, and (ii) the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by Collateral Agent or the other Secured Parties as a result of any failure by such Loan Party to perform or observe its obligations contained in this Agreement.

SECTION 17.  Survival.

All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid.  Without limiting the generality of the foregoing, the obligations of each Loan Party under Section 16 shall survive the satisfaction of the Senior Debt.

SECTION 18.  Benefits of Agreement.

This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 19.  Binding Effect.

This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Loan Party and the Secured Parties and their respective successors and permitted assigns.

SECTION 20.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 21.  SUBMISSION TO JURISDICTION.

EACH BORROWER HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF COLLATERAL AGENT, IN ANY OTHER COURT IN WHICH COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING

SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 22.  Entire Agreement; Amendments and Waivers.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of each of the Loan Party, Collateral Agent and Secured Parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers.  No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties and Collateral Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent.  Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23.  Conflicts.

In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

SECTION 24.  Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 25.  Interpretation.

This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, Loan Parties and the several members of the Secured Parties and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against any of Collateral Agent or Secured Parties merely because of their involvement in the preparation hereof.

SECTION 26.  Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 27.  Termination of Agreement.

Upon the occurrence of the Indefeasible Payment and Performance of All Obligations, this Agreement shall terminate and Collateral Agent, on behalf of the Secured Parties, shall promptly execute and deliver to each Loan Party such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of each Loan Party under Section 16 shall survive such termination.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

LOAN PARTIES: LSB INDUSTRIES, INC. By ______________________________ Title _____________________________

THERMACLIME, INC.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEMEX II CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
DSN CORPORATION,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:  ________________________________
Title:  _______________________________

[COLLATERAL AGENT:] [BANC OF AMERICA LEASING & CAPITAL LLC, as collateral agent on behalf of the Secured Parties]1 By _________________________________ Title ________________________________

1 Confirm signatory with BofA.

EXHIBIT I

MANAGEMENT FEE SUBORDINATION AGREEMENT

THIS MANAGEMENT FEE SUBORDINATION AGREEMENT (this “Agreement”), dated as of November 2, 2007, is made among LSB INDUSTRIES, INC. (“Parent”), the Borrowers (as defined hereinafter) and BANC OF AMERICA LEASING & CAPITAL LLC, as collateral agent (in such capacity, toget\her with its successors, if any, in such capacity, “Collateral Agent”) for the Secured Parties (as defined hereinafter).

WHEREAS, Parent, Cherokee  Nitrogen Holdings, Inc. (“Cherokee”), ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), and the subsidiaries of ThermaClime party to this Agreement (each of Cherokee, ThermaClime and each such subsidiary is herein referred to as a “Borrower” and Cherokee, ThermaClime and all such subsidiaries are herein referred to, collectively, as the “Borrowers”), Banc of America Leasing & Capital, LLC, as administrative agent (“Administrative Agent”) and as Collateral Agent, Bank of Utah, as payment agent (“Payment Agent”) and the lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent, the Collateral Agent and the Payment Agent, the “Secured Parties”) are parties to that certain Term Loan Agreement dated as of even date herewith (as amended, modified, renewed, extended, or replaced from time to time, the “Loan Agreement”), pursuant to which the Secured Parties have agreed to make certain financial accommodations to the Borrowers;

WHEREAS, certain of the Loan Parties currently provides or may provide certain management, consulting and other services to the other Loan Parties, including without limitation, pursuant to that certain Management Agreement, dated November 21, 1997 (as amended or otherwise modified from time to time, the “Management Agreement”);

WHEREAS, Parent and each of the Borrowers (collectively, “Loan Parties”) has agreed to the subordination of the Subordinated Obligations (defined below), upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.  Definitions; Interpretation.

(a) Certain Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

 “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Senior Obligations” means the Obligations.

“Loan Documents” means the “Loan Documents” (as that term is defined in the Loan Agreement).

“Subordinated Obligations” means any management, consulting or other fees of any kind, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, payable by any Loan Party to any other Loan Party or any officer, director, employee, agent or Affiliate to any such Loan Party, including without limitation, pursuant to the Management Agreement.

“Subordinated Management Payments” means any payment or distribution by or on behalf of any Loan Party, directly or indirectly, of assets of such Loan Party of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of the Subordinated Obligations, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Obligations.

(b) Interpretation.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.  References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to.  The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2.  Subordination to Payment of Senior Obligations.

As to each Loan Party and each such Loan Party’s officers, directors, employees, agents and Affiliates, all payments on account of the Subordinated Obligations, including all Subordinated Management Payments, shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash or cash equivalents of the Senior Obligations.

SECTION 3.  Subordination Upon Any Distribution of Assets of Borrowers.

As to each Loan Party and until the prior payment, in full, in cash or cash equivalents of the Senior Obligations, in the event of any payment or distribution of assets of any other Loan Party of any kind or character, whether in cash, property, or securities, upon an

Insolvency Proceeding relating to such other Loan Party or its property:  (i) all amounts owing on account of the Senior Obligations shall first be paid, in full, in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Management Payments are made; and (ii) to the extent permitted by applicable law, any Subordinated Management Payments to which such Loan Party would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Collateral Agent for application to the payment of the Senior Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to Collateral Agent in respect of such Senior Obligations.

SECTION 4.  Payments on Subordinated Obligations.

(a) Permitted Payments.  So long as no Event of Default has occurred and is continuing, each Loan Party may make, and other Loan Party shall be entitled to accept and receive, payments on account of the Subordinated Obligations to the extent such Subordinated Obligations are permitted under the Loan Agreement and in compliance with the other provisions of this Agreement.

(b) No Payment Upon Senior Obligations Defaults.  Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, no Loan Party shall make, and no other Loan Party shall not accept or receive, any Subordinated Management Payments.

SECTION 5.  Subordination of Remedies.

As long as any Senior Obligations shall remain outstanding and unpaid, no Loan Party shall, without the prior written consent of Collateral Agent:

(a) accelerate, or otherwise make due and payable, or make demand prior to the original due date thereof any Subordinated Obligations or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the Subordinated Obligations of any Loan Party owing to such Loan Party;

(b) exercise any rights under or with respect to guaranties of the Subordinated Obligations, if any;

(c) exercise any rights to set-offs (it being understood that an intercompany netting of payments on the books of the Loan Parties in the ordinary course of business shall not be deemed a set-off for purposes of this clause (c) so long as no default has occurred and is continuing under the applicable Subordinated Obligations and no Event of Default has occurred and is continuing) and counterclaims in respect of any indebtedness, liabilities, or obligations of such Loan Party  to any other Loan Party against any of the Subordinated Obligations; or

(d) commence, or cause to be commenced, or join with any creditor other than Collateral Agent on behalf thereof in commencing, any bankruptcy, insolvency, or receivership proceeding against the other Loan Party.

SECTION 6.  Payment Over to Collateral Agent.

In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Management Payments shall be received in contravention of any such Sections 3, 4, or 5 by any Loan Party before all Senior Obligations is paid in full, in cash or cash equivalents, such Subordinated Management Payments shall be held in trust for the benefit of Collateral Agent and shall be paid over or delivered to Collateral Agent for application to the payment, in full, in cash or cash equivalents, of all Senior Obligations remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, the application thereof in accordance with the Senior Loan Documents and after giving effect to any concurrent payments or distributions to Collateral Agent in respect of the Senior Obligations.

SECTION 7.  Authorization to Collateral Agent.

If, while any Subordinated Obligations is outstanding and until the Indefeasible Payment and Performance of All Obligations has occurred, any Insolvency Proceeding shall occur and be continuing with respect to another Loan Party or its property:  (i) Collateral Agent is hereby irrevocably authorized and empowered (in the name of each Loan Party or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Obligations and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Obligations) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties; and (ii) each Loan Party shall promptly take such action as Collateral Agent may reasonably request (A) to collect the Subordinated Obligations for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) to execute and deliver to Collateral Agent such powers of attorney, assignments, and other instruments as it may reasonably request to enable it to enforce any and all claims with respect to the Subordinated Obligations, and (C) to collect and receive any and all Subordinated Management Payments.

SECTION 8.  Certain Agreements of Each Loan Party.

(a) No Benefits.  Each Loan Party understands that there may be various agreements between Collateral Agent or other Secured Parties and any other Loan Party evidencing and governing the Senior Obligations, and each Loan Party acknowledges and agrees that such agreements are not intended to confer any benefits on such Loan Party and that the Secured Parties and Collateral Agent (on behalf thereof) shall have no obligation to such Loan Party or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference.  Each Loan Party acknowledges that certain of the Borrowers have granted to Collateral Agent, for itself and for the benefit of the Secured Parties, security interests in certain of such Borrower’s assets as set forth in the Loan Agreement and the other Senior Loan Documents, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Collateral Agent on behalf thereof in accordance with applicable law.

(c) Reliance by the Secured Parties.  Each Loan Party acknowledges and agrees that the Secured Parties will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Senior Loan Documents and making or issuing the Term Loans thereunder.

(d) Waivers.  Unless otherwise expressly provided herein or under the Loan Agreement, each Loan Party hereby waives any and all notice of the incurrence of the Senior Obligations or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Loan Party Not Affected.  Each Loan Party hereby agrees that at any time and from time to time, without notice to or the consent of such Loan Party except as otherwise provided in the Senior Loan Documents, without incurring responsibility to such Loan Party, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Collateral Agent or other Secured Parties hereunder:  (i) the time for any other Loan Party’s performance of or compliance with any of its agreements contained in the Senior Loan Documents may be extended or such performance or compliance may be waived by the Secured Parties or Collateral Agent on behalf thereof; (ii) the agreements of any other Loan Party with respect to the Senior Loan Documents may from time to time be modified by such other Loan Party and the Secured Parties or Collateral Agent on behalf thereof; (iii) the manner, place, or terms for payment of Senior Obligations or any portion thereof may be altered or the terms for payment extended, or the Senior Obligations may be renewed in whole or in part; (iv) the maturity of the Senior Obligations may be accelerated in accordance with the terms of any present or future agreement by any other Loan Party and the Secured Parties or Collateral Agent on behalf thereof; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Collateral Agent for the benefit of the Secured Parties may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Obligations may be discharged, released, or substituted; and (vii) all other rights against any other Loan Party, any other Person, or with respect to any Collateral may be exercised (or the Secured Parties or Collateral Agent (on behalf thereof) may waive or refrain from exercising such rights).

(f) Rights of the Secured Parties Not to Be Impaired.  No right of the Secured Parties or Collateral Agent, on behalf thereof, to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any other Loan Party, the Secured Parties or Collateral Agent hereunder or under or in connection with the Senior Loan Documents or by any noncompliance by any other Loan Party with the terms and provisions and covenants herein or in the Senior Loan Documents, regardless of any knowledge thereof that the Secured Parties or Collateral Agent may have or otherwise be charged with.

(g) Financial Condition of Loan Parties.  Unless otherwise expressly permitted under the Loan Agreement, no Loan Party shall have a right to require the Secured Parties to obtain or disclose any information with respect to:  (i) the financial condition or character of any other Loan Party or the ability of the other Loan Party to pay and perform Senior Obligations; (ii) the Senior Obligations; (iii) the Collateral or other security for any or all of the Senior Obligations; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Obligations; (v) any action or inaction on the part of the Secured Parties or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties.  Unless otherwise expressly permitted under the Loan Agreement, no Loan Party shall, without the prior written consent of Collateral Agent, acquire any right or interest in or to any Collateral not owned by such Loan Party or accept any guaranties for the Subordinated Obligations.

SECTION 9.  Subrogation.

                      Until the Indefeasible Payment and Performance of All Obligations has occurred, no Loan Party shall have, or shall directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to the Secured Parties hereunder or otherwise.  After the Indefeasible Payment and Performance of All Obligations has occurred, each Loan Party shall be entitled to exercise in full any subrogated rights it may possess with respect to the rights of the Secured Parties to receive payments or distributions applicable to the Senior Obligations until the Subordinated Obligations shall be paid in full.  For the purposes of the foregoing subrogation, no payments or distributions to the Secured Parties of any cash, property, or securities to which any Loan Party would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Loan Party, its creditors (other than the Secured Parties), and the other Loan Parties, be deemed to be a payment by the other Loan Parties to or on account of the Senior Obligations.

SECTION 10.  Continuing Agreement; Reinstatement.

(a) Continuing Agreement.  This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Loan Party until the Senior Obligations is paid and performed in full and the Loan Agreement is terminated in accordance with its terms.  The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the other Loan Parties.

(b) Reinstatement.  This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Obligations by or on behalf of any Loan Party shall be rescinded or must otherwise be restored by Collateral Agent or the Secured Parties, whether as a result of an Insolvency Proceeding or otherwise.

SECTION 11.  Transfer of Subordinated Obligations.

No Loan Party may assign or transfer its rights and obligations in respect of the Subordinated Obligations, except to another Loan Party which is a party to this Agreement, without the prior written consent of Collateral Agent and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Obligations shall agree to be bound hereby, in form and substance reasonably satisfactory to Collateral Agent.

SECTION 12.  Obligations of Loan Parties Not Affected.

The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Loan Party against the other Loan Parties, on the one hand, and of the Secured Parties and Collateral Agent on behalf thereof against the other Loan Parties, on the other hand.  Nothing contained in this Agreement shall (i) impair, as between each Loan Party and the other Loan Parties, the obligation of the other Loan Parties to pay their respective obligations with respect to the Subordinated Obligations as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Loan Party against the other Loan Parties, on the one hand, and of the creditors (other than the Secured Parties) of the other Loan Parties against the other Loan Parties, on the other hand.

SECTION 13.  Endorsement of Loan Party Documents; Further Assurances and Additional Acts.

(a) Endorsement of Loan Party Documents.  At the request of Collateral Agent, all documents and instruments evidencing any of the Subordinated Obligations, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Loan Party shall promptly confirm to Collateral Agent its satisfaction of the foregoing requirements and, if requested by Collateral Agent, deliver to Collateral Agent evidence of the same.

(b) Further Assurances and Additional Acts.  Each Loan Party shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Collateral Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Collateral Agent with evidence of the foregoing in form and substance reasonably satisfactory to Collateral Agent.

SECTION 14.  Notices.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Loan Agreement.

SECTION 15.  No Waiver; Cumulative Remedies.

No failure on the part of the Secured Parties or Collateral Agent (on behalf of itself or the Secured Parties) to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to the Secured Parties or Collateral Agent.

SECTION 16.  Costs and Expenses.

Each Loan Party jointly and severally agrees to pay to Collateral Agent, for itself and for the benefit of the Secured Parties, upon demand by Collateral Agent or any other Secured Party, all costs and expenses of Collateral Agent and the other Secured Parties, and the fees and disbursements of counsel to Collateral Agent and the other Secured Parties, in connection with (i) the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof or any termination pursuant to Section 22, and (ii) the enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement, including any losses, costs and expenses sustained by Collateral Agent or the other Secured Parties as a result of any failure by such Loan Party to perform or observe its obligations contained in this Agreement.

SECTION 17.  Survival.

All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Obligations remains unpaid.  Without limiting the generality of the foregoing, the obligations of each Loan Party under Section 16 shall survive the satisfaction of the Senior Obligations.

SECTION 18.  Benefits of Agreement.

This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 19.  Binding Effect.

This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Loan Party and the Secured Parties and their respective successors and permitted assigns.

SECTION 20.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 21.  SUBMISSION TO JURISDICTION.

EACH BORROWER HEREBY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS, OR AT THE SOLE OPTION OF COLLATERAL

AGENT, IN ANY OTHER COURT IN WHICH COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, (iii) IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 22.  Entire Agreement; Amendments and Waivers.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of each of the Loan Party, Collateral Agent and Secured Parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers.  No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties and Collateral Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent.  Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23.  Conflicts.

In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Obligations, on the other hand, then the terms of this Agreement shall control.

SECTION 24.  Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 25.  Interpretation.

This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, Loan Parties and the several members of the Secured Parties and is the product of all parties hereto.  Accordingly, this Agreement shall not be construed against any of Collateral Agent or Secured Parties merely because of their involvement in the preparation hereof.

SECTION 26.  Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 27.  Termination of Agreement.

Upon the occurrence of the Indefeasible Payment and Performance of All Obligations, this Agreement shall terminate and Collateral Agent, on behalf of the Secured Parties, shall promptly execute and deliver to each Loan Party such documents and instruments as shall be necessary to evidence such termination; provided, however, that the obligations of each Loan Party under Section 16 shall survive such termination.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first written above.

PARENT: LSB INDUSTRIES, INC. By _________________________ Title ________________________
BORROWERS:
THERMACLIME, INC.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEMEX II CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
DSN CORPORATION,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:  _______________________________
Title:  _____________________________

[COLLATERAL AGENT:] [BANC OF AMERICA LEASING & CAPITAL LLC, as collateral agent on behalf of the Secured Parties]1 By ________________________________ Title ______________________________

1 Confirm signatory with BofA.

EXHIBIT J-1

November 6, 2007

The Lenders Party to
the Loan Agreement referred to below

and

Banc of America Leasing & Capital, LLC,
as Administrative Agent and as Collateral Agent

and

Bank of Utah,
as Payment Agent

Re:           Term Loan Facility for ThermaClime, Inc., Cherokee Nitrogen Holdings, Inc., Northwest Financial Corporation, Chemex I Corp., Chemex II Corp., Cherokee Nitrogen Company, ClimaCool Corp., ClimateCraft, Inc., Climate Master, Inc., DSN Corporation, El Dorado Chemical Company, International Environmental Corporation, Koax Corp., LSB Chemical Corp., The Climate Control Group, Inc., Trison Construction, Inc., ThermaClime Technologies, Inc., and XpediAir, Inc. and guaranteed by LSB Industries, Inc.

Ladies and Gentlemen:

I am general counsel to LSB Industries, Inc., a Delaware corporation (the “Parent”), ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (“Cherokee”), Northwest Financial Corporation, an Oklahoma corporation (“NFC”), Chemex I Corp., an Oklahoma corporation (“Chemex I”), Chemex II Corp., an Oklahoma corporation (“Chemex II”), Cherokee Nitrogen Company, an Oklahoma corporation (“CNC”), ClimaCool Corp., an Oklahoma corporation (“ClimaCool”), ClimateCraft, Inc., an Oklahoma corporation (“ClimateCraft”), Climate Master, Inc., a Delaware corporation (“Climate Master”), DSN Corporation, an Oklahoma corporation (“DSN”), El Dorado Chemical Company, an Oklahoma corporation (“El Dorado”), International Environmental Corporation, an Oklahoma corporation (“IEC”), Koax Corp., an Oklahoma corporation (“Koax”), LSB Chemical Corp., an Oklahoma corporation (“LSB Chemical”), The Climate Control Group, Inc., an Oklahoma corporation (“TCCG”), Trison Construction, Inc., an Oklahoma corporation (“Trison”), ThermaClime Technologies, Inc., an Oklahoma corporation (“TTI”), and XpediAir, Inc., an Oklahoma corporation (“XpediAir” and, together with ThermaClime, Cherokee, NFC, Chemex I, Chemex II, CNC, ClimaCool, ClimateCraft, Climate Master, DSN, El Dorado, IEC, Koax, LSB Chemical, TCCG, Trison and TTI, collectively, the “Borrowers”, and each, a “Borrower”), in connection with the term loan facility established by that certain Term Loan Agreement, dated as of November 2, 2007 (the “Loan Agreement”), by and among the Borrowers, Banc of America Leasing & Capital, LLC (“BALC”), in its capacity

November 6, 2007

as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”), Bank of Utah, in its capacity as payment agent (the “Payment Agent”), and the Lenders from time to time party thereto (together with their successors and assigns, the “Lenders”) and other Transaction Documents (as that term is hereafter defined).   This opinion is being furnished to you pursuant to Section 4.01(a)(vii) of the Loan Agreement.

Capitalized terms used but not defined herein shall have the meaning given thereto in the Loan Agreement and, if not defined therein, in the related Transaction Documents (as hereinafter defined).  The Parent and the Borrowers are each referred to herein as a “Loan Party” and are collectively referred to herein as the “Loan Parties”.  References herein to the “UCC” are to the Uniform Commercial Code as in effect in the state referenced in connection therewith, or if no such reference is made, as is in effect in the appropriate state as the context requires.

I.  MY REVIEW

I have made such legal and factual examinations as I have deemed necessary or advisable for the purposes of rending the opinions expressed herein, including the examination and review of the following documents and instruments, each dated as of November 2, 2007, unless otherwise indicated (the following documents and instruments listed at clauses (a)-(bb) are collectively referred to herein as the “Transaction Documents”):

(a) the Loan Agreement;
(b) the Term Notes;
(c) the Guaranty;
(d) the Security Agreement;
(e) the Cherokee Mortgage;
(f) the El Dorado Mortgage;
(g) the Fee Letters;
(h) the Intercompany Loan Subordination Agreement;
(i) the Intercompany Lease Subordination Agreement;
(j) the Inter-Lender Agreement;
(k) the Management Agreement Subordination;

Novembe 6, 2007

(l) the Trademark Security Agreement;
(m) Nelson Brothers, Airgas, Austin Powder, Isbell Farms Lease Assignments;
(n) Koch, Interconn, Watco, Air Liquide Consents to Assignment;
(o) the UCC-1 financing statements naming El Dorado, DSN, NFC, CNC and Cherokee (collectively, the “Grantors”), as debtor and the Collateral Agent as secured party (collectively, the “Oklahoma Financing Statements”), in the form set forth on Exhibit A hereto, to be filed in the Office of the County Clerk of Oklahoma County (the “OK County Clerk”);
(p)  the UCC-3 financing statements with respect to Orix Capital Markets, LLC, in the forms set forth on Exhibit B hereto (the “Orix Release Documents”), to be filed with the OK County Clerk;
(q) the UCC-3 financing statements with respect to Wells Fargo Foothill, Inc., to be filed with the OK County Clerk and the releases of the Security Interests in the Trademarks to be filed with the USPTO, in the forms set forth on Exhibit C hereto (the “WFF Release Documents”);
(r) the Organizational Documents of each of the Loan Parties, as amended and in effect on the date hereof;
(s) the minute books of the Loan Parties, and unanimous written consents of the Board of Directors of the Loan Parties dated October 19, 2007;
(t) (i) a certificate from the Secretary of State of the State of Delaware (“Delaware SOS”) dated October 22, 2007 with respect to the existence and good standing of the Parent in the State of Delaware, and (ii) a certificate from the Secretary of State of the State of Oklahoma (“Oklahoma SOS”) dated October 22, 2007 with respect to the existence and good standing of the Parent and Parent’s qualification to do business in the State of Oklahoma;
(u) (i) a certificate from the Delaware SOS dated October 22, 2007 with respect to the existence and good standing of Climate Master in the State of Delaware, and (ii) a certificate from the Oklahoma SOS dated October 22, 2007 with respect to the existence and good standing of Climate Master and Climate Master’s qualification to do business in the State of Oklahoma;
(v) certificates from the Oklahoma SOS dated October 22, 2007 with respect to the existence and good standing of each Borrower, other than Climate Master, in the State of Oklahoma;

November 6, 2007

(w) a certificate from the Alabama SOS dated October 22, 2007 with respect to the good standing of Cherokee in the State of Alabama and Cherokee’s qualification to do business in the State of Alabama;
(x) a certificate from the Alabama SOS dated October 22, 2007 with respect to the good standing of CNC in the State of Alabama and CNC’s qualification to do business in the State of Alabama;
(y) a certificate from the Arkansas SOS dated October 22, 2007 with respect to the good standing of NFC in the State of Arkansas and NFC’s qualification to do business in the State of Arkansas;
(z) a certificate from the Arkansas SOS dated October 22, 2007 with respect to the good standing of El Dorado in the State of Arkansas and El Dorado’s qualification to do business in the State of Arkansas;
(aa) a certificate from the Arkansas SOS dated October 22, 2007 with respect to the good standing of DSN in the State of Arkansas and DSN’s qualification to do business in the State of Arkansas; and
(bb) Amended and Restated Loan and Security Agreement, by and among  Parent as guarantor, ThermaClime and each of its subsidiaries that are signatories thereto as borrowers, the lenders that are signatories thereto and Wells Fargo Foothill, Inc. as the arranger and administrative agent.

I have also reviewed such other documents, certificates, corporate and other records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

Any reference to any of the instruments or documents identified above includes all schedules, exhibits, and annexes thereto, if any.

II.  OPINIONS

Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the opinion that:

1. The Parent is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority, and holds all requisite governmental license, permits and other approvals (other than such licenses, permits or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted and as presently proposed to be conducted.  Except for Climate Master, each Borrower is validly existing as a corporation in

November 6, 2007

good standing under the laws of the State of Oklahoma and has the corporate power and authority, and holds all requisite governmental license, permits and other approvals (other than such licenses, permits or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted and as presently proposed to be conducted.  Climate Master is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority, and holds all requisite governmental license, permits and other approvals (other than such licenses, permits or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted.  Each of the Borrowers is a wholly-owned subsidiary of the Parent.

2. Each of the Parent and Climate Master is in good standing as a foreign corporation under the laws of the State of Oklahoma and in each other jurisdiction where it is required to qualify to do business other than where the failure to so qualify would have a Material Adverse Effect.  Each of Cherokee and CNC is in good standing as a foreign corporation under the laws of the State of Alabama and in each other jurisdiction where it is required to qualify to do business other than where the failure to so qualify would have a Material Adverse Effect.  Each of El Dorado, DSN and NFC is in good standing as a foreign corporation under the laws of the State of Arkansas and in each other jurisdiction where it is required to qualify to do business other than where the failure to so qualify would have a Material Adverse Effect.  Each of the other Borrowers is in good-standing as a foreign corporation in each jurisdiction where it is required to qualify to do business other than where the failure to so qualify would have a Material Adverse Effect

3. Each of the Loan Parties has the corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party and the execution and delivery by each of the Loan Parties of the Transaction Documents to which each such Loan Party is a party and the performance by each such Loan Party of its obligations thereunder have been duly authorized by all necessary corporate action on the part of each such Loan Party.

4. Each of the Transaction Documents has been duly executed and delivered by each Loan Party that is a party thereto.

5. Each of the Transaction Documents constitute legal, valid and binding obligations of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms.

6. The execution and delivery by each Loan Party of the Transaction Documents to which each such Loan Party is a party and the performance by such Loan Party of its obligations thereunder will not:  (i) violate any provision of such Loan Party’s respective Organizational

November 6, 2007

Documents; (ii) violate any Applicable Law (as defined below); (iii) violate any order, judgment, or decree of any domestic court or other agency of domestic government that is binding upon any such Loan Party or the assets of such Loan Party; (iv) constitute a default under any terms, conditions, or provisions of any of the agreements described on the Schedules to the Loan Agreement or, any other material agreement or instrument to which such Loan Party is a party or to which such Loan Party or its assets is bound which breach or defect would have a Material Adverse Effect; or (v) result in the creation of any Lien upon such Borrower’s property, other than in favor of the Collateral Agent and the Lenders as contemplated by the Loan Documents.

7. No registration, authorization, filing with, consent, approval, withholding of objection of, notice to, or other action by, any governmental entity is required under any Applicable Law in connection with the execution, delivery, or performance by any Loan Party of the Transaction Documents to which such Loan Party is a party and the consummation of the transactions contemplated thereby (other than such registration, authorization, filing, consent, approval, withholding of objection, notice, or other actions that have been completed or obtained (as applicable) prior to the date hereof and except for the filing of financing statements listed in Schedule 4.01(a)(iii) to the Loan Agreement).  Parent is required to disclose the Term Loan Facility in its Securities and Exchange Commission filings.

8. Except as set forth on the Schedules to the Loan Agreement, there is no action, suit, or proceeding before, or instituted by, any court or governmental agency or body, domestic or foreign now pending or to my knowledge filed but not yet served or threatened against any Loan Party:  (i) asserting the invalidity of any of the Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; or (iii) seeking any determination or ruling that could reasonably be expected to, if adversely determined, have a Material Adverse Effect.

9. None of the Administrative Agent, the Collateral Agent, the Payment Agent or any of the Lenders is required under the laws of the State to qualify as a foreign corporation or otherwise qualify in the State to file a designation for service of process or similar type of filing in the State solely as a result of its execution, delivery and performance of the Loan Documents to which it is a party.

10. The provisions of the Security Agreement are effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a valid security interest under Article 9 of the UCC in all right, title, and interest of the Grantors in the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the UCC (the “UCC Collateral”).

11. The provisions of the Trademark Security Agreement are effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a valid security interest in all right, title, and interest of the Loan Parties in the Trademark Collateral as defined in the Trademark

November 6, 2007

Security Agreement (the “Trademark Collateral”).  The Trademark Security Agreement when filed with the United States Patent and Trademark Office (the “USPTO”) will have been filed in all public offices in which such filing is necessary to perfect the interests of the Secured Parties in the Trademark Collateral described therein to the extent the same can be perfected by filing with the USPTO.

12. The Oklahoma Financing Statements, the forms of which are attached hereto as Exhibit A, are in form sufficient under the laws of the State for filing in Oklahoma, and when filed with the OK County Clerk will have been filed in all public offices in the State in which such filing is necessary to perfect the interests of the Secured Parties in the UCC Collateral described therein to the extent a security interest in the UCC Collateral may be perfected by the filing of a UCC-1 Financing Statement.

13. Upon the filing of the Orix Release Documents, all of Orix’s liens as reflected in the Orix loan documents or the lien searches with respect to the Collateral, other than real property and fixtures, shall have been terminated or released.

14. Upon the filing of the WFF Release Documents, all of Foothill’s liens as reflected in the Foothill loan documents or the lien searches with respect to the Collateral, other than real property and fixtures, shall have been terminated or released.

15. Assuming the perfection of the security interests in the manner set forth in the preceding Paragraph 12, no other recordation or filing need be made, and no other action need be taken, in order to perfect the Collateral Agent’s and the Lenders’ security interest in the UCC Collateral.

16. Except for the filings and recordings described above, no approval, consent, or withholding of objection on the part of, or filing or registration with, any Governmental Authority is required to be made or taken in the State to establish, protect and preserve title to, interests in, liens on and security interests in the Collateral as contemplated by the Loan Documents, except for UCC continuation statements.

17. Except for nominal filing or recording fees payable at the time of filing or recording of the Oklahoma Financing Statements, the Orix Release Documents and the WFF Release Documents, no taxes (other than state and federal income tax paid on interest or fees accruing on the Loan), fees or other charges imposed by the State, county or any other local governmental entity are payable by the Administrative Agent, the Collateral Agent, the Payment Agent or the Lenders solely as a result of the execution, delivery, recordation or filing (where applicable) of the Loan Documents and all other instruments delivered in connection with the transactions contemplated thereby.

November 6, 2007

18. (a)           Attached hereto as Exhibit D-[___] is a copy of the UCC search report summary that was obtained by [________________] from the State of Oklahoma with respect to Borrowers (the “________ Report”).  The ________ Report identifies no still effective financing statement covering any of the Collateral naming the Borrowers, as debtor filed in the UCC filing offices for the State of [___________] prior to [_____________], 2007 at [_______][a.m./p.m.].

(b)           [Please provide same opinion with respect to each jurisdiction where search conducted.]

19. The description of the UCC Collateral (except for tort claims arising after the date of this opinion) contained in the Oklahoma Financing Statement is legally sufficient under the laws of the State of Oklahoma for the purpose of subjecting such collateral to the lien of the Collateral Agent and the Lenders.

20. The provisions in the Loan Documents concerning interest, late fees, prepayment premiums, default rate of interest and other charges, including the methods of calculation and payment thereof, are not usurious under, or otherwise violative of, the laws of the State.

21. The express choice of law of the State of New York to govern the Loan Documents (excluding all of the real estate security documents listed in Schedule 4.01(a)(iii)) is enforceable and will be recognized by the courts in the State.  Notwithstanding the foregoing, if any such court did not give effect to such choice of laws provisions and held that the laws of the State governed the Loan Documents, each such Loan Document would constitute the valid, binding and enforceable obligation of the parties thereto (subject to the limitations set forth in clause (a) in section III herein).

22. A decision by a New York court to grant a money judgment would be respected by a state or federal court in the State.

23. The laws of the State does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against such debtor the obligations of such debtor.

24. None of the Loan Parties is:  (a) a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended; (b) subject to current regulation thereunder; or (c) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, subject to current regulation thereunder, or subject to any federal or state regulation limiting its ability to incur indebtedness for borrowed money or encumber its real or personal property assets.

November 6, 2007

III.  ASSUMPTIONS AND QUALIFICATIONS

The opinions expressed in Section II above are subject to the following assumptions and qualifications:

(a) The opinion set forth in Paragraph 5 of Section II above are subject to, and may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship, fraudulent conveyance, and other similar laws (including court decisions) now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the award of injunctive relief or other equitable remedies being in the discretion of the court to which application for such relief is made), regardless of whether enforceability of the applicable agreements is considered in a proceeding in equity or at law; and (iii) as they relate to certain remedial or procedural provisions of the applicable agreements, applicable federal and state laws (including court decisions, and including any delays in the enforcement of any such remedial provisions which may result therefrom), but such laws and court decisions do not, in my opinion, subject to the matters referred to in the preceding clauses (i) and (ii) interfere with the practical realization of the benefits purported to be provided by the remedial and procedural provisions of the applicable agreements.

(b) I have assumed that:  (i) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatories to such documents (other than the Loan Parties) have been duly authorized, and all signatures on each document (other than the Loan Parties) are genuine; (ii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; (iii) the conduct of the parties has complied with any requirement of good faith, fair dealing, and conscionability; and (iv) except with respect to the Transaction Documents, there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of any of the agreements or documentation on which I have opined.

(c) With respect to the opinion set forth in Paragraph 5 of Section II above other than with respect to the Loan Parties, I have assumed that each of the other parties to the Transaction Documents is duly organized and validly existing under the laws of the jurisdiction of its organization, with all requisite power and authority to enter into and perform its respective obligations under the Transaction Documents to which it is a party.  In each case, with respect to the opinion set forth in Paragraph 5 of Section II above other than with respect to the Loan Parties, I have assumed that each of the Transaction Documents:  (i) constitutes the legal, valid, and binding agreement of each other party

November 6, 2007

thereto, enforceable against each such other party thereto (subject to the qualifications set forth in paragraph (a) of this Section III); and (ii) has been duly and validly authorized, executed, and delivered by each other party thereto.

(d) With respect to the opinions set forth in Paragraphs 12 and 13 of Section II above, further filings under the UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of a financing statement as described herein), the perfection of the security interests of the Collateral Agent and the Lenders in the UCC Collateral, as follows:

(1) appropriate continuation filings to be made within the period of six months prior to the expiration of the five year anniversary date from the date of the original filing of the applicable financing statement;
(2) filings required to be made within four months of the change  of name, identity, or corporate structure of the debtor to the extent set forth in Sections 9-507 and 9-508 of the UCC;
(3) filings required to be made within four months after the respective debtor changes its location, to the extent set forth in Section 9-316 of the UCC; and
(4) filings required within one year after the transfer of collateral to a Person that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the UCC.

(e) With regard to the opinions expressed herein, I express no opinion:

(i) As to any federal securities or state blue sky laws, rules or regulations;
(ii) As to the enforceability of provisions in any of the Transaction Documents relating to waiver of rights to trial by jury;
(iii) The enforceability of any provisions which purport to restrict, limit or prevent access to legal or equitable remedies, which purport to waive any rights to notices or any other legal rights, or which purport to establish evidentiary standards;
(iv) The enforceability of any provisions relating to delay or omissions of the enforcement of rights or remedies, waiver or ratification of future acts, consent judgments, or marshalling of assets;
(v) Any federal or state environmental laws;

November 6, 2007

(vi) The creation or perfection of any security interest or lien in and to (A) any real property (or fixtures located thereon), (B) “farm products” (as defined in the UCC), (C) “timber”, “as-extracted collateral” (as described in UCC Section 9501(a)(1)), or (D)  other than as stated herein, intellectual property; provided, however, to my knowledge, the Collateral does not include any farm products or timber;
(vii) As to the solvency of the Parent or the Borrowers, individually or on a consolidated basis; or
(viii) As to any other matters not covered by the opinions set forth above in this letter.

(f) The phrase “to my knowledge” means actual knowledge.

(g) Provisions of the Transaction Documents which purport to indemnify any party against or release any party from, liability for any acts that are unenforceable to the extent such acts are determined to be unlawful, negligent, reckless or constitute willful misconduct.

(h) Without limitation of the opinion provided in Paragraph 20 in Section II above, the provisions at Section 11.09 of the Loan Agreement purporting to exculpate any party from any violation of usuary laws by the ipso facto reduction of interest in excess of the maximum rate, and/or the application of such excess interest to principal or return thereof to the Borrowers are unenforceable based on Oklahoma Preferred Finance & Loan Corporation v. Morrow, 497 P.2d 221 (1972).

(i) As to enforceability of that portion of the Transaction Documents that provide if any provisions of the Transaction Documents are determined to be illegal, invalid or unenforceable, the remaining provisions remains in full force and effect where any such provision is an essential part of the Transaction Documents, and the parties would not have entered into the documents absent such provision.

(j) The enforceability of the Transaction Documents is subject to the effect of principles of law regarding course of dealing and performed oral modification to the Transaction Documents.

(k) “State” means the State of Oklahoma.  “Applicable Laws” means those laws, rules, and regulations of the United States, the State of Oklahoma and the corporate laws of the State of Delaware.

(l) I express no opinion as to the laws of any jurisdiction other than the laws, rules and regulations of the United States, the State of Oklahoma and the corporate law of Delaware.

November 6, 2007

IV.  CONCLUSION

Except as set forth in the following sentence, this opinion is being furnished solely for the benefit of you and your successors and assigns, and your and their respective counsel, in connection with the transactions contemplated by the Loan Documents.  The Administrative Agent and the Collateral Agent, and their respective successors and assigns and each Lender (whether a party to the Loan Agreement on the date hereof or becoming a party in the future) may rely on this opinion to the same extent as if it were addressed and delivered to such person on the date hereof.  No other use of this opinion may be made without our approval.

Respectfully submitted,

David M. Shear
Senior Vice President and General Counsel

EXHIBIT A

Form of Oklahoma Financing Statements

EXHIBIT B

Form of Orix Filings

EXHIBIT C

Form of Foothill Filings

EXHIBIT D-[___]

[______________] Report

See attached.

[Please make cover sheet for each report.]

2

EXHIBIT J-2

November _, 2007

Вanс of America Leasing & Capital, LLC
Bank of America
МА5-100-32-01
100 Federal St.
Boston, МА 02110
Attn.: Annemarie L. Warren, VР
Group Operations Manager

The Lenders listed on Schedule 1.01(d) of the Term Loan Agreement

Re:
Term Loan Agreement (the “Loan Agreement”), dated as of November 2, 2007, by and among the Borrowers, Parent, Banc of America Leasing & Capital, LLC, as administrative agent (“Administrative Agent”), Banc of America Leasing & Capital, LLC, as collateral agent (“Collateral Agent”, and together with Administrative Agent, the “Agents”), and the various financial institutions and other institutional investors which are parties thereto from time to time, as Lenders (collectively, the “Lenders”, and together with the Administrative Agent and Collateral Agent, the “Lender Parties”).

Ladies and Gentlemen:

We are special counsel to the Agents in the State of Alabama (the “State”) in connection with the negotiation, execution and delivery of the Loan Agreement among Borrowers, Parent, the Agents and the Lenders listed on Schedule 1.01(d) thereof, and the other Loan Documents to be executed or delivered to the Agents or such Lenders by one or more of the Loan Parties, and the term loan facility made available thereunder (the “Loan”). This opinion is being furnished to you pursuant to Section 4.01(а)(viii) of the Loan Agreement. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Article I of the Loan Agreement.

In rendering this opinion, we have reviewed unexecuted forms of the following documents (collectively, the “Documents”):

1.  The Loan Agreement;

2. Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the “Alabama Mortgage”) from Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (the “Alabama Mortgagor”), as mortgagor, to the Collateral Agent, as mortgagee, encumbering certain real and personal property in Colbert County, Alabama (the “Property”);

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

3. Assignment of Leases and Rents and Subordination Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Cherokee Nitrogen Company, as lessee (the “Cherokee Lease Assignment”); and

4. Assignment of Leases and Rents, Subordination [AND NONDISTURBANCE] Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Airgas Specialty Products, Inc., as lessee; Assignment of Leases and Rents, Subordination [AND NONDISTURBANCE] Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Nelson Brothers, LLC, as lessee; Assignment of Leases and Rents, Subordination [AND NONDISTURBANCE] Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Austin Power Company, as lessee; and Assignment of Leases and Rents, Subordination and Nondisturbance Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Isbell Farms, as lessee (collectively, the “Third Party Lease Assignments”, and together with the Cherokee Lease Assignment, the “Lease Assignments”; the Lease Assignments and the Alabama Mortgage sometimes referred to herein as the “Alabama Security Documents”); and

5. Copies of Form UCC-l Financing Statements made by the Alabama Mortgagor, as debtor, in favor of Collateral Agent, as secured party, to be filed in the land records of Colbert County, Alabama (the “Local Filing”) or with the Secretary of State of Oklahoma (the “Central Filing”, and collectively with the Local Filing, the “Financing Statements”), as applicable.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records and have made such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Lender Parties, public officials and other appropriate persons, and on the representations and warranties as to matters of fact and on the covenants as to the application of proceeds contained in the Loan Documents.

We have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to the  Documents or otherwise (but have no actual knowledge of the inaccuracy or incompleteness of any of the same), and we assume, in giving this opinion, that none of such information, if any, contains any untrue statement of а material fact.

On the basis of the assumptions and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. You have asked our advice regarding whether any Lender is required to qualify to do business as а foreign entity in the State solely by virtue of its execution, delivery and performance of the Loan Documents to which it is а party, the making of the Loan and the recording by an independent third party of the Alabama Mortgage in the Probate Office of Colbert County, Alabama (collectively, the “Limited Alabama Contacts”). As used in this letter,

Banc of America Leasing & Capital, LLC
The Lenders listed on Schecule 1.01(d)
  of the Term Loan Agreement
November __, 2007

being а Lender in connection with the Loan means only the following activities (or any one or more of them) conducted nor or in such party’s offices and outside of the State: (а) collection of payments made under the Loan Documents, (b) administration of and disbursements of funds and payments under the Loan Documents, (с) providing and receiving written notices to and other communications using the United States mail or other instrumentalities of interstate commerce, (d) collecting and distributing operating and financial information related to the Loan Documents, (е) monitoring of compliance with the terms and conditions of the Loan Documents and (f) being а mortgagee and secured party under the Alabama Mortgage.

Article XII, Section 232, of the Alabama Constitution of 1901 (“Section 232”) provides that no foreign corporation shall do any business in the State without having at least one known place of business and an authorized agent or agents therein, and without filing with the Secretary of State of the State а certified copy of its articles of incorporation or association. Under Section 232, limited liability companies most likely would be regarded as corporations.

At least two early Alabama cases indicate that the predecessor to Section 232 independently disallowed а foreign corporation doing business in the State the power to enforce its contracts in the State if it was not qualified in the State at the time the relevant contracts were executed. See, Farrior v. New England Mortgage Security Со., 7 So. 200 (Ala. 1889); Dudley v. Collier, 6 So. 304 (Ala. 1888). Alabama Corporate Code Section 10-2В-15.02 provides: “All contracts or agreements made or entered into in this state by foreign corporations prior to obtaining а certificate of authority to transact business in this state shall be held void at the action of the foreign corporation or any person claiming through or under the foreign corporation by virtue of the contract or agreement.” If а Lender were deemed to be “doing business” in the State but had not qualified to do business in the State prior to the execution and delivery of the Loan Documents, such party or parties holding interests under it may not be able to enforce the Loan Documents in the State.

In Vines v. Romar Beach, Inc., 670 So. 2d 901 (Ala. 1995), the Alabama Supreme Court reiterated that “nonqualified foreign corporations are ‘prohibited from doing а single act of business in this state, if done in the exercise of its corporate function’ - - meaning, of course, the exercise of the function or business it was organized to do, and not а purely incidental and preparatory act.” Id. The Vines court concluded that а corporation that is doing business in the State who fails to qualify in the State on or before the date its contracts are executed may be precluded from enforcing such contracts in the State.

Because the activities that constitute “doing business” are not specifically defined by the constitution, statutes or cases of the State, а court’s “doing business” analysis depends upon the facts of each case and the outcome of any particular case is difficult to predict. You’re your permission, in addition to the other assumptions, qualifications and limitations set forth elsewhere in this letter, we have assumed the following in rendering the opinion expressed herein: (1) the Lenders have ongoing business activities unrelated to the Loan; (2) the Lenders do not have any offices, agents (other than the Collateral Agent acting as collateral agent), employees, properties or assets in the State have not conducted any solicitation or inducement in

Banc of America Leasing & Capital, LLC
The Lenders listed on Schecule 1.01(d)
  of the Term Loan Agreement
November __, 2007

the State with respect to the transaction and have not, are not and will not be exercising their primary corporate function within the State; (3) none of the Loan Documents have been executed or delivered in the State; (4) the negotiations resulting in the execution and delivery of the Loan Documents occurred outside the State or using means or instrumentalities of interstate commerce, and such negotiations were concluded outside the State; (5) the Loan Documents are to be performed and administered by the Lenders outside of the State; (6) the transactions contemplated by the Loan Documents are to be performed and administered by the Lenders outside the State; (7) the Lenders are not and will not be acting as fiduciary in the State under or in connection with the Loan Documents; (8) loan funds were not and are not to be disbursed in the State; (9) payments under the Loan Documents are to be received and credited outside of the State; (10) none of any Lender’s activities in connection with the Loan Documents will occur in the State; and (11) that the Lenders have and had no other contacts with and engaged in no other activities in the State. Thus, based upon the foregoing assumptions and although contrary arguments exist, it is our judgment that the Lenders should not be required to qualify to do business in the State solely by virtue of the Limited Alabama Contacts. However, if the Lenders intend to engage in other activities in the State, including, without limitation, activities constituting performance or enforcement of the Loan Documents in the State or relating to the operation, management, sale or other disposition of any of the collateral or property covered by the Loan Documents as а result of foreclosure, the exercise of any pre-foreclosure remedy or otherwise, the Lenders should obtain further advice regarding requirements for qualification to do business as а foreign entity in the State.

Further, you have asked our advice as to whether one Lender’s engaging in other activities in the State in addition to the Limited Alabama Contacts which would require that Lender to qualify to do business in the State, without first qualifying to do business as а foreign entity in the State, would preclude the Collateral Agent from enforcing the Loan Documents and foreclosing the Alabama Mortgage for and to the extent of the other Lenders’ interests. Based upon the foregoing, subject to the facts, assumptions and qualifications stated herein, and recognizing that we have found no reported State decision on this question, we believe that in а properly presented and argued case а court should conclude that one Lender’s transacting business in the State without first qualifying where required to do so will not preclude enforcement of the Loan Documents by the Collateral Agent for the other Lenders, to the extent of such other Lenders’ interests, under State law.

2. To the extent that the law of the State is applicable, each of the Alabama Security Documents constitutes the valid and binding obligations of the applicable Loan Parties, enforceable by the Collateral Agent against such Loan Parties in accordance with their respective  terms. This opinion Paragraph 2 as to enforceability of the Alabama Security Documents is also subject to the qualification that certain provisions contained in the Alabama Security Documents may not be enforceable, but such unenforceability will not render the Alabama Security Documents invalid as а whole or preclude (х) judicial enforcement of repayment, (y) acceleration of the Loan, or (z) foreclosure, in accordance with the procedures prescribed by applicable law, of the applicable Lender Parties’ rights, title and interests in and to the real property and fixture

Banc of American Leasing & Capital,LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

collateral, in the event of а material breach of а payment obligation or other material provisions of the Alabama Security Documents. The opinions expressed in this opinion Paragraph are governed by, and shall be interpreted in accordance with, the ACREL Statement of Policy on Mortgage Loan Enforceability Opinions (12/91).

3. (а) The Alabama Mortgage and the Lease Assignments (including the acknowledgments attached thereto) are in sufficient form for recording in the State pursuant to all generally applicable laws thereof, including all generally applicable recording, filing and registration statutes and regulations, and except as set forth hereinafter, no other or further or subsequent filing, re-filing, recording, or re-recording in the State of the Alabama Mortgage or any other instrument will be necessary to continue the perfection of the liens, mortgages and security interests created thereby. Other rules may apply in the event insolvency or bankruptcy proceedings are commenced by or against the debtor listed in the Alabama Mortgage. We call to your attention that Section 35-10-20 of the Code of Alabama provides that as to third parties without actual notice or knowledge to the contrary, the indebtedness secured by а mortgage covering real estate twenty years past due according to the original maturity date or some new date fixed by а duly recorded extension agreement, or, if the maturity date cannot be determined therefrom, then from the date of the mortgage, shall be conclusively presumed to have been paid.

(b) The form of the Alabama Mortgage (including but not limited to the description of the land attached hereto as Exhibit А, assuming its correctness and completeness) is sufficient to create (i) а valid mortgage lien on that portion of the mortgaged property thereunder which constitutes real property and (ii) а valid security interest on that portion of the mortgaged property thereunder which constitutes timber to be cut, as-extracted collateral, or fixtures located or to be located on such real property (all such real property, fixture and personal property collateral for the Alabama Mortgage referred to herein collectively as the “Collateral”), in each case of clauses (i) and (ii) above as security for the Secured Obligations (as defined in the Alabama Mortgage).

(c) Upon the due recording and proper indexing of the Alabama Mortgage in the land records (the “Land Records”) of the Office of the Judge of Probate of Colbert County, Alabama (the “Recording Office”), the Alabama Mortgage will provide constructive notice of the mortgage in favor of the Collateral Agent, as security for the Secured Obligations, in that portion of the mortgaged property referred to therein which constitutes real property located in the State and the Collateral Agent will have а valid and perfected security interest in the fixtures described therein.

4. The State has no existing statute of general application which denies to а real estate mortgagee any otherwise existing right to seek а judgment against the mortgagor for any remaining legally enforceable indebtedness owed by the mortgagor to the real estate mortgagee, after application to the outstanding indebtedness of the proceeds of, or credit resulting from, any foreclosure of the mortgage and sale of the mortgaged property conducted in accordance with applicable law. In addition, in the absence of special circumstances and any agreement to the

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

contrary, а mortgagee may sue for collection of the secured indebtedness and foreclose the mortgage in whatever order the mortgagee chooses. Further, Section 7-9А-604(а) of the Uniform Commercial Code of the State (the “Alabama UCC”) provides that where а security agreement covers both real and personal property, the secured party may proceed as to both the real and the personal property in accordance with the secured party’s rights and remedies in respect of the real property. Section 7-9А-604 does not address, and we express no opinion with respect to, whether а secured party may proceed against real estate and later proceed in а separate action against personal property.

5. The Financing Statements are in appropriate form for filing with the Recording Office and the Secretary of State of Oklahoma, as applicable, and upon filing will perfect, in favor of the Collateral Agent, а lien or liens upon the collateral described in each of the Financing Statements to the extent such lien or liens can be perfected by filing in the States of Alabama and Oklahoma in such offices, as applicable. We call to your attention to the fact that UCC Continuation Statements complying with the Alabama UCC and the Uniform Commercial Code of Oklahoma as now in effect, applicable, must be filed within the six (6) month period prior to the expiration of the five (5) year period dating from the date of the original filing of the Financing Statements and within the six (6) month period prior to the expiration of each subsequent five (5) year period after the date of the original filing of the Financing Statements. Other rules may apply in the event insolvency proceedings are commenced by or against the Loan Parties or any other debtor listed in the Financing Statements.

6. Neither the execution and delivery of the Loan Documents, nor the fulfillment of or the compliance with the provisions thereof, by Administrative Agent, Collateral Agent or the Lenders, will result in а violation of, or contravenes any law of the State known to us to be presently effective having applicability.

7. Except for the October 31, 2007 Mortgage Tax Order obtained from the Alabama Department of Revenue, and the recordation or filing of the Alabama Security Documents and the Local Filing in the Recording Office, no approval or other authorization of, or registration with, any court or governmental agency, commission or other authority of the State or any subdivision thereof is required for the due execution, delivery, filing, recordation and enforcement in the State of the Alabama Security Documents and the Local Filing, except for UCC continuation statements.

8. Assuming the Local Filing and the Lease Assignments are filed or recorded (as applicable) simultaneously with the Alabama Mortgage as additional security for the indebtedness secured thereby, the only taxes and governmental fees and charges payable in the State in connection with the execution, delivery and recording of the Alabama Mortgage and Lease Assignments in the State or the execution, delivery or filing of the Local Filing in the State are nominal filing or recording fees payable at the time of filing or recording of the Alabama Mortgage, the Lease Assignments and the Local Filing, and the mortgage recording privilege tax for the Alabama Mortgage. Section 40-22-2 of the Code of Alabama imposes а privilege tax in an amount equal to $0.15 per $100 (or fraction thereof) of the indebtedness secured by mortgages

Banc of America Leasing & Capital, LLC
The Lenders listed on Schefule 1.01(d)
  of the Term Loan Agreement
November __, 2007

and other financing instruments which are recorded in Land Records of the Recording Office. In order to avoid duplication of recording taxes, the Lease Assignments and Local Filing should: (i) contain а statement substantially as follows: “This instrument is filed as additional security for а mortgage recorded simultaneously herewith upon which the mortgage recording tax has been paid”; and (ii) be filed in the Recording Office at the same time as the Alabama Mortgage is filed in such office. No taxes are, under the generally applicable law of the State, required to be withheld or otherwise deducted from any amounts payable to the Lender Parties under the Loan Documents. Except as set forth in this opinion Paragraph 8, we express no opinion as to whether any taxes may or may not be due as а result of the transaction contemplated by the Loan Documents.

9. If the internal laws of the State were applicable thereto, the rates of interest under the Loan Documents would be governed by Section 8-8-5 of the Code of Alabama, which permits the parties to agree upon the interest rate to be charged (subject to principles of unconscionability and to the extent not deemed а penalty) for loans of $2,000 or more. Other than Section 8-8-5, no statute of the State establishes any usury limits applicable to the Loan Documents. The rates of interest to be charged and paid by the Borrowers under the Loan Documents are not usurious under State law.

10. Although State and federal courts exercise broad discretion in conflicts of law matters, if properly presented with the issue, а State court or а federal court in the State applying Alabama choice of law rules should enforce provisions of the Loan Documents designating New York law as the applicable or governing law for such documents except (i) to the extent the application of New York law would (а) contravene the public policy of the State; provided, subject to all assumptions, qualifications and exceptions set forth in this opinion, we know of no such public policy of State which would be so contravened or (b) be inconsistent with Section 301(c) of the Alabama UCC, and (н) we express no opinion with respect to which jurisdiction’s laws would govern (а) procedural matters, (b) the maximum amount of interest which may be charged or collected under the Loan Documents, (e) except as set forth in opinion paragraphs 2 and 3 above, the creation, perfection (and the effect of non-perfection) or priority of any mortgages, liens, pledges, assignments and security interests in property or interests in property, (d) except as set forth in opinion paragraphs 2 and 3 above, any foreclosure, sale, appointment of а receiver or other exercise of remedies, or (е) matters relating to the internal affairs of corporations, trusts, limited liability companies, partnerships or similar entities.

11. The State has no generally applicable law requiring any certification or notification to State or local governmental authorities as а result of а sale, conveyance, lease, mortgage of or foreclosure of а mortgage on real property located in the State. We call to your attention that the Collateral Agent will want to record the Alabama Mortgage in the Office of the Judge of Probate of the county in the State where the real property covered by the Alabama Mortgage is located.

Вanс of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
     of the Term Loan Agreement
November___, 2007

The foregoing opinions are qualified with and subject to the following exceptions:

(i) We express no opinion regarding any provision of any of the Loan Documents which purports (а) to permit any party to sell or otherwise dispose of any collateral subject thereto, or enforce any other remedy thereunder except in compliance with applicable law, or (b) to vary or change by agreement any provision of applicable law which may not, by the terms of applicable law, be varied or changed by agreement.

(ii) We express no opinion with respect to the title or other rights of the Loan Parties or any other person to any collateral or property covered by any of the Loan Documents. Except as set forth in opinion paragraphs 2, 3 and 5 above with respect to the Alabama Mortgage and the Financing Statements, we express no opinion regarding the creation or perfection (or the effect of non-perfection) of any security interest, mortgage, lien, assignment or pledge. Without limiting the foregoing, we express no opinion regarding any security interests arising or deemed to arise under any subordination or similar agreements or the consequences of failing to perfect any such security interests. We express no opinion regarding the priority of any security interest, mortgage, lien, assignment or pledge or regarding continuation of perfection or any manner in which а security interest, mortgage, lien, assignment or pledge or the perfection thereof may be lost, terminated or otherwise affected or the exercise of any rights or remedies which require the approval of or notification to any governmental authority. No opinion is expressed herein regarding any matter relating or pertaining to any security interest or the perfection of any security interest, any conflicting security interest (or the proper place to search for the same), assignment, mortgage, license, lien and/or pledge of, in or with respect to:

(a) any accounts or receivables that are or will be due from the United States, from any state of the United States, from any agency or department of the United States or of any state or from any other government or agency or department thereof;

(b) any property or interests in property excluded from Article 9А of the Alabama UCC under the provisions thereof (including, without limitation, Section 7-9А-109 of the Alabama UCC) or otherwise not governed by said Article 9А of the Alabama UCC or with respect to which creation or enforcement is governed by the laws (including the conflict of laws rules) of any state or jurisdiction other than the State (including, without limitation, the United States and/or any foreign country) or the perfection and effect of perfection or non-perfection is governed by the laws (including the conflict of laws rules) of any state or jurisdiction other than the States of Alabama and Oklahoma (including, without limitation, the United States and/or any foreign country);

(c) any property or interests in property including, without limitation, contracts, agreements or other instruments (or of any rights of the Loan Parties, or any other person thereunder) that contain provisions (or are subject to laws or decisions) that prohibit or impose conditions upon the granting of an assignment, security interest, pledge or similar transfer of such property, contracts, agreements or instruments (or the

Bancj of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

Loan Parties’ or any other person’s rights thereunder), except to the extent, if any, that such provisions are ineffective under Sections 7-9А-406, 7-9А-407, 7-9А-408, or 7-9А-409 of the Alabama UCC (to the extent applicable);

(d) any interest in property which is or will constitute or consist of fixtures, equipment or goods used in farming operations, perishable agricultural commodities or any inventory of food or other products derived therefrom, farm products, accounts or general intangibles arising from or relating to the sale of farm products by а farmer, crops growing or to be grown, sand, gravel, minerals, mining rights or the like (including oil and gas), or accounts resulting from the sale thereof, consumer goods, timber, timber to be cut, insurance policies or any proceeds thereof or rights thereunder, aircraft, vessels, money, cash or cash equivalents, chattel paper, uncertificated securities, documents, instruments, investment property, commercial tort claims, railroad equipment, patents, patent licenses, copyrights, copyright licenses, trademarks, trademark licenses, licenses, trade names, service marks, logos and the like, deposit accounts, beneficial interests in а trust or а decedent’s estate, letters of credit, letter of credit rights, supporting obligations, consigned goods, inventory and equipment which are not in the physical possession of the Borrowers [grantor of the relevant security interest] or which are the subject of any documents of title, instruments, accessions, products, or any property which is or is to be installed in or affixed to or become а part of а product or mass with other goods;

(e) proceeds of collateral except to the extent а continuously perfected security interest in such property exists under Section 7-9А-315 of the Alabama UCC; or

(f) any collateral transferred , disposed of or consumed in accordance with the terms of the Loan Documents or with the consent of the Lenders;

(g) any security interest granted by а “broker”, “securities intermediary” or “commodities intermediary” in investment property; or

(h) any property or interest in property acquired or arising after the commencement of а case under the United States Bankruptcy Code.

(iii) Except as set forth in opinion paragraph 3 above with respect to real property, and opinion paragraph 5 above with respect to personal property, we express no opinion regarding which jurisdiction’s laws govern the creation, perfection (and effect of perfection or nonperfection) or priority of any mortgages, liens, pledges, assignments and security interests under the Loan Documents or govern any foreclosure, sale, appointment of receiver or other exercise of remedies with respect to any other collateral.

(iv) We express no opinion regarding the perfection of any security interest, mortgage, assignment, lien, pledge or other rights in or with respect to (а) any automobiles, trucks or other motor vehicles or any mobile homes, manufactured homes or trailers, or (b) any other property subject to а certificate of title or other similar registration, recordation, filing or certification

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

(other than filing а financing statement under the Alabama UCC or Section 9-501 of the Uniform Commercial Code as currently in effect in Oklahoma).

(v) We express no opinion regarding any security interest that is or purports to be а security interest in а security interest.

(vi) In the ease of any instrument, chattel paper, account or general intangible that is itself secured by other property, we express no opinion with respect to Collateral Agent’s or any other person’s rights in and to such underlying property.

(vii) We express no opinion regarding the existence, adequacy, payment or receipt of consideration (all of which we assume for purposes of the opinions expressed herein).

(viii) We express no opinion with respect to any provision of any of the Loan Documents constituting or relating to (а) waivers; (b) the availability of “self help” remedies; (е) the occurrence of an event of default upon certain acts of bankruptcy, insolvency or receivership; (d) penalties or forfeitures; (е) unreasonable restraints on alienation or any restrictions rendered ineffective by Alabama UCC Sections 7-9А-404, 7-9А-405, or 7-9А-40б; (f) remedies for defaults under the Loan Documents which are determined by а court to arise nor the Loan Parties’ or any other person’s compliance with applicable law or which are determined by а court to be non-material or without substantial adverse effect upon the rights of any person or the ability of the Loan Parties to perform their material obligation; (g) subrogation; or (h) rights or remedies granted to any person which are in contravention of, or which modify such person’s standard of care, or the rights of the Loan Parties or any other person to receive notice or any other right prescribed by the Alabama UCC, as adopted and in effect nor time to time, or other applicable law.

(ix) We express no opinion regarding any provision of any of the Loan Documents (а) relating to indemnities, powers of attorney, releases nor liability, exculpation, severability, subordination (except as set forth in opinion paragraphs 2 and 3 above with respect to the Lease Assignments) or setoff, (b) which purports to restrict, or to deny effect to, oral amendments, consents, waivers, releases or similar defenses, (е) which permits, or purports to permit, any person to seek or obtain specific performance or to select or enforce multiple or inconsistent remedies, (d) specifying or indicating that а lender, creditor or other person may apply funds to indebtedness in its discretion or in such order as it may elect or providing for of funds to principal or charges prior to the application thereof to interest, (е) regarding the appointment or powers of, borrowings by or advances to а receiver or the operation of or the exercise of any rights with respect to any collateral prior to default and foreclosure or other disposition in accordance with applicable law, (f) providing for late chargers or an interest rate after а default greater than the rate applicable prior to such time or any provision which provides for interest on interest (including past due interest, fees and charges) or interest following judgment, (g) regarding the granting of rights and interests in property not yet in existence or which is not adequately described, (h) purporting to waive or establish trial by jury, venue, jurisdiction or standards for service of process, (i) regarding any consent to relief nor or waiver of the benefits

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

of а bankruptcy stay, (j) regarding marshalling of assets, (k) regarding the priority on distribution of any person’s assets, (1) which is in the nature of an “agreement to agree”, (m) purporting to render assignments or obligations absolute or unconditional, to permit а person to fail to comply with applicable law or to disclaim or restrict liability for actions taken in reliance upon advice of counsel or for negligence or other wrongful acts, (n) except as set forth in opinion paragraph 3(b) above regarding the sufficiency of the description of real estate, regarding the characterization of property as realty or personalty, (о) purporting to incorporate unrecorded documents or the terms thereof into recorded documents or the sufficiency or effect thereof, (р) regarding the effectiveness of the Alabama Mortgage as а financing statement or fixture filing, (q) regarding assumption or allocation of risks, (r) providing for the assignment of permits, licenses or other rights and approvals issued by governmental officials, boards or authorities, (s) except as set forth in opinion Paragraph 10 above, regarding conflict or choice of law, (t) purporting to prevent the merger of estates or interest in real property, (u) purporting to bind or encumber persons and/or the property of persons who are not parties to the Loan Documents, (v) purporting to indemnify or exculpate any party against the consequences of its own negligence, gross negligence, breach of contract, recklessness, willful misconduct, fraud or illegal conduct, (w) except as set forth in opinion Paragraph 9 above, regarding usury or rules of construction, usage or interpretation, (х) regarding а party’s right to collect а deficiency judgment except in compliance with applicable law, or (у) as they relate to the effect of course of dealing, course of performance or the like that could modify the terms of an agreement or the respective rights or obligations of the parties under such agreement.

(x) We express no opinion regarding, and our opinions expressed herein are subject to, the “Blue Sky” and securities laws, rules and regulations of the State and of the United States.

(xi) We express no opinion regarding, and our opinions expressed herein are subject to limitations and restrictions contained in the Loan Documents on rights and remedies and the effects thereof, and the applicability and effect of the tax laws, rules and regulations of the State.

(xii) We express no opinion regarding any arbitration, mediation or alternative dispute resolution provisions of any of the Loan Documents.

(xiii) We express no opinion as to the validity or enforceability of any security interests under the Loan Documents as security for any present or future liabilities or obligations that are determined, in the case of liabilities or obligations created in the future, not to constitute “future advances” within the meaning of Section 7-9А-204 of the Alabama UCC, or which are determined not to have been within the contemplation of the parties at the time the Loan Documents were executed, or which are determined not to be of the same character or class as the liabilities and obligations created under the Loan Documents.

(xiv) We express no opinion as to the effect of the terms present in the Loan Documents to the extent that such terms used therein are defined in any other documents, or to the extent that any other document may modify or affect the terms of the Loan Documents.

Banc of Anerica Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreenent
November __, 2007

(xv) We express no opinion whether an unrecorded document that is incorporated by reference in а recorded document has the effect of according the referenced document the status of а recorded document or providing record notice of the contents of such referenced document; however, we are not aware of any requirement that any of the Loan Documents other than the Alabama Security Documents and the Financing Statements be recorded or filed.

(xvi) We express no opinion as to any provision providing for the payment of interest at the “highest lawful rate” or similar language.

(xvii) The Loan Documents and foregoing opinions are subject to (а) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, general assignment for the benefit of creditors laws and similar laws of general application affecting the rights and remedies of creditors and secured parties, equitable principles and the discretion of any court before which any proceeding relating thereto may be brought; (b) standards of good faith, conscionability, fair dealing and reasonableness; and (с) the discretion of а court or other body to limit or restrict the enforcement of the Loan Documents, or certain provisions thereof, on the basis of public policy.

(xviii) Except for our opinion in opinion Paragraph 5 above, opinions expressed herein are limited to the generally applicable laws of the State, and, where applicable, federal laws of the United States (with respect to federal laws, our opinion is limited to laws that, in our experience, are normally applicable to transactions of the type contemplated by this opinion letter). Our opinion in opinion Paragraph 5 above with respect to the laws of the State of Oklahoma is based solely upon а review of Sections 9-301, 9-307, 9-308, 9-310, 9-312, 9-501, 9502,9-503,9-504 and 9-509 of the Uniform Commercial Code as currently in effect in such state and excludes review of any official state commentary, state filing office rules, or judicial or administrative decisions interpreting these sections or any other review. We express no opinion as to the laws of any other jurisdiction, including the laws of the United States. We express no opinion as to the laws of any county, municipality or other political subdivision of the State or any other state.

The foregoing opinions are rendered on the basis of and qualified by the following assumptions:

(i) We have assumed, without investigation: (а) the genuineness of all documents, instruments and certificates and the signatures thereon not signed in our presence; (b) that where а document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where а number of drafts of а document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (с) the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies; (d) that the representations and warranties of all parties contained in the Loan Documents and all certificates of governmental officials and officers of the Loan Parties are true and correct as to factual matters on the date hereof; (е) the due authorization, execution and delivery of the Loan Documents by the parties thereto and beneficiaries thereof;

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of theTerm Loan Agreement
November __, 2007

(f) with respect to each of the Loan Documents that designates New York law as the governing law, each of such documents constitutes the valid, legal and binding obligation of the parties thereto enforceable against each such party in accordance with the terms thereof under the laws of such jurisdiction; (g) that the choice of law in the Loan Documents is not for the purpose of evading the usury or similar laws of any jurisdiction; and (h) that, with respect to the Loan Documents and all other documents examined by us in connection with this opinion, all parties have requisite power and authority to enter into and perform all obligations thereunder. To the extent that this opinion relates to or depends upon the legal, valid and binding character of any document as to any party which executed such document, or to the enforceability of any such document by or against any party which executed such document, we have assumed the due authorization, execution and delivery of such document by such party, the legality, validity and binding nature of the document as to such party, the enforceability of such document against such party and that no party to the Loan Documents has taken, will take or has failed or will fail to take any action which could create а defense to the enforcement of the Loan Documents by or against such parties or beneficiaries.

(ii) We have assumed that each of the parties to and each of the beneficiaries of the Loan Documents is duly and validly organized, existing and except to the extent of our opinion in opinion Paragraph 1 above, qualified to do business and in good standing under the laws of the jurisdiction of their organization, in the State and in all other jurisdictions where they are doing business and have all requisite power and authority to perform their obligations and agreements under the Loan Documents and to enforce their rights and privileges under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

(iii) We have assumed that each party to and beneficiary of the Loan Documents has and will comply with all terms and conditions of the Loan Documents.

(iv) We have assumed that any mortgages, security interests, pledges, assignments, liens and the like purporting to arise under the Loan Documents (other than the Alabama Security Documents) are valid and effective under, have attached and are perfected under the laws of all jurisdictions applicable thereto.

(v) We have assumed that the Loan Parties and any other debtors now have, or, with respect to any after-acquired assets, properties, rights and interests, will have , rights in the collateral and other assets, properties, rights and interests subject to, or purportedly subject to, any mortgage, security interest, assignment, lien, pledge or similar interest under the Loan Documents (including all rights in such assets, properties, rights and interests purported to be held thereby), and all such collateral and other property exist and are correctly and adequately described in the applicable Loan Documents. We have assumed further that all real property and fixtures constituting collateral under the Alabama Mortgage are and will be located at all times entirely in Colbert County, Alabama as indicated in the Loan Documents and that all fixtures constituting collateral are located on the land described in the Alabama Mortgage.

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

(vi) We have assumed that the addresses for the Loan Parties appearing on the Financing Statements constitute correct and complete mailing addresses for the Loan Parties, and the addresses for the Lender Parties appearing on the Financing Statements constitute correct and complete addresses for the Lender Parties from which information concerning the security interests evidenced thereunder may be obtained.

(vii) We have assumed that the Lender Parties has given value under and in connection with the Loan Documents.

(viii) We have assumed that there has not been any breach of fiduciary duty, mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of any of the Loan Documents with respect to the transactions contemplated thereby.

(ix) We have assumed that all documents and agreements incorporated in the Alabama Mortgage by reference are valid, legal and binding obligations of the parties thereto enforceable in accordance with their terms.

(x) We have assumed that the Collateral Agent has not acted in а manner inconsistent with any security interest granted under the Loan Documents and has not released, modified or terminated any such security interest, and there exists no agreement postponing the time of attachment of any such security interest.

(xi) We have assumed that no bankruptcy or insolvency proceeding is pending by or against any of the parties to the Loan Documents.

(xii) We have assumed that the proceeds of the Loan have been and will be used for business or commercial purposes and not for personal, family, household or agricultural purposes.

(xiii) We have assumed that the execution, delivery and performance of the Loan Documents by the parties thereto do not contravene, or constitute а default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument which is binding upon any of such parties.

(xiv) We have assumed that none of the parties to the Loan Documents is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xv)  We have assumed that the execution, delivery and performance of the Loan Documents by the parties thereto will not violate the charter or articles of incorporation or bylaws or other organizational documents of any such parties.

(xvi) We have assumed that each of the Loan Parties has the right to convey the interests in the collateral and mortgaged property that it purports to convey.

Banc of America Leasing & Capital, LLC
The Lenders listed on Schedule 1.01(d)
  of the Term Loan Agreement
November __, 2007

(xvii) We have assumed that there are no instruments or agreements oral or written by or between the parties with reference to the transactions contemplated by the Loan Document which conflict with or purport to override, modify or amend any of the Loan Documents and there has been no waiver of any of the provisions of the Loan Documents by actions or conduct of the parties or otherwise.

(xviii) We assume, without investigation or inquiry, that the execution, delivery and performance of the Loan Documents and the consummation of the transactions evidenced or secured thereby (а) do not require any consent, authorization, approval or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any rules or regulations promulgated in connection therewith, and (b) are not prohibited by and do not require any consent, authorization, approval or filing pursuant to the Investment Company Act of 1940, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations promulgated in connection with any of the foregoing.

Whenever а statement herein is qualified by the phrase “to the best of our knowledge” or а similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions described herein do not have an actual knowledge of the material inaccuracy of such statement; however, unless otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Administrative Agent.

This opinion may be relied upon by the Administrative Agent and the Collateral Agent, and their respective successors and assigns and each Lender (whether а party to the Loan Agreement on the date hereof or becoming а party in the future), in connection with the transactions contemplated by the Loan Documents. This opinion may not be relied upon in any manner for any other purpose, or quoted from or otherwise referenced to in any document or report and may not be furnished to or relied upon by any other person or entity or in any other opinion of any other persons, including any counsel or accountant, for any purpose, without our prior written consent. This opinion is an expression of professional judgment regarding the legal matters addressed and not а guaranty that а court will reach any particular result. This opinion is limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. This opinion is as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the facts, circumstances or law which may hereafter occur.

Very truly yours,
BALCH & BINGHAM LLP

By  ___________________

EXHIBIT J-3

FRIDAY ELDREDGE & CLARK

HERSCHEL H. FRIDAY (1922-1994)	KEVIN A. CRASS, P.A.		ELLEN OWENS SMITH, P.A.	SETH M. HAINES
BRYON M. EISEMAN, JR., P.A.	WILLIAM A. WADDELL, JR., P.A.	ATTORNEYS AT LAW	JASON B. HENDREN, P.A.	ERIN R. CULLUM
JAMES A. BUTTRY, P.A.	SCOTT J. LANCASTER, P.A.	A LIMITED LIABILITY PARTNERSHIP	BRUCE B. TIDWELL, P.A.	KRISTOPHER B. KNOX
FREDERICK S. URSERY, P.A.	ROBERT B. BEACH, JR., P.A.	www.fridayfirm.com	JOSEPH P. MCKAY, P.A.	KATHRYN A. KIRKPATRICK
JAMES C. CLARK, JR., P.A.	J. LEE BROWN, P.A.	__________	ALEXANDRA A. IFRAH, P.A.	J. ADAM WELLS
THOMAS P. LEGGETT, P.A.	JAMES C. BAKER, JR., P.A.		JAY T. TAYLOR, P.A.	LAURA I. ASBURY
JOHN DEWEY WATSON, P.A.	HARRY A. LIGHT. P.A.	400 WEST CAPITOL AVENUE, SUITE 2000	MARTIN A. KASTEN, P.A.	RAGENEA K. THOMPSON
PAUL R. BENHAM, P.A.	SCOTT H. TUCKER, P.A.	LITTLE ROCK, ARKANSAS 72201-3522	BRYAN W. DUKE, P.A.	REBECCA B. HAWBLITZEL
LARRY W. BURKS, P.A.	GUY ALTON WADE, P.A.	TELEPHONE 501-376-2011	JOSEPH G. NICHOLS, P.A.	WILLIAM E. FOSTER
A. WYCKLIFF NISERT, JR., P.A.	PRICE C. GARDNER, P.A.	FAX 501-376-2147	ROBERT T. SMITH, P.A.	MICHAEL B. CHILDERS
JAMES EDWARD HARRIS, P.A.	TONIA P. JONES, P.A.	_________	RYAN A. BOWMAN, P.A.	C. AARON HOLT
JAMES M. SIMPSON, P.A.	DAVID D. WILSON, P.A.		TIMOTHY C. EZELL, P.A.	BETH C. KEARNEY
JAMES M. SAXTON, P.A.	JEFFREY H. MOORE, P.A.	3425 NORTH FUTRALL DRIVE, SUITE 103	T. MICHELLE ATOR, P.A.	BRADLEY S. RUNYON
J. SHEPHERD RUSSELL III, P.A.	DAVID M. GRAF, P.A.	FAYETTEVILLE, ARKANSAS 72703-4811	SARAH M. COTTON	JOSHUA M. OSBORNE
DONALD H. BACON, P.A.	CARLA GUNNELS SPAINHOUR, P.A.	TELEPHONE 479-695-2147	ALAN G. BRYAN	REJENA SAULSBERRY
WILLIAM THOMAS BAXTER, P.A.	R. CHRISTOPHER LAWSON, P.A.	____________	LINDSEY MITCHAM LORENCE	DAVID E. CHOATE
JOSEPH B. HURST, JR., P.A.	BETTY J. HARDY, P.A.		KHAYYAM M. EDDINGS	JAMES L. PHILLIPS
ELIZABETH ROBBEN MURRAY, P.A.	LYNDA M. JOHNSON, P.A.	599 HORSEBARN ROAD, SUITE 101	STEVEN L. BROOKS
CHRISTOPHER HELLER, P.A.	JAMES W. SMITH, P.A.	ROGERS, ARKANSAS 72758	H. WAYNE YOUNG, JR.
LAURA HENSLEY SMITH, P.A.	CLIFFORD W. PLUNKETT, P.A.	TELEPHONE 479-695-2011	JAMIE HUFFMAN JONES	OF COUNSEL
ROBERT S SHAFER, P.A.	DANIEL L. HERRINGOTN. P.A.	FAX 479-845-4363	KIMBERLY D. YOUNG	WILLIAM H. SUTTON, P.A.
WILLIAM M. GRIFFIN III, P.A.	J. MICHAEL PICKENS, P.A.		JASON N. BRAMLET	WILLIAM L. TERRY
MICHAEL S. MOORE, P.A.	K. COLEMAN WESTBROOK, JR., P.A.		BRIAN C. SMITH	WILLIAM L. PATTON, JR.
WALTER M. EBEL III, P.A.	ALLISON J. CORNWELL, P.A.		D. MICHAEL MOYERS	H.T. LARZELERE, P.A.
OSCAR E. DAVID, JR., P.A.
MARVIN L. CHILDERS

November ____, 2007

Bank of America Leasing & Capital, LLC, as
Administrative Agent and Collateral Agent
MA5-100-32-01
100 Federal Street
Boston, Massachusetts 02110
and the Lenders listed on Schedule 1 hereto

Re: Term Loan Agreement (the “Loan Agreement”), dated as of October 31, 2007, by and among the Borrowers, Parent, Administrative Agent, Collateral Agent and the various financial institutions and other institutional investors which are parties thereto from time to time, as Lenders.

Ladies and Gentlemen:

We have acted as special counsel to the Agents and the Lenders in the State of Arkansas (the “State”) in conjunction with the loan transaction that is the subject of the Loan Agreement.

In connection with this opinion, we have examined execution copies of the following loan documents and instruments (collectively, the “Documents”):

1. Loan Agreement;

2. Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing Statement (the “Arkansas Mortgage”) made by Northwest Financial Corporation, an Oklahoma corporation, one of the listed Borrowers in the Loan Agreement (“Mortgagor”) in favor of Collateral Agent, with respect to a first mortgage lien on certain real property and improvements

November __, 2007

located in Union County, Arkansas, and being more particularly defined therein (the “Mortgaged Property”);

3. an Assignment and Subordination of Leases made by Northwest Financial Corporation, an Oklahoma corporation, one of the listed Borrowers in the Loan Agreement in favor of Collateral Agent, with respect to certain third-party leases affecting all or portions of the Mortgaged Property (the “Third Party Assignment and Subordination of Leases”) and an Assignment and Subordination of Leases made by Northwest Financial Corporation, an Oklahoma corporation, one of the listed Borrowers in the Loan Agreement in favor of Collateral Agent, with respect to certain intra-company leases affecting all or portions of the Mortgaged Property (the “Intra-Company Assignment and Subordination of Leases”) (the Third Party Assignment and Subordination of Leases and Intra-Company Assignment and Subordination of Leases are collectively referred to hereinafter as the “Assignment of Leases”) (the Arkansas Mortgage and the Assignment of Leases sometimes being collectively referred to hereinafter as the “Security Documents”); and

4. The UCC-l Financing Statement and UCC-l Addendum to be filed together in the Recorder’s Office (as such term is defined hereinafter) as a fixture filing (collectively, the “UCC Financing Statement”).

This opinion is being furnished to you pursuant to Section 4.01(a)(viii) of the Loan Agreement. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Article I of the Loan Agreement.

In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

(a) Each of the parties to the Documents has duly and validly executed and delivered each instrument, document, and agreement to be executed in connection with the credit facility that is the subject of the Loan Agreement (the “Loan”) to which such party is a signatory, and, except as to matters of State law regarding which we opine as set forth below, such party’s obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

(b) Each person executing any of the Documents, whether individually or on behalf of an entity, is duly authorized to do so.

(c) Each natural person executing any of the Documents is legally competent to do so.

(d) All signatures on the Documents are genuine.

(e) All Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies conform to the original document, and all public records reviewed are accurate and complete.

November __, 2007

(f) The Documents executed by Administrative Agent, Collateral Agent, Lenders, Borrowers, and the other parties thereto, as applicable, are identical to the unexecuted copies of such documents provided to us for review.

(g) The Mortgagor under the Arkansas Mortgage has good, fee simple title to the Mortgaged Property set forth therein.

(h) All recording fees required to be paid in connection with the recording of the Arkansas Mortgage, the Assignment of Subordination of Leases, and the UCC Financing Statement have been paid.

(i) The Lenders have given value in connection with the Documents, and there is actual consideration given and received for the making of the Arkansas Mortgage by the Mortgagor identified therein.

The opinions below are limited to the laws, rules and regulations of the State and of the United States.

Based upon the foregoing, we are of the opinion that:

1. The Lenders are not required under the laws of the State to qualify as a foreign corporation or otherwise qualify in the State or to file a designation for service of process or similar type of filing in the State solely as a result of their execution, delivery and performance of the Documents to which they are a party.

2. Each of the Arkansas Mortgage and Assignment and Subordination of Leases constitute the legal, valid and binding obligation of the parties thereto enforceable against each such party in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general equitable principles.

3. Each of the Arkansas Mortgage and Assignment and Subordination of Leases is in proper from for recording in the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas (the “Recording Office”).

4. The Arkansas Mortgage is in form sufficient under the laws of the State to create valid liens or security interests in favor of the Collateral Agent in the Collateral described therein which constitutes real property or fixtures thereto, and, when recorded with the Recording Office, will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the lien of the Collateral Agent in the Collateral described therein which constitutes real property or fixtures thereto. The Arkansas Mortgage provides the Collateral Agent with all mortgage remedies customarily obtained by mortgage lenders in the State in connection with the type of loan and security provided for by the Arkansas Mortgage. The foreclosure of the Arkansas Mortgage would not restrict, affect or impair the liability of any of the Loan Parties with respect to the obligations secured thereby or by the other Collateral

November __, 2007

Documents or the rights or remedies of the Collateral Agent with respect to the foreclosure or enforcement of any other security interests or liens securing such obligations to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

5. The Laws of the State do not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against such debtor the obligations of such debtor.

6. The UCC Financing Statement which is to be recorded or filed within the State, the form of which is attached hereto, is in form sufficient under the laws of the State for filing or recording in the Recorder’s Office as a fixture filing, and when recorded with the Recorder’s Office will have been filed or recorded in all public offices in the State in which such filing or recording is necessary as a fixture filing to perfect the interests of the Secured Parties in the Collateral described therein which constitutes fixtures, as-extracted collateral, or timber to be cut, to the extent the same can be perfected by filing or recording in the State in such Recorder’s Office.

7. Neither the execution and delivery of the Documents, nor the fulfillment of or the compliance with the provisions thereof, by Administrative Agent, Collateral Agent or the Lenders, will result in a violation of, or contravenes any Laws of the State. Other than as specifically set forth herein in Paragraph 10 hereinbelow, we do not opine on the application of the usury laws of the State of Arkansas to the transaction that is the subject of the Loan Agreement.

8. Except for the filings and recordings described above, no approval, consent, or withholding of objection on the part of, or filing or registration with, any Governmental Authority is required to be made or taken in the State to establish, protect and preserve title to, interests in, liens on and security interests in the Collateral constituting real property, fixtures, timber to be cut, or as-extracted collateral, as contemplated by the Documents, except for UCC continuation statements.

9. Except for nominal filing or recording fees payable at the time of filing or recording of the Arkansas Mortgage, the Assignment and Subordination of Leases, and the UCC Financing Statement, no taxes, fees or other charges imposed by the State, Union County, Arkansas, or any other local governmental entity are payable by the Administrative Agent, the Collateral Agent, or the Lenders solely as a result of the execution, delivery, performance, recordation or filing (where applicable) of the Arkansas mortgage, Assignment and Subordination of Lease, and UCC Financing Statement delivered in connection with the transactions contemplated thereby.

10. Commercial loans subject to Arkansas law are subject to a usury cap found in the Arkansas Constitution at Article 19, Section 13(a)(i), and A.C.A. Section 4-57-104, which provides, along with further interpretation through Arkansas case law and Arkansas Attorney General Opinions, that a lender may not charge more than five percent (5%) over the Primary Credit Rate at the time of the contract. As of October 31, 2007, at 10:30 am COT, the overall

November __, 2007

maximum rate of interest legally chargeable per Arkansas law is 10.25% per annum.   Per Arkansas law, certain fees charged by a lender and other charges which are income to a lender in connection with the making of a commercial loan are also deemed interest for purposes of determining the overall interest rate applicable to the commercial loan, especially fees charged by a lender that are not directly reimbursable to an unrelated third party for a particular service provided by said unrelated third party related to the commercial loan.  A loan origination fee which is deemed interest may be spread over the life of the loan at issue for purposes of determining its application to the overall rate of interest charged by a lender. Assuming the Loan is made as of October 31, 2007 at 10:30 am CDT and assuming that the overall rate of interest applicable to the Loan does not exceed 10.25%, the Loan is not usurious under Arkansas law.

11. Based solely on our reliance on telephone conversations with representatives of the Office of the Mayor of the City of El Dorado, Arkansas and the Office of the County Judge of Union County, Arkansas, and that certain written zoning letter from the County Judge of Union County, Arkansas dated as of October 30,2007, we believe that (i) the Mortgaged Property lies outside of the city limits of the City of El Dorado, Arkansas and outside of the zoning jurisdiction of the City of El Dorado, Arkansas, and (2) there are no Union County, Arkansas zoning laws applicable to the Mortgaged Property.

12. Arkansas has adopted the Uniform Enforcement of Foreign Judgments Act, found at A.C.A. Section 16-66-601, et seq. (the “UEFJA”). Assuming compliance with the UEFJA, a judgment rendered by a New York court with proper jurisdiction over the subject matter thereof, with respect to the Loan, will be treated in Arkansas in the same manner as a judgment rendered by a court in the State of Arkansas.

In addition to the assumptions set forth above, the opinions set forth above are also subject to the following qualifications:

(a) We are licensed to practice law only in the State and do not hold ourselves out to be experts on the laws of any state other than the State. Our opinions are limited to the laws of the State.

(b) The foregoing opinion as to enforceability does not pass upon any questions of enforceability that may arise under securities or antitrust laws of the State, any other states, or the United States of America.

(c) We express no opinion with respect to title to any of the Mortgaged Property, but we assume with your consent that the Mortgagor in the Mortgage is the owner of such Mortgaged Property. We express no opinion as to the accuracy of any descriptions of the Mortgaged Property contained in the Arkansas Mortgage or any of the Documents.

(d) We express no opinion with respect to the relative priority of the liens or security interests created by any of the Documents. We understand that, with respect to the real property, you are relying upon a mortgagee’s title insurance policy insuring your lien on

November __, 2007

such property, and, with respect to the personal property, you are relying on UCC searches provided by the applicable filing offices.

(e) In the event of conflicts among the Documents, we express no opinion as to which provision shall prevail.

(f) We express no opinion as to the validity or enforceability of any provisions in any of the Documents to the extent that such provisions purport to waive any requirement of diligent performance or other care on the part of the Administrative Agent, Collateral Agent or Lenders with respect to the recognition or preservation of the rights of the Borrowers to or interest in any property subject to the lien or security interest granted by the Documents.

(g) We express no opinion as to the validity or enforceability of (a) any remedies which any of the Documents purport to grant the Administrative Agent, Collateral Agent or Lenders with respect to the seizure or disposition of the personal property to the extent that such remedies are not specifically provided to a secured party under the applicable State Uniform Commercial Code, or (b) remedies (excluding the power of sale provisions set forth in the Security Instrument) which any of the Documents purport to grant to the Lenders with respect to the seizure or disposition of the real property to the extent that such remedies are not specifically provided for by the laws of the State.

(h) We express no opinion as to the validity or enforceability of any provision of the Documents which permits the Lenders, in the event of acceleration upon delinquency or default, to increase the rate of interest or to collect a late charge or prepayment penalty or premium.

(i) We express no opinion as to the validity or enforceability of any powers of attorney granted or assigned in the Documents to the extent that the grant or assignment of such powers of attorney does not comply with the requirements of A.C.A. Sections 1812-501 and 21-6-306, and other applicable laws of the State.

(j) We note that in order for the Administrative Agent, Collateral Agent or Lenders to obtain the appointment of a receiver, they must comply with the requirements of A.C.A. Section 16-117-208, and Arkansas Rule of Civil Procedure 66, and other applicable laws of the State.

(k) We express no opinion as to the effect of future course of dealings, course of performance or the like, in modifying the terms of any of the Documents or the respective obligations of the Borrowers, any guarantors and the Administrative Agent, Collateral Agent or Lenders under the Documents, and we note that the validity or enforceability of provisions permitting modifications of an agreement only in writing may be limited by the parties’ future course of dealings, course of performance and the like.

November __, 2007

(l) We express no opinion as to the validity or enforceability of waivers or advance consents that have the effect of waiving marshaling of assets or similar requirements or defenses, or in certain cases notices.

(m) We express no opinion as to the obligation of any guarantors to pay the outstanding principal balance of the obligations comprising the Loan and observe the covenants under the Documents in the event that the time for payment for said obligations is extended, a party is released from liability, a Document is renewed, the terms of payment under the Documents are modified, any security under the Documents is released or the terms of the Documents and security therefor are made subject to a subordination agreement without the prior consent of any guarantors to such modifications, amendments, releases or subordinations.

(n) We express no opinion with respect to the enforceability of the severability provisions contained in the Documents to the extent that any provision affected by the severability provision is material to the essence of the agreements set forth in the Documents.

(o) We express no opinion as to the validity or enforceability of any provisions in the Documents concerning environmental indemnification to the extent that the same are unenforceable under Federal or state environmental laws, ordinances or regulations.

(p) We express no opinion with respect to the validity or enforceability of provisions in the Documents which provide that the Lenders is not liable for its acts or omission or for any acts or omissions, servants, employees or attorneys, including but not limited to negligence.

The opinions set forth herein are expressed as of the date hereof, and we assume no obligations to update or supplement these opinions to reflect any facts that may hereafter come to our attention or any changes in law that may hereafter occur. The opinions set forth herein are limited to matters expressly set forth herein, and no opinion is to be inferred or implied beyond the matters expressly so stated.

Except as set forth in the following sentence, this opinion is being furnished solely for the benefit of you and your successors and assigns, and your and their respective counsel, in connection with the transactions contemplated by the Documents. The Administrative Agent and the Collateral Agent, and their respective successors and assigns and each Lender (whether a party to the Loan Agreement on the date hereof or becoming a party in the future) may rely on this opinion to the same extent as if it were addressed and delivered to such person on the date hereof. No other use of this opinion may be made without our approval. Our opinions represent our reason and judgment as to certain matters of law based upon facts presented or presumed and are not and should not be considered or construed as a guaranty. The liability of FRIDAY, ELDREDGE & CLARK, LLP is limited to the fullest extent possible under Act 661 of 1987.

Sincerely,

November __, 2007

FRIDAY, ELDREDGE & CLARK, LLP

EXHIBIT K

INTER-LENDER AGREEMENT

THIS INTER-LENDER AGREEMENT (this “Agreement”) dated as of November 5, 2007 between WELLS FARGO FOOTHILL, INC. (“Foothill”), a California corporation, and BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company, in its capacity as collateral agent (in such capacity, the “Term Agent”) under that certain Term Loan Agreement (herein defined).

W I T N E S S E T H:

WHEREAS, pursuant to a Term Loan Agreement dated as of November 2, 2007 (the “Term Loan Agreement”), by and among LSB Industries, Inc. (“Parent”), ThermaClime, Inc. (“ThermaClime”), and certain of ThermaClime’s subsidiaries, and one affiliate of ThermaClime that is also a subsidiary of Parent (the subsidiaries and affiliate of ThermaClime, together with ThermaClime, each a “Term Loan Borrower” and collectively, the “Term Loan Borrowers”), the lenders party thereto (the “Term Loan Lenders”), the Term Agent, Bank of Utah as payment agent, and Banc of America Leasing & Capital LLC as administrative agent, the Term Loan Lenders will make loans to the Term Loan Borrowers;

WHEREAS, to secure the obligations due under the Term Loan Agreement by the Term Loan Borrowers, the Term Loan Borrowers have granted to the Term Agent liens on and security interests in certain personal and real property (the “Term Collateral”), including, but not limited to, mortgages listed on Schedule 1 hereto (the “Mortgages”), covering the real property located at the respective addresses set forth on Exhibit A-1 and Exhibit A-2 attached hereto, as more fully described in Exhibit B-1 and Exhibit B-2 attached hereto and made a part hereof (the “Premises”);

WHEREAS, reference is hereby made to that certain Amended and Restated Loan and Security Agreement (the “Revolving Loan Agreement”), dated as of November 5, 2007, by and among Parent, ThermaClime and certain of its subsidiaries (together with Parent and ThermaClime, the “Loan Parties”), the persons from time to time party thereto as lenders (the “Revolver Lenders”), Foothill, as administrative agent for the Lenders (in such capacity, the “Revolver Agent”);

WHEREAS, pursuant to the Revolving Loan Agreement, the Loan Parties have granted to Revolver Agent a security interest in certain of their present and future personal property (as more fully described therein), wherever located, excluding equipment but including their inventory located on a Premises (the “Revolver Collateral”), to secure the Loan Parties’ obligations under or in connection with the Revolving Loan Agreement;

WHEREAS, the Revolver Agent and the Term Agent desire to establish certain procedures and confirm certain rights relating to Revolver Agents’ access to a portion of the Term Collateral in order for Revolver Agent to dispose of the Revolver Collateral; and

WHEREAS, the execution and delivery of this Agreement is a condition to providing loans and extensions of credit pursuant to the Revolving Loan Agreement and the Term Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which consideration is hereby acknowledged by each party, and intending to be legally bound, each party hereto hereby agrees as follows:

Section 1. DEFINED TERMS.

(a) As used herein, the following terms have the following respective meanings:

“Accounts Receivable” means all the Loan Parties’ rights to payment for the sale of Inventory or rendition of services, whether or not earned by performance, now existing or hereafter arising prior to the Trigger Date or arising out of the sale of Applicable Inventory before or after the Revolver Trigger Date and which is part of the Revolver Collateral.

“Agents” means the Revolver Agent and the Term Agent, and “Agent” means either of them, together with their respective successors, assigns, or replacements in such capacity.

“Applicable Inventory” means, with respect to a Premises, Inventory of any Borrower that on the Revolver Trigger Date is located at or in-transit to such Premises.

“Disposition Period” means, with respect to a Premises the period commencing on the occurrence of the Term Trigger Date applicable to such Premises and ending on the date that is the earliest of:  (a) 120 days following such Term Trigger Date (except that such 120 day period shall be reduced by the number of days, if any, that Revolver Agent has entered such Premises or used the Term Collateral as described in Section 4(a), to the extent prior to the date that Term Agent or any Term Loan Lender has control or possession of such Term Collateral, or has sold such Term Collateral to a Successor Operator), or (b) the day on which all Applicable Inventory (other than Inventory abandoned by the Revolver Agent) has been sold or otherwise removed from such Premises.

“Closing Date License” has the meaning given in Section 5(a).

“Collateral” means, collectively, the Revolver Collateral and the Term Collateral.

“Enforcement Action” means any of the following actions when taken by the Revolver Agent, the Term Agent, or any Lender;

(a)           enforcement of a Lien in full or partial satisfaction of any Revolver Obligation or Term Obligation, as the case may be, secured thereby;

(b)           (i) commencement of legal action against any Obligor or the Revolver Collateral or Term Collateral, as applicable for foreclosure or replevin or other enforcement of a Lien on the Collateral, or (ii) bidding on all or substantially all of the Revolver Collateral or the Term Collateral, or both, at a foreclosure or like sale;

2

(c)           notification of account debtors of any Obligor to make payment directly to it, as secured party under Revolver Security Agreements or Term Security Agreements, as the case may be;

(d)           joining any petition for the involuntary bankruptcy of any Obligor; or

(e)           written notification of:  (i) default and demand for payment; or (ii) acceleration.

“Lenders” means, collectively, the Revolver Lenders and the Term Lenders and “Lender” means either of them.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effects as any of the forgoing).

“Loan Documents” means, collectively, the Revolver Loan Documents and the Term Loan Documents.

“Notice of Enforcement” has the meaning given in Section 2.

“Obligations” means collectively, the Revolver Obligations and the Term Obligations.

“Obligor” means a Borrower under the Term Loan Documents or Loan Party under the Revolver Loan Documents.

“Propriety Rights” means all of each Obligor’s now owned and hereafter arising or acquired:  (a) licenses, franchises, and permits; (b) patents and patent rights; (c) copyrights and works that are the subject matter of copyrights; (d) trademarks, service marks, trade names, trade styles; (e) patent, trademark, and service mark applications and all licenses and rights related to any of the foregoing; and (f) all other rights under any of the foregoing, together with all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Proprietary Rights Collateral” has the meaning given in Section 5(a).

“Requesting Agent” has the meaning given in Section 3.

“Responding Agent” has the meaning given in Section 3.

“Revolver Agent” has the meaning given in the Third Recital.

“Revolver Collateral” has the meaning given in the Fourth Recital.

“Revolver Liens” means the Liens of the Revolver Agent and the Revolver Lenders securing the Revolver Obligations pursuant to the Revolver Loan Documents.

3

“Revolver Loan Documents” means the “Loan Documents” as defined in the Revolving Loan Agreement.

“Revolver Trigger Date” means, with respect to a Premises, the date that the Revolver Agent or a Revolver Lender notifies the Term Agent of its intent to access such Premises for the purpose of enforcing its rights and remedies, as a secured creditor, either by legal process or otherwise with respect to the Inventory and other Revolver Collateral located thereon.

“Successor License” has the meaning given in Section 5(b).

“Successor Operator” means any third party purchaser to whom a Premises is sold by Term Agent.

“Successor Revolver Agent” has the meaning given in Section 6(b).

“Term Collateral” has the meaning given in the Second Recital.

“Term Liens” means the Liens of the Term Agent and the Term Lenders securing the Term Obligations pursuant to the Term Security Agreements.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Credit Agreement and includes the Term Credit Agreement and the Term Security Agreements.

“Term Obligations” means the “Obligations” as defined in the Term Credit Agreement.

“Term Security Agreements” means those certain security agreements executed by Obligors and delivered to the Term Agent, pursuant to which the respective Obligors have granted liens and security interests to the Term Agent (for the benefit of the Term Agent and the Term Lenders) in certain of their respective assets, as more specifically described in therein.

“Term Trigger Date” means, with respect to a Premises, the date that Term Agent provides written notice to the Revolver Agent of the occurrence of a Trigger Event with respect thereto.

“Term Trigger Event” means, with respect to a Premises, the Term Agent takes possession of such Premises pursuant to or following an Enforcement Action, whether before or after a foreclosure proceeding of action.

“Termination Activities” has the meaning given in Section 6(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of California.

(a)           Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, and other modifications thereto.

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(b)           Capitalized terms used but not defined herein shall have the meaning given in the UCC.

(c)           Any use of the term “including” herein shall mean, “including, without limitation”.

Section 2. NOTICE OF ENFORCEMENT.  The Term Agent agrees to give to the Revolver Agent written notice of any Enforcement Action pursuant to the Term Loan Documents (each such notice, a “Notice of Enforcement”).  Notices of Enforcement shall be given in the manner and to the respective addresses set forth in Section 10 of this Inter-Lender Agreement, or to such other address specified by any party by written notice to any other party.  Notice of Enforcement shall be given prior to or concurrent with the relevant Enforcement Action, except that Term Agent may give a Notice of Enforcement promptly after taking the relevant Enforcement Action if it in good faith believes that immediate Enforcement Action is or may be required to protect its interest in the property subject to its Liens.  No liability or defense shall ever arise, no Lien shall ever be lost, invalidated, or impaired, and no action taken in enforcement of a Lien shall ever by annulled, set aside, affected, or impaired solely as a result of the failure to give any notice required by this Section 2 in accordance with this Inter-Lender Agreement.  The Revolver Agent agrees to give prompt written notice to the Term Agent of the occurrence of each Revolver Trigger Date.

Section 3. ACCESS TO DOCUMENTS AND RECORDS.  Subject to confidentiality restrictions imposed by law, contract, or agreement, if either Agent takes actual possession of any documentation of any Obligor (whether such documentation is in the form of  a writing or is stored in any data equipment or data record in the physical possession of such Agent), then upon request of either Agent (the “Requesting Agent”) and reasonable advance notice, the other Agent (the “Responding Agent”) will permit the Requesting Agent or its representatives to inspect and copy such documentation if and to the extent the Requesting Agent certifies to the Responding Agent that:

(a) such documentation contains or may contain information necessary or useful, in the good faith opinion of the Requesting Agent, to the enforcement of Requesting Agent’s Liens upon any Revolver Collateral or Term Collateral, as the case may be; and

(b) the Requesting Agent and the Revolver Lenders or Term Lenders, as the case may be, are entitled to receive and use such information as against the applicable Obligor or its suppliers, customers, and contracts and under applicable law, and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

Section 4. ACCESS TO PREMISES.

(a) During the Disposition Period for a Premises, if so requested by the Revolver Agent and upon reasonable advance notice, the Term Agent will allow the Revolver Agent and its officers, employees, and agents, at the sole risk, cost, and expense of the Revolver Agent and the Revolver Lenders, reasonable and nonexclusive access to and use of such Premises as necessary or useful in repossessing, removing, manufacturing, completing,

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preparing for sale, marketing, selling, or otherwise disposing of, in any lawful manner, any Applicable Inventory upon which the Revolver Agent holds a Lien under the Revolver Loan Documents, or to collect or realize upon Accounts Receivable, and to examine all books, records, and documents in connection with any Revolver Collateral, subject, however, in all cases, to the covenants, conditions, and limitations set forth in Section 4(c).  If any Applicable Inventory will remain at such Premises at the end of such Disposition Period, then, as soon as possible but in no event later than the end of such Disposition Period, the Revolver Agent shall provide the Term Agent with written notice that the Revolver Agent and the Revolver Lenders elect to abandon such Inventory.  If the Revolver Agent fails to give any such notice required by this Section 4(a), the Revolver Agent shall be deemed to have abandoned the remaining Applicable Inventory at such Premises as of the end of the Disposition Period.  Upon the abandonment of any Applicable Inventory pursuant to this Section 4(a), the Revolver Liens therein shall be deemed released and the Term Agent shall have the authority to release such Liens in the abandoned Applicable Inventory.

(b) Notwithstanding anything in this Section 4 to the contrary, if the Term Agent has entered into an agreement for the sale of all or substantially all of the Term Collateral relating to a Premises in a bona fide arm’s length transaction with a Successor Operator, the rights of the Revolver Agent set forth in Section 4(a) above shall continue until the later of (i) the date ninety (90) days after the date the Revolver Agent receives notice from the Term Agent of such agreement or (ii) the date that the Successor Operator shall require as a condition of such sale that possession of the Term Collateral be given by the Term Agent or Term Loan Lender to such Successor Operator.  In connection with any such sale, Term Agent shall use reasonable efforts to cause such purchaser to not require as a condition of the sale that possession of the Term Collateral be given by Term Agent to such Successor Operator prior to the end of the Disposition Period, or if such period is not acceptable to the Successor Operator, then the longest period equal to or greater than the ninety (90) day period provided for in this Section 4(b) which may be acceptable (provided that such efforts by Term Agent and Term Loan Lenders shall not be required if, in the reasonable judgment of Term Agent or the Term Loan Lenders, such efforts could result in adverse terms or term relating to the proposed sale (including a lower purchase price or less favorable payment terms) to Successor Operator or could have a reasonable likelihood of causing the sale not to occur or to be delayed).  The obligations imposed on Term Agent by this Section 4(b) and Section 5(b) below shall not apply with respect to sale to a Successor Operator which purchase takes place at a foreclosure sale or a sale by operation of law or court order.

(c) In connection with the exercise of its or their rights under Section 4(a), the Revolver Agent and the Revolver Lenders shall comply with the following with respect to each Premises to the extent the Revolver Agent wishes to access such Premises:

(i)           All activities of the Revolver Agent, any Revolver Lender, or their respective officers, employees, and agents in connection with any obligation of the Term Agent or any Successor Operator set forth in Section 4(a), subject to Section 4(b):  (A) will be permitted, lawful, and enforceable as against each Obligor and its suppliers, customers, and contracts and under applicable law and will be conducted in accordance with prudent manufacturing practices; and (B) will not impose upon the Term Agent (or any holder of the

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Term Obligations), any Term Lender, or any Successor Operator any legal duty, legal liability, or risk of uninsured loss.

(ii)           With respect to any liability coverage then being maintained by Revolver Agent, individually or in its capacity as agent, with respect to the Revolver Collateral or with respect to the activities described in Section 4(c)(i) above, the Revolver Agent will deliver to the Term Agent a certificate of insurance naming Term Agent and each of the Term Lenders as additional insureds thereunder.

(iii)           The Revolver Agent and the Revolver Lenders shall cooperate with the Term Agent or any Successor Operator of such Premises so as to minimize any interference with the use and operation of such Premises by the Term Agent or any Successor Operator thereof while permitting the Revolver Agent and the Revolver Lenders to obtain the benefit of their rights under Section 4(a).

(iv)           The Revolver Agent and the Revolver Lenders shall follow all reasonable procedures and regulations imposed by the Term Agent or the Successor Operator with respect to such Premises.

(v)           The Revolver Agent and the Revolver Lenders shall pay to the Term Agent, the Term Lenders, or Successor Operator of such Premises, as applicable, all costs and expenses incurred by the Term Agent, the Term Lenders, or such Successor Operator, respectively, in connection with, or reasonably attributable to, the Revolver Agent’s and the Revolver Lenders’ or their agents’ storage, examination, processing, shipping, production, completion, supply, sale, or other disposition of the Applicable Inventory or collection, repossession or sale of the Revolver Collateral at or with respect to such Premises.

(vi)           The Revolver Agent and the Revolver Lenders, at their expense, shall repair any damage to such Premises caused by their exercise of the rights contained in Section 4(a).

(vii)           The Revolver Agent’s use of such Premises to process, ship, produce, store, complete, supply, sell, or otherwise dispose of any Applicable Inventory shall be limited to only those activities generally conducted at such Premises on or prior to the applicable Revolver Trigger Date (e.g., the Revolver Agent may not produce or process a product at a Premises that is not being regularly produced at such Premises on or prior to such date).

Section 5. LICENSES OF PROPRIETARY RIGHTS.

(a) The Term Agent:  (i) acknowledges and consents to the grant to the Revolver Agent by the Obligors on the date hereof of a limited, non-exclusive royalty-free license in the form of Annex A hereto (the “Closing Date License”); and (ii) agrees that its Liens in the Term Collateral of the type described in the Closing Date License (the “Proprietary Rights Collateral”) shall be subject to the Closing Date License.

(b) If the Term Agent becomes the owner of any Proprietary Rights as a result of the exercise of remedies by Term Agent or Term Lender with respect to its Lien on

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such Proprietary Rights, then upon request of the Revolver Agent, the Term Agent shall promptly provide written confirmation of the grant to the Revolver Agent of, and does hereby irrevocably grant to the Revolver Agent, a limited, non-exclusive royalty-free license in the form of the Closing Date License (a “Successor License”) to use any such Proprietary Rights.  Any license so granted by the Term Agent or the applicable Term Lender shall be binding on its successors and assigns.  Furthermore, to the extent the Term Agent becomes the owner of any Proprietary Rights as a result of the exercise of remedies by the Term Agent with respect to its Lien on such Proprietary Rights, the Term Agent shall not make any subsequent sale or transfer of such Proprietary Rights unless the purchaser or transferee thereof agrees in writing to provide a Successor License to the Revolver Agent upon request.

(c) Each of the Closing Date License, any Successor License, and any obligations of the Term Agent in this Section 5 shall expire at the end (or earlier termination) of the Disposition Period.

Section 6. HOLD HARMLESS.

(a) Each Obligor consents to the performance of by the Term Agent, and to the extent applicable, the Term Lenders, and any Successor Operator, of the obligations set forth in this Section 6 and acknowledges and agrees that neither the Term Agent nor any Term Lender shall ever be accountable or liable for any action taken or omitted by the Revolver Agent, the Revolver Lenders, or their officers, employees, and agents in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Revolver Agent, the Revolver Lenders, or their officers, employees, agents, successors, or assigns, or any other damage to or misuse or loss of any property of the Obligors or the Term Collateral or Revolver Collateral as a result of any action taken or omitted by the Revolver Agent, the Revolver Lenders, or their respective officers, employees, agents, successors, or assigns.  Foothill, in its individual capacity and in its capacity as Revolver Agent, on behalf of the Revolver Lenders, hereby agrees to indemnify and hold harmless the Term Agent and the Term Lenders and any Successor Operator for any losses, liabilities, claims, damages, penalties, demands, actions, judgments, suits, costs, expenses, and disbursements (collectively, “Losses”) to the extent resulting from any action taken or omitted by the Revolver Agent, the Revolver Lenders, or their respective officers, employees, agents, successors, or assigns in the exercise of their rights described in Section 4 or Section 5(b), provided that if such Losses result from the gross negligence or willful misconduct of one or more of the Term Agent or any Term Lender, the Term Agent and/or Term Lender(s) committing such gross negligence or willful misconduct will not have the benefit of the foregoing indemnity in respect of any Losses attributable to such gross negligence or willful misconduct.

(b) If Revolver Agent, any Revolver Lenders or any other person acting through or on their behalf have exercised any rights under Section 4 or Section 5(b) or entered upon either Premises pursuant thereto, then prior to any resignation or removal of Revolver Agent as “Agent”, the Revolver Agent shall either (i) complete all Termination Activities (as herein defined) or (ii) cause the Successor Revolver Agent (as herein defined) to provide Term Agent with an indemnification from such Successor Revolver Agent consistent with that provided pursuant to Section 6(a) hereof, and, if so requested by Term Agent, insurance

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coverage satisfactory to Term Agent (collectively, the “Successor Indemnity”) (the date on which the earlier of (i) and (ii) occurs is the “Indemnity Limitation Date”).  Following the Indemnity Limitation Date, the indemnification obligations of Foothill individually and as Revolver Agent under Section 6(a) shall terminate with respect to Losses to the extent such Losses result from any action taken or omitted by a Successor Revolver Agent, or its respective officers, employees, agents, successors, or assigns following the Indemnity Limitation Date; provided, however, that nothing herein shall relieve Foothill and the Revolver Agent of its indemnification obligations under Section 6(a) with respect to any Losses resulting, in whole or in part, with respect to any acts or omissions subject to the indemnification provisions under Section 6(a) which occur on or prior to the Indemnity Limitation Date, including without limitation the carrying out of any Termination Activities, whether or not claims for any such Losses occur following the Indemnity Limitation Date.  “Successor Revolver Agent” shall mean the successor agent appointed upon the resignation or removal of Revolver Agent as “Agent” as described in Section 11(a).  “Termination Activities” shall mean the termination and unwinding  of all activities of the Revolver Agent, the Revolver Lenders and their respective officers, employees, and agents in connection with the exercise of rights granted to Revolver Agent or the Revolver Lenders under Section 4 and Section 5(b) or any activities conducted by any of them on either of the Premises during the exercise of such rights, including removal of the Revolver Agent, any Revolver Lender, and their respective officers, employees, and agents from both of the Premises, the return of any information, documents or data made available pursuant to Section 4 and Section 5(b), and the completion of all restoration activities and payment of costs as set forth in Section 4(c)(v) and (vi).  Nothing in this Section 6(b), including Revolver Agent’s performance of the Termination Activities and the delivery of the Successor Indemnity, shall be deemed to toll the running of or otherwise extend the Disposition Period.  In addition, nothing in this Section 6 shall be deemed to limit the rights or remedies of either Agent arising from a breach by any party of its obligations under this Agreement.

Section 7. NO IMPAIRMENT.

(a) Nothing herein is intended to limit or otherwise impair any right which the Revolver Agent might otherwise have with respect to the Revolver Collateral, this Agreement being intended to provide to the Revolver Agent rights in addition thereto.  Nothing herein is intended to limit or otherwise impair the Term Agent's rights in the Term Collateral or to commence and prosecute an action or proceeding to enforce its security interests in and liens on the Term Collateral or with respect to or against any Obligor.  Except as expressly set forth in this Inter-Lender Agreement, the Revolver Agent does not have any obligation to pay the Term Agent any amounts due under the Term Loan Agreement or with respect to a Premises or otherwise.

(b) The Revolver Agent acknowledges and agrees that it has no lien or security interest on or in the Term Collateral.  The Term Agent acknowledges and agrees that it has no lien or security interest on or in the Revolver Collateral.

Section 8. Amendments to Loan Documents.  The Revolver Agent and the Revolver Lenders may enter into renewals and extensions of, amendments to, and waivers under, the Revolver  Loan Documents to which they are parties without the consent of the Term Agent or the Term Lenders, and the Term Agent and the Term Lenders may enter into renewals and

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extensions of, amendments to, and waivers under, the Term Loan Documents to which they are parties without the consent of the Revolver Agent or the Revolver Lenders.  Nothing in this Section 8 shall affect any covenants of any Obligor under the Revolver Loan Documents or the Term Loan Documents that restricts such Obligor’s ability to amend, renew, or extend any Revolver Loan Document or Term Loan Document.

Section 9. Relationship Between Parties.  Nothing in this Inter-Lender Agreement may be construed to create a partnership or joint venture between any of the parties to this Inter-Lender Agreement.  No party to this Inter-Lender Agreement has any implied duty under this Inter-Lender Agreement to any other party.

Section 10. Notices.  Any notice or other communication required or permitted pursuant to this Inter-Lender Agreement shall be deemed given:  (a) when personally delivered to any officer of the party to whom it is addressed; (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid; (c) upon actual receipt thereof when sent by a recognized overnight delivery service; or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered or certified mail, postage prepaid, or overnight delivery to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

If to the Revolver Agent:                   Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California  90404
Attn: Business Finance Division Manager
Fax No.  (310) 478-9788

If to the Term Agent:         Banc of America Leasing & Capital LLC, as Collateral Agent
Mail Code: GA3-003-04-01
Northeast Center Building
2059 Northlake Pkwy
Tucker, GA 30084-5399
Attn:  Shelley B. LaCagnin, Vice President - Operations Manager
Tel No. (770) 270-8590
Fax No. (770) 270-8638

Section 11. Resignation of or Removal as Agent.

(a)           In the event that the Revolver Agent resigns or is removed as “Agent” pursuant to the Revolving Loan Agreement, the successor agent appointed pursuant to the Revolving Loan Agreement shall, upon the effectiveness of such appointment, be constituted as the Revolver Agent hereunder and the agent for the Revolver Lenders under the Revolver Loan Documents.  No such Successor Agent shall be entitled to exercise any rights under Section 4 or Section 5(b) until such time as it shall deliver to Term Agent an indemnity consistent with Section 6(a) and insurance coverage, reasonably satisfactory to Term Agent.

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(b)           In the event that the Term Agent resigns or is removed as “Agent” pursuant to the Term Credit Agreement, the successor agent appointed pursuant to the Term Credit Agreement to be Collateral Agent shall, upon the effectiveness of such appointment, be constituted as the Term Agent hereunder and the agent for the Term Lenders under the Term Security Agreements.

Section 12. Miscellaneous.

(a) The rights and obligations contained herein (i) shall bind and inure to the benefit of the parties hereto and their successors, assignees, nominees and designees, [including, without limitation, any receiver appointed at the request of the Term Agent] and (ii) may not be assigned by Revolver Agent except to a successor Revolver Agent as provided herein.

(b) The rights of each Agent or any Lender to enforce the provisions of this Inter-Lender Agreement shall not be prejudiced or impaired by any act or omission of any Obligor or the other Agent or other Lenders, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Revolver Obligations or Term Obligations, as the case may be, or noncompliance by any Obligator with such provisions, regardless of the actual or imputed knowledge of either Agent or any Lender.

(c) This Inter-Lender Agreement shall continue in full force and effect after the filing of any petition by or against any Obligator under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof.  All references herein to an Obligator shall be deemed to apply to any Obligator as debtor-in possession and to any trustee for such Obligator.

(d) The headings in this Inter-Lender Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

(e) No amendment, modification, or waiver of any of the provisions of this Inter-Lender Agreement by any Agent or Lender shall be deemed to be made unless the same shall be in writing and signed on behalf of the party making the same or its authorized agent, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties under this Inter-Lender Agreement in any other respect or at any other time.  No Obligor shall have any right to consent to or approve any consent or waiver of any provisions of this Inter-Lender Agreement given by the Term Agent or the Term Lenders to the Revolver Agent or the Revolver Lenders, nor to any consent or waiver given by the Revolver Agent or the Revolver Lenders to the Term Agent or the Term Lenders.  No Obligator shall have any right to consent to or approve any amendment or modification of any provision of this Inter-Lender Agreement except to the extent such amendment expressly purports to impose specific additional obligations on it.

(f) Each Agent, on behalf of itself and the applicable Lenders, agrees that each of them shall take such further action and shall execute and deliver to each other such

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additional documents and instruments (in recordable form, if requested) as the other may reasonably request, and as the cost of Obligors or, to the extent Obligors fail to pay promptly following demand therefore, the Requesting Agent, to effectuate the terms of and the lien priorities contemplated by this Inter-Lender Agreement.

(g) Each Agent represents and warrants to the other Agent that it has full right, power, and authority to enter into and perform this Inter-Lender Agreement.  In no event shall Term Agent, either in its capacity as agent or in its individual capacity, or any Term Lender, including their respective officers, directors, employees or shareholders, have any liability hereunder for, and Revolver Agent and Revolver Lenders shall not have any claim against the assets of Term Agent, Term Lender or other such person, or the Term Collateral for, any breach or omission under this Inter-Lender Agreement and Revolver Agent’s and Revolver Lenders’ sole remedy hereunder shall be specific performance of the duties and obligations set forth in this Inter-Lender Agreement.

(h) If any person or entity hereafter becomes an Obligor, the other Obligors shall cause such Obligor to deliver a joinder agreement or other agreement with respect to this Inter-Lender Agreement, in form and substance reasonably satisfactory to each of the Term Agent and the Revolver Agent pursuant to which such person or entity shall acknowledge, accept and agree to the terms of this Inter-Lender Agreement.

(i) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(j) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTER-LENDER AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT

12

PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS INTER-LENDER AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS INTER-LENDER AGREEMENT OR ANY OTHER LOAN DOCUMENTS AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(k) EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (j) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(l) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

(m) This Agreement may be executed in any number of counterparts, and by each party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

(n) THIS AGREEMENT SHALL BE DEEMED TO BE CONSUMMATED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(o) If any provision of this Inter-Lender Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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Each of the parties hereto has caused a counterpart of this Inter-Lender Agreement to be duly executed and delivered as of the date first written above.

WELLS FARGO FOOTHILL, INC.

By:  ___________________________
Name:  _________________________
Title:  __________________________

BANK OF AMERICA LEASING & CAPITAL, LLC, as Term Agent

By:  ____________________________
Name:  __________________________
Title:   __________________________

Acknowledged, accepted and agreed as of the date first written above.

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By:  ________________________
Title:

NORTHWEST FINANCIAL CORPORATION,
an Oklahoma corporation

By: _________________________
Title:

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By:  ________________________
Title:

DSN CORPORATION,
an Oklahoma corporation

By:  __________________________
Title:

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:  __________________________
Title:

THERMACLIME, INC.,
an Oklahoma corporation

By:  ___________________________
Title:

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By:  ___________________________
Title:

CLIMATE MASTER, INC.,
a Delaware corporation

By:  ___________________________
Title:

CLIMATECRAFT, INC.,
an Oklahoma corporation

By:  ___________________________
Title:

CLIMACOOL, CORP.,
an Oklahoma corporation

By:  ___________________________
Title:

INTERNATIONAL ENVIRONMENTAL CORPORATION,
an Oklahoma corporation

By:  ___________________________
Title:

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:  ___________________________
Title:

KOAX CORP., an Oklahoma corporation

By:  ___________________________
Title:

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:  ___________________________
Title:

XPEDIAIR, INC., an Oklahoma corporation.

By:  ___________________________
Title:

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:  ___________________________
Title:

CHEMEX I CORP., an Oklahoma corporation

By:  ___________________________
Title:

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:  ___________________________
Title:

CHEMEX II CORP.,
an Oklahoma corporation

By:  ___________________________
Title:

EXHIBIT A-1

Address of Alabama (Cherokee) Site

1080 Industrial Drive, Cherokee, AL 35616

Exhibit A-1

EXHIBIT A-2

Address of El Dorado (Arkansas) Site

4500 North West Avenue, El Dorado, Arkansas 71730-2548

Exhibit A-2

EXHIBIT B-1

Legal Property Description of Alabama (Cherokee) Site

The tract or lot of land lying in the County of Colbert, State of Alabama, known and described as follows, to wit:

PARCEL I:
Begin at the Northwest corner of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, and run thence South 0 degrees 36 minutes 44 seconds West 2621.36 feet with the westerly boundary line of said Section 7 to a point on said boundary line; thence run North 88 degrees 55 minutes 46 seconds West 990.00 feet to a point; thence run South 0 degrees 35 minutes 43 seconds West 2623.55 feet parallel with the westerly boundary line of said Section 7, to a point on the northerly boundary line of Section 13, Township 3 South, Range 14 West; thence run South 0 degrees 46 minutes 39 seconds West a distance of 5329.16 feet to a point on the southerly boundary of Section 13, Township 3 South, Range 14 West; thence run South 87 degrees 49 minutes 42 seconds East 1000.47 feet to the Southwest corner of Section 18, Township 3 South, Range 13 West; thence run South 89 degrees 14 minutes 26 seconds East 1397.26 feet to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 18, which section is a fractional section; thence run North 0 degrees 21 minutes 39 seconds East a distance of 46.5 feet to a concrete monument on the north right-of-way margin of Lile Academy Road; thence south 89 degrees 08 minutes 27 seconds east along said north right-of-way margin a distance of 1,281.76 feet to a concrete monument; thence south 88 degrees 50 minutes 29 seconds east a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 474.74 feet; thence north 12 degrees 06 minutes 31 seconds east a distance of 784.37 feet; thence north 12 degrees 02 minutes 41 seconds east a distance of 51.11 feet; thence south 89 degrees 59 minutes 07 seconds west a distance of 726.65 feet; thence north 00 degrees 00 minutes 42 seconds east a distance of 414.62 feet; thence north 84 degrees 05 minutes 23 seconds east a distance of 780.35 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 816.26 feet to the south right-of-way margin of a 200 foot railroad right-of-way; thence north 88 degrees 03 minutes 37 seconds west along said south right-of-way margin a distance of 1,193.19 feet; thence westerly along the curving south right-of-way margin a distance of 347.85 feet (said curve concave south, having a radius of 1,046.00 feet, a chord bearing of south 82 degrees 24 minutes 48 seconds west, a chord length of 346.25 feet); thence north 02 degrees 12 minutes 51 seconds west a distance of 205.80 feet to the north right-of-way margin of a 200 foot railroad right-of-way; thence easterly along the curving north right-of-way margin a distance of 361.43 feet (said curve concave south, having a radius of 1,246.00 feet, a chord bearing north 83 degrees 37 minutes 48 seconds east, a chord distance of 360.16 feet); thence south 88 degrees 03 minutes 37 seconds east a distance of 1,188.82 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 310.14 feet; thence south 89 degrees 24 minutes 33 seconds east a distance of 240.77 feet to U.S.-T.V.A. Monument No. 50 (being a concrete monument capped by a bronz tablet showing said monument number and also "T.3S.R.13W.", and all other references to U.S.-T.V.A. monuments herein shall refer to monuments of like character); thence north 00 degrees 24 minutes 16 seconds east a distance of 420.42 feet to U.S.-T.V.A. Monument No. 51; thence run north 33 degrees 37 minutes west 2,733.00 feet to U.S.-T.V.A. Monument No. 52 in the north line of Section 17, which is in the

Exhibit B-1

south line of Section 8; thence north 37 degrees 38 minutes west 416.00 feet to U.S.-T.V.A. Monument No. 53 at the northwest corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 01 degree 35 minutes east 977.00 feet to U.S.-T.V.A. Monument No. 54 at the northwest corner of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 35 degrees 59 minutes west 1,633.00 feet to U.S.-T.V.A. Monument No. 55 at the southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of the Northwest Quarter of Section 8; thence north 88 degrees 50 minutes west 332.00 feet to U.S.-T.V.A. Monument No. 56 at the southwest corner of the Northwest Quarter of Section 8; thence with the south line of the Northeast Quarter of Section 7 north 88 degrees 50 minutes west 330.00 feet to U.S.-T.V.A. Monument No. 57; thence leaving the said south line north 01 degree 23 minutes 15 seconds east 1,966.31 feet to U.S.-T.V.A. Monument No. 58; thence run north 88 degrees 35 minutes west 336.33 feet to U.S.-T.V.A. Monument No. 59; thence run south 68 degrees 55 minutes 24 seconds west 1,751.46 feet, more or less, to a point on the south line of the north half of the north half of Section 7, Township 3 South, Range 13 West, which point is to be found by finding the intersection of said south line of said north half of the north half of said Section 7 with a line run south 00 degrees 39 minutes 12 seconds west a distance of 45 feet from U.S.-T.V.A. Monument No. 60; thence run north 00 degrees 39 minutes 12 seconds east 659.42 feet; thence run north 56 degrees 58 minutes 57 seconds east 1,150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62 which is located in the north boundary of said Section 7 at a point 1,399.63 feet easterly from the northwest corner thereof; thence run north 88 degrees 39 minutes 30 seconds west with said section line 1,399.63 feet to the POINT OF BEGINNING.

LESS AND EXCEPT FROM THE FOLLOWING PARCELS:  III, IV, V, VI, AND VII:

Parcel III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.00 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning of the tract herein described.

Exhibit B-2

Parcel IV
Commence at the Southwest corner of the said Section 7, Township 3 South, Range 13 West, Colbert County, Alabama; thence North 0 degrees 36 minutes 44 seconds east along the west line of the said Section 7 a distance of 2621.68 feet to the northwest corner of the Southwest 1/4 of the said Section 7 and the point of beginning of the tract herein described; thence continuing north 0 degrees 36 minutes 44 seconds east a distance of 200.00 feet to a point; thence south 89 degrees 23 minutes 16 seconds east a distance of 1500.00 feet to a point; thence south 0 degrees 36 minutes 44 seconds west a distance of 600.0 feet to a point; thence north 89 degrees 23 minutes 16 seconds west a distance of 1500.0 feet to a point on the west line of said Section 7; thence north 0 degrees 36 minutes 44 seconds east a distance of 400.0 feet to the point of beginning of the tract herein described.

Parcel V
A parcel of land located in Section 18, Township 3-South, Range 13-West in Colbert County, State of Alabama, said parcel lying east of a right of way for a proposed road approximately 3 miles north of Cherokee, and being more particularly described as follows:  Commencing at a point in the east line of Section 18, said point being 1276.0 feet south of the northeast corner of said section; thence due west, 620.9 feet to the POINT OF BEGINNING at the northeast corner of the parcel of land herein described; thence due south 600.0 feet to a point; thence due west, 500.0 feet to a point; thence with a line 132.0 feet east of and parallel to the east line of the right of way of a proposed road due north, 600.0 feet to a point; thence due east, 500.0 feet to the point of beginning.

Parcel VI
Also for the point of beginning, commence at the intersection of the South line of North half of North half of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, with a line run South 0 degrees 39 minutes 12 seconds West from U.S.-T.V.A. Monument No. 60; thence run North 0 degrees 39 minutes 12 seconds East 659.42 feet to the point of beginning; from said point of beginning run thence North 56 degrees 58 minutes 57 seconds E 1150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62, which is located in the North boundary of Section 7 at a point of 1399.63 feet easterly from the Northwest corner thereof; from said Monument No. 62 run thence South 58 degrees 53 minutes 18 seconds West 1126.17 feet to U.S.-T.V.A. Monument No. 61; thence run South 0 degrees 39 minutes 12 seconds West to the point of beginning.

Parcel VII:
Commence at the southwest corner of Section 18, Township 3 South, Range 13 West, Colbert County, Alabama; thence south 89 degrees 14 minutes 26 seconds east along the South boundary of said Section 18 a distance of 1,397.26 feet; thence run North 00 degrees 21 minutes 39 seconds East a distance of 825.71 feet to the POINT OF BEGINNING; continue thence North 00 degrees 21 minutes 39 seconds East a distance of 505.52 feet; thence South 89 degrees 22 minutes 51 seconds East a distance of 1,116.70 feet; thence South 66 degrees 13 minutes 10 seconds West along said southeasterly right of way margin a distance of 1,223.71 feet to the POINT OF BEGINNING, containing 6.48 acres, more or less, and then being that same parcel of land described in Deed Book 264, Page 560 as recorded in the Probate Office of Colbert County, Alabama.

PARCEL II:
A tract of land lying in Colbert County, State of Alabama, in the East half of East half of Northeast quarter, Section 7, the West half of Northwest quarter and Southwest quarter of Section 8, and the Northeast quarter and East half of Northwest quarter of Section 17, Township 3 South, Range 13 West on the southwest shore of Pickwick Landing Lake opposite Kogor's Island and approximately 4 miles northeast of Cherokee, Alabama, and being more particularly described as follows:

Beginning at U.S.-T.V.A. Monument 51 in the Southwest quarter of Southwest quarter of Northeast quarter of Section 17 and in the boundary of true United States of America's land at a corner of the land of Mrs. F.W. Benson and S.W. Frierson & C.W. Watts' thence with the United States of America's boundary North 33 degrees 37' West 2733.00 feet to the U.S.-T.V.A. Monument 52 in the north line of Section 17, which is the south line of Section 8; thence North 37 degrees 38' West, 416.00 feet to U.S.-T.V.A. Monument 53 at the northwest corner of the Southwest quarter of the Southwest quarter of the Southeast quarter of Southwest quarter, Section 8; thence North 1 degree 35' East, 977.00 feet to U.S.-T.V.A. Monument 54 at the northwest corner of the Southeast quarter of the SW 1/4 Section 8, thence North 35 degrees 59' West, 1633.00 feet to U.S.-T.V.A. Monument 55 at the southeast corner of the Southwest quarter of the Southwest quarter of Southwest quarter of Northwest quarter, Section 8; thence North 88 degrees 50' West, 332.00 feet to U.S.-T.V.A. Monument 56 at the southwest corner of the Northwest quarter of Section 8; thence with the south line of the Northeast quarter, Section 7 North 88 degrees 50' West, 330.00 feet to U.S.-T.V.A. Monument 57; thence leaving the said South line, North 1 degree 23 minutes 15 seconds East, 1966.31 feet to U.S.-T.V.A. Monument 58; thence, leaving the United States of America's boundary South 89 degrees 59 minutes 29 seconds East, 410 feet, passing a metal marker at 385.00 feet, to a point in the 423-foot contour on the shore of Pickwick Landing Lake; thence with the 423-foot contour as it meanders in a southeasterly direction to a point; thence, leaving the contour, South 61 degrees 19 minutes 05 seconds West, 534.50 feet, passing a metal marker at 17 feet, to U.S.-T.V.A. Monument 49 in the south line of the Northeast quarter of Section 17 and in the boundary of the United States of America's land; thence with the United States of America's boundary and the south line of the Northeast quarter of Section 17, North 89 degrees 19 minutes West, 260.20 feet to U.S.-T.V.A. Monument 50; thence leaving the said south line, North 0 degrees 24 minutes 16 seconds East, 420.42 feet to the point of beginning.

PARCEL III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North

89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.0 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning at the tract herein described.

PARCEL VIII:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County road and the POINT OF BEGINNING; thence north 12 degrees 05 minutes 42 seconds east a distance of 761.78 feet; thence south 70 degrees 57 minutes 14 seconds east a distance of 233.95 feet to a Point of Curve; thence southeasterly along a curve concave north a distance of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord bearing of south 79 degrees 59 minutes 24 seconds east, a chord distance of 635.97 feet) to the Point of Tangency; thence south 89 degrees 01 minute 08 seconds east a distance of 517.34 feet to a Point of Curve; thence southeasterly along said curve concave southwesterly a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of south 71 degrees 56 minutes 27 seconds east, a chord distance of 557.98 feet) to a Point of Reverse Curve; thence southwesterly along a curve a distance of 108.67 feet (said curve concave northeasterly having a chord bearing of south 25 degrees 43 minutes 19 seconds east, a chord distance of 88.51 feet) to a point; thence south 00 degrees 41 minutes 33' west a distance of 360.35 feet; thence north 89 degrees 04 minutes 24 seconds west a distance of 1,995.46 feet; thence north 00 degrees 46 minutes 28 seconds east a distance of 30.00 feet; thence north 88 degrees 59 minutes 48 seconds west a distance of 94.09 feet to the  POINT OF BEGINNING.

PARCEL IX:
A parcel of land lying in Section 17, Township 3 South, Range 13 West and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County Road; thence north 12 degrees 05 minutes 42 seconds east along said east right-of-way a distance of 812.15 feet to the POINT OF BEGINNING; thence north 12 degrees 05 minutes 22 seconds east along said right-of-way a distance of 204.63 feet; thence north 01 degree 53 minutes 39 seconds east along said right-of-way a distance of 310.69 feet; thence south 89 degrees 07 minutes 03 seconds east a distance of 1,802.58 feet to T.V.A. Monument #48; thence south 42 degrees 56 minutes 26 seconds east a distance of 310.99 feet; thence south 56 degrees 00 minutes 16 seconds west a distance of 808.14 feet to a point of curve; thence northwesterly along a curve concave southwesterly a distance of 43.45 feet (said curve having a radius of 1,000.00 feet, a chord bearing of N 87 deg 46 min 18 sec West a arc length of 43.45 feet) to the point of tangency; thence north 89 degrees 01 minutes 16 seconds West a distance 516.26 feet to the Point of a Curve; thence northwesterly along a curve concave north a distance of 622.86 feet (said curve having a radius of 1,975 feet, a chord bearing of North 79 degrees 59 minutes 24 seconds West, a chord distance of 620.28 feet) to the Point of Tangency; thence North 70 degrees 57 minutes 14 seconds West a distance of 240.04 feet to the POINT OF BEGINNING.

All the foregoing being the same property conveyed by LaRoche Industries, Inc. to Cherokee Nitrogen Company, by deed dated October 31, 2000, filed for record in the Office of the Judge of Probate of Colbert County, Alabama, on November 7, 2000, at 1:37 p.m., and recorded on Microfiche 2000 25, Frames 133-141.

Less and except therefrom property conveyed by Cherokee Nitrogen, Inc., to National Telephone Company of Alabama, by corrective warranty deed dated April 2, 2001 and recorded on Fiche 2001 09 Frame 748, being more particularly described as follows, to-wit:

Commence at a cotton spindle on the SW corner of Section 18, T-3-S, R-12-W, Colbert County, Alabama; then run S 89 degrees 14’ 26” E for 1397.26’ to a spike found; then run N 0 degrees 21’ 39” E for 46.4’ to a 6” concrete monument, the point of beginning; then run N 0 degrees 21’ 39” E for 50.0’ to an iron pin; then run S 89 degrees 14’ 26” E for 50.0’ to an iron pin; then run S 0 degrees 21’ 39” W for 50.0’ to an iron pin; then run N 89 degrees 14’ 26” W for 50.0’ to the point of beginning.

Non-Exclusive Easement for Private Road

A fifty (50) foot wide private road lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the southwest corner of Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, thence North 00 degrees 44 minutes 27 seconds West a distance of 44.05 feet to a concrete monument on the northern right-of-way margin of Lile Academy road; thence South 88 degrees 50 minutes 29 seconds East along the northern right-of-way margin of a gravel road a distance of 2,191.21 feet; thence South 89 degrees 04 minutes 39 seconds East a distance of 535.74 feet to the east right-of-way margin of a County Road; thence North 12 degrees 05 minutes 42 seconds East a distance of 761.78 feet to the POINT OF BEGINNING; thence continue North 12 degrees 05 minutes 42 seconds East a distance of 50.37 feet; thence South 70 degrees 57 minutes 14 seconds East a distance of 240.04 feet to the P.C. of a curve; thence southeasterly a curve concave northerly a distance of 622.86 feet (said curve having a radius of 1,975.00 feet, a chord distance of 620.28 feet, a chord bearing of South 79 degrees 59 minutes 24 seconds East) to the P.T. of said curve; thence South 89 degrees 01 minute 16 seconds East a distance of 516.26 feet to the P.C. of a curve; thence southeasterly along a curve concave southwesterly a distance of 648.77 feet (said curve having a radius of 1,000.00 feet, a chord distance of 637.45 feet, a chord bearing of South 70 degrees 26 minutes 42 seconds East) to the P.T. of said curve and the P.C. of a cul-de-sac; thence easterly, southerly, northwesterly along a curve (having a radius of 50.00 feet; a chord bearing of South 82 degrees 09 minutes 16 seconds West, a chord distance of 70.63 feet) a distance of 234.31 feet to the P.T. of said curve; thence northwesterly along a curve concave southwest a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of North 71 degrees 56 minutes 27 seconds West, a chord distance of 557.98 feet) to the P.T. of said curve; thence North 89 degrees 01 minute 08 seconds West a distance of 517.34 feet to the P.C. of a curve; thence northwesterly along a curve concave northerly of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord distance of 635.97 feet, a chord bearing of 79 degrees 59 minute 24 seconds west) to the P.T. of said curve, thence North 70 degrees 57 minutes 14 seconds West) to the P.T. of said curve; thence North 70 degrees 57 minutes 14 seconds West a distance of 233.95 feet to the POINT OF BEGINNING.

EXHIBIT B-2

Legal Property Description of El Dorado (Arkansas) Site

The land referred to herein below is all situated in Union County, Arkansas

Tract 1:
The South Half of Section 6, and the North Half of Section 7, and the Northwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, and the following described tract:

Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;

thence South along the West line of said Northeast Quarter of the Northwest Quarter of Section 8 to the intersection with the South right-of-way line of the access road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said access road;

thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;

thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;

thence East along a line which is parallel to the North line of said Section 8, and 750 feet distant therefrom to the intersection with the South right-of-way line for the railroad spur herein above described;

thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, and thence run North 88 degrees 53 minutes 44 seconds West 1772.43 feet;
thence North 01 degree 03 minutes 47 seconds East 576.89 feet for a POINT OF BEGINNING;
thence North 88 degrees 56 minutes 13 seconds West 134.0 feet;
thence North 01 degree 03 minutes 47 seconds East 40.00 feet;
thence North 88 degrees 56 minutes 13 seconds West 16.00 feet;
thence North 01 degree 03 minutes 47 seconds East 40.0 feet;
thence South 88 degrees 56 minutes 13 seconds East 150.00 feet;
thence South 01 degree 03 minutes 47 seconds West 80.00 feet to the POINT OF BEGINNING.

  AND

2.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, run thence North 88 degrees 53 minutes 44 seconds West 2341.68 feet;
thence North 01 degree 05 minutes 46 seconds East 545.52 feet for a POINT OF BEGINNING;
thence North 88 degrees 54 minutes 14 seconds West 240.00 feet;
thence North 01 degree 05 minutes 46 seconds East 30.00 feet;
thence North 88 degrees 54 minutes 14 seconds West 96.71 feet;
thence North 01 degree 05 minutes 46 seconds East 118.10 feet;
thence South 88 degrees 54 minutes 14 seconds East 336.71 feet;
thence South 01 degree 05 minutes 46 seconds West 85.72 feet;
thence South 88 degrees 54 minutes 14 seconds East 59.31 feet;
thence South 01 degree 05 minutes 46 seconds West 40.58 feet;
thence North 88 degrees 54 minutes 14 seconds West 59.31 feet;
thence South 01 degree 05 minutes 46 seconds West 21.80 feet to the POINT OF BEGINNING.

Tract 2:
Commencing at the North Quarter Corner of Section 1, Township 17 South, Range 16  West, thence South 88 degrees 46 minutes East, 282.7 feet;
thence South 01 degree 14 minutes West, 269.2 feet to the POINT OF BEGINNING;
thence South 88 degrees 46 minutes East, 150.0 feet;
thence South 01 degree 14 minutes West, 150.0 feet;
thence North 88 degrees 46 minutes West, 150.0 feet;
thence North 01 degree 14 minutes East, 150.0 feet to the POINT OF BEGINNING.

Tract 3:
Beginning at the Southwest Corner of the Northeast Quarter of Section 31, Township 16South, Range 15 West;
thence North 00 degrees 07 minutes East 150 feet to a stake;
thence South 88 degrees 37 minutes East 150 feet to a stake;
thence South 00 degrees 07 minutes West 150 feet to a stake on South line of the Northeast Quarter;
thence North 88 degrees 37 minutes West 150 feet to POINT OF BEGINNING.

Tract 4:
Beginning at the Southeast Corner of the Southwest Quarter of Section 30, Township 16 South, Range 15 West, at a iron pipe Corner;
thence North 88 degrees 38 minutes West 150 feet along the South line of said Section 30 to a stake;
thence North 00 degrees 07 minutes East 150 feet to a stake;
thence South 88 degrees 38 minutes East to a stake on the East line of said Southwest Quarter;
thence South 00 degrees 07 minutes West 150 feet to POINT OF BEGINNING.

Tract 5:
Commencing at the Northwest Corner of the South Half of the Northeast Quarter of Section 12, Township 17 South, Range 16 West;
thence South 00 degrees 04 minutes East, 469.0 feet;
thence North 53 degrees 09 minutes East, 126.45 feet;
thence North 61 degrees 26 minutes East, 239.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 118.7 feet;
thence North 89 degrees 56 minutes East, 150.0 feet;
thence South 00 degrees 04 minutes East, 150.0 feet;
thence South 89 degrees 56 minutes West, 150.0 feet;
thence North 00 degrees 04 minutes West, 31.3 feet to the POINT OF BEGINNING.

Tract 6:
Beginning at a point which is South 00 degrees 18 minutes East 223.2 feet and North 89 degrees 42 minutes East 273.1 feet distance from the Northwest Corner of the Southwest Quarter of Section 9, Township 17 South, Range 15 West;
thence North 00 degrees 18 minutes West 150 feet;
thence North 89 degrees 42 minutes East 150 feet;
thence South 00 degrees 18 minutes East 150 feet;
thence South 89 degrees 42 minutes West 150 feet to the POINT OF BEGINNING.

Tract 7:
Beginning at the Southwest Corner of the Southeast Quarter of Section 2, Township 17 South, Range 16 West;
thence North 150 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake on South line of said Section 2;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 8:
Beginning at the Southwest Corner, Section 2, Township 17 South, Range 16 West;
thence North along Section line 150 feet to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 9:
Commencing at the Southwest Corner of the Southeast Quarter of Section 12, Township 17 South, Range 16 West;
thence North 00 degrees 04 minutes West, 276.7 feet;
thence North 89 degrees 56 minutes East, 271.8 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 150 feet;
thence North 89 degrees 56 minutes East, 150 feet;
thence South 00 degrees 04 minutes East, 150 feet;
thence South 89 degrees 56 minutes West, 150 feet to the POINT OF BEGINNING.

Tract 10:
Commencing at the Southwest Corner of Southeast Quarter of Section 7, Township 17 South, Range 15 West;
thence South 88 degrees 25 minutes East 155.4 feet;
thence North 01 degree 35 minutes East 308.5 feet to the POINT OF BEGINNING;
thence continuing North 01 degree 35 minutes East 150 feet;
thence South 88 degrees 25 minutes East 150 feet;
thence South 01 degree 35 minutes West 150 feet;
thence North 88 degrees 25 minutes West 150 feet to the POINT OF BEGINNING.

Tract 11:
Beginning at the Northwest Corner of the Southeast Quarter, Section 18, Township 17 South, Range 15 West;
thence South 88 degrees 21 minutes East 150 feet along the North line of the said Southeast Quarter to a stake;
thence South 00 degrees 11 minutes East 150 feet to a stake;
thence North 88 degrees 21 minutes West 150 feet to a stake on the West line of the said Southeast Quarter;
thence North 00 degrees 11 minutes West 150 feet to the POINT OF BEGINNING.

Tract 12:
Beginning at a point on the West line of the Southeast Quarter of Section 18, Township 17 South, Range 15 West, located North 00 degrees 11 minutes West 150 feet from the Southwest Corner of said Southeast Quarter;
thence North 00 degrees 11 minutes West 100 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 17 minutes East 150 feet to a stake;
thence South 00 degrees 11 minutes East 100 feet to a stake;
thence North 88 degrees 17 minutes West 150 feet to the POINT OF BEGINNING.

Tract 15:
Beginning at the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 89 degrees 25 minutes West along the South line of said Section 1, 4830.14 feet to POINT OF BEGINNING;
thence North 00 degrees 04 minutes East 150 feet;
thence North 89 degrees 25 minutes West 150 feet;
thence South 00 degrees 04 minutes West 150 feet to the intersection of South line of Section 1;
thence South 89 degrees 25 minutes East along Section line 150 feet to POINT OF BEGINNING.

Tract 16:
Beginning at a point 10.4 feet North of the Southwest Corner of Section 5, Township 17South, Range 15 West;
thence East 29.5 feet;
thence North 150.0 feet;
thence West 29.5 feet;
thence South 150.0 feet to the POINT OF BEGINNING.

Tract 17:
Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence West 25.00 feet;
thence South approximately 134.83 feet;
thence East 25.00 feet;
thence North to the PLACE OF BEGINNING.

The exclusive right to produce water from any horizon lying under the following described Tract 18 in Union County, Arkansas, at and below a depth of 350 feet below the surface:

Tract 18:
The East Half of Section 1 and the East Half of Section 12, all in Township 17 South, Range 16 West,

And

The South Half of Section 7 and all of Section 8, all in Township 17 South, Range 15 West,

And

All that part of the West Half of the West Half of Section 9, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all that part of the Southwest Quarter of the Southwest Quarter of Section 4, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all of Section 5 and the North Half of Section 6, all in Township 17 South, Range 15 West, EXCEPT the following described tracts, lettered (a) through (k), both inclusive, to-wit:

(a) The Northwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West.

(b) Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;
thence South along the West line of said Northeast Quarter of the Northwest Quarter of said Section 8 to the intersection with the South right-of-way line of the Access Road as now located said right-of-way line being 50 feet perpendicular distance from the center line of said Access Road;

thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;

thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;

thence East along a line which is parallel to the North line of said Section 8, and 750 feet distant therefrom, to the intersection with the South right-of-way line for the railroad spur hereinabove described;

thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15 West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

(c) Commencing at the Northwest Corner of Section 5, Township 17 South, Range 15 West;
thence South 88 degrees 24 minutes East 4060.30 feet to the POINT OF BEGINNING of this excepted tract;
thence South 00 degrees 40 minutes West 1213.20 feet;
thence South 88 degrees 10 minutes East 1200.33 feet to the El Dorado-Smackover Highway;
thence in a Northwesterly direction along said Highway to the North line of said Section 5;
thence in a Westerly direction to the POINT OF BEGINNING.

(d) Commencing at the Northeast Corner of Section 6, Township 17 South, Range 15 West;
thence North 88 degrees 23 minutes West 1327 feet to the POINT OF BEGINNING of this excepted tract;
thence South 01 degree 37 minutes West 90 feet;
thence North 88 degrees 23 minutes West 990 feet;
thence North 01 degree 37 minutes East 90 feet;
thence South 88 degrees 23 minutes East 990 feet to the POINT OF BEGINNING.

(e) Tract 2 described above.

(f) Tract 5 described above.

(g) Tract 6 described above.

(h) Tract 9 described above.

(i) Tract 10 described above.

(j) Tract 16 described above.

(k) Tract 17 described above.

TOGETHER WITH all of the rights of the United States of America as granted to Lion Oil Company in an instrument entitled “Quitclaim Deed, Assignment and Bill of Sale” which was filed March 5, 1948 in Record Book 511, Page 405 to maintain, repair, replace and operate each electrical transmission line, telephone line, water line gas line, sanitary sewer, drainage sewer, drainage ditch, road, trail or railroad upon any of the land which constitutes a part of Tract 18 described above or which leads from Tract 18 described above to Tracts 3, 4, 7, 8, 11, 12 and 15 described above, and the right-of-way in connection therewith, all as is more fully set forth in said Quitclaim Deed, Assignment and Bill of Sale.

TOGETHER WITH such water rights as were reserved by Monsanto Company in a Quitclaim Deed in favor of J. L. Lee which was filed February 23, 1981 in Record Book 1459, Page 601, of the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West;
thence North 417.4 feet;
thence East 417.4 feet;
thence South 417.4 feet;
thence West 417.4 feet to the POINT OF BEGINNING.

ALSO

Commencing at the Southeast Corner of the Southeast Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West;
thence North 01 degree 06 minutes East 274.0 feet to the POINT OF BEGINNING;
thence North 88 degrees 54 minutes West 69.8 feet;
thence North 01 degree 06 minutes East 150.0 feet;
thence South 88 degrees 54 minutes East 69.8 feet;
thence South 01 degree 06 minutes West 150.0 feet to the POINT OF BEGINNING.

TOGETHER WITH such water rights as were reserved in a Quitclaim Deed in favor of Louis Knox White et al which was filed September 10, 1982 in Record Book 1521, Page 257, in the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 9, Township 17 South, Range 15 West;

and run North 00 degrees 38 minutes East 1729.4 feet to the South right-of-way line of the Missouri-Pacific Railroad;

thence in a Southeasterly direction along said right-of-way for 547.8 feet to the West line of Highway No. 7B;
thence South 08 degrees 29 minutes East along said line 21.8 feet;
thence South 05 degrees 24 minutes East along said line 1444.0 feet;
thence South 02 degrees 50 minutes East along said line 96.57 feet;
thence North 88 degrees 14 minutes West 675.4 feet to the POINT OF BEGINNING.

Tract 41-1 (25):
The West Half of the Southeast Quarter of the Southeast Quarter and the Northeast Quarter of the Southeast Quarter of Section 7, and the Southwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, Union County, Arkansas, EXCEPTING THE FOLLOWING DESCRIBED TRACT:

Beginning at a point 600.0 feet North of the Northwest Corner of the Southwest Quarter of said Section 8;
thence North 435.6 feet;
thence East 100.0 feet;
thence South 435.6 feet;
thence West 100.0 feet to the POINT OF BEGINNING.

Tract 41-2 (20):
The North Three-Quarters of the North Half of the Northwest Quarter of the Southeast Quarter (N 3/4 N/2 NW/4 SE/4) of Section 7, Township 17 South, Range 15 West, LESS three (3) acres in the form of a square in the Northeast Corner thereof.

Tract 41-4 (22):
Three acres in the form of a square out of the Northeast Corner of the Northwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

(Same Property as the exception in 41-2 (20) above)

Tract 41-4 (23):
Beginning at a point 600 feet North of the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian;
thence East 100.0 feet;
thence North 435.6 feet;
thence West 100.0 feet;
thence South 435.6 feet to the PLACE OF BEGINNING.

(Same Property as the exception in 41-1 (25) above)

Tract 41-4 (24):
A part of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian, described as follows:

Beginning at a point 417.4 feet North of the Southwest Corner of the said Southwest Quarter of the Southeast Quarter of Section 8 and running thence North 208.71 feet;
thence East 208.71 feet;
thence South 208.71 feet;
thence West 208.71 feet to the PLACE OF BEGINNING,

EXCEPT that part of the Southwest Quarter of the Southeast Quarter of Section 8 contained within the following parcel of land, described as:

Commencing at the Southwest Corner of said Southwest Quarter of the Southeast Quarter of said Section 8;
thence South 88 degrees 54 minutes East, 80.2 feet;
thence North 01 degree 06 minutes East, 274.0 feet to the POINT OF BEGINNING of said parcel;
thence North 88 degrees 54 minutes West, 150.0 feet;
thence North 01 degree 06 minutes East, 150.0 feet;
thence South 88 degrees 54 minutes East, 150.0 feet;
thence South 01 degree 06 minutes West, 150.0 feet to the POINT OF BEGINNING.

Tract 41-5 (19):
The South Five-Eighths of the Northwest Quarter of the Southeast Quarter and the North Three-Eighths of the Southwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

Tract 41-7:
The Southwest Quarter of the Northeast Quarter and the Southeast Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-9:
The Northwest Quarter of the Southwest Quarter of Section 5, Township 17 South, Range 15 West,

AND

The East Half of the Northeast Quarter of Section 6, Township 17 South, Range 15 West.

Tract 41-10:
The Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, LESS AND EXCEPT the following tract:

Commencing at the Northeast Corner of the Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, and run thence South 90 feet;
thence West 990 feet;
thence North 90 feet;
thence East 990 feet to the POINT OF BEGINNING.

Tract 41-11:
The Southeast Quarter of the Northeast Quarter of Section 1, Township 17 South, Range 16 West,

ALSO

The Southwest Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West,

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.	All that part of the Southeast Quarter of the Northeast Quarter (SE/4 NE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335,
2.	All that part of the Southwest Quarter of the Northwest Quarter (SW/4 NW/4) of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335.

Tract 41-12:
The East Quarter of the Southwest Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West

AND

the Southeast Quarter of the Southeast Quarter of Section 1 Township 17 South, Range 16 West of the Fifth Principal Meridian, LESS THE FOLLOWING TRACTS:

1.  A tract described as:

Commencing 70 yards North of the Southeast Corner of the Southeast Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West, as a BEGINNING POINT;
thence South 70 yards;
thence West 330 yards;
thence North 61.5 yards;
thence in a straight line to a POINT OF BEGINNING.

2.  A tract described as:

Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 15.17 feet;
thence West 25.00 feet;
thence South 15.17 feet;
thence East to the POINT OF BEGINNING.

3.  A tract described as:

Commencing at the Southeast Corner (SECor) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 24 minutes 22 seconds West along the South line of said Section 1 a distance of 1172.08 feet, more or less, to the center line of a county road for the point of beginning;
thence run North 33 degrees 28 minutes 58 seconds East 432.00 feet;
thence North 89 degrees 21 minutes 48 seconds West 715.87 feet;
thence South 00 degrees 16 minutes 35 seconds West 363.30 feet to the South line of Section 1;
thence South 89 degrees 24 minutes 22 seconds East 479.28 feet to the point of beginning.

4.  (Monsanto to Gardner)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 199.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 15 minutes East 150.9 feet;
thence North 89 degrees 25 minutes West 543.7 feet to the center of State Highway No. 335;
thence South 33 degrees 55 minutes West along said Highway for 422.4 feet;
thence South 89 degrees 25 minutes East 184.0 feet;
thence North 00 degrees 15 minutes East 184.5 feet;
thence North 89 degrees 00 minutes East 593.5 feet to the POINT OF BEGINNING.

5.  (Monsanto to Haney)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence run North 00 degrees 15 minutes East 350.6 feet to the POINT OF BEGINNING;
thence run North 00 degrees 15 minutes East 819.7 feet to the center of State Highway No. 335;
thence run South 33 degrees 55 minutes West along said Highway for 979.8 feet;
thence run South 89 degrees 25 minutes East 543.7 feet to the POINT OF BEGINNING.

6.  (NWF to Cole Timber)

The East Quarter of the Southwest Quarter of the Southeast Quarter (E/4 SW/4 SE/4) and all that part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying West of Arkansas State Highway #335.

Tract 41-12A:
1.  (Gardner to Monsanto)

Beginning at the Northeast Corner (NECor) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run South 00 degrees 15 minutes West 330.0 feet;
thence North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 529.7 feet;
thence North 89 degrees 00 minutes East 375.0 feet;
thence South 00 degrees 15 minutes West 134.85 feet;
thence South 89 degrees 25 minutes East 25.0 feet;
thence South 00 degrees 15 minutes West 75.05 feet to the POINT OF BEGINNING, and being part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, and part of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of Section 12, all in Township 17 South, Range 16 West.

2.  (Haney to Monsanto)

Beginning at the Southeast Corner of the Northeast Quarter of the Northeast Quarter (SECor NE/4 NE/4) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 990.0 feet;
thence South 89 degrees 25 minutes East 400.0 feet;
thence South 00 degrees 15 minutes West 990.0 feet to the POINT OF BEGINNING.

Tract 41-16:
The North Half of the Southwest Quarter of Section 7, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-17:
The Northwest Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-18:
The Southwest Quarter of the Southwest Quarter (SW1/4 SW 1/4) and the West Half of the Southeast Quarter of the Southwest Quarter (W1/2 SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas

AND

Bginning at the Northeast Corner of the Southeast Quarter of the Southwest Quarter (SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas, and run North 88 degrees 53 minutes West 695.0 feet;
thnce South 00 degrees 11 minutes West 1326.0 feet to the South line of said forty;
thence South 88 degrees 53 minutes East along said South line 347.5 feet;
thence North 00 degrees 11 minutes East 1290.4 feet;
thence South 88 degrees 53 minutes East 347.5 feet;
thence North 00 degrees 11 minutes East 26.0 feet to the POINT OF BEGINNING.

Railroad Right-of-Way:
Railroad right-of-way extending 50 feet on each side of the centerline of the railroad track as the same is now located, on, over and across the North Half of Section 8, the North Half of Section 9, and the North Half of Section 10, all in Township 17 South, Range 15 West.

Schedule 1

List of Mortgages

1.           Mortgage, Assignment of Rents and Security Agreement and Fixture Filing Statement (Alabama), dated as of November 2, 2007, between Cherokee Nitrogen Holdings, Inc. and Banc of America Leasing & Capital LLC, as collateral agent for the Lenders.

2.           Mortgage, Assignment of Rents and Security Agreement and Fixture Filing Statement (Arkansas), dated as of November 2, 2007, between Northwest Financial Corporation and Banc of America Leasing & Capital LLC, as collateral agent for the Lenders.

ANNEX A

Form of Closing Date License

Closing Date License

LICENSE TO USE INTELLECTUAL PROPERTY RIGHTS

For the purpose of enabling Wells Fargo Foothill, Inc., as administrative agent (in such capacity, the “Revolver Agent”) under that certain Amended and Restated Loan and Security Agreement, dated as of November 5, 2007 (as the same may be amended, restated, supplemented, modified, refinanced, replaced or renewed from time to time, the “Revolving Loan Agreement”) among LSB Industries, Inc. (the "Parent"), ThermaClime, Inc. ("ThermaClime") and certain of its subsidiaries, together with the Parent and ThermaClime, the “Loan Parties”), the financial institutions from time to time parties thereto as lenders (the “Revolver Lenders”) and the Revolver Agent, to enforce any Lien held by the Revolver Agent upon any of the Revolver Collateral (as such terms are defined in the Inter-Lender Agreement, dated as of even date herewith (the "Inter-Lender Agreement"), by and among the Revolver Agent, Banc of America Leasing & Capital, LLC, as collateral agent for the Term Loan Lenders (as defined therein) under the Term Loan Agreement (as defined therein) (in such capacity and together with any successor agent, the “Term Agent”)), and to the extent appropriate, in the good faith opinion of the Revolver Agent, to process, ship, produce, store, complete, supply, lease, sell, or otherwise dispose of any of the Revolver Collateral or to collect or otherwise realize upon any Accounts or Receivables (as defined in the Revolving Loan Agreement) comprising Revolver Collateral, at such time as the Revolver Agent shall be lawfully entitled to exercise such rights and remedies, each of the Loan Parties hereby grant to the Revolver Agent, for the benefit of the Revolving Lenders, and only to the extent set forth above, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Obligors (as defined in the Inter-Lender Agreement) to use[, license, or sublicense] any intellectual property rights now owned or hereafter acquired by the Loan Parties (except to the extent the terms of any of the foregoing proprietary rights or any agreements relating thereto prohibit such grant of license to Agent), and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The Loan Parties hereby agree and acknowledge that no further performance is required of the Revolver Agent under the terms of the license granted pursuant hereto and that this license shall not constitute an executory contract.  Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Inter-Lender Agreement.  This License Agreement shall be subject in all cases to the terms, conditions and limitations set forth in the Inter-Lender Agreement.

THIS LICENSE TO USE INTELLECTUAL PROPERTY RIGHTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Dated:  October __, 2007

Parent:

LSB INDUSTRIES, INC.,
an Delaware corporation

By:  _____________________
Title:

Borrowers:

THERMACLIME, INC.,
an Oklahoma corporation

By:  _____________________
Title:

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By:  _____________________
Title:

CLIMATE MASTER, INC.,
a Delaware corporation

By:  _____________________
Title:

CLIMATECRAFT, INC.,
an Oklahoma corporation

By:  _____________________
Title:

CLIMACOOL, CORP.,
an Oklahoma corporation

By:  _____________________
Title:

INTERNATIONAL ENVIRONMENTAL
CORPORATION, an Oklahoma corporation

By:  _____________________
Title:

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:  _____________________
Title:

KOAX CORP., an Oklahoma corporation

By:  _____________________
Title:

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:  _____________________
Title:

XPEDIAIR, INC., an Oklahoma corporation.

By:  _____________________
Title:

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:  _____________________
Title:

CHEMEX I CORP., an Oklahoma corporation

By:  _____________________
Title:

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:  _____________________
Title:

CHEMEX II CORP.,
an Oklahoma corporation

By:  _____________________
Title:

EXHIBIT L

RECORDING REQUESTED BY                  )
AND WHEN RECORDED MAIL TO:       )
Banc of America Leasing & Capital LLC  )
Bank of America                                           )
MA5-100-32-01                                             )
100 Federal St.                                               )
Boston, MA 02110                                       )
Attn.: Annemarie L. Warren, VP                )
         Group Operations Manager               )
Loan No.: _______________________ )
                )

______________________________________________________________________________________________
Space above for Recorder's Use

ASSIGNMENT OF LEASES AND RENTS, SUBORDINATION [AND NONDISTURBANCE] AGREEMENT

THIS ASSIGNMENT OF LEASES AND RENTS, SUBORDINATION [AND NONDISTURBANCE] AGREEMENT (this "Assignment") is made as of _____________________, by and among
______________________________, a _________________________ as assignor ("Assignor"), with a mailing address at 16 S. Pennsylvania, Oklahoma City, Oklahoma 73107, Attention: ____________________, and       [name of lessee under subject existing permitted lease], a ______________________________, (“Lessee”), with a mailing address at_______ ________________________________________________________, Attention  ___________________________ in favor of Banc of America Leasing & Capital LLC, as collateral agent for the Lenders (hereinafter called the “Assignee” or the “Collateral Agent”), whose address is c/o Annemarie L. Warren, VP; Group Operations Manager, Bank of America, MA5-100-32-01, 100 Federal St., Boston, MA 02110.

RECITALS:

A.           WHEREAS, upon the terms and conditions of a certain Term Loan Agreement, dated as of the date hereof (collectively, such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Loan Agreement”), by and among ThermaClime, Inc., an Oklahoma corporation (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, Northwest Financial Corporation, an Oklahoma corporation, Chemex I Corp., an Oklahoma corporation, Chemex II Corp, an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, DSN Corporation, an Oklahoma corporation, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, The Climate Control Group, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers (individually and collectively, jointly and severally, “Borrower” or “Borrowers”), LSB Industries, Inc., as guarantor, Banc of America Leasing & Capital, LLC, as administrative agent (the “Administrative Agent”), the Collateral Agent and the Lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent and the Collateral Agent, the “Secured Parties”), Secured Parties have agreed to provide certain financial accommodations (the “Loan”) to Borrowers, upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.

B.           The Loan is secured by that certain Mortgage, Assignment of Rents and Security Agreement and Fixture Filing (the "Mortgage"), dated as of the date of this Agreement, from Assignor, as ‘mortgagor”, for the benefit of Assignee, as “mortgagee, encumbering real property located in the County of Colbert, State of Alabama, as described on Exhibit A attached hereto, and all buildings and other improvements now or hereafter located thereon (collectively, the "Improvements") (the real property and the Improvements are hereinafter sometimes collectively referred to as the "Property");

C.           The Loan Documents (as defined in the Loan Agreement) include the Mortgage, one or more promissory note(s) (each and collectively, the “Note”) and all other documents evidencing, securing or otherwise pertaining to the Loan.  This Agreement is one of the Loan Documents;

D.           Assignor (or Assignor’s predecessor-in-interest) and Lessee are parties to the following lease agreement:

__________________________________________________________________________________[i
dentify subject Exhibiting Permitted Lease
___________________________________________________________________________________
dated ________________________, _____ (the “Lease”), pursuant to which Lessee leases from Assignor certain real property legally described on the attached Exhibit A and certain improvements located thereon (the “Premises”).  The Premises is or will be encumbered by the Mortgage securing the Loan in favor of Assignee.  Lessee has agreed to recognize the rights of Assignee in accordance with the terms and provisions of this Agreement; and

E.           As a condition to making the Loan to Borrowers, Assignee has required that Assignor and Lessee execute and deliver this Agreement to further secure payment and performance of Assignor's obligations under the Loan Documents.

NOW, THEREFORE, to induce Assignee to enter into the Loan Documents and to make the Loan, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Lessee hereby covenant and agree for the benefit of Assignee, as follows:

2

Covenants of Assignor with respect to Assignment:

1.           Absolute Assignment.  Assignor hereby absolutely and presently assigns to Assignee the following:

(a)           All of Assignor's right, title and interest in, to and under the Lease, including (i) all guaranties of and security for Lessee’s performance under the Lease, and (ii) all amendments, extensions, renewals or modifications to the lease; and

(b)           All deposits (whether for security or otherwise), rents, issues, profits, revenues, royalties, rights, benefits and income of and from the Property, including liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents, together with the continuing right to collect and receive the same, and together with all rights and claims that Assignor may have against any party under the Lease or against any other occupant of the Property (collectively, the "Rents").

THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

2.           Grant of License.  Assignee hereby confers upon Assignor a license (the "License") to collect and retain the Rents as they become due and payable, so long as no Event of Default (as defined in the Mortgage) shall exist and be continuing.  If an Event of Default has occurred and is continuing, Assignee shall have the right, which it may choose to exercise in its sole discretion, to terminate the License without notice to or demand upon Assignor, and without regard to the adequacy of Assignee's security under the Loan Documents.

3.           Collection and Application of Rents.   Subject to the License granted to Assignor under Section 2 above, Assignee has the right, power and authority to collect any and all Rents after the occurrence and during the continuance of an Event of Default.  Assignor hereby appoints Assignee its attorney-in-fact, which power of attorney is with full power of substitution and coupled with an interest, after the occurrence and during the continuance of an Event of Default to perform any and all of the following acts as Assignee, in its sole discretion, may elect:

(a)           Demand, receive and enforce payment of any and all Rents;

(b)           Give receipts, releases and satisfactions for any and all Rents; or

(c)           Sue either in the name of Assignor or in the name of Assignee for any and all Rents.

Assignee may, in its sole discretion, choose to collect Rents either with or without taking possession of the Property.  Even if Assignee is collecting and applying Rents as permitted under this Assignment, Assignee shall still be entitled, upon an Event of Default, to exercise and invoke every right and remedy provided to it under this Agreement, the Mortgage, or under any of the other Loan Documents.

Covenants of Lessee, Assignee and Assignor with respect to Subordination:

4.           Subordination.  Notwithstanding anything to the contrary contained in the Lease, the Lease and the leasehold estate created thereby are hereby declared to be, and hereafter shall continue at all times to be, junior, subject and subordinate, in each and every respect, to the Mortgage, including, without limitation, (i) any and all increases, renewals, modifications, extensions, substitutions,

3

replacements and or consolidations of the Note or the Mortgage and (ii) any future mortgage or encumbrance affecting the Premises held by or made for the benefit of Assignee and/or its successors and assigns.  The foregoing subordination is effective and self-operative without the necessity for execution of any further instruments.  Lessee hereby covenants with Assignee that Lessee will not cause the Lease to be subordinated to any interests other than those held by or made for the benefit of Assignee and/or its successors and assigns without prior written notice to and prior written consent of Assignee.  At any time at the election of Assignee, Assignee shall have the right to declare the Lease superior to the lien, provisions, operation and effect of the Mortgage.

5.           Attornment; Nondisturbance.
 a) Notwithstanding the foregoing subordination, if the interest of Assignor under the Lease shall be transferred by reason of foreclosure or other proceedings (judicial or non judicial) for enforcement of the Mortgage or by reason of a deed in lieu of foreclosure, Lessee, at the election of the transferee and its successors and assigns (the “Purchaser”) acquiring said interests, shall be bound to the Purchaser pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the original Assignor under the Lease, and Lessee does hereby attorn to and agree to attorn to the Purchaser, as its Assignor, said attornment to be effective and self-operative without the necessity for execution of any further instruments, upon Purchaser’s election after succeeding to the interest of the Assignor under the Lease.

b)  Notwithstanding the provisions of Section 4 and provided that Lessee is not in default under the Lease, Purchaser shall be bound to Lessee and its successors and assigns pursuant to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease then remaining and any extensions or renewals thereof which may be effected in accordance with any option set forth in the Lease, with the same force and effect as if Purchaser were the original Assignor under the Lease, and provided that Lessee is not in default under the Lease beyond any applicable cure periods, the Lease shall not be terminated, nor shall Lessee’s use, possession or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage.

6.           Further Acts.  Notwithstanding any provisions contained in Sections 4 and 5 above which state that the attornment and subordination by Lessee to Assignee and Purchaser are effective and self-operative without the execution of any further instrument, Lessee agrees that, upon request of Assignee and/or Purchaser, it will execute such written agreement to evidence and affirm any and all of Lessee’s obligations under this Agreement, and further, Lessee agrees that it will execute from time to time such further assurances and estoppel certificates as may reasonably be requested by Assignee and Purchaser.  Without limiting the generality of the foregoing, if and to the extent that Assignor rejects the Lease in any federal or state proceeding, Lessee will, upon the request of Assignee or Purchaser after exercise by Assignee of its remedies in enforcement of the Mortgage, immediately enter into a new lease directly with the Assignee or Purchaser on the same terms as the Lease (for the then-unexpired term of the Lease), provided execution of such new lease does not violate any bankruptcy law or related court order.

7.           Limitation.  Neither Assignee nor any Purchaser shall be (a) liable for any act or omission of Assignor or any prior Assignor (including the loss or misappropriation of any rental payments or security deposits); (b) subject to any credits, claims, setoffs, offsets or defenses which Lessee may have against Assignor or any prior Assignor; (c) bound by (or responsible for) any advance payment of rent or any other monetary obligations under the Lease to Assignor in excess of one month’s prepayment thereof in the case of rent, or in excess of one periodic payment in advance in the case of

4

any other monetary obligations under the Lease; (d) responsible for any security deposit not actually received by Assignee or any Purchaser; (e) bound by any amendment, assignment (in whole or in part), subletting, extension, renewal or modification of the Lease to which Assignee or Purchaser has not consented in writing (to the extent such consent by Assignee is required under the Loan Documents), and any attempted amendment, assignment (in whole or in part), subletting, extension, renewal or modification of the Lease without said consent (to the extent such consent by Assignee is required under the Loan Documents) shall be null and void and of no force and effect; provided, however, that the consent of the Assignee or Purchaser is not required for (i) an assignment or subletting entered into pursuant to such provision of the Lease as shall expressly provide that Lessee may effect such assignment or subletting without the consent of Assignor or (ii) an extension of the term of such Lease; (f) liable for latent and/or patent defects in the construction of the Premises; (g) liable for any breach of any warranty in the Lease by Assignor or a prior Assignor; (h) bound by any obligation to repair, replace, rebuild or restore the Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as may be required of the Assignor under the Lease and as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to Assignee (as successor in interest to Assignor) or Purchaser; (i) required to remove any person occupying the Premises or any part thereof; or (j) bound by any right of first refusal or right of first offer set forth in the Lease.  Neither Assignee nor any Purchaser shall be liable for any reason for amounts in excess of the value of its interest in the Premises, or for consequential or punitive damages of any kind

8.           Notice; Cure; Waivers.  Lessee agrees to give prompt written notice to Assignee (and to any successor in interest to Assignee of which Lessee has been notified) of  any default of the Assignor under the Lease if such default is of such a nature as to give Lessee a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents.  If, within thirty (30) days after receipt of written notice from Lessee, Assignee, at Assignee’s sole option, cures (or commences and is diligently pursuing the cure of) a default of Assignor under the Lease that is capable of being cured by Assignee, Lessee agrees not to terminate the Lease, reduce rent, credit or offset against future rents, consent or acquiesce in the termination of the Lease or surrender the Premises and agrees to continue to be bound by the terms of the Lease and this Agreement.  To the extent that Assignee is only able to effect cure of such default after taking possession of the Premises or exercising its right to foreclowure under the mortgage, Lessee agrees hat the time for cure of such default by Assignee shall be extended for the time reasonably required to obtain such possession or effect such foreclosure.

9.           Payments of Rent to Assignee.  Assignor absolutely assigns to Assignee all payments of rent as the same are due under the Lease (the “Rent”) and Lessee agrees that within thirty (30) days after notice delivered to Lessee of an uncured Event of Default (as defined in the Mortgage) by the Assignee and until such time as all of Assignor’s monetary obligations to Assignee pursuant to the Note and the Loan Agreement between Assignee and Borrowers have been fully paid or such Event of Default has been cured (and Assignee and Lessee shall have notice of such cure), Lessee will pay the Rent directly to Assignee.  All such rental payments received by Assignee shall be credited against Assignor’s obligations to Assignee.  Assignor, by its execution hereof, agrees that this Agreement does not constitute a waiver by Assignee of any of Assignee’s rights under the Mortgage and any assignment of leases or rents contained therein, or in a separate instrument or in any way release the Assignor from any of the terms, conditions, obligations, covenants and agreements of the Mortgage.

10.           Notices.  All notices, consents, approvals or other instruments required or permitted to be given by any party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service or (iii) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt

5

requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) as set forth in the introductory paragraph hereto.

11.           Remedies of Assignee.  Upon or at any time after the occurrence and during the continuance of an Event of Default, Assignee may, at its option, without waiving such Event of Default and without regard to the adequacy of Assignee's security under the Loan Documents, either in person, by agent, or by a receiver appointed by a court, take possession of the Property and hold, manage, lease and operate the Property on such terms and for such period of time as provided in the Mortgage.  Assignee may, with or without taking possession of the Property, in its own name, demand, sue for or otherwise collect and receive all Rents, including those past due and unpaid.  Assignee shall have full power to make all alterations, renovations, repairs or replacements and to do any and all other things which it may in its sole discretion consider necessary or appropriate to protect the security of this Agreement and under the Mortgage.  Assignee may apply the Rents to pay any of the following amounts and in such order as provided in the Mortgage:  (a) the Secured Obligations (as defined in the Mortgage); (b) all expenses of the Property, including the salaries, fees, commissions and wages of a managing agent and such other employees, agents or independent contractors as Assignee deems necessary or desirable; (c) all taxes, charges, claims, assessments, or any other liens against the Property; (d) all premiums for all insurance Assignee deems necessary or desirable; (e) the cost of all alterations, renovations, repairs or replacements; and (f) all expenses incident to taking and retaining possession of the Property.  Neither the demand for nor collection of Rents by Assignee shall constitute any assumption by Assignee of any obligation under the lease.  Assignee is obligated to account only for such Rents as are actually collected or received by Assignee.  For purposes of this Section, Assignor grants to Assignee its irrevocable power of attorney, with full power of substitution and coupled with an interest, to take any and all of the aforementioned actions and any or all other actions designated by Assignee for the proper management and preservation of the Property.  Assignee shall, as a matter of absolute right, be entitled, upon application to a court of applicable jurisdiction, to the appointment of a receiver to obtain and secure the rights of Assignee hereunder and the benefits intended to be provided to Assignee under this Agreement.  The exercise by Assignee of the option granted it in this Section and the collection of the Rents and the application thereof as provided in this Agreement shall not be considered a waiver of any Event of Default by Assignor under the note(s), the Mortgage, this Agreement or the other Loan Documents.  This Agreement shall remain in full force and effect during any period of foreclosure and/or redemption with respect to the Property.

12.           No Liability of Assignee.  Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to lease any part of the Property or from any other act or omission of Assignee in managing the Property after an Event of Default, other than acts or omissions of Assignee constituting willful misconduct or gross negligence of Assignee.  Assignee shall not be responsible for performing any of Assignor's obligations under the lease by reason of this Agreement.  Assignor hereby agrees to indemnify, defend and hold Assignee harmless for, from and against any and all liability, loss or damage which may be incurred under the lease or by reason of this Agreement and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Assignee by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the lease.  Should Assignee incur any such liability, Assignor shall reimburse Assignee promptly upon demand.  This Agreement shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Assignee, nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by any lessee or any other party, any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Loan Agreement), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, other than acts or omissions of Assignee constituting gross negligence or willful misconduct of Assignee.

6

13.           Other Security.  Assignee may take or release other security for the payment of the Secured Obligations, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Secured Obligations without prejudice to any of its rights under this Agreement.

14.           Other Remedies.  Assignor has executed the Mortgage which contains an Assignment of Rents and Leases assigning to Assignee all of Assignor's right, title and interest, as Assignor, in and to the lease.  All rights and remedies granted to Assignee under the Assignment of Rents and Leases contained in the Mortgage shall be in addition to all rights and remedies granted to Assignee under this Agreement.  The right of Assignee to collect the Secured Obligations and to enforce any other security held by Assignee may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it under this Agreement.

15.           No Mortgagee in Possession.  Nothing contained in this Agreement shall be construed as constituting Assignee a "mortgagee in possession" for any purpose.

16.           Conflict of Terms.  In case of any conflict between the terms of this Agreement and the terms of the Mortgage, the terms of the Mortgage shall prevail.

17.           Non-Waiver.  Each waiver by any Assignee must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from any delay or failure by Assignee to take action on account of any default of Assignor.  Consent by Assignee to any act or omission by Assignor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Assignee's consent to be obtained in any future or other instance.  No collection by Assignee of any Rents pursuant to this Agreement shall constitute or result in a waiver of any default then existing under this Agreement or under any of the other Loan Documents.

18.           Invalid Provisions.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

19.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state where the Property is located, except to the extent any of such laws may now or hereafter be preempted by Federal law.

20.           Termination of Assignment.  Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release, reconveyance or discharge of the Mortgage duly executed by Assignee, this Agreement shall become and be void and of no effect.

21.           Successors in Interest; Transfer of Loan.  The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.  Assignee and any successor may, at any time, sell, transfer, or assign the Loan, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities").  Assignee may forward to each Assignee, transferee, assignee, servicer, participant, investor in such Securities or any rating agency (a "Rating Agency") rating such Securities (all of the foregoing entities collectively referred to as an "Investor") and each prospective Investor, all documents, financial and other information which Assignee now has or may hereafter acquire relating to (a) the Loan; (b) the Property and its operation (including, without limitation, copies of all leases, subleases or any other agreements

7

concerning the use and occupancy of the Property); and/or (c) any party connected with the Loan (including, without limitation, Assignor, any partner or member of Assignor, any constituent partner or member of Assignor, and any guarantor).  In connection with such Securities, Assignor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Assignor to each Investor.   Assignor shall, within fifteen (15) days after request by Assignee, deliver an estoppel certificate verifying for the benefit of Assignee and any other party designated by Assignee the status and the terms and provisions of the Loan in form and substance acceptable to Assignee.  The representations, warranties, obligations, covenants, and indemnity obligations of Assignor under the Loan Documents shall also benefit and apply with respect to any Assignee, transferee, assignee, participant, servicer or investor.

22.           Attorneys' Fees.  If any lawsuit, suit or proceeding is commenced which arises out of or relates to the Loan Agreement, this Agreement, the other Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court may adjudge to be reasonable attorneys' fees in the action, in addition to costs and expenses otherwise allowed by law.  In all other situations, including any matter arising out of or relating to any proceeding under any Debtor Relief Law (as defined in the Mortgage), Assignor agrees to pay all of Assignee's costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Assignee's rights or interests.  From the time(s) incurred until paid in full to Assignee, all such sums shall bear interest at the Default Rate.  Whenever Assignor is obligated to pay or reimburse Assignee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

23.           WAIVER OF TRIAL BY JURY.  ASSIGNOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ASSIGNOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  ASSIGNEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY ASSIGNOR.

IN WITNESS WHEREOF, Assignor, Lessee and Assignee have executed this Agreement as of the day and year first above written.

ASSIGNOR:

____________________________________,.
a __________________________________

By: ________________________________
Name:______________________________
Title: ______________________________

LESSEE:

____________________________________,.
a __________________________________

8

By:  ________________________________
Name: ______________________________
Title:  _______________________________

ASSIGNEE:
BANC OF AMERICA LEASING & CAPITAL, LLC,

By:________________________________
Name: _____________________________
Title:  _____________________________

9

EXHIBIT A

LEGAL DESCRIPTION

[ACKNOWLEDGEMENT]

STATE OF _________________________)
)
COUNTY OF _______________________)

On ____________________, before me, _________________________, a Notary Public in and for the State of ____________________, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________                [SEAL]

EXHIBIT M
TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of October ___, 2007, is made by EL DORADO CHEMICAL COMPANY, an Oklahoma corporation, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107 (“Grantor”), in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, a ___________ limited liability company, as Administrative Agent and Collateral Agent for the other Lenders (in such capacity, “Agent”) that are now or hereafter at any time parties to the Term Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan Agreement, dated as of October ___, 2007, by and among Grantor, as Borrowers, the Agent and the Lenders party thereto (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Lenders have agreed to make the Term Loans to Borrowers;

WHEREAS, in connection with the Loan Agreement and the Other Agreements, Grantor, as Borrowers shall have executed and delivered to Agent, for the benefit of itself and the Lenders, that certain Security Agreement dated as of the date hereof (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for the benefit of itself and the other Lenders, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

1.           DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

2.           GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Grantor hereby grants to Agent, on behalf of itself and the other Lenders, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”) subject only to the Permitted Liens:

(a)           all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

(b)           all renewals or extensions of the foregoing;

(c)           all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(d)           all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

3.           SECURITY AGREEMENT.  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of itself and the other Lenders, pursuant to the Security Agreement.  Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Signatures continued on next page.

IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

EL DORADO CHEMICAL COMPANY
By:  ________________________________
Name:  ______________________________
Title:  _______________________________

ACKNOWLEDGMENT OF GRANTOR

STATE OF ________________)
                                             )   ss.
COUNTY OF ______________)

On this ____ day of October, 2007 before me personally appeared _____________ ____________, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of each Grantor, who being by me duly sworn did depose and say that he is an authorized officer of Grantor, that the said instrument was signed on behalf of  Grantor as authorized by its respective board of directors and that he acknowledged said instrument to be the free act and deed of each such Grantor.

                _____________________________
(seal)              Notary Public

ACCEPTED AND ACKNOWLEDGED BY:
BANC OF AMERICA LEASING & CAPITAL, LLC,

as Administrative Agent and Collateral Agent

By: ____________________________________
Name: __________________________________
Title:  __________________________________

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK  REGISTRATIONS

U.S. Federal Trademark Registrations

Mark	Reg. No.	Date
EL DORADO (& Design)	1,427,064	02/03/87
E-2	833,891	08/22/67

TRADEMARK APPLICATIONS

None

TRADEMARK LICENSES

None